SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                  --------------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest reported) November 16, 1998


                         Cousins Properties Incorporated

             (Exact name of registrant as specified in its charter)


         Georgia                        2-20111                 58-086952
----------------------------    -----------------------   --------------------
(State or other jurisdiction    (Commission File Number)  (IRS Employer
       of incorporation)                                   Identification No.)


   2500 Windy Ridge Parkway, Atlanta, Georgia                   30339
-------------------------------------------------          ---------------
    (Address of principal executive offices)                  (Zip Code)

                                 (770) 955-2200
                             ----------------------
              (Registrant's telephone number, including area code)


                                 Not applicable
          Former name or former address, if changes since last report)

Item 5.           Other Events
                  ------------
On November 12, 1998 (the "Closing Date"), Cousins Properties Incorporated (the "Company") entered into a venture arrangement (the "Venture") with The Prudential Insurance Company of America ("Prudential"). On such date the Company contributed its interests in 9 properties (the "Properties") to the Venture. These properties are identified in Schedule "A." At the time of contribution, these properties were valued by the Company and Prudential based on arms length negotiations at a total gross value of $283,750,000, subject to mortgages in the principal amount of $53,281,219. The values allocated to each property under the Venture agreements are shown on Schedule "A."

Under the Venture arrangements, Prudential is contributing cash to the Venture equal to the agreed upon net value of the Properties ($230,468,781). The dates at which such amounts are to be contributed are shown below, although Prudential may accelerate such funding if the Company so requests. Also shown below are the percentages the Company and Prudential will have, respectively, in the economics of the Properties following the cash contributions on the indicated dates:

                        Total Cumulative       Cousins        Prudential
         Date           Cash Contribution   Percentage (1)    Percentage
         ----           -----------------   --------------    ----------

       Closing Date           $40 million        84.64%         15.36%
       12/31/98              $105 million        59.68%         40.32%
       3/31/99               $155 million        40.48%         59.52%
       6/30/99               $205 million        21.28%         78.72%
       9/30/99           $230.469 million         11.5%          88.5%


        (1)  Includes direct and indirect interests.

The structure of the Venture is as follows: CP Venture LLC ("Parent") will be the parent entity and will own a 99% interest in each of CP Venture Two LLC ("Property Activity LLC") and CP Venture Three LLC ("Development Activity LLC"). The Company will own a direct 1% interest in Property Activity LLC and Prudential will own a direct 1% interest in Development Activity LLC. Parent, Property Activity LLC and Development Activity LLC will elect to be taxed as partnerships for tax purposes. The contributed properties will be owned and operated by Property Activity LLC. Cousins will have a 10.6061% interest in the Parent's 99% interest in Property Activity LLC, which, combined with its 1% direct interest, will give it a net interest of 11.5% in the economics of Property Activity LLC.

The cash contributed by Prudential will be contributed to Development Activity LLC. To the extent such funds are not yet needed for development activity,
Development Activity LLC will temporarily invest such funds; such potential investments may include temporary loans to the Company. Prudential will be entitled to 10.6061% of the Parent's 99% share of the economics of Development Activity LLC, which combined with its 1% direct interest will entitle it to an overall net interest of 11.5% in the economics of Development Activity LLC. In addition, Prudential will receive a priority current return of 9.5% per annum on its share (11.5%) of the initial capital ($230.469 million) ("Initial Capital") of Development Activity LLC. Prudential will also receive a liquidation preference whereby it will first be entitled, subject to capital account limitations, to sufficient proceeds to allow it to achieve an overall 11.5% internal rate of return on its share of the Initial Capital of Development Activity LLC. After these preferences to Prudential, the Company will have certain preferences, with the residual interests in the development activity being shared according to the interests of the parties.

Parent has appointed the Company to serve as Development Manager and in such capacity to act for it in connection with its ownership of Development Activity LLC. Parent has also appointed Prudential to serve as Property Manager and in such capacity to act for it in connection with its ownership of Property Activity LLC. The Company will also serve as Administrative Manager of Parent.

Property Activity LLC is expected to continue to operate the contributed Properties. Development Activity LLC is expected to develop commercial real estate projects over time, as selected by the Development Manager. Development Activity LLC may also make acquisitions, which are anticipated to be redevelopment or value-added opportunities. The parties anticipate that some of the projects currently under consideration by the Company will be undertaken by Development Activity LLC, although the Company has no obligation to make any particular opportunity available to Development Activity LLC.

Unless both parties agree otherwise, Property Activity LLC may not sell the contributed properties until the end of lock-out periods (generally 3 years for retail properties and 4 years for office and medical office properties).

The Venture arrangements are more fully described and set forth in those Venture documents filed as Exhibits.

Certain matters discussed in this filing are forward-looking statements within the meaning of the Federal Securities laws and are subject to uncertainties and risks, including, but not limited to, general economic conditions, local real estate conditions, interest rates, Cousins' ability to obtain favorable financing, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission, including risks mentioned in the Form 10-Q for the quarter ended March 31, 1996.

                                  Schedule "A"
                          Contributed Property Schedule



                                       Rentable
                                        Square      Allocated
                                         Feet         Value        Mortgage       Net Value
                                      ----------    ---------      --------       ---------
Office Buildings
  First Union Tower, Greensboro,
    NC                                  319,000   $ 53,000,000   $        --    $ 53,000,000
  Grandview II, Birmingham,
    AL                                  150,000     23,000,000            --      23,000,000
  100 North Point Center East,
  200 North Point Center East
    Alpharetta, GA                      258,000     46,050,000    24,581,670      21,468,330
                                      --------   ------------   -----------    ------------

         Total Office                   727,000   $122,050,000   $24,581,670    $ 97,468,330
                                      ---------   ------------   -----------    ------------

Medical Office Building
  Presbyterian Medical Plaza,
    Charlotte, NC                        69,000      8,600,000            --       8,600,000
                                      ---------   ------------   -----------    ------------


Retail Projects
  North Point MarketCenter,
    Alpharetta, GA                      401,000    56,750,000     28,699,549      28,050,451
  Mansell Crossing II,
    Alpharetta, GA                      103,000    12,350,000             --      12,350,000
  Greenbrier MarketCenter,
    Chesapeake, VA  (1)                 364,000    51,200,000             --      51,200,000
  Los Altos MarketCenter
    Long Beach, CA                      157,000    32,800,000             --      32,800,000
                                      ---------   ------------   -----------    ------------

         Total Retail                 1,025,000   $153,100,000   $28,699,549    $124,400,451
                                      ---------   ------------   -----------    ------------

    Totals                           1,821,000    $283,750,000   $53,281,219    $230,468,781
                                     =========    ============   ===========    ============


     (1) Excludes Target ground lease (117,000 square feet) and excludes 12,000 square feet of expansion space to be completed in 1999.

Item 7.           Financial Statements and Exhibits
                  ---------------------------------
         (a)      Financial Statements of business acquired

                  Not applicable

         (b)      Pro Forma Financial Information

                  Not applicable

         (c)      Exhibits

Exhibit No.       Description
-----------       -----------

10.1     -        Limited Liability Company Operating Agreement of
                  CP Venture LLC

10.2     -        Limited Liability Company Operating Agreement of
                  CP Venture Two LLC

10.3     -        Limited Liability Company Operating Agreement of
                  CP Venture Three LLC

10.4     -        Contribution and Formation Agreement by and between
                  Cousins Properties Incorporated and The Prudential
                  Insurance Company of America

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         Cousins Properties Incorporated
                                         (Registrant)


Date:  November 16, 1998                 By:  /s/ Tom G. Charlesworth
                                              ---------------------------------
                                              Tom G. Charlesworth
                                              Senior Vice President, General
                                              Counsel and Secretary

Exhibit No.       Description
-----------       -----------

10.1     -        Limited Liability Company Operating Agreement
                  of CP Venture LLC

10.2     -        Limited Liability Company Operating Agreement of
                  CP Venture Two LLC

10.3     -        Limited Liability Company Operating Agreement of
                  CP Venture Three LLC

10.4     -        Contribution and Formation Agreement by and between
                  Cousins Properties Incorporated and The Prudential Insurance
                  Company of America

                                                      Exhibit 10.1

















                            LIMITED LIABILITY COMPANY

                               OPERATING AGREEMENT

                                       OF

                                 CP VENTURE LLC

                                TABLE OF CONTENTS



ARTICLE 1  DEFINITIONS...................................................2
         Section 1.1  Definitions........................................2
         Section 1.2  Other Definitions.................................15
         Section 1.3  Exhibits..........................................15


ARTICLE 2  FORMATION....................................................15
         Section 2.1  Formation ofCompany...............................15
         Section 2.2  Name..............................................15
         Section 2.3  PrincipalPlace of Business; Resident Agent........15
         Section 2.4  Purpose and Scope.................................15
         Section 2.5  Certificate of Formation..........................16
         Section 2.6  Ownership and Waiver of Partition.................16
         Section 2.7  Limits of Company.................................16
         Section 2.8  No Individual Authority...........................18
         Section 2.9  Responsibility of Members.........................18
         Section 2.10  Term.............................................18
         Section 2.11  Investment Representations.......................18


ARTICLE 3  CAPITAL......................................................20
         Section 3.1  Member Percentage Interests.......................20
         Section 3.2  Capital Contributions.............................20
                   3.2.1 Initial Capital Contributions..................20
                   3.2.2  Balance of Prudential Contribution Amount.....20
                   3.2.3  Depreciable and Non-Depreciable Elements of
                          Contributions.................................22
         Section 3.3  Pro Rations Related to Contributed Property.......22
         Section 3.4  Investment of Development Activity Funds in
                      Venture Three.....................................23
                   3.4.1 Investment of Funds............................23
                   3.4.2 Special Terms Applicable to Period Prior to
                         Venture Three Real Estate Operations...........23
         Section 3.5 Additional Capital.................................24
         Section 3.6  No Interest on Capital............................25
         Section 3.7  Reduction of Capital Accounts.....................25
         Section 3.8  Capital Accounts..................................26
         Section 3.9  Negative Capital Accounts.........................27
         Section 3.10  Resignations; Withdrawals of Capital.............27
         Section 3.11  Limit on Contributions and Obligations of
                       Members..........................................27


ARTICLE 4  PROFITS, LOSSES, DISTRIBUTIONS, AND ALLOCATIONS..............27
         Section 4.1  Allocations.......................................27
                   4.1.1  Development Activity Profit...................27
                   4.1.2  Development Activity Loss.....................28
                   4.1.3  Operating Property Activity Profit............28
                   4.1.4  Operating Property Activity Loss..............28
                   4.1.5  Net Profit....................................29
                   4.1.6  Net Loss......................................29
         Section 4.2  [Reserved]........................................29
         Section 4.3  Limitation on Loss Allocations....................29
         Section 4.4  Other Items.......................................29
         Section 4.5  Special Allocations...............................29
         Section 4.6  Curative Allocations..............................32
         Section 4.7  Other Allocation Rules............................34
         Section 4.8  Section 704(c) Allocation.........................34
         Section 4.9  Distribution of Cash Flow.........................34
                   4.9.1 Development Activity Cash Flow.................34
                   4.9.2 Operating Property Activity Cash Flow..........35
                   4.9.3 Cash Flow......................................35
         Section 4.10  Distribution of Capital Proceeds.................35
                   4.10.1  Development Activity Capital Proceeds........35
                   4.10.2  Operating Property Activity Capital Proceeds.36
                   4.10.3  Other Capital Proceeds.......................36
                   4.10.4  Insufficient Balance.........................37
         Section 4.11  Loss on CPI Note and Venture Three Guaranty......37
         Section 4.12 Allocation Example................................37


ARTICLE 5  COMPANY BOOKS; ACCOUNTING/FINANCIAL STATEMENTS...............38
         Section 5.1  Books and Records.................................38
         Section 5.2  Tax Returns.......................................38
         Section 5.3  Reports...........................................39
         Section 5.4  Audits............................................39
         Section 5.5  Bank Accounts.....................................40
         Section 5.6  Tax Elections and Decisions.......................40
         Section 5.7  Tax Matters Member................................40


ARTICLE 6  MANAGEMENT...................................................41
         Section 6.1  Management of the Company.........................41
                   6.1.1  General.......................................41
                   6.1.2  Development Manager...........................41
                   6.1.3  Operating Property Manager....................42
                   6.1.4  Administrative Manager........................43
                   6.1.5  Management Committee..........................43
                   6.1.6  Actions By Management Committee...............44
         Section 6.2  Meetings..........................................44
         Section 6.3  The Managers......................................45
         Section 6.4  Duties of Managers................................46
         Section 6.5  Authorization for Expenditures....................46
         Section 6.6  Rights Not Assignable.............................47
         Section 6.7  Major Decisions...................................47
         Section 6.8  Emergency Authority...............................47
         Section 6.9  Operating Budget And Expenses.....................47
                   6.9.1  Company Expenses..............................47
                   6.9.2  Operating Budget..............................47
         Section 6.10  Removal of Managers..............................48
         Section 6.11  Actions to Maintain REIT Status..................49
         Section 6.12  Action to Maintain VCOC and REOC Status..........49
         Section 6.13  Management And Leasing Agreement.................50
         Section 6.14  Development Agreement............................50
         Section 6.15  Operating Agreements.............................50
                   6.15.1  Development Activity Agreement...............50
                   6.15.2  Operating Property Activity Agreement........50
         Section 6.16  Liability for Conduct............................50
         Section 6.17  Indemnity........................................51


ARTICLE 7  COMPENSATION, REIMBURSEMENTS, CONTRACTS WITH AFFILIATES......51
         Section 7.1  Compensation, Reimbursements......................51
                   7.1.1 Compensation...................................51
                   7.1.2 Reimbursements.................................51
         Section 7.2 No Contracts with Affiliates.......................51


ARTICLE 8  TRANSFER RESTRICTIONS AND REDEMPTION RIGHTS..................52
         Section 8.1  General...........................................52
                   8.1.1 Required Consents..............................52
                   8.1.2  Indirect Transfers............................52
         Section 8.2  Permitted Transfers by the Members................52
                   8.2.1  Transfers By Prudential.......................52
                   8.2.2  Transfers By CPI..............................52
                   8.2.3  Agreements with Transferees...................53
         Section 8.3 Asset Restrictions.................................53
                   8.3.1 Assets Lock-Out Period.........................53
                   8.3.2 Interests Lock-Out Period......................54
                   8.3.3 Restrictions Relating to Mortgages.............54
                   8.3.4 Sale of Assets After Lock-Out Period...........55
                   8.3.5 CPI Redemption Rights..........................58
                   8.3.6 Prudential Redemption Rights...................60
                   8.3.7 Closing........................................61
                   8.3.8 Distribution Redemption........................62
                   8.3.9.  Limitation on Manager's Authority............62
         Section 8.4  Prudential Put....................................62
         Section 8.5 First Offer Procedure..............................63
         Section 8.6  Restraining Order.................................66
         Section 8.7  No Termination....................................66
         Section 8.8  CPI Redemption of Development Interest............66
         Section 8.9  Prudential Redemption of Operating Property
                      Interest..........................................67

ARTICLE 9  DEFAULT AND DISSOLUTION......................................67
         Section 9.1  Events of Default.................................67
                   9.1.1  Definitions and Cure Periods..................67
                   9.1.2  Act of Insolvency.............................68
         Section 9.2  Causes of Dissolution and Termination.............69
         Section 9.3  Election of Non-Defaulting Member.................69
         Section 9.4  Procedure in Dissolution and Liquidation..........70
                   9.4.1  Winding Up....................................70
                   9.4.2  Management Rights During Winding Up...........70
                   9.4.3  [Intentionally Omitted].......................70
                   9.4.4  Distributions in Liquidation..................70
                   9.4.5  Non-Cash Assets...............................71
         Section 9.5  Disposition of Documents and Records..............72
         Section 9.6  Date of Termination...............................73


ARTICLE 10  APPRAISAL...................................................73
         Section 10.1  General..........................................73
         Section 10.2  Appraisal Procedure..............................74
         Section 10.3  Appraisal of Non-Cash Assets.....................74


ARTICLE 11  GENERAL PROVISIONS..........................................74
         Section 11.1  Notices..........................................74
         Section 11.2  Entire Agreement.................................75
         Section 11.3  Severability.....................................76
         Section 11.4  Successors and Assigns...........................76
         Section 11.5  Counterparts.....................................76
         Section 11.6  Additional Documents and Acts....................76
         Section 11.7  Interpretation...................................76
         Section 11.8  Terms............................................76
         Section 11.9  Amendment........................................77
         Section 11.10  References to this Agreement....................77
         Section 11.11  Headings........................................77
         Section 11.12  No Third Party Beneficiary......................77
         Section 11.13  No Waiver.......................................77
         Section 11.14  Expenses No Brokers.............................77
         Section 11.15  Time of Essence.................................78

                                INDEX OF EXHIBITS
                                -----------------


                           Exhibit A               Assets
                           Exhibit B               Mortgages
                           Exhibit C               Lock-Out Periods
                           Exhibit D               Major Decisions
                           Exhibit E               Operating Budget
                           Exhibit F               Allocation Example

                           Schedule 5.6            Tax Elections and Decisions

                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT
                                       OF
                                 CP VENTURE LLC


         THIS LIMITED LIABILITY COMPANY OPERATING AGREEMENT is made as of the 12th day of November, 1998 (the "Effective Date"), by and between COUSINS PROPERTIES INCORPORATED, a Georgia corporation ("CPI"), and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Prudential").


                             W I T N E S S E T H    T H A T :
                             -------------------    ---------


         WHEREAS, CPI and Prudential desire to form a limited liability company under the laws of the State of Delaware, and in connection with the formation of such limited liability company CPI and Prudential wish to set forth their respective rights and obligations as members thereof;

         WHEREAS, CPI is the owner of 100% of the member interests in "Venture Two" (as hereinafter defined) and desires to transfer, assign and contribute to the Company a 99% member interest in Venture Two and to retain a 1% member interest in Venture Two; and

         WHEREAS, the Company and Prudential will become the sole members of "Venture Three" (as hereinafter defined); and

--------------------------------------------------------------------------------

         THE INTERESTS IN CP VENTURE LLC (THE "MEMBERSHIP INTERESTS") ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN ARTICLE 8 OF THIS AGREEMENT. THE PERCENTAGE INTERESTS HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER (i) THE GEORGIA SECURITIES ACT OF 1973, AS AMENDED (THE "GEORGIA ACT") IN RELIANCE UPON THE EXEMPTION PROVIDED IN
SECTION 9(13) THEREOF, (ii) UNDER ANY OTHER STATE SECURITIES LAWS, OR (iii) UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "FEDERAL ACT"). NEITHER THE PERCENTAGE INTERESTS, NOR ANY PART THEREOF, MAY BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF ARTICLE 8 OF THIS AGREEMENT AND PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE FEDERAL ACT, THE GEORGIA ACT, AND ANY OTHER APPLICABLE STATE SECURITIES LAWS OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER SUCH SECURITIES LAWS OR WHICH IS OTHERWISE IN COMPLIANCE WITH SUCH SECURITIES LAWS.

         WHEREAS,  the Members  desire to implement  such transfer and set forth
certain  terms  and  conditions   applicable  to  the  Company's  ownership  and
management of its interests in Venture Two and Venture Three;

         NOW THEREFORE, in consideration of the premises, the mutual promises, obligations and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of such consideration being hereby acknowledged, CPI and Prudential, intending to be legally bound, do hereby agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

         Section 1.1  Definitions.

         When used in this Agreement, the following terms will have the meanings set forth below:

                  (1) "Act" shall mean the Delaware Limited Liability Company Act, as the same may be amended from time to time.

                  (2) "Act of Insolvency" shall have the meaning specified in Section 9.1.2.

                  (3) "Additional Capital Notice" shall mean a notice described in Section 3.5.

                  (4) "Additional Capital Units" shall mean Additional Capital Units issued by Venture Three pursuant to the Development Activity Agreement.
                  (5) "Adjusted Capital Account Balance" shall mean with respect to any Member, the balance in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

                          (i) credit to such  Capital  Account any amounts
which such Member is obligated to restore, because of a promissory note to the Company or otherwise, or is deemed to be obligated to restore pursuant to the penultimate sentence in each of Regulations Sections 1.704-2(g)(1)(ii) and 1.704-2(i)(5) and pursuant to Sections 4.5(a) and 4.5(b) of this Agreement; and

                          (ii)  debit  to  such   Capital   Account  the  items
described   in   Sections   1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and
1.704-1(b)(2)(ii)(d)(6) of the Regulations.

This  definition of Adjusted  Capital Account Balance is intended to comply with
Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistent with such Regulations.

                  (6) "Administrative Manager" shall mean the Person designated by the Management Committee as a manager (within the meaning of Section 18-101(10) of the Act) pursuant to Section 6.1.4 hereinbelow.

                  (7)      "Affiliate Debt" shall have the meaning set forth in
Section 3.5.

                  (8) "Affiliate(s)" shall mean a CPI Affiliate or a Prudential Affiliate, or a Person or Persons directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person(s) in question. The term "control", as used in the immediately preceding sentence, means, with respect to a Person that is a corporation, the right to exercise, directly or indirectly, more than 50% of the voting rights attributable to the shares of the controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled Person.

                  (9) "Agreed Value" shall mean with respect to each Asset listed on Exhibit A attached hereto, the gross fair market value of such Asset as agreed by the Members and listed on such Exhibit.

                  (10) "Agreement" shall mean this Limited Liability Company Operating Agreement, as amended from time to time.

                  (11) "Approved by the Members" or "Approval of the Members" shall mean approval in writing by all of the Members acting through their duly authorized representatives who may or may not be the same representatives as are on the Management Committee.

                  (12) "Approved by the Management Committee" or "Approva of the Management Committee" shall mean approval in writing by all of the Members of the Company acting through their representatives on the Managemen Committee who shall have been designated pursuant to Section 6.1.5.

                  (13) "Asset" shall mean any of the real property assets of Venture Two listed on Exhibit A attached hereto, and "Assets" shall mean all of such real property assets.

                  (14) "Bank" shall mean a banking or other financial institution which from time to time is selected to serve as the Company's principal funds depository; NationsBank, Wachovia and Merrill Lynch being approved institutions.

                  (15) "Business Day" shall mean any day except a Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia are authorized or required by law to close.

                  (16)     "Capital Account" shall have the meaning specified in
Section 3.8.

                  (17) "Capital Proceeds" shall mean the net proceeds, other than Development Activity Capital Proceeds and Operating Property Activity Capital Proceeds, from:

                           (i)      loans to the Company in excess of current or
reasonably anticipated Company needs as determined by the Members (including reasonable reserves for Company debt obligations and working capital as determined by the Members) or excess funds received from refinancing of any Company indebtedness (x) after the payment of, or provision for the payment of, all costs and expenses incurred by the Company in connection with such refinancing, and (y) after deduction or retention of such sums as are deemed necessary to be retained as a reserve for the conduct of the business of the Company as determined by the Members; and

                           (ii)  any  sale,  exchange,   condemnation  or  other
disposition of any capital asset of the Company or from claims on policies of insurance maintained by the Company for damage to or destruction of capital assets of the Company or the loss of title thereto (to the extent that such proceeds exceed the actual or estimated costs of repairing or replacing the assets damaged or destroyed if, pursuant to this Agreement, such assets are repaired or replaced) (x) after the payment of, or provision for the payment of, all costs and expenses incurred by the Company in connection with such sale or other disposition or the receipt of such insurance proceeds, as the case may be, and (y) after deduction or retention of such sums as are deemed necessary to be retained as a reserve for the conduct of the business of the Company as determined by the Members.

                  (18) "Cash Flow" shall mean for any period the Gross Receipts of the Company for such period less Operating Expenses of the Company for such period.

                  (19) "Closing Proration Date" shall mean the "Closing Proration Date" as defined in the Contribution Agreement.

                  (20) "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

                  (21) "Company" shall mean the limited liability company formed pursuant to the terms hereof for the limited purposes and scope set forth herein.

                  (22) "Contribution Agreement" shall mean the Contribution Agreement dated as of even date herewith by and among CPI, Cousins/Daniel LLC, a Georgia limited liability company, Cousins MarketCenters Inc., a Georgia corporation and Prudential.

                  (23) "CPI" shall mean Cousins Properties Incorporated, a Georgia corporation.

                  (24) "CPI Affiliate" shall mean (i) any successor to CPI in connection with a bona fide reorganization, recapitalization, acquisition or merger, (ii) Cousins Real Estate Corporation, a Georgia corporation ("CREC"),
(iii) any Person which acquires all or substantially all of the assets of CPI or CREC and (iv) any other Person which, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with CPI or CREC or any of the aforesaid specifically identified CPI Affiliates. The term "control", as used in the immediately preceding sentence, means, with respect to a Person that is a corporation, the right to the exercise, directly or indirectly, of more than 50% of the voting rights attributable to the shares of the controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the controlled Person.

                  (25)     "CPI  Contribution  Amount" shall mean the product of
(i) ninety-nine percent (99%) and (ii) the difference between the aggregate Agreed Value of the Assets (i.e., $283,750,000.) and the outstanding principal balances of the Mortgages as of the Effective Date.

                  (26) "CPI Current Return" shall mean as of any particular date, an amount equal to nine and one-half percent (9.5%) per annum, compounded quarterly until paid, determined on the basis of a 365 day year for the actual number of days in the period for which the CPI Current Return is being determined, cumulative to the extent not distributed pursuant to Section 4.9.1(c) or Section 4.10.1(d) herein, on the CPI Unreturned Contribution.

                  (27) "CPI Current Valuation Return" shall mean as of any particular date, an amount equal to nine and one-half percent (9.5%) per annum, compounded quarterly until paid, determined on the basis of a 365 day year for the actual number of days in the period for which the CPI Current Valuation Return is being determined, cumulative to the extent not distributed pursuant to
Section 4.9.1(d) or Section 4.10.1(e) herein, on an amount equal to the Unreturned CPI Development Valuation Amount (to the extent outstanding from time to time), commencing as of the Effective Date.

                  (28) "CPI Development Valuation Amount" shall mean Three Million Dollars ($3,000,000).

                  (29) "CPI Redemption Notice" shall have the meaning specified in Section 8.3.5.

                  (30) "CPI Redemption Rights" shall mean those rights of CPI defined in Section 8.3.5 herein.

                  (31) "CPI Unreturned Contribution" shall mean as of any particular date an amount equal to the excess, if any, of (x) the product of the Member Development Percentage of CPI (expressed as a decimal) times the Prudential Contribution Amount that has been contributed to the Company, less
(y) the aggregate distributions to CPI pursuant to Section 4.10.1(b) (excluding therefrom any distribution amount attributable to the 2% annual compounded increase on the contributions used for purposes of calculating the "Unreturned Development Activity Contribution.")

                  (32)     "Defaulter" shall have the meaning specified in
Section 9.1.1.

                  (33) "Depreciation" shall mean for each Fiscal Year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Administrative Manager.

                  (34) "Developer Units" shall have the meaning ascribed to such term in the Development Activity Agreement.

                  (35) "Development Activity" shall mean the business activity of the Company of developing Projects which shall be carried out by the Company's ownership of a managing member interest in Venture Three.

                  (36) "Development Activity Agreement" shall mean the limited liability company operating agreement between the Company and Prudential as the members of Venture Three entered into as of even date herewith.

                  (37) "Development Activity Capital Proceeds" shall mean "Capital Proceeds" (as defined in the Development Activity Agreement) to the extent distributed by Venture Three to the Company, plus amounts received by the Company upon the sale, liquidation or other disposition of all or part of its interest in Venture Three.

                  (38) "Development Activity Cash Flow" shall mean "Cash Flow" (as defined in the Development Activity Agreement) to the extent distributed by Venture Three to the Company, plus any amount received by the Company attributable to Investment Income.

                  (39) "Development Activity Interest" shall mean the Company's aggregate interest(s) in the profits, losses and distributions of Venture Three from time to time.

                  (40) "Development Activity Nonrecourse Deductions" shall mean the Company's distributive share of nonrecourse deductions of Venture Three as allocated to the Company pursuant to the Development Activity Agreement.

                  (41) "Development Activity Profit or Loss" shall mean the sum of (x) the Company's distributive share of net profit, net loss, or items of gross income, gain, loss and deduction, allocated to the Company pursuant to the Development Activity Agreement, plus (y) any Investment Income, plus (z) the gain or loss realized by the Company upon the sale or other disposition of all or part of its interest in Venture Three. The net amount of such items, if positive, being referred to as Development Activity Profit or, if negative, Development Activity Loss.

                  (42) "Development Manager" shall mean the Person designated by the Management Committee as a manager (within the meaning of Section 18-101(10) of the Act) pursuant to Section 6.1.2 hereinbelow.

                  (43)     "Documents" shall have the meaning specified in
Section 5.1.

                  (44) "Effective Date" shall mean the effective date of this Agreement as set forth on the first page hereof.

                  (45) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  (46) "Excess Operating Property Activity Capital Proceeds" shall have the meaning set forth in Section 8.3.4.

                  (47) "Excess Operating Property Activity Cash Flow" shall have the meaning set forth in Section 8.3.4.

                  (48) "Event of Default" shall have the meaning specified in Section 9.1.1.

                  (49) "Fair Market Value" shall have the meaning specified in Section 10.1.

                  (50)     "Federal Act" shall have the meaning specified in
Section 2.11.

                  (51) "Fiscal Year" shall mean the twelve month period ending December 31 of each year; provided that the first Fiscal Year shall be the period beginning on the Effective Date and ending on December 31, 1998, and the last Fiscal Year shall be the period beginning on January 1 of the calendar year in which the final liquidation and termination of the Company is completed and ending on the date such final liquidation and termination is completed (to the extent any computation or other provision hereof provides for an action to be taken on a Fiscal Year basis, an appropriate proration or other adjustment shall be made in respect of the first or final Fiscal Year to reflect that such period is less than a full calendar year period).

                  (52) "Gross Asset Value" shall mean with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                            (i) The initial Gross Asset Value of any asset
contributed by a Member to the Company shall be the gross fair market value of such asset, as Approved by the Members;

                            (ii) Except as otherwise provided in this Agreement,
the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as Approved by the Members, at each of the following times: (a) the acquisition of an additional interest in the Company by any new or existing Member for more than a de minimis contribution;
(b) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; and (c) the liquidation of the Company within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations; provided, however, that the adjustments pursuant to clauses
(a) and (b) above shall be made only if the Members reasonably determine that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

                           (iii) The Gross Asset Value of any Company  asset
distributed to any Member shall be the gross fair market value of such asset on the date of distribution as Approved by the Members; and

                           (iv) The Gross Asset Values of Company assets shall
be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining the Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and Section 4.5(g) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection to the extent the Members determine that an adjustment pursuant to subsection (ii) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection.

                           (v) If the Gross  Asset Value of an asset has been
determined or adjusted pursuant to paragraphs (ii), (iii) or (iv) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Profits and Net Losses.

         If the Members are unable to agree regarding any Gross Asset Value, such value shall be determined pursuant to the procedure of Section 10.2 herein.

                  (53) "Gross Receipts" shall mean receipts, calculated on an accrual basis, from the conduct of the business of the Company from all sources, excluding items of Development Activity Cash Flow, Development Activity Capital Proceeds, Operating Property Activity Cash Flow and Operating Property Activity Capital Proceeds.

                  (54) "Independent Accountants" shall mean Arthur Andersen LLP or other nationally recognized accounting firm as Approved by the Members.

                  (55) "Internal Rate of Return" shall mean that percentage return rate which, when used as a discount rate to determine a net present value of a cash flow series (treating cash outflows as negative numbers and inflows a positive numbers), results in a net present value of "0" for such cash flow series. For quarterly cash flow series, the quarterly discount rate equivalent to an annual rate of 11.5% shall be 2.7587%. For monthly cash flow series, the monthly discount rate equivalent to an annual rate of 11.5% shall be .91125%.

                  (56) "Investor Units" shall have the meaning ascribed to such term in the Development Activity Agreement.

                  (57) "Investment Income" shall mean the income, if any, earned by the short-term investment of any portion of the Prudential Contribution Amount in accordance with Section 3.4, as well as income from the investment of amounts Contributed by Prudential to the Company with respect to Prudential's direct interest in Venture Three pursuant to Section 3.4.2.

                  (58) "Laws" shall mean federal, state and local statutes, case law, rules, regulations, ordinances, codes and the like which are in full force and effect from time to time and which affect the Company, Venture Two or Venture Three.

                  (59)     "Lock-Out Period" shall have the meaning specified in
 Section 8.3.1.

                  (60) "Make-Whole Asset" shall have the meaning specified in Section 6.1.3(c).

                  (61) "Make-Whole Option" shall have the meaning specified in Section 8.3.4.

                  (62)     "Major Decisions" shall have the meaning specified in
 Section 6.7 and Exhibit D hereto.


                  (63) "Management and Leasing Agreement" shall have the meaning specified in Section 6.13.

                  (64) "Management Committee" shall have the meaning specified in Section 6.1.5.

                  (65) "Managers" shall mean the Development Manager, Operating Property Manager and Administrative Manager.

                  (66) "Member" shall mean CPI, Prudential, or any permitted transferee of an interest in the Company hereunder.

                  (67) "Member Development Percentage" shall mean a Member's aggregate percentage share of the Company's profits, losses and distributions from the Development Activity Interest. The respective Member Development Percentages are 89.3939% for CPI, and 10.6061% for Prudential.

                  (68) "Member Interest" shall mean the aggregate interest of a Member in the Company and in the capital, profits, losses, and distributions of the Company.

                  (69) "Member Minimum Gain" shall mean an amount, with respect to each Member Nonrecourse Debt, equal to the Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(2) and (3) of the Regulations.

                  (70) "Member Nonrecourse Debt" shall have the meaning set forth in Section 1.704-2(b)(4) of the Regulations.

                  (71) "Member Nonrecourse Deductions" shall have the meaning set forth in Section 1.704-2(i)(1) and (2) of the Regulations. The amount of Nonrecourse Deductions with respect to a Member Nonrecourse Debt for any Fiscal Year equals the excess, if any, of the net increase, if any, in the amount of Member Minimum Gain attributable to such Member Nonrecourse Debt during that Fiscal Year over the aggregate amount of any distributions during that Fiscal Year to the Member that bears the economic risk of loss for such Member Nonrecourse Debt to the extent such distributions are from the proceeds of such Member Nonrecourse Debt and are allocable to an increase in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(2) of the Regulations and Section 4.7(b).

                  (72)  "Member  Property  Percentage"  shall  mean  a  Member's aggregate percentage share of the profits, losses and distributions from the Operating Property Activity Interest. The initial Member Property Percentages for purposes of applying the provisions of this Agreement are 100% for CPI and 0% for Prudential (subject to adjustment as provided herein). Upon payment by Prudential of the Prudential Contribution Amount in full pursuant to Section
3.2.2 below and the Contribution Agreement, the Member Property Percentages shall be 10.6061% for CPI and 89.3939% for Prudential. The initial Member Property Percentages set forth above have been determined based on the value of the initial contributions to the capital of the Company as set forth in Section
3.2.1. As further capital is contributed to the Company by Prudential pursuant to Sections 3.2.1 and 3.2.2 and the Contribution Agreement, the Member Property Percentages of Prudential and CPI shall be adjusted automatically based on the amount of such contributions pursuant to the following formulas: (i) Prudential's Member Property Percentage at a given time shall be equal to (x) the amount of the Prudential Contribution Amount actually contributed by Prudential at such time, divided by (y) the total amount of the Prudential Contribution Amount, and multiplied by (z) 89.3939% (.893939) and (ii) CPI's Member Property Percentage at a given time shall be equal to 100% less the Prudential Member Property Percentage at such time. For any period in which the Member Property Percentages are adjusted, allocations and distributions pursuant to Article 4 for such period shall be made pro-rata based upon the number of days in the period and the applicable Member Property Percentage for each day in the period.

                  (73) "Minimum Gain" shall have the meaning set forth in Regulations Sections 1.704-2(b)(2), 1.704-2(d) and 1.704-2(k).

                  (74) "Mortgages" shall mean the deeds to secure debt, mortgages and deeds of trust encumbering certain of the Assets as set forth on Exhibit B attached hereto.

                  (75) "Net Profit" or "Net Loss" shall mean for each Fiscal Year the Company's taxable income or taxable loss for such Fiscal Year, as determined under Section 703(a) of the Code, and Treasury Regulation Section 1.703-1, but with the following adjustments:

                             (i) Any tax exempt  income, as described in Section
705(a)(1)(B) of the Code, realized by the Company during such Fiscal Year shall be added to such taxable income or taxable loss;

                            (ii) Any  expenditures  of the Company  described in
Section 705(a)(2)(B) of the Code for such Fiscal Year or treated as being so described in Regulations Section 1.704-1(b)(2)(iv)(1) and not otherwise taken into account in this subsection shall be subtracted from such taxable income or taxable loss;

                            (iii) Any item of income,  gain,  loss or deduction
that is required to be allocated to the Members under Section 4.8 hereof shall not be taken into account in computing such taxable income or taxable loss; and

                            (iv) The amount of any gain or loss  required to be
recognized by the Company during such Fiscal Year by reason of a sale or other disposition of Company property, and any depreciation or cost recovery reductions with respect to Company property to which the Company is entitled for any Fiscal Year, shall be computed as if the Company's adjusted basis in such property for income tax purposes were equal to the Gross Asset Value, and any adjustment to the Gross Asset Value shall be treated as a Net Profit or Net Loss.

         This definition is intended to comply with the Regulations and any and all other items which must be included in Net Profit or Net Loss in order for this Agreement to comply with said Regulations shall be included in such concept. Notwithstanding any other provision of this definition, any items of income, gain, deduction, loss or credit which are specially allocated, including allocations of Development Activity Profit and Loss and Operating Property Activity Profit and Loss, shall not be taken into account in computing Net Profit or Net Loss. The intent of this definition is that no reference to Net Profit or Net Loss include such specially allocated items.

                  (76)     "Non-Defaulter" shall have the meaning specified in
Section 9.3.

                  (77) "Nonrecourse Deductions" shall have the meaning set forth in Sections 1.704-2(b)(1) and 1.704-2(k) of the Regulations. The amount of Nonrecourse Deductions for any of the Fiscal Years equals the excess, if any, of the net increase, if any, in the amount of Minimum Gain during that Fiscal Year over the aggregate amount of any distributions during that Fiscal Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Minimum Gain, determined according to the provisions of Sections 1.704-2(c) and 1.704-2(k) of the Regulations and Section 4.7(b).

                  (78) "Nonrecourse Liability" shall have the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

                  (79)     "Offer Price" shall have the meaning specified in
Section 8.3.4.

                  (80) "Offer Price Notice" shall have the meaning specified in Section 8.3.4.

                  (81) "Operating Budget," shall mean the annual budget of the Company, estimating all receipts from and expenditures for the ownership, management, maintenance and operation of the Company for each Fiscal Year, provided, however, that such budget shall not include the operations of Venture Two or Venture Three.

                  (82) "Operating Expenses" shall mean all expenditures of any kind, determined on an accrual basis, made with respect to the operations of the Company in the normal course of business, excluding items of Development Activity Cash Flow, Development Activity Capital Proceeds, Operating Property Activity Cash Flow and Operating Property Activity Capital Proceeds.

                  (83) "Operating Property Activity" shall mean the business activity of the Company of investment in the Assets which shall be carried out by the Company's ownership of a managing member interest in Venture Two.

                  (84) "Operating Property Activity Agreement" shall mean the limited liability company operating agreement between the Company and CPI as the members of Venture Two entered into as of even date herewith.

                  (85) "Operating Property Activity Capital Proceeds" shall mean "Capital Proceeds" (as defined in the Operating Property Activity Agreement) to the extent distributed to the Company plus amounts received by the Company upon the sale, liquidation or other disposition of all or any part of its interest in Venture Two.

                  (86) "Operating Property Activity Cash Flow" shall mean "Cash Flow" as defined in the Operating Property Activity Agreement, to the extent distributed by Venture Two to the Company.

                  (87) "Operating Property Activity Interest" shall mean the Company's aggregate percentage interest in the profits, losses and distributions of Venture Two from time to time.

                  (88) "Operating Property Activity Nonrecourse Deductions" shall mean the Company's distributive share of nonrecourse deductions of Venture Two as allocated to the Company pursuant to the Operating Property Activity Agreement.

                  (89) "Operating Property Activity Profit or Loss" shall mean the sum of (x) Company's distributive share of net profit, net loss, or gross items of income, gain, loss and deduction, allocated to the Company pursuant to the Operating Property Activity Agreement and (y) the gain or loss realized by the Company upon the sale or other disposition of all or part of its interest in Venture Two. The net amount of such items, if positive, being referred to as Operating Property Activity Profit or, if negative, Operating Property Activity Loss.

                  (90) "Operating Property Manager" shall mean the Person designated by the Management Committee as a manager (within the meaning of Section 18-101(10) of the Act) pursuant to Section 6.1.3 hereinbelow.

                  (91) "Pension Investor" shall mean any investor with respect to which Prudential or Prudential Real Estate Investor ("PREI") is acting as a "Qualified Professional Asset Manager" as defined in Department of Labor Prohibited Transaction Class Exemption 84-14. The initial Pension Investor shall be the separate account for qualified pension trust investors formed and maintained by Prudential pursuant to the provisions of Section 17B:28-7 N.J.S.A. and known as Prudential Property Investment Separate
Account ("PRISA").

                  (92) "Percentage Interest" shall mean a Member's percentage interest in the profits and losses of the Company other than Venture Two Profit or Loss and Venture Three Profit or Loss, as set forth in Section 3.1.

                  (93)     "Person"  shall  mean  an  individual,   partnership,
corporation,   limited  liability  company,   trust, unincorporated association,
joint stock company or other entity or association.

                  (94) "Plan Assets Regulations" shall mean C.F.Rss. 2510.3-101, promulgated under ERISA.

                  (95) "Plan Violation" shall mean a transaction, condition or event that would (i) constitute a nonexempt (under Prohibited Transaction Class Exemption 84-14, as it may be amended) or prohibited transaction under ERISA; or
(ii) be subject to state statutes regulating investments of and fiduciary obligations with respect to any governmental Plan.

                  (96) "Prepayment Notice" shall have the meaning specified in Section 8.3.3.

                  (97) "Project" shall have the meaning ascribed to such term in the Development Activity Agreement.

                  (98) "Prudential" shall mean The Prudential Insurance Company of America, a New Jersey corporation.

                  (99) "Prudential Affiliate" shall mean (i) any successor to Prudential in connection with a bona fide reorganization, recapitalization, acquisition or merger, (ii) any Person which acquires all or substantially all of the assets of Prudential, (iii) the Pension Investor and (iv) any other
Person which, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with Prudential or any of the aforesaid specifically identified Prudential Affiliates. The term "control", as used in the immediately preceding sentence, means, with respect to a Person that is a corporation, the right to the exercise, directly or indirectly, of more than 50% of the voting rights attributable to the shares of the controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the controlled Person.

                  (100) "Prudential Contribution Amount" shall mean an amount of cash equal to the product of (i) ninety-nine percent (99%) and
(ii) the difference between $283,750,000 and the outstanding principal balances of the Mortgages as of the Effective Date.

                  (101) "Prudential Current Return" shall mean as of any particular date, an amount equal to nine and one-half percent (9.5%) per annum compounded quarterly until paid, determined on the basis of a 365 day year for the actual number of days in the period for which the Prudential Current Return is being determined, cumulative to the extent not distributed pursuant to
Section 4.9.1(b), 4.9.2 or Section 4.10.1(c) herein, on the Prudential Unreturned Contribution, for the period such Prudential Unreturned Contribution amount is outstanding; provided, however, that in the event Prudential becomes a Defaulter due to an Event of Default described in Section 9.1.1(a) with respect to its obligation to pay any portion of the Prudential Contribution Amount (after giving effect to the applicable 5 day grace period in Section 9.1.1), and following CPI giving Prudential a second notice marked "Failure to Cure Will Result In Reduction of Current Return" and if Prudential fails to cure such default within five (5) days after receipt of such second notice, then the Prudential Current Return shall be zero from and after and during the continuance of any such Event of Default.

                  (102) "Prudential Development Contribution Amount" shall mean an amount of cash equal to the product of (i) 1% and (ii) the difference between $283,750,000 and the outstanding principal balance of the Mortgages as of the Effective Date.

                  (103) "Prudential Redemption Notice" shall have the meaning specified in Section 8.3.6.

                  (104) "Prudential Redemption Rights" shall have the meaning specified in Section 8.3.6.

                  (105) "Prudential Unreturned Contribution" shall mean as of any particular date, an amount equal to the excess, if any, of (x) the product of the Member Development Percentage of Prudential (expressed as a decimal) and the Prudential Contribution Amount that has been contributed to the Company, less (y) the aggregate distributions to Prudential pursuant to Section 4.10.1(b) (excluding therefrom any distribution amount attributable to the 2% annual compounded increase on the contribution used for purposes of calculating the "Unreturned Development Activity Contribution").

                  (106)    "Put Notice" shall have meaning specified in Section
8.4.

                  (107) "Regulations" shall mean those regulations promulgated under the Code.

                  (108) "Right of First Offer" shall mean the Right of First Offer Agreement dated as of even date herewith by and among CPI and Prudential.

                  (109)    "Sale Notice" shall have the meaning specified in
Section 8.3.4.

                  (110) "Tax Matters Partner" shall have the meaning specified in Section 5.7.

                  (111)    "Term" shall have the meaning specified in Section
2.10.

                  (112)    "Transfer" shall have the meaning specified in
Section 8.1.1.

                  (113)    "Transferee" shall have the meaning specified in
Section 8.2.3.

                  (114)    "Transferor" shall have the meaning specified in
Section 8.2.3.

                  (115) "Unreturned CPI Development Valuation Amount" shall mean the CPI Development Valuation Amount minus amounts distributed to CPI under
Section 4.9.1(e) to the extent such amounts were otherwise distributable to Prudential but were distributed to CPI in reduction of the Unreturned CPI Development Valuation Amount and minus amounts of Unreturned CPI Development Valuation Amount which have previously resulted in distributions under Section 4.10.1(f); with the net amount outstanding from time to time escalated at the rate of 2% per annum (compounded annually) from the Effective Date.

                  (116) "Unreturned Development Activity Contribution" shall mean an amount equal to the Prudential Contribution Amount actually contributed from time to time, minus amounts distributed pursuant to Section 4.10.1(b), with the net amount outstanding from time to time escalated at the rate of 2% per annum (compounded annually).

                  (117) "Venture Two" shall mean CP Venture Two LLC, a Delaware limited liability company.

                  (118) "Venture Three" shall mean CP Venture Three LLC, a Delaware limited liability company.

         Section 1.2  Other Definitions.
                      -----------------
         In addition to the terms defined in Section 1.1, other terms will have the definitions provided elsewhere in this Agreement.

         Section 1.3  Exhibits.
                      --------
         Attached hereto and forming an integral part of this Agreement are various exhibits which are listed in the Table of Contents for this Agreement or otherwise referenced in this Agreement, all of which are incorporated into this Agreement as fully as if the content thereof were set out in full herein at each point of reference thereto.


                                    ARTICLE 2
                                    ---------

                                    FORMATION
                                    ---------

         Section 2.1  Formation of Company.
                      --------------------
         CPI and Prudential do hereby form the Company as a limited liability company for the limited purposes and scope set forth in Section 2.4 and upon the terms, provisions and conditions set forth in this Agreement. The rights and obligations of the Members shall be governed by this Agreement and by the Act. If there is a conflict between the provisions of this Agreement and the Act, the provisions of the Act shall control (it being understood, however, that if the Act provides for a particular rule but allows the members of a limited liability company to provide to the contrary in their limited liability company operating agreement, and if the parties hereto have so provided hereunder, then such provisions shall not be deemed to constitute a conflict for purposes of the foregoing).

         Section 2.2  Name.
                      ----
         The name of the Company shall be CP Venture LLC or such other name as may be Approved by the Members under which all business and affairs of the Company shall be conducted.

         Section 2.3  Principal Place of Business; Resident Agent.
                      -------------------------------------------
         The Company shall maintain a registered office in the State of Delaware at CT Corporation System, Wilmington, Delaware, and the registered agent at such address shall be CT Corporation System unless and until such registered office and agent are changed by the Administrative Manager after giving prior written notice to all Members. The principal place of business of the Company shall be located at CPI's address set forth in Section 11.1 below or at such other place of business of CPI in the State of Georgia as CPI may designate. The Company shall maintain a registered office at such address in Georgia. The resident agent for the Company in Georgia shall be CPI or such agent as may be designated by CPI from time to time.

         Section 2.4  Purpose and Scope.
                      -----------------
         The purpose of the Company is to acquire, own and invest in Development Activity and Operating Property Activity, including by means of investment in and ownership of limited liability company interests in Venture Two and Venture Three, to make short term investments, including short term loans, permitted for "venture capital operating companies" under the Plan Asset Regulations pending the commitment of Company funds to investments in Development Activity and Operating Property Activity or distributions to the Members, to exercise in the ordinary course of business rights and duties as the managing member under the Development Activity Agreement and rights and duties as the managing member under the Operating Property Activity Agreement, and to do any and all other acts or things which may be incidental or ancillary thereto. In furtherance of these purposes, the Company shall have all powers necessary, suitable or convenient for the accomplishment thereof. It is the intent of the Members that the Company shall be a "venture capital operating company" within the meaning of the Plan Asset Regulations and that Venture Two and Venture Three shall each be a "real estate operating company" within the meaning of the Plan Asset Regulations.

         Section 2.5  Certificate of Formation.
                      ------------------------
         The Company has filed a certificate of formation (the "Certificate") with the Secretary of State of Delaware pursuant to the Act and shall also execute and file such other certificates which may from time to time be necessary or appropriate to file in connection with the continuation and operation of the Company. The Members hereby agree to execute and file any required amendments to the Certificate and shall do all other acts requisite for the constitution of the Company as a limited liability company pursuant to the Act or any other applicable law.

         Section 2.6  Ownership and Waiver of Partition.
                      ---------------------------------
         The interest of each Member in the Company shall be personal property for all purposes. All property and interests in property, real or personal, owned by the Company shall be held in the name of the Company and deemed owned by the Company as an entity, and no Member, individually, shall have any ownership of or interest in such property or interest owned by the Company except as a member of the Company. Each of the Members irrevocably waives, during the term of the Company and during any period of its liquidation following any dissolution, any right that it may have to seek or maintain any action for partition with respect to any of the assets of the Company.

         Section 2.7  Limits of Company.
                      -----------------
                  (a) The relationship between and among the Members shall be limited to carrying on the business of the Company in accordance with the terms of this Agreement.

                  (b) The Members shall each devote such time to the Company as is reasonably necessary to carry out the provisions of this Agreement. Each of the Members understands that the other Member or its Affiliates and any Manager and its Affiliates may be interested, directly or indirectly, in various other businesses and undertakings not included in the Company, Development Activity or Operating Property Activity. Each Member also understands that the conduct of the business of the Company may involve business dealings with such other businesses or undertakings. The Members hereby agree that the creation of the Company and the assumption by each of the Members of their duties hereunder shall be without prejudice to their rights (or the rights of their Affiliates) to have such other interests and activities and to receive and enjoy profits or compensation therefrom, and each Member waives any rights it might otherwise have to share or participate in such other interests or activities of the other Member or its Affiliates and of any Manager and its Affiliates. The Members and Managers may engage in or possess any interest in any other business venture of any nature or description independently or with others including, but not limited to, the ownership, financing, leasing, operation, management or development of real property and investments in real property. Such other ventures and investments may compete with the business and assets of the Company, Venture Two, and Venture Three, including, without limitation, the Assets. Neither the Company nor any Member shall have any right by virtue of this Agreement, the Development Activity Agreement or the Operating Property Activity Agreement in or to any such other venture or investment or the income or profits derived therefrom. Except as otherwise provided in the Contribution Agreement, neither CPI nor Prudential shall have any obligation to offer or contribute any particular business opportunity or investment to the Company, to Venture Two or to Venture Three.

         Section 2.8  No Individual Authority.
                      -----------------------
         Neither Member shall, without the express, prior written consent of the other Member, take any action for or on behalf of or in the name of the Company or other Member, or assume, undertake or enter into any commitment, debt, duty or obligation binding upon the Company except for (a) actions expressly provided for in this Agreement, (b) actions by a Member within the scope of its authority granted in this Agreement, and (c) actions Approved by the Members or Approved by the Management Committee, and any action taken in violation of the foregoing limitation shall be void. Each Member shall indemnify and hold harmless the other Member and the Company and their respective Affiliates from and against any and all claims, demands, losses, damages, liabilities, lawsuits and other proceedings, judgments and awards, and costs and expenses (including, but not limited to, reasonable attorneys' fees and all court costs) arising directly or indirectly, in whole or in part, out of any breach of the foregoing provisions by such Member, unless and to the extent such Member or Affiliate was acting in good faith. This provision shall survive dissolution of the Company.

         Section 2.9  Responsibility of Members.
                      -------------------------
                  (a) The Company and each Member shall not be responsible or liable for any responsibility, indebtedness, or other obligation, including, but not limited to, any tax liability, of any other Member incurred prior to, on the date of or after the execution of this Agreement, except for those which are undertaken or incurred expressly on behalf of the Company under or pursuant to the terms of this Agreement or the Contribution Agreement, or assumed in writing by both Members, and each Member hereby indemnifies and agrees to hold the other Member and the Company harmless from all such obligations and indebtedness except as aforesaid.

                  (b) Each Member will notify the other Member as quickly as reasonably possible upon receipt of any notice (i) of the filing of any action in law or in equity naming the Company, Venture Two or Venture Three or any Member as a party relating in any way to the business of the Company, Venture Two or Venture Three; (ii) of any actions to impose liens of any kind whatsoever or of the imposition of any lien whatsoever against the Company, Venture Two, Venture Three, or any assets owned by such entities, (iii) of any casualty, damage or injury to persons or property owned by the Company, Venture Two, or Venture Three; or (iv) of the default by the Company, Venture Two, or Venture Three of any of its respective obligations to creditors or other third parties. Each Member will endeavor to notify the other Member verbally promptly upon learning of any of the foregoing actions, or the threat thereof, which, in such Member's judgment, is material to the Company or the other Member.

         Section 2.10  Term.
                       ----
         The term of the Company (the "Term") shall commence as of the date first above written and continue until the first to occur of the following:

                  (a) December 31, 2028 unless extended by the Approval of the Members; or

                  (b) The Company is dissolved and terminated as a result of the dissolution and winding up of the Company in accordance with Article 9 hereof.

         Section 2.11  Investment Representations
                       --------------------------
                  (a) Investment Intent. Each Member does hereby represent and warrant to the other and to the Company, and to each of them, that it is acquiring its interests in the Company for investment solely for its own account or, in case of Prudential, solely on behalf of institutional clients for whom Prudential makes discretionary real estate investments that are held in a separate account of Prudential, with the intention of holding such interest for investment purposes only, and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Federal Act").

                  (b) Unregistered Interests. Each Member does hereby acknowledge that it is aware that its interest in the Company has not been registered under the Federal Act or under any state securities laws. Each Member further understands and acknowledges that its representations and warranties contained in this Section 2.11 are being relied upon by the Company and by the other Member as the basis for the exemption of the Members' interests in the Company from the registration requirements of the Federal Act and under all state securities laws. Each Member further acknowledges that the Company will not and has no obligation to recognize any sale, transfer, or assignment of a Member's interest in the Company to any Person unless and until the provisions of Article 8 hereof have been fully satisfied.

                  (c) Each Member represents and warrants that it is an "accredited investor" as that term is defined in Rule 501 under the Federal Act, and that subject to the Express Representations and Warranties of CPI and Prudential, respectively, as set forth in the Contribution Agreement it has had a full and adequate opportunity to review information regarding the Assets, the Development Activity Interest and the Operating Property Activity Interest and, in the case of Prudential, to meet with representatives of CPI and obtain such information regarding the investment as it has required.

                  (d) Nature of Investment. Each Member does hereby acknowledge and agree that a legend reflecting the restrictions imposed upon the transfer of its interest in the Company under Article 8 hereof, under the Federal Act and under state securities laws shall be placed on the first page of this Agreement.

                   (e) Indemnification. Each Member shall and does hereby agree to indemnify and save harmless the Company and the other Member, from any liability, loss, cost, damage and expense (including, without limitation, the costs of litigation and attorneys' fees) arising out of, resulting from, or in any way related to the breach of any representation or warranty of such Member set forth in this Section 2.11.

                                    ARTICLE 3
                                    ---------

                                     CAPITAL
                                     -------

         Section 3.1 Member Percentage Interests. The Percentage Interests of the Members in the profits of the Company are as follows (subject to adjustment as provided in this Agreement):

                  Member                             Percentage
                  ------                             ----------

                  Prudential                             50%

                  CPI                                    50%

         Section 3.2  Capital Contributions.
                      ---------------------
                  3.2.1    Initial Capital Contributions.

                  (a) As of the Closing Proration Date, Prudential shall contribute to the Company cash in an amount equal to $39.6 million as its initial capital contribution and first installment of the Prudential Contribution Amount.

                  (b) As of the Effective Date, CPI shall contribute as its initial capital contribution a 99% membership interest in Venture Two to the Company, free and clear of any liens, claims, security interests or encumbrances (other than any encumbrances or restrictions on transfer set forth in this Agreement and in the Operating Property Activity Agreement). Upon and contemporaneously with such contribution, the Company shall be admitted as a member of Venture Two and shall have a 99% percentage interest in Venture Two. At the same time, Prudential and the Company shall enter into the Development Activity Agreement in accordance with the Contribution Agreement. The Members hereby approve an amendment of the Operating Property Activity Agreement to reflect adding the Company as a member therein. The Members agree that the initial Gross Asset Value of the Operating Property Activity Interest is equal to the CPI Contribution Amount. CPI makes no representations or warranties to Prudential or the Company of any kind regarding the Operating Property Activity Interest, the Assets or the Development Activity Interest, except as expressly set forth in the Contribution Agreement (or delivered in accordance therewith) and in the Assignment of Operating Property Activity Interest between CPI and the Company of even date herewith.

                  3.2.2 Balance of Prudential Contribution Amount. Prudential shall contribute to the capital of the Company the balance of the Prudential Contribution Amount remaining after its initial capital contribution described in Section 3.2.1 above, pursuant to four (4) additional installments on the dates specified below. In the event CPI desires for the Company or Venture Three to receive any portion of the Prudential Contribution Amount or the Prudential Development Contribution Amount in advance of the dates set forth below, upon written request to Prudential from CPI specifying the amounts so requested, which request may be made at any time, Prudential shall undertake good faith efforts to secure such amounts from the Pension Investor for contribution on such accelerated schedule proposed by CPI (it being acknowledged by CPI that other obligations of the Pension Investor may render such accelerated schedule proposed by CPI infeasible for Prudential and the Pension Investor), and if Prudential determines that it shall be able to so secure such amounts on such accelerated schedule as aforesaid, then, and only in such event, Prudential and CPI shall enter into an amendment of the schedule of remaining installments of the Prudential Contribution Amount and an amendment of the Development Activity Agreement with respect to the remaining installments of the Prudential Development Contribution Amount. The installments of the Prudential Contribution Amounts shall be due and payable on the dates set forth below (unless amended as aforesaid), and the amount of each additional installment shall be an amount which, when added to the previous amounts contributed by Prudential to the Company hereunder, equals or exceeds (in the case of any of the first three installments) the minimum cumulative contribution amount set forth below:

             Date                         Prudential Contribution
             ----                         -----------------------
             December 30, 1998            Minimum Cumulative Contribution
                                          of $103,950,000
             March 30, 1999               Minimum Cumulative Contribution
                                          of $153,450,000
             June 29, 1999                Minimum Cumulative Contribution
                                          of $202,950,000
             September 29, 1999           Minimum Cumulative Contribution equal
                                          to the Prudential Contribution Amount

         Prudential shall be unconditionally and irrevocably obligated to contribute to the capital of the Company the minimum cumulative amount specified above on each installment date, timely contribution being of the essence, and irrespective of any claim of breach or default or right of offset by any party arising under the Contribution Agreement or this Agreement or otherwise. All installments of the Prudential Contribution Amount shall be paid by wire transfer of immediately available federal funds to an account of the Company designated by the Administrative Manager. In the event Prudential fails to pay in full any installment of the Prudential Contribution Amount as and when due and payable under this Section 3.2.2, which failure remains uncured after giving effect to the grace period set forth in Section 9.1.1(a), CPI shall have all rights and remedies available at law or in equity including, without limitation, the right to pursue a suit for specific performance against Prudential, and the right to enforce on behalf of the Company any and all rights and remedies of the Company against Prudential. Upon the date of each contribution, the Member Property Percentages of Prudential and CPI shall be adjusted as provided in the definition of Member Property Percentage herein. Except at the request of CPI or with the prior written consent of CPI, Prudential shall not be entitled to prepay in advance of the applicable contribution date any installment of the Prudential Contribution Amount without the consent of CPI. The Gross Asset Values of Company assets shall not be adjusted upon the contribution of any part of the Prudential Contribution Amount. No breach or failure at any time of "Cousins' Express Representations and Warranties" or covenants under the Contribution Agreement or any of CPI's representations or covenants under this Agreement shall excuse Prudential's performance of its obligations to pay the Prudential Contribution Amount in full. Prudential's liability to pay the Prudential Contribution Amount in full shall not be subject to any limitation of liability or recourse in the Contribution Agreement or any other agreement or arising under law, nor shall Prudential's liability be subject to any claim or right of offset against CPI, the Company, Venture Two or Venture Three. The obligation of Prudential to pay the Prudential Contribution Amount is the full faith and credit obligation of Prudential, provided, however, that liability for any failure of Prudential to pay the Prudential Contribution Amount in full when due shall be limited to an amount equal to the net asset value of those assets which are maintained in the PRISA Account of Prudential at the time of any such failure. Prudential represents to CPI that the PRISA Account is an open-end commingled insurance company separate account of Prudential that has a net asset value of not less than $2 billion as of the Effective Date. Prudential covenants and agrees with CPI that it shall at all times hereunder maintain investments (consisting of total investments in real estate assets and cash or cash equivalents) in such PRISA Account having a net asset value (i.e., total value of assets minus liabilities with respect thereto) not less than 200% of the outstanding balance of the Prudential Contribution Amount, and such covenant and agreement in this Section shall constitute the full faith and credit obligation of Prudential. In the event Prudential becomes a Defaulter due to Prudential's failure to pay the Prudential Contribution Amount in full as and when due, or, unless Prudential shall agree that liability against it shall not be so limited, should at any time the net asset value of the PRISA Account be an amount less than 200% of the outstanding balance of the Prudential Contribution Amount, then CPI shall have the right to acquire (a) the entire interest in the Company held by Prudential (or any Prudential Affiliate) (including its entire Member Development Percentage, Member Property Percentage, and Percentage Interest) and
(b) the entire interests in Venture Three and Venture Two (including any Investor Units and Additional Capital Units) held directly by Prudential (or any Prudential Affiliate), for an amount of cash (or wire transfer of immediately available Federal funds) equal to 90% of the Prudential Contribution Amount theretofore contributed, against delivery of transfer instruments with respect to such interests in form acceptable to CPI and otherwise in accordance with
Section 8.3.7(b). Such right to purchase shall be exercisable by CPI upon written notice to Prudential and shall be in addition to CPI's other rights and remedies. The "Closing" of any such acquisition for which such notice is given shall be consummated in accordance with Section 8.3.7, except that the place and date of Closing shall be the place and date specified in any such notice of election from CPI. Until the Prudential Contribution Amount is paid in full, Prudential will provide CPI with quarterly and annual financial statements certifying as to the net asset value of the PRISA Account. Such quarterly financial statements will be provided not more than 45 days after the end of each calendar quarter and such annual financial statement not more than 90 days after the end of each calendar year.

                  3.2.3 Depreciable and Non-Depreciable Elements of Contributions. The Company will allocate, upon request of any Member and by separate document Approved by the Members, the Agreed Value of the Assets (as set forth on Exhibit A) as between the various Assets and the depreciable and non-depreciable elements thereof.

         Section 3.3 Pro Rations Related to Contributed Property. The Members agree that Venture Two shall allocate on a pro rata basis all "Operating Expenses" and "Gross Receipts" (as such terms are defined in the Operating Property Activity Agreement) attributable to the Assets of Venture Two as of the Closing Proration Date. For each such Asset, except as set forth in the Contribution Agreement, Venture Two shall be entitled to all such "Gross Receipts" and responsible for all such "Operating Expenses" of the Assets attributable to the period commencing on the Closing Proration Date, and CPI shall be entitled to all such "Gross Receipts" of and be responsible for all such "Operating Expenses" of the Assets attributable to the period ending immediately prior to the Closing Proration Date. Percentage rents, if any, collected by Venture Two from any tenant under such tenant's lease for the percentage rent accounting period in which the Closing Proration Date occurs, as, if, and when received by Venture Two, shall be prorated between Venture Two and CPI, such that CPI's pro rata share shall be an amount equal to the total percentage rentals paid for such percentage rent accounting period under the applicable lease multiplied by a fraction, the numerator of which shall be the number of days in such accounting period prior to the Closing Proration Date and the denominator of which shall be the total number of days in such accounting period; provided, however, that such proration shall be made only at such time as such tenant is current or, after application of a portion of such payment, will be current in the payment of all rental and other charges under such tenant's lease that accrue and become due and payable from and after the Closing Proration Date and in the payment of any other obligations of such tenant to Venture Two then due and payable by such tenant. Similarly, except as set forth in the Contribution Agreement, as of each date of contribution of additional Prudential Contribution Amount, Venture Two shall allocate on a pro rata basis all "Operating Expenses" and "Gross Receipts" attributable to the Assets of Venture Two to the period before and the period after such date, so as to properly determine amounts allocable and distributable to the Members in light of the changing Member Property Percentages.

         Section 3.4  Investment of Development Activity Funds in Venture Three.
                      ---------------------------------------------------------
                  3.4.1 Investment of Funds. The Company shall contribute to Venture Three the installments of the Prudential Contribution Amount as contributed by Prudential under this Agreement. Such contributions to Venture Three shall be made not later than the second Business Day following the date of each contribution by Prudential to the Company, unless otherwise agreed by the Members; provided, however, that with respect to the initial installment of the Prudential Contribution Amount and each subsequent installment thereof under this Agreement, the Company shall retain and invest such amounts in short term investments of the Company pending long term commitment permitted for "venture capital operating companies" under the Plan Asset Regulations until such time as CPI and Prudential agree in writing that Venture Three qualifies, and as to such subsequent installments, continues to qualify, as a "real estate operating company" within the meaning of the Plan Asset Regulations, or in the absence of such written agreement, as determined by special ERISA counsel to the Company Approved by the Members. At such time as Development Manager believes that Venture Three qualifies as a "real estate operating company" within the meaning of the Plan Asset Regulations, Development Manager shall deliver to the Members a certificate in the form attached as Exhibit C to the Development Activity Agreement for signature by both Members, together with such supplemental information as the Members may reasonably require in order to establish that Venture Three qualifies as a "real estate operating company" within the meaning of the Plan Asset Regulations. In the event of any dispute between CPI and Prudential regarding the qualification of Venture Three as a "real estate operating company" within the meaning of the Plan Assets Regulations and prior to obtaining special ERISA counsel, each of CPI and Prudential shall meet with each other and their respective counsel in order to determine the nature of any issues relating to such dispute and determination, and in order to develop a plan for compliance which shall be mutually agreeable to each Member.

                  3.4.2 Special Terms Applicable to Period Prior to Venture Three Real Estate Operations. During the period prior to Venture Three qualification as a "real estate operating company" within the meaning of the Plan Assets Regulations, or thereafter if the Members are unable to agree in writing that Venture Three continues to qualify as a "real estate operating company" within the meaning of the Plan Assets Regulations, in addition to the Company holding funds to be contributed to Venture Three pursuant to Section
3.4.1 above, (i) Prudential shall make any contributions required with respect to its direct 1% interest in Venture Three directly to the Company as and when such amounts are required to be contributed to Venture Three under the Contribution Agreement; (ii) the Company shall invest such amounts in the same manner as other funds held for contribution to Venture Three; (iii) for all purposes of allocations in this Agreement, income earned by the Company with respect to funds contributable to Venture Three shall be allocated to the Members in the same manner as if such income had been earned by Venture Three (including, for example, the income attributable to the 1% direct interest of Prudential being allocated to Prudential); (iv) for all purposes of distributions in this Agreement, amounts which would have been distributable with respect to the funds held for contribution to Venture Three if they had been contributed to Venture Three, shall be distributed to the Members in the same manner as if such funds had been held by Venture Three (including, for example, paying preferred returns with respect to capital invested); and (v) at such time as Venture Three qualifies as a "real estate operating company" as described above and determined by the Members pursuant to Section 3.4.1, the Company shall contribute all amounts held for contribution to Venture Three to Venture Three. With respect to any such additional capital contribution, at such time as Development Manager believes that Venture Three qualifies as a "real estate operating company" within the meaning of the Plan Asset Regulations, Development Manager shall deliver to the Members a certificate in the form attached as Exhibit C to the Development Activity Agreement for signature by both Members, together with such supplemental information as the Members may reasonably require in order to confirm that Venture Three continues to qualify as a "real estate operating company" within the meaning of the Plan Asset Regulations. For purposes of monitoring and implementing these provisions, the funds held for contribution to Venture Three may be accounted for as if in a separate "division" of the Company with the accounting reflecting the accounting that would have been applicable if the funds had been held by Venture Three.

         Section 3.5       Additional Capital.
                           ------------------
                  (a) In the event a Manager determines at any time or from time to time that either the Development Activity or the Operating Property Activity needs funds or capital in addition to the original capital contributed by the Members, the Manager of the activity requiring funds or capital shall have the right, power and authority on behalf of the Company (in the Company's capacity as the managing member of the applicable venture), to arrange debt financing for the applicable venture from third party lenders and loans from the applicable Manager or its Affiliates and to raise additional equity capital, subject to this Section 3.5. Except as provided in paragraph (d) of this Section 3.5 with respect to the Development Activity, if a Manager of Development Activity or Operating Property Activity in its sole discretion determines to seek funds or capital in addition to third party debt and the original equity capital contributed by the Members, whether as debt from the applicable Manager or from its Affiliates (collectively, "Affiliate Debt") or as equity capital, such Manager shall send a notice (an "Additional Capital Notice") to the Members of the Company setting forth (i) the purposes for which the additional funds are needed, (ii) the amount sought for the activity, (iii) the Company's pro rata share of such Affiliate Debt or additional capital, which pro rata share shall be in the same proportion to the entire amount of equity or Affiliate Debt being sought for the activity as the Development Activity Interest or, as applicable, the Operating Property Activity Interest, bears to all interests in the applicable venture, and (iv) the date when the funds will be required, which date shall be not less than 20 Business Days after the date of the Additional Capital Notice. Any additional equity contribution pursuant to this Section 3.5 shall not have any priority current return and shall be returned without interest under the terms of Section 4.10, unless otherwise proposed in the Additional Capital Notice. Equity contributed by the Company to Venture Three pursuant to the above arrangements shall be in exchange for Additional Capital Units in Venture Three or other interests specified in the Development Activity Agreement. For purposes of this Agreement, such Additional Capital Units, and all the rights attributable thereto, shall be treated as part of the Development Activity. Any Affiliate Debt from either Development Manager or Operating Property Manager, as applicable, or any Affiliate of either Development Manager or Operating Property Manager, as applicable, shall bear interest at an interest rate floating at 3% per annum over the monthly average of the Federal Funds rate (as published from time to time in Federal Reserve Statistical Release H.15), but in no event less than 10% per annum.

                  (b) Following delivery of an Additional Capital Notice from a Manager, the Members shall have the right and option to elect to contribute or loan, as the case may be, the amount of capital or debt required from the Company pro rata in accordance with their respective Member Development Percentages or, as applicable, Member Property Percentages. In order to be valid, such election must be exercised by delivery of written notice of election to the applicable Manager not later than the 10th Business Day after the date of the Additional Capital Notice. Failure of a Member to deliver such notice of election on or before the 10th Business Day after the date of the Additional Capital Notice shall be deemed to be an election of such Member not to make such contribution. Any election to make the contribution shall be binding and irrevocable and obligate the Member making such election to contribute its pro rata share of the requested equity or debt amount to the Company in cash or immediately available funds on the date required by the Additional Capital Notice.

                  (c) Notwithstanding anything to the contrary in this Section 3.5, if either Member does not elect to contribute its respective pro rata share of the equity or debt required from the Company for the Development Activity or the Operating Property Activity, the other Member shall not make its pro rata share of such additional contribution of equity or debt to the Company and instead shall be entitled (but not required) to make (or cause its Affiliates to make) a capital contribution or loan, as the case may be, directly to Venture Three or Venture Two, as applicable, (i) in the case of equity, in the amount of the capital sought by Venture Three or Venture Two, as applicable, as specified in the Additional Capital Notice, or such other amount as Development Manager or Operating Property Manager, as applicable, may approve, in exchange for, as applicable, Additional Capital Units in Venture Three (subject to the limitation of such paragraph (e) of this Section 3.5) or other interests specified in the Development Activity Agreement determined in accordance with the formula set forth in the Development Activity Agreement, or such additional interests specified in the Operating Property Activity Agreement determined in accordance with the formula set forth in the Operating Property Activity Agreement, and
(ii) in the case of debt, an appropriate debt instrument. The Members acknowledge and agree that in the event a Member (or an Affiliate thereof) makes any such equity contribution to Venture Three or Venture Two, as applicable, directly, the Development Activity Interest or Operating Property Activity
Interest, as applicable, shall be reduced or diluted in accordance with the Development Activity Agreement or Operating Property Activity Agreement, as applicable. The Development Manager or Operating Property Manager, as applicable, shall have the right to admit such Member (or its Affiliate) as a member of Venture Three or Venture Two, as applicable, and the right to amend the Development Activity Agreement or Operating Property Activity Agreement, as applicable, to reflect the admission of such Member (or its Affiliate) to Venture Three or Venture Two, as applicable.

                  (d) Notwithstanding anything to the contrary in Sections 3.5(a) or (b), Development Manager or an Affiliate thereof may at any time loan funds as Affiliate Debt to Venture Three without any obligation to deliver an Additional Capital Notice to the Members.

                  (e)      Notwithstanding  anything to the  contrary in this
Section 3.5, without the Approval of the Members in no event shall more than $50 million of additional equity be raised for Venture Three for which Additional Capital Units in Venture Three are issued.

         Section 3.6  No Interest on Capital.
                      ----------------------
         Interest earned on Company funds shall inure solely to the benefit of the Company, and except as specifically provided hereinabove, no interest shall be paid upon any contributions or advances to the capital of the Company nor upon any undistributed or reinvested income or profits of the Company.

         Section 3.7  Reduction of Capital Accounts.
                      -----------------------------
         Any distribution to a Member, whether pursuant to Sections 4.9 or 4.10 or any other Section of this Agreement, shall reduce the amount of such Member's Capital Account in accordance with Section 3.8, but no adjustment in the Percentage Interest, Member Development Percentage or Member Property Percentage of any Member shall be made on account of any such distribution, except as otherwise specifically provided in this Agreement.

         Section 3.8  Capital Accounts.
                      ----------------
                  (a) "Capital Account" means an account that shall be maintained for each Member and which, as of any given date, shall be an amount equal to the sum of the following:

                           (i)    The aggregate amount of cash that has been
contributed to the capital of the Company as of such date by or on behalf of such Member; plus

                           (ii)  The  agreed  upon  Gross  Asset  Value (as of
the date of contribution) of any property other than cash that has been contributed to the capital of the Company as of such date by such Member and the amount of liabilities assumed by any such Member under Regulations
Section 1.752 or which is secured by any Company property distributed to such Member; plus

                           (iii)  The  aggregate amount of the Company's  Net
Profit, Development Activity Profit, or Operating Property Activity Profit that has been allocated to such Member as of such date pursuant to the provisions of Section 4.1 or any items of income or gain which are specially allocated to such Member or other positive adjustment required by the Regulations and which have not been previously taken into account in determining Capital Accounts; minus

                           (iv) The aggregate amount of the Company's Net Loss,
Development Activity Loss or Operating Property Activity Loss that has been allocated to such Member as of such date pursuant to Sections 4.1 and 4.3 and the amount of any item of expense deduction or loss which is specially allocated to such Member; and minus

                           (v)   he  aggregate  amount of cash and the agreed
upon Gross Asset Value of all other property (as of the date of distribution) that has been distributed to or on behalf of such Member and the amount of any liabilities of such Member assumed by the Company under Regulations Section
1.752 or which are secured by any property contributed by such Member to the Company.

                  (b) Upon the sale, transfer, assignment or other disposition of an interest in the Company after the Effective Date, the Capital Account of the transferor Member that is attributable to the transferred interest will be carried over to the transferee Member.

                  (c) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Administrative Manager shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed property or that are assumed by the Company or the Members), are computed in order to comply with such Regulations, the Administrative Manager may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Member pursuant to Section 9.4 hereof upon the dissolution or liquidation of the Company.

                  (d) In accordance with Section 5.1, each Member and its authorized representatives shall have the right at all reasonable times to have access to, inspect, audit and copy the books and records of the Company for the purpose of reviewing the allocations to and maintenance of Capital Accounts and ascertaining the correctness thereof and Administrative Manager will cooperate in any such examination. In the event that at any time a Member discovers an error in the allocations to or computation of the Capital Accounts from that intended by the provisions of this Agreement, it shall promptly notify Administrative Manager of such error and the Members shall work together to correct any such error in allocations or computations in a manner having the least adverse effect on the Members. Each Fiscal Year, in conjunction with the preparation of the Company's annual federal income tax return, the Independent Accountants shall prepare a report detailing all adjustments to and the ending balances of the Capital Accounts of the Members for all Fiscal Years (a "Capital Account Report"). The cost of preparing the Capital Account Report shall be allocated between Venture Two and Venture Three based upon the relative time and effort expended with respect to Capital Account adjustments relating to each of Venture Two and Venture Three. The Independent Accountants will deliver to the Members for their review the Capital Account Report at the same time the Company's tax or information returns are delivered to the Members pursuant to
Section 5.2. Any Member shall raise any objection to the allocations and computations detailed in a Capital Account Report no later than sixty (60) days prior to the expiration of the period for filing an amended federal income tax return or information return with respect to any Fiscal Year for which an error may have occurred.

         Section 3.9  Negative Capital Accounts.
                      -------------------------
         Any Member having a deficit or negative balance in its Capital Account shall not be required to restore such deficit capital amount or otherwise to contribute capital to the Company to restore its Capital Account.

         Section 3.10  Resignations; Withdrawals of Capital.
                       ------------------------------------
         No Member shall have the right to resign or withdraw from the Company or to withdraw any portion of the capital of the Company at any time. Upon termination of the Company, the Members' capital shall be distributed pursuant to Section 9.4 hereof.

         Section 3.11  Limit on Contributions and Obligations of Members
                       -------------------------------------------------
         Except as expressly provided in this Agreement and the Contribution Agreement, the Members shall have no liability or obligation to the Company or to the other Members to make additional capital contributions to the Company, or to make any loans to the Company.


                                    ARTICLE 4
                                    ---------

                 PROFITS, LOSSES, DISTRIBUTIONS, AND ALLOCATIONS
                 -----------------------------------------------

         Section 4.1  Allocations.
                      -----------
                  Section 4.1.1 Development Activity Profit. Except as otherwise provided in this Article 4, all Development Activity Profit remaining after the application of Section 4.5 for each Fiscal Year shall be specially allocated to the Members as follows:

                  (a) First, to each Member, pro rata in accordance with its respective Member Development Percentage, until the cumulative Development Activity Profit allocated to each Member pursuant to this clause (a) is equal to the cumulative Development Activity Loss allocated to such Member pursuant to
Section 4.1.2 and Section 4.3 (such Development Activity Profit to be allocated first with respect to Development Activity Loss allocated pursuant to Section
4.3 and thereafter in reverse chronological order of the allocation of the Development Activity Loss which has not been previously offset by an allocation under this Section 4.1.1(a));

                  (b)  Second,  (1) except as provided in subclause  (2) of this
Section 4.1.1(b) with respect to allocations to adjust the Capital Accounts of the Members immediately prior to liquidating distributions pursuant to Section
9.4.4 and allocations upon the receipt and distribution of Capital Proceeds attributable to the liquidation of Venture Three, to CPI to the extent of the sum of (A) the CPI Current Return distributions, the CPI Current Valuation Return distributions, the CPI Development Valuation Amount distributions and the residual distribution of Cash Flow, if any, that CPI has received pursuant to Sections 4.9.1(c), 4.9.1(d), 4.9.1(e), 4.10.1(d), 4.10.1(e) and 4.10.1(f) from the  Effective  Date to a date  thirty  (30) days  after the end of such  Fiscal
Year), and (B) the product of the Member Development Percentage of CPI and the cumulative 2% annual escalated amount on the Unreturned Development Activity Contribution, less the cumulative Development Activity Profit allocated to CPI pursuant to this Section 4.1.1(b)(1) for all prior Fiscal Years; and (2) for purposes of adjusting Capital Accounts of the Members immediately prior to liquidating distributions and in connection with the distribution of Capital Proceeds received upon liquidation of Venture Three, to CPI to the extent of the positive difference, if any, between (A) the sum of all distributions to CPI, including deemed distributions to CPI pursuant to Section 9.4, with respect to its Member Development Percentage and excluding amounts attributable to Additional Capital Units, from the Effective Date and (B) the sum of (x) the product of the Prudential Contribution Amount and the Member Development Percentage of CPI and (y) the aggregate net Development Profit or Loss
(excluding amounts attributable to Additional Capital Units), allocated to CPI for all Fiscal Years, including the current Fiscal Year pursuant to Section 4.1.1(a)-(b)(1).

                  (c) Thereafter, to the Members in accordance with their then respective Member Development Percentages.

         Section 4.1.2 Development Activity Loss. Except as otherwise provided in this Agreement, all Development Activity Loss remaining after the application of Section 4.5 for each Fiscal Year shall be specially allocated to the Members in accordance with their then respective Member Development Percentages.

         Section 4.1.3 Operating Property Activity Profit. Except as otherwise provided in this Article 4, all Operating Property Activity Profit of the Company for each Fiscal Year shall be specially allocated to the Members as follows:

                  (a) First, to each Member, pro rata in accordance with its respective Member Property Percentage, until the cumulative Operating Property Activity Profit allocated to each Member pursuant to this clause (a) is equal to the cumulative Operating Property Activity Loss allocated to such Member pursuant to Section 4.1.4 and Section 4.3 (such Operating Property Activity Profit to be allocated first with respect to Operating Property Activity Loss allocated pursuant to Section 4.3 and thereafter in reverse chronological order of the allocation of the Operating Property Activity Loss which has not been previously offset by an allocation under this Section 4.1.3(a)); and

                  (b) Thereafter, to the Members in accordance with their then respective Member Property Percentages.

         Section 4.1.4 Operating Property Activity Loss. Except as otherwise provided in this Agreement, all Operating Property Activity Loss of the Company for each Fiscal Year shall be specially allocated to the Members in accordance with their then respective Member Property Percentages.

         Section 4.1.5 Net Profit. Except as otherwise provided in this Article 4, all Net Profit of the Company for each Fiscal Year shall be allocated to the Members as follows:

                  (a) First, to each Member, pro rata in accordance with their respective Percentage Interests, until the cumulative Net Profit allocated to each Member pursuant to this clause (a) is equal to the cumulative Net Loss allocated to such Member pursuant to Section 4.1.6 and Section 4.3 (such Net Profit to be allocated first with respect to Net Loss allocated pursuant to
Section 4.3 and thereafter in reverse chronological order of the allocation of the Net Loss which has not been previously offset by an allocation under this
Section 4.1.5(a)); and

                  (b) Thereafter, to the Members in accordance with their then respective Percentage Interests.

         Section 4.1.6 Net Loss Except as otherwise provided in this Article 4, all Net Loss of the Company for each year shall be allocated to the Members in accordance with their Percentage Interests.

         Section 4.2  [Reserved]
                      ----------
         Section 4.3 Limitation on Loss Allocations. Notwithstanding any provision of this Agreement to the contrary, except as otherwise specifically provided in this Section 4.3, in no event shall Net Loss, Development Activity Loss or Operating Property Activity Loss be allocated to a Member if such allocation would result in such Member's having a negative Adjusted Capital Account Balance at the end of any year. All Net Loss, Development Activity Loss or Operating Property Activity Loss in excess of the limitation set forth in this Section 4.3 shall be allocated to any remaining Member with a positive Adjusted Capital Account Balance, and if all such Adjusted Capital Account Balances are zero or negative, to the Members pursuant to the applicable provision of Section 4.1 above.

         Section 4.4 Other Items. Except as provided herein, for tax purposes, all items of income, gain, loss, deduction or credit shall be allocated in the same manner as are Development Activity Profit, Operating Property Activity Profit, Net Profit, Development Activity Loss, Operating Property Activity Loss, and Net Loss.

         Section 4.5  Special Allocations.
                      -------------------
         The following special allocations shall be made in the following order:

                  (a) Minimum Gain Chargeback. Notwithstanding any other provision of this Article 4, if there is a net decrease in Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company gross income and gain for such year (and, if necessary, subsequent years) in an amoun equal to such Member's share of the net decrease in Minimum Gain, determined in accordance with Regulations Sections 1.704-2(g)(2) and 1.704-2(k). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 4.5(a) is intended to comply with the minimum gain chargeback requirement in the Regulations and shall be interpreted consistently therewith.

                  (b) Member Minimum Gain Chargeback. Notwithstanding any other provision of this Article 4 except Section 4.5(a), if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with
Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company gross income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 4.5(b) is intended to comply with the Member Nonrecourse Debt Minimum Gain chargeback requirement in such Sections of the Regulations and shall be interpreted consistently therewith.

                   (c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or
1.704-1(b)(2)(ii)(d)(6), items of Company gross income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the negative Adjusted Capital Account Balance of such Member as quickly as possible, provided that an allocation pursuant to this Section 4.5(c) shall be made if and only to the extent that such Member would have a negative Adjusted Capital Account Balance after all other allocations provided for in this Article have been tentatively made as if this Section 4.5(c) were not in the Agreement.

                   (d) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Fiscal Year that is in excess of the sum of (i) the amount such Member is obligated to restore (pursuant to the terms of a promissory note to the Company or otherwise), and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentence of each of Regulations Sections 1.704-2(g)(1)(ii) and 1.704-2(i)(5) each such Member shall be specially allocated items of Company gross income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 4.5(d) shall be made if and only to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article 4 have been tentatively made as if Section 4.5(c) and this Section 4.5(d) were not in the Agreement.

                  (e) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated as follows:

                           (i)      Operating  Property  Activity  Nonrecourse
Deductions shall be specially allocated to the Members pro-rata in proportion to their respective Member Property Percentages;

                          (ii)     Development  Activity  Nonrecourse
Deductions shall be specially allocated to the Members pro-rata in proportion to their Member Development Percentages; and,

                           (iii)    Any  remaining  nonrecourse  deductions that
are not Operating Property Activity Nonrecourse Deductions or Development Activity Nonrecourse Deductions shall be specially allocated to the Members in accordance with their Percentage Interests.

                  (f) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-1(i).

                  (g) 754 Elections. In the event any Member is required to recognize any gain for income tax purposes with respect to an actual or constructive distribution of property by the Company and in the event the Company increases the tax basis of any of its assets under Sections 754, 734 and 755 of the Code by reason of such gain recognition by such Member, then any tax benefit to which the Company is entitled in any Fiscal Year as a result of such basis increase, whether in the form of a deduction for depreciation or amortization of any asset of the Company, a reduction in the gain to be recognized by the Company upon the sale of any asset of the Company, or otherwise, shall be allocated for income tax purposes to the Member who recognized such gain.

                  (h) Make-Whole Allocations. All or part of the Development Activity Profit or the Operating Property Activity Profit, or items of income and gain thereof, remaining after the application of Sections 4.5(a) - (g) shal be specially allocated to Prudential to the extent of any amount otherwise distributable to CPI that is actually distributed to Prudential pursuant to
Section 8.3.4(a)(iii); all or part of the Development Activity Loss or Operating Property Activity Loss, or items of loss or deduction thereof, remaining after the application of Sections 4.5(a)-(g) shall be specially allocated to CPI to the extent of any amount otherwise distributable to CPI that is actually distributed to Prudential pursuant to Section 8.3.4(a)(iii).
Items of income, gain, loss or deduction shall be allocated from items of Development Activity Profit or Loss or Operating Property Activity Profit or Loss in the same proportion as the source of the distributions made to Prudential.

                  (i) Development Activity Additional Capital Priority Allocations. All or part of the Development Activity Profit or items of gross income and gain thereof remaining after the application of Section 4.5(a) through (h), if any, shall be specially allocated to the Members, pro rata in proportion to their respective Member Development Percentages, in an amount equal to, in total, the aggregate items allocated to the Company pursuant to
Section 4.5(h) of the Development Activity Agreement with regard to the Company's Additional Capital Units and the income or gain realized by the Company upon the sale or other disposition of all or part of its Additional Capital Units.

                  (j) Gain or Loss Upon Exercise of Redemption Rights. All of the gain or loss realized by the Company upon exercise of the CPI Redemption Rights or the Prudential Redemption Rights shall be specially allocated to Prudential to the extent attributable to the acquisition by CPI of any of the Company's Investor Units and Additional Capital Units pursuan to Section 8.3.5(b)(ii) or Section 8.3.6(b)(iii). All of the gain or loss realized by the Company upon exercise of the CPI Redemption Rights or the Prudential Redemption Rights shall be specially allocated to CPI to the extent attributable to the acquisition by Prudential of the Company's Operating Property Activity Interest pursuant to Section 8.3.6(b)(ii).

                                    (1)   Except as provided in subparagraph (2)
of this Section 4.5(k) with respect to allocations to adjust the Capital Accounts of the Members immediately prior to liquidating distributions pursuant to Section 9.4.4 and allocations upon the receipt and distribution of Capital Proceeds attributable to the liquidation of Venture Three, all or part of the Development Activity Profit or items of gross income and gain thereof remaining after the application of Sections 4.5(a)-(j), if any, shall be specially allocated to Prudential to the extent of the sum of the (A) Prudential Current Return distributions, Operating Property Activity Cash Flow distributions (but only to the extent distributable to CPI but actually distributed to Prudential to pay Prudential Current Return), and the residual distributions of Development Activity Cash Flow, if any, that Prudential has received pursuant to Sections 4.9.1(b), 4.9.1(e), 4.9.2 (but only to the extent distributable to CPI but actually distributed to Prudential to pay Prudential Current Return), and 4.10.1(c) hereof from the Effective Date to a date thirty
(30) days after the end of such Fiscal Year and (B) the product of the Member Development Percentage of Prudential and the cumulative 2% annual escalated amount on the Unreturned Development Activity Contribution, less the cumulative Development Activity Profit or items of gross income and gain thereof allocated to Prudential pursuant to this subparagraph (k)(1) for all prior Fiscal Years.

                           (2)      For  purposes of adjusting Capital  Accounts
of the Members immediately prior to liquidating distributions and in connection with the distribution of Capital Proceeds received upon liquidation of Venture Three, all or part of the Development Activity Profit or items of gross income and gain thereof remaining after the application of Sections 4.5(a)-(k)(1) shall be specially allocated to Prudential to the extent of the positive difference, if any, between (A) the sum of all distributions to Prudential, excluding amounts attributable to Additional Capital Units, including deemed distributions to Prudential pursuant to Section 9.4 with respect to its Member Development Percentage (including, without limitation, all Prudential Current Return distributions from whatever source) from the Effective Date, and (B) the sum of (x) the product of the Prudential Contribution Amount and the Member Development Percentage of Prudential and
(y) the aggregate net Development Profit or Loss, or items of gross income, gain or loss thereof (excluding amounts attributable to Additional Capital
 Units), allocated to Prudential for all Fiscal Years, including the current Fiscal Year pursuant to Section 4.5(a)-(k)(1).

         (l) CPI Priority Allocation. All or part of the Development Activity Loss or items of loss or deduction thereof remaining after the applications of Sections 4.5(a) - (k), if any, shall be specially allocated to CPI to the extent of Operating Property Activity Cash Flow that was otherwise distributable to CPI but actually distributed to Prudential to pay Prudential Current Return pursuant to Section 4.9.2 from the Effective Date to a date thirty (30) days after the end of such Fiscal Year less the cumulative Development Activity Loss or items of loss or deduction thereof allocated to such CPI pursuant to this Section 4.5(l) for all prior Fiscal Years.

         (m) Special Allocation of Venture Two Depreciation and Gain Chargeback. All of the Company's allocable share of depreciation, amortization and similar items or deductions of Venture Two shall be specially allocated to the Members in accordance with their respective Member Property Percentages. Upon the sale, transfer, or other disposition of any asset of Venture Two, any gain allocated to the Company from Venture Two shall be specially allocated among the Members to the extent of and in proportion to the excess, if any, of
(A) the aggregate amount allocated to each Member pursuant to this Section 4.5(m) hereof for the current and all prior Fiscal Years, over (B) the aggregate gain allocated to such Member pursuant to this Section 4.5(m) for all prior Fiscal Years.

         (n) Excess Proceeds Allocations. All or part of the Operating Property Activity Profit, or items of gross income and gain thereof, remaining after the application of Sections 4.5(a) - (m), if any, shall be specially allocated to the Members to the extent of and in proportion to the Excess Operating Property Activity Cash Flow and Excess Operating Property Activity Capital Proceeds distributed 90% to CPI and 10% to Prudential pursuant to the provisions of Sections 4.9.2, 4.10.2 and 8.3.4.

         Section 4.6  Curative Allocations.
                      --------------------
         The allocations set forth in Sections 4.5(a) through 4.5(f) (the "Regulatory Allocations") are intended to comply with certain requirements of Regulations Sections 1.704-1(b) and 1.704-2(b). Notwithstanding any other provisions of this Agreement, other than the Regulatory Allocations, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred. The Administrative Manager shall have reasonable discretion, with respect to each Fiscal Year, to apply the provisions of this Section 4.6 in whatever manner is likely to minimize the economic distortions that might otherwise result from the Regulatory Allocations, it being the basic economic understanding of the Members that they shall be returned their capital contributions (reduced, if at all, by their pro rata share of Net Loss, Development Activity Loss and Operating Property Activity Loss as in effect at the time or times such losses were allocated) plus their pro rata share (as adjusted from time to time) of Net Profit, Development Activity Profit and Operating Property Activity Profit allocated to the Members (as reduced by losses allocated in the inverse order of prior profits).

         Section 4.7  Other Allocation Rules.
                      -----------------------
         The following rules shall apply for purposes of making tax allocations:

                   (a) "Excess nonrecourse liabilities" of the Company within the meaning of Regulations Section 1.752-3(a)(3), shall be allocated among the Members in accordance with the manner in which it is reasonably expected that the deductions attributable to those nonrecourse liabilities will be allocated.

                  (b) To the extent permitted by Section 1.704-2(h) of the Regulations, the Administrative Manager shall have complete discretion in determining whether a distribution shall be treated as being attributable to a Nonrecourse Liability or a Member Nonrecourse Liability and the increase in the Minimum Gain or Member Minimum Gain attributable to such liabilities. The Members recognize that such decision may affect the tax treatment of certain deductions for a Fiscal Year and might offset after-tax returns of the Members.

         Section 4.8  Section 704(c) Allocation.
                        -----------------------
         Notwithstanding any other provision of this Agreement to the contrary, any gain or loss and any depreciation and cost recovery deductions recognized by the Company for income tax purposes in any Fiscal Year with respect to all or any part of the Company's property that is required or permitted to be allocated among the Members in accordance with Section 704(c) of the Code and any Regulations promulgated thereunder so as to take into account the variation, if any, between the adjusted tax basis of such property at the time of its contribution and the Gross Asset Value of such property at the time of its contribution, shall be allocated to the Members for income tax purposes using the traditional method described in Section 1.704-3 of the Regulations. If and when the Capital Accounts of the Members are required to be adjusted pursuant to Regulation Sections 1.704-1(b)(2)(iv)(f) or (g) with respect to a revaluation of any asset of the Company, then subsequent allocations of income, gain, loss, and deduction, including without limitation depreciation or deductions for cost recovery with respect to such asset, shall take into account any variation between the then existing adjusted basis of such asset for federal income tax purposes and the agreed value of such asset, as such computations may be required under Sections 704(b) and 704(c) of the Code and Regulation Section 1.704-1(b)(4)(i). Any elections or other decisions relating to such allocations shall be made on behalf of the Company by CPI in its sole discretion.

         Section 4.9  Distribution of Cash Flow.
                      -------------------------
         4.9.1 Development Activity Cash Flow. Except as provided in Section 9.4, Section 8.3.4 or Section 4.11, the Company shall distribute Development Activity Cash Flow to the Members as and when determined by the Development Manager, but not less frequently than quarterly, in the following order of priority:

                  (a) First, to the Members, pro rata in proportion to their respective Member Development Percentages, in an amount equal to, in total, the "Cash Flow" as defined in the Development Activity Agreement received from Venture Three with respect to its Additional Capital Units;

                  (b) Second, to Prudential in an amount, together with all amounts previously distributed to Prudential under this Section 4.9.1(b),
Section 4.9.2 and Section 4.10.1(c) below, equal to the Prudential Current
Return;

                  (c) Third, to CPI in an amount, together with all amounts previously distributed to CPI under this Section 4.9.1(c) and Section 4.10.1(d) below, equal to the CPI Current Return;

                  (d) Fourth, to CPI in an amount, together with all amounts previously distributed to CPI under this Section 4.9.1(d) and Section 4.10.1(e) below, equal to the CPI Current Valuation Return; and

                   (e) Fifth, to the Members in proportion to their then respective Member Development Percentages, provided that amounts otherwise distributable to Prudential shall be distributed to CPI to the extent of any Unreturned CPI Development Valuation Amount.

         4.9.2    Operating  Property  Activity Cash Flow. Except as provided in
Section 4.11, Section 9.4 or Section 8.3.4, the Company shall distribute Operating Property Activity Cash Flow to the Members as and when determined by the Operating Property Manager, but not less frequently than quarterly, to the Members pro rata in accordance otherwise with their then respective Member Property Percentages; provided, however, that amounts distributable to CPI under this Section 4.9.2 shall instead be distributed to Prudential to the extent that the amounts distributed to Prudential under Section 4.9.1(b) and 4.10.1(c) are less than the Prudential Current Return, until an amount equal to such Prudential Current Return has been distributed to Prudential under Sections 4.9.1(b), 4.10.1(c) and from amounts otherwise distributable to CPI under this
Section 4.9.2.

         4.9.3 Cash Flow. Except as provided in Section 3.4.2, Section 4.11 and Section 9.4, the Company shall distribute Cash Flow of the Company that is not Development Activity Cash Flow or Operating Property Activity Cash Flow to the Members as and when determined by the Administrative Manager, but not less frequently than quarterly, to the Members in accordance with their Percentage Interests.

         Section 4.10  Distribution of Capital Proceeds.
                       --------------------------------
         4.10.1  Development  Activity Capital  Proceeds.  Except as provided in
Section 9.4 and Section 4.11, the Company shall distribute to the Members Development Activity Capital Proceeds received by the Company within thirty (30) calendar days after receipt in the following order of priority:

                  (a) First, to the Members, pro rata in proportion to their respective Member Development Percentages, in an amount equal to the sum of (i) an amount equal to, in total, the "Capital Proceeds" (as defined in the Development Activity Agreement) received by the Company with respect to its Additional Capital Units and (ii) an amount equal to Capital Proceeds arising from any sale or other disposition of the Company's Additional Capital Units;

                  (b) Second, to the Members, pro rata in accordance with their then respective Member Development Percentages, in an amount which equals the Unreturned Development Activity Contribution;

                  (c) Third, to Prudential in an amount which, together with all amounts previously distributed to Prudential under this Section 4.10.1(c), Section 4.9.1(b) and Section 4.9.2, is equal to the Prudential Current Return;

                  (d) Fourth, to CPI in an amount which, together with all amounts previously distributed to CPI under this Section 4.10.1 (d) and
Section 4.9.1(c), is equal to the CPI Current Return;

                  (e) Fifth, to CPI in an amount which, together with all amounts previously distributed to CPI under this Section 4.10.1(e) and
Section 4.9.1(d), is equal to the CPI Current Valuation Return;

                  (f) Sixth, to CPI in an amount which, is equal to the quotient of (i) the Unreturned CPI Development Valuation Amount divided by (ii) the Member Development Percentage of Prudential (expressed as a decimal); and

                  (g) Seventh, the balance, if any, of Development Activity Capital Proceeds shall be distributed to the Members pro rata in proportion to their then respective Member Development Percentages.

         Provided, however, that notwithstanding the foregoing, if any Development Activity Capital Proceeds are received upon liquidation of Venture Three then such liquidation proceeds shall be distributed pursuant to this
Section 4.10.1 as if modified by the provisions of Section 9.4.6.

         4.10.2 Operating Property Activity Capital Proceeds. Except as provided in Section 4.11, Section 9.4 or Section 8.3.4, the Company shall distribute Operating Property Activity Capital Proceeds received by the Company within thirty (30) calendar days after receipt to the Members pro rata in proportion to their then respective Member Property Percentages.

         4.10.3 Other Capital  Proceeds.  Except as provided in Section 4.11 and
Section 9.4, in the event the Company has any Capital Proceeds to distribute which are not Development Activity Capital Proceeds or Operating Property Activity Capital Proceeds, such Capital Proceeds shall be distributed to the Members in accordance with their Percentage Interests.

         4.10.4 Insufficient Balance. If Development Activity Capital Proceeds or Operating Property Activity Capital Proceeds are insufficient to pay the total amount payable under any priority level in this Section, Development Activity Capital Proceeds or Operating Property Activity Capital Proceeds shall be distributed within such priority level to the Members in proportion to their claims under such priority level.

         Section 4.11      Loss on CPI Note and Venture Three Guaranty.
                           -------------------------------------------
         In the event (i) any asset (including cash) of Venture Three is transferred or paid to a creditor of CPI or any CPI Affiliate as a result of any guaranty, pledge, mortgage, deed of trust, deed to secure debt, assignment or other instrument given by Venture Three to secure an obligation of CPI or a CPI Affiliate to the extent that the proceeds of such obligation (1) were not incurred to pay, finance or re-finance an obligation, "Operating Expense" or "Total Project Cost" of Venture Three (as those terms are defined in the Development Activity Operating Agreement) or other asset of Venture Three, or
(2) were not distributed by Venture Three to its members, or (ii) any note from CPI to the Company that is pledged as collateral for any obligation of CPI or any CPI Affiliate is transferred to the pledgee; then such transfer or payment shall be treated as if such asset or note, as the case may be, had been sold by Venture Three at its fair market value (but in the case of a Project or other asset, in no event less than the cost of such Project or asset (as reflected by the "Total Project Costs" incurred in connection therewith), and in the case of any note from CPI or an Affiliate of CPI, in no event less than the outstanding amount of such note) and the proceeds of sale (net of liabilities encumbering such asset) distributed pursuant to the Development Activity Agreement and
Section 4.10.1 herein; provided, however, to the extent such amounts, had they actually been received by Venture Three as aforesaid, should have been distributed to Prudential under this Agreement (and for the purpose of this
Section 4.11 it shall be deemed that such entire amount determined above should have been distributed without any deduction, retention, reserve or set-aside to other purposes which would have been permitted in the event of a voluntary disposition of such asset), Prudential shall be entitled to a distribution of all future amounts otherwise distributable to CPI under this Agreement and under the Development Activity Agreement and the Operating Property Activity
Agreement, until Prudential has received the amounts that should have been distributed to it from the sale of such asset or note out of such amounts otherwise distributable to CPI had such sale occurred as aforesaid. For purposes of this Section 4.11, fair market value shall be Agreed by the Members and if they are unable to agree such value shall be determined pursuant to the procedure of Section 10.2 herein.

         Section 4.12      Allocation Example
                           ------------------
         The Members agree that the allocation and distribution provisions of this Agreement contained in this Article 4 and in Section 9.4, and the allocation and distribution provisions of the Development Activity Agreement and the Operating Property Activity Agreement, are intended to set forth the economic understanding and agreement of the Members with respect to their investments in the Company, Venture Two and Venture Three, but that such provisions are complex and could be erroneously applied. Accordingly, attached hereto as Exhibit F is an example of the allocation and distribution provisions of this Agreement based upon certain hypothetical results from operation of the Company. Exhibit F is intended for illustration only and does not represent any representation of one Member to the other of anticipated actual results.

                                    ARTICLE 5
                                    ---------

                 COMPANY BOOKS; ACCOUNTING/FINANCIAL STATEMENTS
                 ----------------------------------------------

         Section 5.1  Books and Records.
                      -----------------
         The Administrative Manager shall keep books and records at the Company's principal place of business which are usually maintained by Persons engaged in similar businesses setting forth a true, accurate and complete account of the Company's business and affairs including a fair presentation of all income, expenditures, assets and liabilities thereof. Such books and records shall be maintained, and its income, gain, losses and deductions shall be determined and accounted for on the accrual basis in accordance with generally accepted accounting principles consistently applied. Separate financial statements shall be maintained for Venture Two, Venture Three and the activity of the Company not reflected in such financial statements. Each Member and its authorized representatives shall have the right at all reasonable times to have access to, inspect, audit and copy the Company's books, records, files, securities, vouchers, canceled checks, employment records, bank statements, bank deposit slips, bank reconciliations, cash receipts and disbursement records, and other documents (the "Documents"). Each Member and its authorized representatives shall also have the right, in connection with an examination and audit of the Documents, to question, upon at least 3 days' notice, the employees, if any, of the Company and to question during normal business hours, any other Person and the employees of such other Person having custody or control of any Documents, or responsibility for preparing the same. Each Member shall be entitled to any additional information necessary for the Member to adjust its financial basis statement to a tax basis as the Member's individual needs may dictate.

         Section 5.2  Tax Returns.
                      -----------
         The Independent Accountants shall either prepare or review and sign, as requested by the Members, the initial federal, state and local income tax returns of the Company, and thereafter the Administrative Manager may prepare such tax returns or cause the Independent Accountants to prepare such returns, unless a Member requests that the Independent Accountants prepare such returns. The Administrative Manager shall cause such tax and information returns that the Company may be required to file to be filed on a timely basis at Company expense with the appropriate governmental authorities. No tax or information return shall be filed unless Approved by the Members. The Company's accountants are (i) to deliver all tax and information returns to the Members for their review, comment and reasonable approval at least thirty (30) days in advance of the required filing date therefor taking into account any extensions thereof, and
(ii) furnish Members who so request with a projection of the Company's taxable income or loss for each Fiscal Year of the Company by December 1 of each such year to assist in year-end tax planning, all at Company expense.

          Section 5.3  Reports.
                       -------
                  (a) Development Manager shall prepare and send to each Member the following unaudited statements and reports with respect to Venture Three, and the Operating Property Manager shall prepare and send to each Member the following unaudited statements and reports with respect to Venture Two:

                           (i) within  thirty (30)  calendar days after the last
day of each calendar month during the Term, a statement of income and expense (x) showing the actual results of the operations of Venture Three or Venture Two, as the case may be, for the calendar month then ended and cumulatively to date for the then elapsed portion of the current Fiscal Year and (y) comparing on an itemized basis, all costs and expenses incurred during such month and for such Fiscal Year with the Development Operating Budget (as defined in the Development Activity Agreement) or the Property Operating Budget (as defined in the Operating Property Activity Agreement) for such month and such Fiscal Year, with a narrative explanation of any variations which are material to such budgets;

                           (ii) within thirty (30)  calendar days after the last
day of each calendar month during the Term, a balance sheet showing the financial position of Venture Two or Venture Three as of such last day; and

                           (iii) within  forty-five (45) calendar days after the
last day of each calendar quarter, a report on the development  activities  of
Venture  Three in  narrative  form for such  quarter period,   including,   but
not  limited  to,   information  on  the  status  of acquisitions,  zoning and permitting,  construction  and  development,  leasing, financing and sales..

                  (b) Administrative Manager shall also prepare and send to each Member unaudited statements and reports of the kind described in Section 5.3(a) with respect to all income and expense and results of operation of the Company, other than with respect to Venture Two and Venture Three, within thirty (30) calendar days after the last day of each calendar month during the Term.

                  (c) Each monthly report furnished to the Members by the Development Manager, the Operating Property Manager or the Administrative Manager, as the case may be, shall also state, to the best knowledge of the Development Manager, the Operating Property Manager or the Administrative Manager, as the case may be, whether any default exists with respect to any material obligation of the Company and whether any litigation is pending against Venture Two, Venture Three or the Company.

         Section 5.4  Audits.
                      ------
         After the end of each Fiscal Year the Administrative Manager shall cause an audit to be made by the Independent Accountants covering the assets, liabilities and net worth of the Company and its operations during such Fiscal Year, and all other matters customarily included in such audits. Separate audit reports shall be provided for Venture Two and Venture Three. The Members shall cooperate in good faith with each other and the Independent Accountants in the preparation of such audits. By April 30 of the subsequent Fiscal Year, the Administrative Manager shall direct the Independent Accountants to deliver the following financial statements with respect to each audit: a balance sheet and statement of income and expense, statement of cash flows, and the capital position as of the end of and for such Fiscal Year, together with the report of the Independent Accountants covering the results of such audit and certifying such financial statements as having been prepared in accordance with generally accepted accounting principles consistently applied. A copy of such financial statements shall be provided to each Member.

         Section 5.5  Bank Accounts.
                      -------------
         All funds of the Company shall be deposited in its name in an account or accounts maintained with the Bank or other financial institution Approved by the Members. Funds of the Company shall not be commingled with funds of any other Person. Checks shall be drawn upon the Company account or accounts only for the purposes of the Company and shall be signed by respective duly authorized representatives of the Members.

         Section 5.6  Tax Elections and Decisions.
                      ---------------------------
         Any and all federal, state and local tax elections and decisions for the Company and Venture Three shall be made by CPI in its sole discretion, and such elections and decisions for Venture Two shall be made jointly by the Members except for those matters set forth on Schedule 5.6 hereto, which shall be made as indicated on Schedule 5.6. In making such elections, however, the appropriate Manager or Member shall take into account tax matters with respect to the Company, Venture Two or Venture Three that would adversely affect a Member and shall use its good faith efforts to consult with such member and to make elections that have the least adverse effect on all of the Members. Except as specifically provided in Section 6.1.2(d), the Company, Venture Two and Venture Three shall elect to be treated as and shall qualify as partnerships for federal income tax purposes.

         Section 5.7  Tax Matters Member.
                      ------------------
         If required under any provision of the Code, the Administrative Manager shall designate CPI as the Company's "Tax Matters Partner" as and when so required. If and when so appointed, the "Tax Matters Partner" shall serve as such at the expense of the Company with all powers granted to a tax matters partner under the Code. Each Member shall give prompt notice to each other Member of any and all notices it receives from the Internal Revenue Service concerning the Company, including any notice of audit, any notice of action with respect to a revenue agent's report, any notice of a 30-day appeal letter and any notice of a deficiency in tax concerning the Company's federal income tax return.

                                    ARTICLE 6
                                    ---------

                                   MANAGEMENT
                                   ----------

         Section 6.1 Management of the Company.
                     -------------------------
         6.1.1 General. The overall management and control of the business and affairs of the Company shall be vested in the Members. Pursuant to the delegation set forth in Sections 6.1.2, 6.1.3 and 6.1.4 hereinbelow, except for those matters specifically required to be Approved by the "Management Committee" or the Members, (i) the Development Manager shall have the authority to manage and administer the affairs, rights and responsibilities of the Company with respect to Development Activity , (ii) the Operating Property Manager shall have the authority to manage and administer the affairs, rights and responsibilities of the Company with respect to Operating Property Activity, and (iii) the Administrative Manager shall have the authority to manage and administer record keeping, financial statement preparation and related administrative affairs of the Company as well as implement the provisions of Section 6.11 below and any other matters that are approved by the Management Committee to be managed by the Administrative Manager, subject in each case to the restrictions contained in
Section 6.7 and Section 8.3 hereinbelow. Subject to the foregoing, all decisions with respect to the management of the Company that are approved by the Development Manager pursuant to the authority granted under this Section 6.1.1 and Section 6.1.2 or by the Operating Property Manager pursuant to be authority granted under this Section 6.1.1 and Section 6.1.3, shall be binding on the Company and the Members. All decisions with respect to the management of the Company that are Approved by the Management Committee pursuant to the applicable provision of Section 6.7 shall be binding on the Company, each of the Members, and the Managers. Each Member in its capacity as Development Manager or Operating Property Manager or as a member will comply with the terms of the Development Activity Agreement or the Operating Property Activity Agreement, as the case may be.

         6.1.2    Development Manager.
                  -------------------
                  (a) Subject to the provisions of Sections 6.7 and 8.3, all decisions to be made by the Company with respect to its interest in Venture Three, whether as the managing member of Venture Three or otherwise shall be made in the sole discretion of the Development Manager appointed by the Members under this Section 6.1.2. For purposes hereof, the Members hereby appoint CPI as the Development Manager. As such, CPI shall be a "manager" under the Act and, subject to the provisions of Sections 6.7 and 8.3, shall have authority to act on behalf of the Company with regard to any decision of the Company as the managing member of Venture Three and to execute on behalf of the Company, as a member of Venture Three, any document or agreement binding on Venture Three as it deems necessary or advisable; provided, however, the Development Manager shall not, without the Approval of the Management Committee or all Members, have the authority or right (1) to sell, transfer or otherwise dispose of the Development Activity Interest or part thereof other than as provided in Section
8.3 or Section 8.4, or (2) to cause the Company to execute or deliver any guarantee or indemnity from the Company in favor of any Person on behalf of Venture Three or any other Person. All guarantees and indemnities in favor of mortgage lenders or others with respect to liabilities or obligations of Venture Three shall be provided solely by Venture Three, or by CPI or its Affiliates directly, and not by the Company.

                  (b) The Members acknowledge and agree that the primary business of Venture Three will be real estate development, value-added real estate acquisitions and real estate acquisitions which are associated with a development opportunity, as well as the ownership and operation of developed and acquired properties. CPI, as Development Manager having authority under this
Section 6.1.2, will determine in its sole discretion which opportunities are to be pursued by Venture Three. Prudential acknowledges and agrees that CPI and it Affiliates are independently in the business of real estate development and ownership and that CPI may be involved in activities that are competitive with Venture Three. In that regard, neither CPI nor any of its Affiliates shall have any duty or obligation (including but not limited to, any fiduciary duty) to offer or contribute any particular business opportunity to Venture Three. The Members acknowledge and agree that Venture Three may incur unrecovered pre-development and pre-acquisition costs or losses in connection with transactions that are not consummated.

                  (c) The Members acknowledge and agree that in its capacity as Development Manager, CPI may cause Venture Three to guarantee CPI's line of credit financing and that CPI or a CPI Affiliate may temporarily borrow amounts from the Company or Venture Three on an arms' length basis to the extent such a loan is not inconsistent with the capital needs of Venture Three. For this purpose, the interest rate charged on CPI's line of credit from time to time shall be deemed to be arms' length. Any note evidencing such a loan may be pledged by the Development Manager, on behalf of the Company or Venture Three as collateral for any purpose, including, without limitation, CPI's line of credit. Any such transactions are expressly authorized hereby and shall not be a violation of any duty or obligation to the Company (including, but not limited to, any fiduciary duty).

                  (d) The Members acknowledge and agree that Development Manager shall have the right from time to time to select or change the form of entity for Venture Three (e.g. partnership, corporation or trust, including a real estate investment trust as defined in the Code) for tax and legal purposes, provided no change shall be made to the form of entity without the consent of Prudential if such change would have a material adverse economic impact on Prudential as reasonably determined by Prudential. In the event of any dispute between CPI and Prudential regarding whether such change would have a material adverse economic impact on Prudential, each of CPI and Prudential shall meet with each other and their respective counsel in order to determine the nature of any issues relating to such dispute and determination, and in order to develop a plan for avoidance of such material adverse economic impact which shall be mutually agreeable to each Member. CPI shall upon demand reimburse Prudential for all of Prudential's costs reasonably incurred (including, but not limited to, the actual and reasonable costs of Prudential's attorneys and accountants, including in-house attorneys and accountants provided that the costs of such in-house attorneys and accountants is not in excess of $5,000.00 in the aggregate based on actual time and cost) in connection with any proposal of Development Manger under this Section 6.1.2(d).

         6.1.3    Operating Property Manager.
                  --------------------------
                  (a) Subject to the provisions of Sections 5.6, 6.7 and 8.3, all decisions to be made by the Company with respect to its interest in Venture Two, whether as the managing member of Venture Two or otherwise, shall be made in the sole discretion of the Operating Property Manager appointed by the Members under this Section 6.1.3. For purposes hereof, the Members hereby appoint Prudential as the Operating Property Manager. As such, Prudential shall be a "manager" under the Act and, subject to the provisions of Sections 5.6, 6.7 and 8.3, shall have authority to act on behalf of the Company with regard to any decision of the Company as the managing member of Venture Two and to execute on behalf of the Company as a member of Venture Two any document or agreement binding on Venture Two as it deems necessary or advisable; provided, however, the Operating Property Manager shall not without the Approval of the Management Committee or Members, have the authority or right (1) to sell, transfer or otherwise dispose of the Operating Property Activity Interest or part thereof other than as provided in Section 8.3 or 8.4, or (2) to cause the Company to execute or deliver any guarantee or indemnity in favor of any Person on behalf of Venture Two or any other Person. All guarantees and indemnities in favor of mortgage lenders or others with respect to liabilities or obligations of Venture Two shall be provided solely by Venture Two, or by Prudential or its Affiliates directly, and not by the Company.

                  (b) The Members acknowledge and agree that the business of Venture Two will be the ownership and operation of developed and acquired properties. Prudential, as Operating Property Manager having authority under this Section 6.1.3, will determine in its discretion which opportunities are to be pursued by Venture Two. CPI acknowledges and agrees that Prudential and it Affiliates are independently in the business of real estate operation and ownership and that Prudential may be involved in activities that are competitive with Venture Two. In that regard, neither Prudential nor any of its Affiliates shall have any duty or obligation (including, but not limited to, any fiduciary duty) to offer or contribute any particular business opportunity to Venture Two.

                  (c) Notwithstanding  the foregoing  provisions of this Section
6.1.3 or 6.1.1 above, the Members agree that in the event CPI shall exercise the "Make-Whole Option" described in Section 8.3.4 below with respect to an Asset (a "Make-Whole Asset"), Prudential agrees that CPI shall be and become a manager of Venture Two and CPI (and not Operating Property Manager) shall have the right to take and exercise all actions, approvals, agreements and decisions on behalf of Venture Two with respect to such Asset, so long as CPI is not a Defaulter hereunder with respect to any Make-Whole Amount for such Asset. From and after such date, the Operating Property Manager, as such term is used herein and in the Operating Property Activity Agreement, shall be deemed to be Prudential as to all of the Assets except the Make-Whole Assets, so long as CPI is not a Defaulter hereunder with respect to any Make-Whole Amount for such Make-Whole Asset, and CPI as to the Make-Whole Assets, so long as CPI is not a Defaulter hereunder with respect to any Make-Whole Amount for such Make-Whole Asset. All such actions of CPI shall be subject to any and all terms, conditions and provisions hereof and in the Operating Property Activity Agreement with respect to the responsibilities, obligations and rights of the "Operating Property Manager" as such term is used herein with respect to such Assets. Without limiting the generality of the foregoing, in such case, CPI shall have the right to segregate cash receipts and operating expenses attributable to the applicable Make-Whole Asset and maintain a segregated bank account therefore with such financial institution as CPI may select in its sole discretion. Without limiting the generality of the foregoing, in the event CPI shall become an Operating Property Manager with respect to a Make-Whole Asset as aforesaid, CPI shall prepare separate financial statements and reports for such Make-Whole Asset in accordance with Section 5.3, and CPI shall determine amounts of "cash flow" and "capital proceeds" (both computed in a manner consistent with the definition of "Cash Flow" and "Capital Proceeds" as defined in the Operating Property Activity Agreement) to be distributed with respect to such Make-Whole Asset. In such event the authority of Prudential as Operating Property Manager hereunder shall be limited to exclude the right to take any actions or exclude any approvals or decisions on behalf of Venture Two with respect to such Make-Whole Asset.

         6.1.4 Administrative Manager. The Members hereby appoint CPI as the "Administrative Manager." As such the Administrative Manager shall be a "Manager" under the Act and have the authority to act on behalf of the Company with respect to administrative and related matters of the Company, as set forth herein.

         6.1.5 Management Committee. The "Management Committee" of the Company shall be comprised of one representative from each Member (subject to the requirements of Section 8.2.3(a)), and each Member shall designate in writing from time to time its representative on the Management Committee plus an alternate. Each representative shall be fully authorized to provide, on behalf of the Member which he or she represents, any consent or approval which may be required hereunder of the Management Committee, and any action or decision so taken by a representative shall be binding upon the Member which he or she represents. The initial authorized representative of CPI shall be Daniel M. DuPree, and in the event of the unavailability of Daniel M. DuPree, Tom G. Charlesworth shall be the alternate authorized representative of CPI. The initial authorized representative of Prudential shall be Dale H. Tayson, and in the event of the unavailability of Dale H. Tayson, Mark Seedorff shall be the alternate authorized representative of Prudential. Each Member may change its authorized representative or alternate at any time by written notice to the other Member.

         6.1.6  Actions By Management Committee.
                -------------------------------
                  (a) Either Member may initiate a request that the Management Committee approve any matter or take any other action respecting the business and affairs of the Company which is required for Approval by the Management Committee pursuant to this Agreement. Any such request may be made at a regularly scheduled meeting of the Management Committee or in writing. Any written request must be labeled "REQUEST FOR ACTION BY MANAGEMENT COMMITTEE" and must include a narrative explanation of the approval or action which is being requested. If pursuant to such a request the Member desires to schedule a special meeting of the Management Committee, such request must be received by the other Member at least ten (10) calendar days prior to the proposed date for such special meeting. Conversely, a Member receiving a request for approval or action by the Management Committee which does not request that a special meeting be held may then request a special meeting by written notice to the other Member which must be received at least five (5) calendar days before the date proposed for such special meeting. Each Member shall use its best efforts to comply with a request by the other Member that a special meeting of the Management Committee be held.

                  (b) If there is a need for any approval or action by the Management Committee and no special meeting therefor is requested by either Member, the representatives of the Members on the Management Committee shall use their best efforts to respond within ten (10) days after the date the representatives are notified of the need for such approval or other action either in writing or at a regularly scheduled meeting of the Management Committee. If a representative has not responded within said ten (10) day period or if a special meeting has been properly requested with respect to such proposed approval or other action but has not been held within ten (10) days after the date requested for such special meeting, then the Member requesting such approval or other action may at any time thereafter notify the other Member that failure of such other Member's representative to respond within fourteen
(14) calendar days after such notice shall be deemed to be approval by such other Member of the matter or action requested. Such notice must be labeled "FAILURE TO ACT BY MANAGEMENT COMMITTEE REPRESENTATIVE" and must include a narrative explanation of the approval or action which is being requested. If the other Member's representatives fail to respond within said 14-day period, such matter or action requested shall be Approved.

         Section 6.2  Meetings.
                      --------
         Regular meetings of the Management Committee shall be held at the Company's principal place of business or at such other place as shall be Approved by the Members and at intervals as may be Approved by the Members. Dates, times and places of such regular meetings shall be Approved by the Members. No meeting of the Management Committee shall be held unless each Member is represented. Both regular and special meetings may be held by means of a conference telephone or similar equipment if all persons participating in the meeting can hear each other at the same time. At such meetings the Development Manager shall provide an operations report on Venture Three and such other information related to Venture Three as any Member of the Management Committee may reasonably request, and Operating Property Manager shall provide an operations report on Venture Two and such other information related to Venture Two as any Member of the Management Committee may reasonably request. At such meeting the Management Committee Members shall have the opportunity to provide advice to and consult with the Development Manager and Operating Property Manager regarding the activities of Venture Two and Venture Three, respectively.

         Section 6.3  The Managers.
                      ------------
                  (a) Subject to the provisions of Sections 6.1.2, 6.1.3,6.7 and
8.3 of this Agreement, and notwithstanding delegation of certain obligations and responsibilities pursuant to Section 6.4(b) below, the operation of the Company and management of the Company's business and affairs with respect to Venture Three shall rest with and remain the obligation and responsibility of Development Manager, and with respect to Venture Two shall rest with and remain the obligation of Operating Property Manager.

                  (b) Subject to the provisions of Sections 6.1, 6.5 and 6.7 of this Agreement, the Administrative Manager shall have the following rights and powers, which it may exercise at the cost, expense and risk of the Company:

                           (i)  To protect and preserve the assets of the
Company;

                           (iii)  To pay costs and expenses of Company
operations;

                           (iv) To prepare (or have  prepared)  and file all tax
returns for and on behalf of the Company (but not the tax returns or other reports of the Members);

                           (v) To acquire such  tangible  personal  property and
intangible personal property as may be necessary or desirable to carry on the business of the Company and sell, exchange or otherwise dispose of such personal properties in the ordinary course of business;

                           (vi) To keep all books of account  and other  records
of the Company;

                           (vii) To pay all debts and other  obligations  of the
Company;

                           (viii)  To  distribute   in   accordance   with  this
Agreement all sums distributed to the Company from Venture
Three and Venture Two and otherwise enforce the rights of the Company under the Development Activity Agreement and the Operating Property Activity Agreement;

                           (ix) To pay all taxes, levies, assessments, rents and
other impositions applicable to the Company, using
its good faith efforts to pay same before delinquency and prior to the addition thereto of interest or penalties and undertake when appropriate any action or proceeding seeking to reduce such taxes, assessments, rents or other impositions; and

                           (xvi) To deposit all monies received for or on behalf
of the Company in the Bank or such financial institutions as may be Approved by the Members, to invest any excess funds and to disburse and pay all funds on deposit on behalf of and in the name of the Company in such amounts and at such times as the same are required in connection with the business of the Company.

                  (c) Documents to which the Company is a party shall be executed and performed on behalf of the Company by Development Manager with respect to Venture Three, by Operating Property Manager with respect to Venture Two and otherwise by the Administrative Manager. No person, firm, partnership, corporation or other entity shall be required to inquire into said authority of the Managers to execute and perform any document on behalf of the Company.

                  (d) Each of the Managers shall devote itself to the business and purposes of the Company, as set forth in Section 2.4 above, to the extent reasonably necessary for the efficient carrying on thereof, without compensation except as otherwise provided herein. Whenever requested by a Member, the applicable Manager shall render a just and faithful account of all dealings and transactions relating to the business of the Company. The acts of the Managers shall bind the Members and the Company when within the scope of the Manager's authority expressly granted hereunder.

         Section 6.4  Duties of Managers.
                      ------------------
                  (a) The Managers, at the expense of and on behalf of the Company, shall implement or cause to be implemented all decisions Approved by the Management Committee and delegated to the Managers in writing by the Management Committee, and shall conduct or cause to be conducted the management of the business and affairs of the Company in accordance with and as limited by this Agreement.

                  (b) Subject to Sections 6.3, 6.5 and 6.7 hereof, a Manager may delegate all or any of its duties hereunder to such other Person as it deems necessary or desirable for the transaction of the business of the Company, and, in furtherance of any such delegation, a Manager shall have the right on behalf of the Company, to appoint, employ, or contract with any such Person, but in such an event the Manager will not be released from its responsibilities hereunder and the expense of such Person shall be borne by Venture Three, where such Person is appointed by Development Manager, by Venture Two, where such Person is appointed by Operating Property Manager, and by the Company, where such Person is appointed by the Administrative Manager. Such Persons may administer or assist in the administration of the routine day-to-day management of the Company and its business and affairs; may serve as a Manager's advisors and consultants in connection with decisions made by the Manager; may act as consultants, accountants, correspondents, attorneys, brokers, escrow agents, or in any other capacity; and may perform such other acts or services for the Company as such Manager may reasonably and prudently approve.

         Section 6.5  Authorization for Expenditures.
                      ------------------------------
         The Administrative Manager shall not make any expenditure or incur any obligation on behalf of the Company unless such amount is included in an Operating Budget previously Approved by the Management Committee or unless such amount has been otherwise previously Approved by the Management Committee or unless such amount is for non-discretionary expenditures such as government charges and fees or bank charges or any other item so long as the total of such other items for any calendar year does not exceed $5,000.00. The Administrative Manager will be reimbursed for out of pocket expenses incurred on behalf of the Company by the Members pro rata in accordance with their Percentage Interests. The Administrative Manager may from time to time seek broader fiscal authority from the Management Committee when in its reasonable opinion it is appropriate to do so in connection with the performance of its duties hereunder. In any event, the Administrative Manager shall not expend more than the amount in good faith believes to be the fair and reasonable market value at the time and place of contracting for any goods purchased or services engaged on behalf of the Company.

         Section 6.6  Rights Not Assignable.
                      ---------------------
         Except as provided in Section 8.2, the rights and obligations of the Managers under this Agreement shall not be assignable voluntarily or by operation of law by any Manager without the express prior written Approval of the Management Committee, and any attempted assignment without such Approval shall be void.

         Section 6.7  Major Decisions.
                      ---------------
         All Major Decisions, as such term is defined in Exhibit D hereto, with respect to the Company's business and operations shall require the Approval of the Members or Approval of the Management Committee. Accordingly, no Member or Manager shall have the right or the power to make any commitment or engage in any undertaking on behalf of the Company with respect to a Major Decision unless and until the same has been authorized by Approval of the Members or through Approval of the Management Committee.

         Section 6.8  Emergency Authority.
                      -------------------
         Notwithstanding the provisions of Sections 6.5 or 6.7 hereof, the Administrative Manager shall have the right to take such actions and make such emergency expenditures as it, in its reasonable judgment, deems necessary for the protection of life or health or the preservation of Company assets if, under the circumstances, in the good faith estimation of the Administrative Manager, there is insufficient time to allow the Administrative Manager to obtain the Approval of the Members or Approval of the Management Committee of such action and any delay would materially increase the risk to life or health or materially increase the magnitude or likelihood of property damage or other potential loss involved; provided, however, that the Administrative Manager shall notify the Members of such action contemporaneously therewith or as soon as reasonably practicable thereafter.

         Section 6.9  Operating Budget And Expenses.
                      -----------------------------
                  6.9.1 Company Expenses. The Operating Expenses of the Company shall be apportioned to and be paid by or reimbursed by the Members pro rata in accordance with their Percentage Interests.

                  6.9.2  Operating Budget.

                  (a) The Members hereby approve the Operating Budget for the first Fiscal Year of the Company attached hereto as Exhibit E.

                  (b) No later than thirty (30) days prior to the commencement of each Fiscal Year, the Administrative Manager shall prepare a proposed Operating Budget for such Fiscal Year for the Company.

                  (c) Within thirty (30) calendar days after the proposed Operating Budget is submitted to the Management Committee, if the Members shall not approve such proposed Operating Budget, any Member may notify the Administrative Manager of any proposed revisions therein that it deems necessary. If any Member fails to approve or to reject the proposed Operating Budget or to make proposed revisions thereto within thirty (30) calendar days after it is submitted to the Management Committee, such proposed Operating Budget shall be deemed approved and shall thereafter constitute the Operating Budget for the Fiscal Year in question for all purposes hereof. Any objections to the proposed Operating Budget must be made on a line item basis, and any line items not objected to shall be deemed approved.

                  (d) If the Management Committee approves a proposed Operating Budget, or a Member makes proposed revisions thereto and the Administrative Manager does not make reasonable objections to such proposed revisions within ten (10) calendar days after it receives them, such proposed Operating Budget, and revisions if any, shall be deemed approved and shall be deemed thereafter to constitute the Operating Budget for the Fiscal Year in question for all purposes hereof.

                  (e) If the Administrative Manager makes any reasonable objection to any proposed revisions to any proposed Operating Budget, the Members shall cooperate with each other to resolve any questions with respect to such proposed revisions and shall use their best efforts to agree upon such Operating Budget for the Fiscal Year in question prior to the beginning of the Fiscal Year to which such Operating Budget relates. If the Members fail to agree upon an Operating Budget for any Fiscal Year prior to the commencement thereof, then, pending final resolution of any dispute in the manner provided herein, the Administrative Manager shall continue to manage, maintain, supervise, direct, and operate the activities for which such Operating Budget was proposed in accordance with the approved Operating Budget for such activities or asset(s), if any, for the previous Fiscal Year until a new Operating Budget is approved; except that the Administrative Manager shall be authorized during any interim period to reasonably exceed the prior year's budgeted amounts for taxes, utility charges, insurance and other items not within the reasonable control of the Company as well as for increases in contract services and personnel costs to the extent required to maintain the same level of service provided during the previous Fiscal Year.

                  (f) The Administrative Manager may from time to time during each Fiscal Year submit to the Management Committee revisions to an approved Operating Budget for its approval. The Management Committee shall endeavor promptly to reject or approve the same or to make such changes to the proposal as it may deem reasonably necessary and proper. The proposal, as approved or changed by the Management Committee, shall be incorporated into and become part of such Operating Budget for the remaining period of the Fiscal Year in question.

         Section 6.10  Removal of Managers.
                       -------------------
                  (a) The Management Committee shall have the right, to be exercised by written notice to a Manager, to remove such Manager and to appoint a new Manager in the event the Manager commits fraud in the performance of its duties or suffers an Act of Insolvency.

                  (b) CPI shall have the right, to be exercised by written notice to Prudential, to remove Prudential as Operating Property Manager and to appoint a new Operating Property Manager (which may be CPI or a CPI Affiliate) in the event Prudential becomes a Defaulter due to an Event of Default described
Section 9.1.1(a) with respect to any failure to pay any portion of the Prudential Contribution Amount. (after giving effect to the applicable five day grace period therein) and CPI provides Prudential with a second notice marked "Failure to Cure May Result in Removal of Prudential as Operating Property Manager" and Prudential fails to cure such default within five (5) days after receipt of such second notice.

         Section 6.11 Actions to Maintain REIT Status. Notwithstanding any other provisions of this Agreement or the Act, during the period commencing on the Effective Date and ending on the seventh anniversary of the Effective Date, no Manager or Member shall take any action on behalf of the Company, Venture Two or Venture Three if such action could reasonably be expected to jeopardize CPI's status as a real estate investment trust ("REIT") under the Code. CPI is hereby authorized on behalf of the Company, Venture Two and Venture Three to take any action in good faith that it believes is necessary or advisable in order to protect the ability of CPI to continue to qualify as a "REIT," or to avoid CPI incurring any taxes under Section 857 or Section 4981 of the Code. For example, no Manager or Member may cause the Company, Venture Two or Venture Three, without the express written consent of CPI, to (i) enter into any lease that provides for rental payments based upon the net profits of the tenant, (ii) purchase stock of another corporation, (iii) enter into a loan that provides for a participating interest in the net profits of the borrower, (iv) provide any services to tenants other than "customary services" as defined by the Code, or
(v) become a dealer in property. CPI agrees to discuss with Prudential any decision regarding CPI's "REIT" status and, with respect to any decision affecting Venture Two or its Assets, upon the request of Prudential will provide it with an opinion of counsel reasonably satisfactory to Prudential that failure to take such actions reasonably could be expected to jeopardize CPI's status as a REIT prior to taking any such action. In the event such an opinion is provided, CPI shall take any such action, while using is good faith efforts to avoid taking any action that is adverse to Prudential. In the event of any dispute between CPI and Prudential regarding any decision regarding CPI's "REIT" status as referenced in this Section 6.11 which involves action which affects the status of the Company as a "venture capital operating company" or the status of Venture Three and Venture Two as "real estate operating companies" under the Plan Asset Regulations or compliance with ERISA as set forth in Section 6.12, each of CPI and Prudential shall meet with each other and their respective counsel in order to determine the nature of any issues relating to such dispute and determination, and in order to develop a plan for compliance which shall be mutually agreeable to each Member.

         Section 6.12 Action to Maintain VCOC and REOC Status. Notwithstanding any other provisions of this Agreement or the Act, no Manager or Member shall take any action on behalf of the Company, Venture Two or Venture Three if (a) such action would reasonably be expected to jeopardize the status of the Company as a "venture capital operating company," and the status of Venture Three and Venture Two as "real estate operating companies," under the Plan Asset Regulations, or (b) such action would constitute a Plan Violation under ERISA. In addition, the Members and Managers shall take any action (and refrain from taking any action) reasonably requested by any Member that such Member in good faith believes is necessary or advisable in order to protect the status of the Company as a "venture capital operating company," and the status of Venture Three and Venture Two as "real estate operating companies," under the Plan Asset Regulations, or if such Member in good faith believes is necessary or advisable in order to avoid a Plan Violation under ERISA. Without limiting the foregoing, on or before thirty (30) days prior to the end of the "annual valuation period" of Venture Three as defined in the Plan Asset Regulations (such date is referred to as the "Compliance Deadline") of each year during the term of this Agreement in order to demonstrate compliance with the Plan Asset Regulations, CPI shall deliver to the Members a certificate in the form attached as Exhibit C to the Development Activity Agreement, for signature by both Members, together with such supplemental information as the Members may reasonably require, in order to confirm that Venture Three continues to qualify as a "real estate operating company" within the meaning of the Plan Asset Regulations, and together with, subject to the Approval of the Members, such supplemental covenants and guidelines (with respect to pending transactions and/or any guidelines for the release of funds then held by the Company to Venture Three) as the Member may reasonably require in order to confirm that Venture Three continues to qualify as a "real estate operating company" within the meaning of the Plan Asset Regulations. Each Member agrees to discuss with the other Member any decision regarding such status prior to taking or requesting any such action. The Members agree to discuss with each other any proposed decision regarding such status and upon the request of a Member the Company shall obtain an opinion of counsel reasonably satisfactory to the Members that failure to take such actions reasonably could be expected to adversely affect such status prior to taking or requesting such action. In the event such an opinion is provided, the applicable Manager shall take any appropriate action, while using its good faith efforts to avoid taking any action that is adverse to any Member. In the event of any dispute between CPI and Prudential regarding any decision regarding the status of the Company as a venture capital operating company or the status of Venture Three and Venture Two as "real estate operating companies" under the Plan Asset Regulations or compliance with ERISA as set forth in this Section 6.12 which involves action which affects CPI's "REIT" status as referenced in Section 6.11, each of CPI and Prudential shall meet with each other and their respective counsel in order to determine the nature of any issues relating to such dispute and determination, and in order to develop a plan for compliance which shall be mutually agreeable to each Member. In addition, each of Prudential and CPI makes the following representations and warranties, and shall reaffirm the following representations and warranties at the time of any additional capital contribution by Prudential: (i) as to Prudential, Prudential has heretofore provided to CPI a list of the employee benefit plans whose assets are 10% or more of the total assets in the pooled separate account which will be invested in the Assets and the plan sponsors of such employee benefit plans; Prudential represents and warrants that such schedule is true, correct and complete as of the date hereof; and (ii) as to CPI, CPI represents and warrants to Prudential that CPI is not a party in interest (as defined in Section 3(14) of ERISA) to any of the 10% plans disclosed by Prudential on such list.

         Section 6.13 Management And Leasing Agreement. The Members hereby consent and agree that CPI (or its Affiliate) shall enter into management and leasing agreements with Venture Two and with Venture Three on terms consistent with those described in the Development Activity Agreement and the Property Activity Agreement. CPI shall have the right from time to time during the term of such agreement to designate the manager and leasing agent from among the group of CPI and its Affiliates (provided that such representation and warranty is given to CPI's best knowledge with respect to the plan of Prudential disclosed on such list).

         Section 6.14 Development Agreement. The Members hereby agree that CPI (or its Affiliate) shall enter into a development agreement with Venture Three on terms consistent with those described in the Development Activity Agreement. CPI shall have the right from time to time during the term of such agreements to designate the developer from among the group of CPI and its Affiliates.

         Section 6.15  Operating Agreements.
                       --------------------
         6.15.1 Development Activity Agreement. The Members hereby approve the Development Activity Agreement adopted as of even date herewith.

         6.15.2 Operating Property Activity Agreement. The Members hereby approve the Operating Property Activity Agreement adopted as of even date herewith.

         Section 6.16  Liability for Conduct.
                       ---------------------
         No Member or Manager (nor any director, shareholder, officer or employee of such Member or Manager) shall be personally liable or personally accountable to the Company or to any of the Members, in damages or otherwise, for any error of judgment, for any mistake of fact or of law, or for any other act or thing which it may do or refrain from doing in connection with the business and affairs of the Company, except for claims and damages resulting from fraud, willful misconduct, bad faith, gross negligence or material breach of this Agreement.

         Section 6.17  Indemnity.
                        --------
         The Company (to the extent of its assets) does hereby agree to indemnify and to hold each Member and Manager harmless from and against any loss, claim, liability, expense, or damage (including reasonable attorneys' fees and court costs) suffered by such Member or Manager by reason of anything the Company may do or refrain from doing or such Member or Manager may do or refrain from doing for and on behalf of the Company and in furtherance of its interests or by reason of such Member's or Manager's status as a Member or Manager of the Company; provided, however, that the Company shall not indemnify such Member or Manager for any loss, claim, liability, expense, or damage which such Member or Manager may suffer as a result of any act or omission of such Member or Manager for which such Member or Manager would be liable under Section 6.16 above.


                                    ARTICLE 7
                                    ---------

             COMPENSATION; REIMBURSEMENTS; CONTRACTS WITH AFFILIATES
             -------------------------------------------------------

         Section 7.1  Compensation, Reimbursements.
                      ----------------------------
                  7.1.1 Compensation. Except as may be expressly provided for in this Agreement, including Sections 6.13, 6.14 and 7.2, or in another written agreement Approved by the Members or Approved by the Management Committee, no payment will be made by the Company to any Member or Manager for the services of such Member or Manager or any member, shareholder, director, employee, or Affiliate of such Member.

                  7.1.2 Reimbursements. Subject to the provisions of this Agreement, each of the Members and Managers shall be reimbursed promptly by the Company for all reasonable out-of-pocket costs and expenses incurred by each in connection with the performance of its respective duties to the Company during the Term, provided that such amounts are contained in an Approved Operating Budget or are otherwise Approved by the Management Committee.

         Section 7.2       No Contracts with Affiliates.
                           ----------------------------
         No Member or Manager shall enter into any agreement or other arrangement for the furnishing to or by the Company of goods or services with any Person who is an Affiliate of such Member or Manager unless such agreement or arrangement has been approved by the Management Committee after the nature of the relationship or affiliation has been disclosed. If an Affiliate of a Member or Manager is in the business of providing services of a kind needed by the Member or Manager, such Affiliate will have the right to provide those services to the Company at market terms and conditions approved the Management Committee. Notwithstanding the foregoing, this provision and Section 7.1.1 above shall not prevent or limit the right of Venture Two or Venture Three to engage CPI or any CPI Affiliate, or Prudential or any Prudential Affiliate, to provide development, property management, leasing or administrative services to Venture Two or Venture Three or to any Asset or property of Venture Two or Venture Three, and to be compensated for such services at reasonable market rates. Further, Venture Three may at any time enter into a partnership, limited liability company, or other venture with CPI or any CPI Affiliate; provided that the relative interests of Venture Three and CPI (and/or the CPI Affiliate) in such venture are based upon the relative Fair Market Values of their respective capital contributions to the venture.


                                    ARTICLE 8
                                    ---------

                   TRANSFER RESTRICTIONS AND REDEMPTION RIGHTS
                   -------------------------------------------

         Section 8.1  General.
                      -------
                  8.1.1 Required Consents. Except as expressly permitted in this Agreement including without limitation Section 8.2, 8.3.4(c) and Section 8.5, neither Member shall sell, assign, transfer, mortgage, convey, charge or otherwise encumber or contract to do or permit any of the foregoing, whether voluntarily or by operation of law (herein sometimes collectively called a "Transfer"), or suffer any Affiliate or other third party to Transfer, any part or all of its Member Interest or its share of capital, profits, losses, allocations or distributions under this Agreement without the express prior written consent of the other Member, which consent may be withheld for any or no reason whatsoever. Any attempt to Transfer in violation of this Article 8 shall be null and void. The giving of consent in any one or more instances of Transfer shall not limit or waive the need for such consent in any other or subsequent instances.

                  8.1.2 Indirect Transfers. In order to effectuate the purpose of this Section 8.1, each Member agrees that to the extent it desires that its Member Interest in the Company be at any time held by any other Person, such Member will Transfer its Member Interest, or part thereof, to such Person only through a direct Transfer in the manner contemplated in this Article 8, and that, except as expressly authorized in Section 8.2, Section 8.3.4(c) or Section 8.5, no Transfer or other disposition of any stock, partnership or other beneficial interest in any Member or other such Person which holds any part of a Member Interest will be effected, directly or indirectly, unless Approved by the Members, provided that (i) an initial issuance of shares in an underwritten public offering, (ii) transactions involving contributions of cash into, and withdrawals from, a Pension Investor, (iii) transactions involving transfers of beneficial interest in a Pension Investor or Prudential, and (iv) transactions in or transfers of shares of any Member whose shares are publicly traded shall be permitted and will be deemed not to violate the provisions of this Article 8. The Members acknowledge that neither of their Member Interests is now held by any other Person and agree that any subsequent Transfer of its Member Interest, or part thereof, to a Person which it desires to make shall, except as expressly authorized in this Section 8.1.2, Section 8.2, Section 8.3.4(c) or Section 8.5, require the express, prior written consent of the other Member.

         Section 8.2  Permitted Transfers by the Members.
                      ----------------------------------
                  8.2.1 Transfers By Prudential. Without the consent of CPI, Prudential may from time to time Transfer its Member Interest, in whole or in part, (a) to a Prudential Affiliate or (b) from a Prudential Affiliate to another Prudential Affiliate. Any such Transfer to a Prudential Affiliate shall not relieve Prudential of its obligations under this Agreement.

                  8.2.2 Transfers By CPI. Without the consent of Prudential, CPI may from time to time Transfer its Member Interest, in whole or in part, (a) to a CPI Affiliate, or (b) from a CPI Affiliate to another CPI Affiliate. Any Transfer pursuant to this Section 8.2.2 shall not relieve CPI of its obligations under this Agreement.

                  8.2.3  Agreements with Transferees.

                  (a) If pursuant to the provisions of this Section 8.2, any Member (the "Transferor") shall purport to make a Transfer of any part of its Member Interest to any Person ("Transferee"), no such Transfer shall entitle the Transferee to any benefits or rights hereunder until:

                            (i) the  Transferee  agrees in writing to assume and
be bound by all the obligations of the Transferor and be subject to all the restrictions to which the Transferor is subject under the terms of this Agreement; and

                            (ii) the  Transferor  and  Transferee  enter  into a
written agreement with the other Member and the Company
which provides (x) that the Transferor is irrevocably designated the proxy of the Transferee to exercise all voting and other approval rights appurtenant to the Member Interest acquired by the Transferee, (y) that the Transferor shall remain liable for all obligations arising under this Agreement prior to and after such Transfer in respect of the Member Interest so transferred; and (z) that the Transferee shall indemnify the Members from and against all claims, losses, liabilities, damages, costs and expenses (including reasonable attorneys' fees and court costs) which may arise as a result of any breach by the Transferee of its obligations hereunder.

                           (iii) the  Transferee of such transfer  complies with
ERISA to the satisfaction of the Members.

                  (b) No Transferee of any Member Interest shall make any further disposition except in accordance with the terms and conditions hereof.

                  (c) All costs and expenses incurred by the Company, or the non-transferring Member, in connection with any Transfer of a Member Interest, including any filing or recording costs and the fees and disbursements of counsel, shall be paid by the Transferor.

         Section 8.3       Asset Restrictions.
                           ------------------
                  8.3.1    Assets Lock-Out Period.

                  (a) During the applicable "Lock-Out Period" (as defined below) with respect to an Asset, the Company and Operating Property Manager shall not authorize a sale, exchange or other disposition of such Asset, and Venture Two shall not sell, exchange or otherwise dispose of such Asset, except in a tax-free transaction that does not trigger any taxable gain for federal income tax purposes (directly or indirectly) to CPI. Prior to entering into, or permitting Venture Two to enter into, any contract or commitment with respect to any sale, exchange or other disposition of an Asset during the applicable Lock-Out Period, Operating Property Manager shall first provide written notice of such proposed transaction to CPI in order for CPI to determine whether the transaction, if consummated, would trigger taxable gain to CPI. If CPI shall notify Operating Property Manager within a period of thirty (30) days after receipt of such notice that the proposed transaction would trigger taxable gain to CPI for federal income tax purposes, such transaction shall not be allowed without the Approval of the Members. If CPI shall fail to provide such notice to Operating Property Manager within said period of thirty (30) days after receipt of such notice, and Prudential provides CPI with a second notice marked "Inaction May Result In Asset Sale" and CPI fails to object to such proposed transaction within 10 days after receipt of such second notice, such transaction shall be allowed without the Approval of the Members. CPI shall upon request explain to Operating Property Manager any such determination by CPI under this
Section 8.3.1(a), and upon the request of Prudential will provide Prudential with an opinion of counsel or an accountant reasonably satisfactory to Prudential to the effect that the proposed transaction would trigger taxable gain to CPI for federal income tax purposes.

                  (b) The Lock-Out Period shall mean (i) with respect to the "retail" Assets (as so designated on Exhibit C), the period commencing on the Effective Date and ending on the third anniversary of the Effective Date, and
(ii) with respect to the "office" Assets (as so designated on Exhibit C), the period commencing on the Effective Date and ending on the fourth anniversary of the Effective Date; provided, however, upon any Transfer of the Member Interest of Prudential pursuant to the provisions of Section 8.5, the applicable Lock-Out Period shall be extended or, if expired, re-invoked anew, for a period of two years following the date of the Transfer, but in no event shall any applicable Lock-Out Period end earlier than the expiration date of the original Lock-Out Period as set forth in this subsection (b)(i) or (b)(ii)(as the case may be) or continue beyond the seventh anniversary of the Effective Date; provided further, however, that in accordance with the Right of First Offer, if CPI enters into a "Venture Contribution" or "Disposition" (as defined in the Right of First Offer) for which Prudential was not afforded an opportunity to participate through the procedure set forth in the Right of First Offer, then the Lock-Out Period with respect to the assets known as 100/200 North Point Center East shall expire immediately upon such Venture Contribution or Disposition. Notwithstanding any expiration of the Lock-Out Period for 100/200 North Point Center East, the procedures of this Agreement relating to disposition of Assets, including those contained in Section 8.3.4, shall continue to apply in accordance with their terms.

                  8.3.2 Interests Lock-Out Period. The Company will not sell, exchange or otherwise dispose of all or any part of the Operating Property Activity Interest or the Development Activity Interest during the Term except as may be Approved by the Members or pursuant to the provisions of Sections 8.3.5,
8.3.6 or 8.4 of this Agreement.

                  8.3.3    Restrictions Relating to Mortgages.

                  (a) The Members agree that until the earlier to occur of (i) the seventh anniversary of the Effective Date, and (ii) with respect to a Mortgage secured by a particular Asset, the date that a taxable sale, exchange or other disposition of such Asset is permitted under Section 8.3.4(a)(vii) hereof, (1) the level of indebtedness existing on the Effective Date shall be maintained, except that regularly scheduled amortization payments required under the terms of a Mortgage may be paid when due and any "bullet" maturity amount may be paid down from proceeds of third party debt or equity raised pro rata from Venture Two's members or equity or Affiliate Debt from Prudential or any Prudential Affiliate, with such equity or Affiliate Debt from Prudential or a Prudential Affiliate being provided pursuant to Section 3.5 after CPI has been provided the right to contribute its pro rata share of any such additional equity contribution or Affiliate Debt under Section 3.5), and (2) neither Prudential nor any Prudential Affiliate shall acquire any Mortgage without the prior written consent of CPI. CPI (or any CPI Affiliate) may guarantee or otherwise endorse any debt or other obligation of the Company or Venture Two.

                  (b) Following the seventh anniversary of the Effective Date, the then outstanding principal balance of any Mortgage may be reduced or prepaid in amounts other than (or in addition to) such principal reductions as would result from the payment of scheduled debt service payments under the terms of such Mortgage that exist on the Effective Date; provided, however, that prior to any such reduction or prepayment CPI shall first be afforded the opportunity (as hereinafter described) to exercise the CPI Redemption Rights provided in Section
8.3.5 hereof. Operating Property Manager shall give CPI at least thirty (30) days prior written notice (each such notice being herein called a "Prepayment Notice") of the proposed reduction or prepayment of any Mortgage, and CPI shall have a period of thirty (30) days following receipt of such Prepayment Notice to elect any of the CPI Redemption Rights set forth in Section 8.3.5 below by giving written notice of election to Prudential. If CPI elects to exercise any CPI Redemption Rights, the reduction or prepayment of the Mortgage specified in the Prepayment Notice shall not be permitted until 10 Business Days after the "Closing" (in accordance with Section 8.3.7) of the redemption transaction elected by CPI in the exercise of the CPI Redemption Rights. If CPI fails to exercise such CPI Redemption Rights prior to the end of the 30-day period, Operating Property Manager shall be permitted to proceed with the prepayment or principal reduction proposed in the Prepayment Notice. The procedures set forth in this Section 8.3.3(b) shall continue to apply to the Mortgage after any partial prepayment or principal reduction is implemented, and to all other Mortgages.

         8.3.4 Sale of Assets After Lock-Out Period. Following the Lock-Out Period which is applicable to an Asset, the Operating Property Manager, pursuant to the authority granted to it under Section 6.1.3, may cause Venture Two to sell or dispose of such Asset or a material portion thereof, subject to the following conditions precedent:

                  (a) If the proposed sale or disposition is to occur prior to or on the seventh anniversary of the Effective Date:

                           (i)      Prudential  will provide CPI with written
notice of the proposed Asset sale or disposition (any such notice being herein called a "Sale Notice").

                           (ii)     For a period of 90 days following  delivery
of the Sale Notice the Members will attempt to identify replacement property which could be acquired by Venture Two through a tax-free, like-kind exchange that would not trigger recognition of any taxable gain for federal income
tax  purposes   (directly  or  indirectly)  to  CPI  and  which replacement property is consistent with Prudential's then current investment acquisition plans for its PRISA fund portfolio. If the Members agree upon and identify acceptable replacement property within 90 days of the Sale Notice to CPI, the Operating Property Manager may cause Venture Two to effectuate the exchange of the properties, either directly or through a qualified intermediary. The replacement property in any such exchange shall be and become an "Asset" for purposes of this Agreement and the Operating Property Activity Agreement.

                                    (iii) If the  Members  do not agree upon and
identify acceptable replacement property for a
tax-fee exchange of such Asset within 90 days of the Sale Notice, Prudential will provide a further notice to CPI (any such further notice being herein called an "Offer Price Notice") in which Prudential shall identify the offer price for the Asset ("Offer Price") that Prudential would have Venture Two accept in a sale or other disposition of the Asset. CPI shall have a period of 30 Business Days following receipt of the Offer Price Notice to elect by giving written notice to Prudential to exercise an option (herein called the "Make-Whole Option") with respect to such Asset. If CPI exercises the Make-Whole Option, (x) the Asset shall be retained by Venture Two as a Make-Whole Asset and shall not be sold or otherwise disposed of by Venture Two unless and until CPI shall elect to sell or dispose of such Make-Whole Asset in its sole discretion (and CPI shall have sole authority to make such sale decision); (y) CPI shall be deemed appointed by the Company (in its capacity as a member of Venture Two) as a manager of Venture Two within the meaning of Section 18-101(10) of the Act for the purpose of having full authority over all operational and sale (or exchange or other disposition) decisions with respect to such Make-Whole Asset, subject to the terms of Section 6.1.3(c) hereof; and (z) Operating Property Manager's authority with respect to such matters (as Operating Property Manager or within the definition of Operating Property Manager) shall cease and be of no further force or effect with respect to such Make-Whole Asset. Upon exercising the Make-Whole Option with respect to such Make-Whole Asset and until such Make-Whole Asset is disposed of by Venture Two or Venture Two is liquidated or dissolved, (1) the Company shall distribute to Prudential on a monthly basis from amounts otherwise distributable to CPI under this Agreement, under the Development Activity Agreement and under the Operating Property Activity Agreement an amount equal to the positive difference, if any, between (A) an amount equal to 9% per annum (for such month) of the share of the Offer Price, net of any applicable mortgage debt or other encumbrances, that would have been distributable to Prudential under this Agreement based on its Member Property Percentage had the Make-Whole Asset been sold by Venture Two at the Offer Price (and any related mortgage debt or other encumbrance repaid) on the first day of the next calendar month commencing after the date of the exercise of the Make-Whole Option, less (B) the amount of Operating Property Activity Cash Flow actually distributed, and of "Cash Flow Deemed Distributed" (as hereinafter defined), to Prudential under this Agreement for such month based on its Member Property Percentage attributable to the Make-Whole Asset for the period commencing with the first calendar month after the date of exercise of the Make-Whole Option (it being agreed that the amount of any "cash flow" [i.e., the excess of gross revenues minus operating expenses for a period] attributable to such Make-Whole Asset that is applied to an obligation or expense of Venture Two that is not an obligation or expense incurred for any Make-Whole Asset, and thus not distributed, shall be deemed distributed ("Cash Flow Deemed Distributed") to Prudential to the extent of the amount thereof multiplied by the Member Property Percentage of Prudential), and (2) the Company shall distribute to Prudential from amounts otherwise distributable to CPI under this Agreement, under the Development Activity Agreement and under the Operating Property Activity Agreement upon sale or other disposition of the Make-Whole Asset by Venture Two an amount equal to the positive difference, if any, between (A) the amount that would have been distributable to Prudential under this Agreement based on its Member Property Percentage of Operating Property Activity Capital Proceeds attributable to a sale or other disposition of the Make-Whole Asset at the Offer Price after payment of any applicable mortgage debt or other encumbrance less
(B) the amount actually distributed, and of "Capital Proceeds Deemed Distributed" (as hereinafter defined), to Prudential under this Agreement based on its Member Property Percentage of Operating Property Activity Capital Proceeds attributable to the sale or other disposition of the Make-Whole Asset after payment of any applicable mortgage debt attributable to such Make-Whole Asset or other encumbrance (it being agreed that the amount of any such Operating Property Capital Proceeds that is applied to meet an obligation or expense of Venture Two that is not an obligation or expense incurred for any Make-Whole Asset, and thus not distributed, shall be deemed distributed ("Capital Proceeds Deemed Distributed") to Prudential to the extent of the amount thereof multiplied by the Member Property Percentage of Prudential). Any make-whole amounts paid to Prudential shall be in addition to the other distributions to Prudential under this Agreement.

                           (iv)(1) If CPI shall  exercise the Make-Whole  ption,
upon sale or other disposition of the Make-Whole Asset, CPI shall receive a distribution of Operating Property Activity Capital Proceeds equal to 90% of the excess, if any, of (A) the amount that would be distributable to Prudential under this Agreement (but for the operation of this subsection (iv)(1)) based on its Member Property Percentage, from Operating Property Activity Capital Proceeds attributable to the sale or other disposition of the Make-Whole Asset after payment of any applicable mortgage debt or other encumbrance, over (B) the amount that would have been distributable to Prudential under this Agreement based on its Member Property Percentage of Operating Property Activity Capital Proceeds attributable to a sale or other disposition of the Make-Whole Asset at the Offer Price after payment of any applicable mortgage debt or other encumbrance (such excess being herein called "Excess Operating Property Activity Capital Proceeds"). Prudential shall receive a distribution of Operating Property Activity Capital Proceeds equal to 10% of such excess.

                           (2)      If CPI exercises the Make-Whole  Option, CPI
shall also receive on a monthly basis for the period commencing with the first calendar month after the date of exercise of the Make-Whole Option and ending on sale or disposition of the Make-Whole Asset, a distribution of Operating Property Activity Cash Flow equal to 90% of the excess, if any, of
(A) the amount of Operating Property Activity Cash Flow that would be distributable to Prudential (based on its Member Property Percentage) under this Agreement for such month (but for the operation of this sub-section
(iv)(2)) attributable to the Make-Whole Asset, over (B) an amount equal to 9% per annum (for such month) of the share of the Offer Price that would have been distributed to Prudential under this Agreement based on its Member Property Percentage had the Make-Whole Asset been sold by Venture Two at the Offer Price (and any related mortgage debt or other encumbrance repaid) (such excess being herein called "Excess Operating Property Activity Cash Flow"). Prudential shall receive a distribution of Operating Property Activity Cash Flow equal to 10% of such excess.

                           (v) The  provision of Section  4.9.2 and 4.10.2 shall
be applied to effectuate subsection (iv) above.

                           (vi) If Prudential  initiates the sale or disposition
(commencing with the Sale Notice) process for any Make-Whole Asset and CPI exercises the Make-Whole Option, CPI shall be permitted to invoke the CPI Redemption Rights set forth in Section 8.3.5 below at any time after the seventh anniversary of the Effective Date.

                           (vii)    If CPI does not elect to exercise the  Make-
Whole Option within the 30 Business Days as set forth in subsection (iii) above, the Operating Property Manager, acting under the authority granted in Section 6.1.3, may cause Venture Two to sell or dispose of the Make-Whole Asset at any time during a period of 365 days after the date of the Sale Notice at a price equal to 97% of the Offer Price, and CPI shall be permitted to invoke the CPI Redemption Rights set forth in Section 8.3.5 below at any time after the seventh anniversary of the Effective Date. If Operating Property Manager is unable to sell or dispose of the Make-Whole Asset at any time during a period of 365 days after the date of the Sale Notice at a price equal to 97% of the Offer Price, and Operating Property Manager still desires to cause Venture Two to sell or dispose of such Make-Whole Asset or a material portion thereof, and if the proposed sale or disposition is to occur prior to or on the seventh anniversary of the Effective Date, then such sale shall be subject to renewed compliance with the foregoing conditions precedent set forth in this Section 8.3.4(a).

                  (b) If the proposed sale or disposition is to occur after the seventh anniversary of the Effective Date, the provisions of Section 8.3.5 below shall apply and the provisions of Section 8.3.4(a) shall not apply.

                  (c) Notwithstanding the provisions of Section 8.1 and 8.5, without the consent of CPI, Prudential shall be entitled to assign as security, pledge or grant a security interest in its right to receive distributions with respect to any Make-Whole Asset as well as Prudential's right to receive Make-Whole distributions under this Section 8.3.4.

         8.3.5    CPI Redemption Rights.

                  (a) In the event that at any time after the seventh anniversary of the Effective Date, Operating Property Manager, pursuant to its authority under Section 6.1.3, desires to have Venture Two sell or dispose of any Asset or material portion of any Asset (including, for purposes of this Section 8.3.5, any replacement Asset obtained in a like-kind exchange), or reduce or prepay any Mortgage (other than any payment that would not have an adverse tax impact on CPI or its shareholders (as determined by the tax advisors to CPI)), it shall first provide CPI with a Sale Notice or Prepayment Notice regarding the proposed sale or other disposition and the Offer Price at which the Asset would be sold, or the proposed reduction or prepayment, as the case may be.

                  (b) For a period of thirty (30) days following receipt of a Sale Notice or Prepayment Notice given pursuant to Section 8.3.5 (a) or Section 8.3.3(b), or at any time following the seventh anniversary of the Effective Date in the event CPI has exercised a Make-Whole Option, an Asset has been sold or otherwise disposed of, or Operating Property Manager has at any time issued a notice to CPI that it intends to issue equity on a non-pro rata basis in Venture Two pursuant to Section 3.5.2 above, or in response to a notice from Prudential given under Section 8.4, CPI shall have the right exercisable by written notice to Prudential (any such notice being herein called a "CPI Redemption Notice"), to object to the proposed sale or other disposition described in the Sale Notice, or prepayment or reduction described in the Prepayment Notice, and to exercise one or more of the following rights (herein called the "CPI Redemption Rights"):

                           (i)      CPI shall be  entitled  to give notice to
Prudential that CPI will redeem the Member Development Percentage of CPI and CPI's Affiliates in the Company in exchange for a distribution from the Company of the Developer Units held by the Company and a number of the Company's Additional Capital Units equal to the product of (A) the total number of such units owned by the Company and (B) CPI's (and CPI's Affiliates') Member Development Percentage. As an example of the impact of this election, if CPI shall exercise this redemption option alone (and without any other election of CPI Redemption Rights or Prudential Redemption Rights), then, if at such time Prudential had made all of the scheduled Prudential Cash Contribution Amounts and the respective Percentage Interests of Prudential and CPI in the Company shall be 50/50, and the Company owns 1000 Additional Capital Units, then CPI shall upon such redemption hold directly all 885 Developer Units previously owned by the Company and 893.939 Additional Capital Units previously owned by the Company, and Prudential shall upon such redemption hold all of the Member Development Percentage of the Company, which would entitle Prudential to distributions from Venture Three with respect to 105 Investor Units and 106.061 Additional Capital Units still owned by the Company. The Member Property Percentages and Percentage Interest of the Members would remain unchanged.

                           (ii)     CPI shall be  entitled  to give  notice  to
Prudential that CPI will acquire (1) the Company's Investor Units in Venture Three and a number of Additional Capital Units equal to the product of (A) the total number of such Units owned by the Company and (B) Prudential's (and any Prudential Affiliate's) Member Development Percentage and (2) any Investor Units or Additional Capital Units held directly by Prudential (or any Prudential Affiliate) in Venture Three, for an amount of cash (or wire transfer of immediately available Federal funds) equal to the Fair Market Value of such interests and any such member interest, with the cash paid for such interests to be distributed or paid to Prudential notwithstanding any other
provision   of   this   Agreement,   whereupon   Prudential's   (or  its
Affiliates')Member Development Percentage shall be zero; provided, however, that the amount to be distributed or paid with respect to all such Investor Units shall be not less than such amount as is required to produce an 11.5% Internal Rate of Return to Prudential on its investment in the Investor Units (both the Company's Investor Units and any Investor Units held directly by Prudential (w) using as its initial investment in the Investor Units an amount equal to the sum of (1) the amounts contributed by Prudential to Venture Three in exchange for the Investor Units owned directly by it plus (2) an amount equal to the product of its (and its Affiliates') Member Development Percentage and the Prudential Contribution Amount, (x) with the amounts contributed under the immediately foregoing item "(w)" being treated as contributed at the times such amounts were in fact contributed by Prudential, (y) taking into account all cash distributions and receipts received by Prudential (or any Transferee thereof) in connection with such interests, including, without limitation, amounts received under Section 4.9.1(b), Section 4.9.1(e), Section 4.10.1(b), Section 4.10.1(c) and Section 4.10.1(g), as well as any Operating Property Activity Cash Flow otherwise distributable to CPI but actually distributed to Prudential (or any Transferee thereof) under Section 4.9.2 to pay Prudential Current Return and (z) disregarding any changes in ownership of the Units, treating the investment as having commenced on the date of the first contribution by Prudential (or its Affiliates) and ending on the date of the closing referred to in Section 8.3.7.

                           (iii)  CPI  shall  be  entitled  to  give  notice  to
Prudential that CPI will require Prudential to acquire (or to cause the Company to acquire) (1) the Member Property Percentage of CPI (and any CPI Affiliate) in the Company and (2) any member interest held directly by CPI (and any CPI Affiliate) in Venture Two for an amount of cash (or wire transfer of immediately available Federal funds) equal to the Fair Market Value of such interests. Following such acquisition, Prudential's Member Property Percentage shall be 100% and CPI's Member Property Percentage shall be 0%, and the Percentage Interest of each of CPI and Prudential shall be 50%.

                  (c) In the event CPI provides a CPI Redemption Notice to Prudential within the 30 day period set forth in Section 8.3.5(b), the proposed sale or other disposition of the Asset described in the Sale Notice, or the reduction or prepayment of the Mortgage described in the Prepayment Notice, shall be prohibited until ten (10) Business Days after consummation of the transactions for which notice of exercise to Prudential has been given in the CPI Redemption Notice or the failure of such consummation of the transactions (other than due to action or inaction of Prudential) within the time period required by Section 8.3.7.

                  (d) In the event CPI has not given a CPI Redemption Notice to Prudential prior to the expiration of the 30 day period described in sub-section
(b), Operating Property Manager shall be authorized to cause Venture Two to sell or otherwise dispose of the Asset at any time during the period ending 365 days after the date of the Sale Notice, at a price equal to or greater than 97% of the Offer Price contained in the Sale Notice.

                  (e) In the event (i) CPI has exercised a Make-Whole Option with respect to an Asset, (ii) an Asset has been sold or otherwise disposed of pursuant to Section 8.3.4, (iii) Venture Two has at any time issued equity on a non-pro rata basis pursuant to Section 3.5.2 and the Operating Property Activity Agreement, (iv) Prudential has given a Put Notice under Section 8.4, or (v) the outstanding principal balance of any Mortgage has been paid down with Affiliate Debt from Prudential (or a Prudential Affiliate) prior to the seventh anniversary of the Effective Date, CPI shall be entitled to exercise any one or more of the CPI Redemption Rights at any time after the seventh anniversary of the Exercise Date by giving a CPI Redemption Notice to Prudential. Following delivery of any such CPI Redemption Notice, Venture Two shall be prohibited from consummation of the transaction of selling or otherwise disposing of any other Asset (and Operating Property Manager shall have no authority to sell or otherwise dispose of any Asset) until ten (10) Business Days after consummation of the transactions for which notice of exercise to Prudential has been given in such CPI Redemption Notice, but Venture Two shall be permitted to market, list for sale, negotiate and enter into any purchase contract or loan commitment and take other actions preliminary to the consummation of such transactions.

                  (f) In the event CPI does not exercise any CPI Redemption Rights following receipt of a Sale Notice or Prepayment Notice, the provisions of this Section 8.3.5 shall continue to apply to the other Assets and Mortgages of Venture Two which were not the subject of such Sale Notice or Prepayment Notice.

                  (g) If after seven years from the Effective Date, Prudential desires to take any action related to CPI's REIT status that would have been prohibited under Section 6.11 during such seven year period, Prudential shall first provide CPI Notice of the action that Prudential desires to take, and CPI shall have a period of sixty (60) days after the receipt of such Notice to elect (by means of a CPI Redemption Notice) to exercise any one or more of the CPI Redemption Rights. In the event CPI elects to exercise the CPI Redemption Rights, such actions of Prudential shall not be taken until ten (10) Business Days after the "Closing" (in accordance with Section 8.3.7) of the redemption transactions elected by CPI.

                  (h) Upon the exercise of any of the Prudential Redemption Rights, CPI may elect (by means of a CPI Redemption Notice) to exercise any one or more of the CPI Redemption Rights, to the extent not rendered inapplicable by exercise of the Prudential Redemption Rights.

         8.3.6    Prudential Redemption Rights.

                  (a) In the event that at any time after the Effective Date, Development Manager, pursuant to its authority under Section 6.1.2, desires to have Venture Three sell or dispose of any property of Venture Three, it may do so.

                  (b) In the event that Development Manager causes Venture Three to sell a Project, then, after the seventh anniversary of the Effective Date, Prudential shall have the right exercisable by written notice to CPI (any such notice being herein called a "Prudential Redemption Notice"), to exercise one or more of the following rights (herein called the "Prudential Redemption Rights"):

                           (i)      After the seventh anniversary of the
Effective Date, Prudential shall be entitled to give notice to CPI that Prudential will redeem its (and its Affiliates') Member Property Percentage in the Company in exchange for a distribution from the Company of the same percentage (as the Prudential Member Property Percentage) of the Company's Operating Property Activity Interest, and upon such redemption and distribution the Company's Operating Property Activity Interest shall be reduced accordingly;

                           (ii) After the seventh  anniversary  of the Effective
Date, Prudential shall be entitled to give notice to CPI that Prudential will acquire (1) the Operating Property Activity Interest of the Company which will remain after giving effect to any redemption and distribution described in sub-section (b)(i) above and (2) any member interest held directly by CPI (or any CPI Affiliate) in Venture Two, for an amount of cash (or wire transfer of immediately available Federal funds) equal to the Fair Market Value of such remaining Operating Property Activity Interest and any such member interest, with the cash paid for such interests to be distributed or paid to CPI, notwithstanding any other provision of this Agreement;

                           (iii) After the seventh  anniversary of the Effective
Date, Prudential shall be entitled to give notice to CPI that Prudential will require CPI to acquire (1) the Company's Investor Units in Venture Three and (2) any Investor Units held directly by Prudential (or any Prudential Affiliate) in Venture Three as defined in the Development
Activity Agreement for an amount of cash (or wire transfer of immediately available Federal funds) equal to the Fair Market Value of such interests with the cash paid for such interests to be distributed or paid to Prudential notwithstanding any other provision of this Agreement, whereupon Prudential's Member Development Percentage shall be zero.

                  (c) Upon the exercise of any of the CPI Redemption Rights (but less than all), Prudential may elect (by means of a Prudential Redemption Notice) to exercise any one or more of the Prudential Redemption Rights, to the extent not rendered inapplicable by exercise of the CPI Redemption Rights.

         8.3.7    Closing.

                  (a) The consummation of the transactions contemplated by a CPI Redemption Notice or Prudential Redemption Notice (herein called the "Closing") shall be held at the office where the principal place of business of the Company is located in the metropolitan Atlanta, Georgia area, at 10:00 a.m. on the 30th day (i) after the election by CPI to exercise the CPI Redemption Rights or (ii) after the election by Prudential to exercise the Prudential Redemption Rights (or, if such 30th day is not a Business Day, on the next succeeding Business
Day), subject to extension until three (3) Business Days after resolution of the "Fair Market Value" pursuant to any arbitration proceeding held to determine such Fair Market Value. On the Business Day immediately prior to Closing, there shall be a preliminary closing at which CPI and Prudential shall act diligently and in good faith to agree upon the form and substance of all documents necessary to effectuate the Closing.

                  (b) At the Closing, the Company, CPI and Prudential (and their respective Affiliates, as the case may be) shall deliver assignments and bills of sale (both with covenants against grantor's acts) to the acquiror or its designee, of the interests to be conveyed, together with such other instruments and documents as may be reasonably necessary to effectuate the redemption, distribution and acquisition for which the redemption rights have been exercised and legally sufficient to convey all of the subject interests to the acquirer (or its designee), free and clear of all liens, claims, security interests and encumbrances, other than encumbrances, if any, which may have been created with the consent of all Members. The cash purchase price for interests acquired shall be paid at the Closing by cash or federal wire transfer of immediately available funds to an account designated in writing by the transferor. In the event there are conveyance, transfer or similar taxes payable as an incidence to the conveyances at the Closing, such taxes shall be expenses of the Member which had given notice of exercise of the redemption rights.

                  (c) The Company, CPI and Prudential shall each have the right, within its sole and absolute discretion, to cause its nominee(s) or designee(s) to acquire all or part of the subject interests to be acquired by it at the Closing, but nothing contained herein shall relieve a party of its obligations hereunder.

                  (d) The parties acknowledge and agree that their respective obligations to consummate the redemption, distribution and acquisition of interests following proper exercise of the CPI Redemption Rights or Prudential Redemption Rights shall be absolute and irrevocable and shall not be conditioned in any way on the condition of any Asset or property of Venture Two or Venture Three. The CPI Redemption Rights or Prudential Redemption Rights shall be exercisable under this Agreement regardless of the occurrence of any Event of Default under this Agreement.

                  (e) Each party will bear its own attorney fees and related costs in connection with consummating any redemption and distribution of interests hereunder.

         8.3.8 Distribution Redemption. At any time following the seventh anniversary of the Effective Date, either Member may propose to redeem all or part of its Member Development Percentage or Member Property Percentage in the Company for distributions of a portion of the Development Activity Interest or the Operating Property Activity Interest of the Company as may be Approved by the Members. Nothing in this Section 8.3.8 shall obligate any Member to approve any such proposed redemption.

         8.3.9. Limitation on Manager's Authority. The Operating Property Manager and Development Manager shall not have any right, power or authority to take any action on behalf of the Company, Venture Two or Venture Three in contravention of the restrictions and provisions set forth in this Section 8.3.

         Section 8.4 Prudential Put. At any time following the eighth anniversary of the Effective Date, Prudential shall have the right to give written notice (such notice being herein called a "Put Notice") to CPI, regardless of whether a Sale Notice has been given under Section 8.3.5 or
Section 8.3.6, that, unless CPI exercises all the CPI Redemption Rights described in Section 8.3.5(b)(i), (ii) and (iii) within thirty (30) days following delivery of such Put Notice to CPI, Prudential will require CPI to purchase, or to cause the Company to redeem, Prudential's (and any Prudential Affiliates') Member Development Percentage and any member interest directly held by Prudential (or any Prudential Affiliate) in Venture Three for cash in an amount equal to the Fair Market Value of such interests. If CPI shall exercise the CPI Redemption Rights by giving a CPI Redemption Notice to Prudential prior to the end of such 30-day period, the provisions of Sections 8.3.5 and 8.3.7 shall apply. If CPI does not give such CPI Redemption Notice to Prudential, the provisions of Sections 8.3.6 and 8.3.7 shall apply as if Prudential's Put Notice were a Prudential Redemption Notice to exercise the redemption rights set forth in Section 8.3.6(b)(iii).

         Section 8.5       First Offer Procedure.
                           ---------------------

         8.5.1 First Offer Notice. At any time after the Effective Date, except as provided in Sections 8.1.2, 8.2.1, 8.2.2 and 8.3.4(c), if either CPI or Prudential desires to sell or transfer, directly or indirectly, all, and not less than all, of its Member Interest in the Company (including, without limitation, all of its Member Development Percentage and Member Property Percentage it being agreed that partial transactions are not permitted except as provided in this Section 8.5.1) and any direct interest in Venture Two or Venture Three (it being agreed that all of the foregoing interests in the Company, Venture Two and Venture Three must be transferred together), it shall give written notice (the "First Offer Notice") of such intention to the other Member (the Member issuing the First Offer notice is hereinafter called the "Offeror" and the Member receiving the First Offer Notice is hereinafter called the "Offeree"). The First Offer Notice must set forth the price (the "Offering Price") and terms pursuant to which the Offeror is willing to sell such Member Interest and any direct interests in Venture Two or Venture Three (the Member Interest in the Company and any direct interest in Venture Two or Venture Three which are subject to the First Offer Notice is hereinafter called the "Subject Interest"), and the Offering Price set forth therein must be payable with cash consideration only, although, at the Offeror's election, payment of portions of such cash consideration may be deferred and paid, with interest, in one or more installments after closing. Moreover, in furtherance of Section 8.7 below, notwithstanding the prohibition on partial transfers, so as to avoid a termination of the Company as a partnership for federal income tax purposes pursuant to Section 708(b)(1)(B) of the Code, the First Offer Notice must propose a structure for the sale of the Subject Interest so that the sale when combined with previous sales will not cause there to be a sale or exchange of more than a forty-nine percent (49%) interest in the net profits or capital of the Company in any 12-month period. Any First Offer Notice providing for non-cash consideration, in whole or in part (except as permitted in this Section 8.5.1) or a sale that would cause a combined sale or exchange of more than a forty-nine percent (49%) interest in any 12-month period shall not be effective to institute the First Offer procedures. If the First Offer Notice provides that payment of a portion of the Offering Price is to be deferred, then the required collateral for such deferred payment shall be, at the option of the Offeree, the Subject Interest to be purchased and/or a certificate of deposit, irrevocable stand-by letter of credit, or other type of collateral which is generally available, liquid, and not unique. Such First Offer Notice shall constitute an offer by the Offeror to sell to the Offeree the Subject Interest specified in the First Offer Notice for such price and terms, exclusive of any brokerage or similar commission provided for therein.

         8.5.2 Election by Offeree. For a period of one hundred twenty (120) days following the date of the First Offer Notice (the "First Offer Period"), the Offeree shall have the option to purchase all, but not less than all, of the Subject Interest specified in the First Offer Notice for the price and on the terms stated in the First Offer Notice. If the Offeree elects to purchase the Subject Interest it must so notify the Offeror in writing (the "First Offer Exercise Notice") within said First Offer Period, which notice must be accompanied by a First Offer Deposit (defined below). If the Offeree fails to send a First Offer Exercise Notice or to deliver a First Offer Deposit within said First Offer Period it shall be deemed to have elected not to purchase.

         8.5.3    Closing.

                  (a) If the Offeree elects to so purchase the Subject Interest, the transfer of the Subject Interest specified in the First Offer Notice from the Offeror to the Offeree shall be closed and consummated in the principal office of the Company at 11:00 a.m., local time, on the sixtieth (60th) day following the date of the First Offer Exercise Notice (or if such date is not a Business Day, the Business Day next following such day), or on such earlier day as may be selected by the Offeree. At the closing, the Offeree shall deliver to the Offeror (i) all or such portion of the Offering Price which is payable at closing in accordance with the terms of the First Offer Notice in cash (U.S. dollars) by wire transfer representing immediately available Federal Reserve System funds and (ii) the promissory note and the applicable security instruments, if any, required by the First Offer Notice. Simultaneously with the receipt of such payment, the Offeror shall deliver the Subject Interest to the Offeree free and clear of all liens, security interests and competing claims and shall deliver to the Offeree such instruments of transfer and such evidence of due authorization, execution and delivery and of the absence of any such liens, security interests or competing claims as the Offeree shall reasonably request.

                  (b) If, by virtue of the election of the Offeree to purchase any Subject Interest in accordance with the provisions of this Section 8.5, the holder of any loan to the Company, Venture Two or Venture Three under which the Offeror has personal liability has the right to, and notifies the Company of its intent to accelerate the loan, it shall be a condition to the closing that the Offeree obtain the release of such personal liability of Offeror, if necessary through repayment of such loan (plus any deferred and accrued and unpaid interest thereon and any required prepayment premium and/or yield maintenance fees) at the closing of the sale of such Subject Interest.

         8.5.4    Sale to Third Parties.

                  (a) If the Offeree fails to exercise its right to purchase the Subject Interest, or if the Offeree exercises its right to purchase but through no fault of the Offeror subsequently fails to purchase the Subject Interest within the time specified, then the Offeror shall have the right, for one (1) year after the expiration of the First Offer Period, to obtain a bona fide, binding contract for the sale of such Subject Interest to any third party which is not an Affiliate of the Offeror (a "Purchaser") for a price and on terms and conditions which are no less favorable to the Offeror than those stated in the First Offer Notice, except that any such contract must provide for a closing of the purchase and sale of such Subject Interest within one hundred twenty (120) days after the date of such contract; provided, that if the Offeree fails to purchase the Offeror's Subject Interest in breach of a commitment by Offeree to do so the Offeror shall have all of its rights or remedies at law or in equity, and in addition thereto the above one-year limitation on the Offeror's rights to obtain a binding contract with a third party shall not apply for a period of two
(2) years thereafter.

                  (b) At any time during the First Offer Period or during the period that the Offeror has the right to offer the Subject Interest to a purchaser pursuant to Section 8.5.4(a) above, the Offeror may provide the Offeree from time to time with a list of prospects to whom the Offeror proposes to offer the Subject Interest. The Offeree shall have fifteen (15) Business Days in which to respond to any prospect list which it receives from the Offeror by approving or disapproving any or all of the listed prospects, and any failure by the Offeree to respond with respect to one or more listed prospects within said 15-day period shall be deemed to be an approval by the Offeree of such prospects for purposes of this Section 8.5.4(b). The Offeree may only withhold approval of a listed prospect if such prospect (A) has a net worth or market capitalization (if publicly traded) of less than $50 million, (B) is known to have committed a felony or act of moral turpitude, or (C) is engaged (or its Affiliate is engaged) in litigation with the Company or the Offeree or any Affiliate of the Offeree. If the Offeror obtains a binding commitment from a Purchaser who is not pre-approved by the Offeree, the Offeror shall so advise the Offeree who shall then have fifteen (15) Business Days in which to approve or disapprove of such Purchaser. If such Purchaser is disapproved, no sale shall be made to such Purchaser.

                  (c) If by virtue of the Offeror electing to sell the Subject Interest to a third party pursuant to this Section 8.5.4, the holder of any loan to the Company, Venture Two or Venture Three has the right to, and notifies the Company of its intent to accelerate such loan, it shall be a condition to closing that the Offeror or the Purchaser repay such loan (including any required prepayment premium and/or yield maintenance fee) through new financing replacing such loan on equivalent terms and in equivalent amounts at the closing of the sale of such Subject Interest.

                  (d) In the event the Offeror proposes to consummate a sale of the Subject Interest to a Purchaser within the time specified and in a manner otherwise consistent with the requirements of Sections 8.5.4(a) and (b) above, the Purchaser shall not be entitled to any benefits or rights under this Agreement or the Operating Property Activity Agreement or the Development Activity Agreement unless and until:

                           (i)      The Offeree shall reasonably  approve the
form and content of the instruments of transfer for legal adequacy thereof within thirty (30) days after the delivery to the Offeree of such forms of instruments of transfer (and shall provide detailed objections with respect thereto if Offeree finds such forms inadequate);

                           (ii) The Purchaser in writing  accepts and adopts all
of the terms and conditions of this Agreement and, if applicable, the Operating Property Activity Agreement and the Development Activity Agreement, as the same may have been amended, including, without limitation, the restrictions on transfer set forth in Section 8.1 hereof, and acknowledges that the Offeror's rights under this Section 8.5 are transferable, but shall not be available for a period of one (1) year, to such Purchaser;

                           (iii) The Offeror or the  Purchaser,  as the case may
be, pays all debts of the Offeror then due and payable to the Company, Venture Two, Venture Three or to the Offeree (including interest accrued thereon) and all capital contributions then due and payable by the Offeror to the Company, Venture Two and Venture Three;

                           (iv) The Offeror or the Purchaser pays all reasonable
expenses incurred by the Offeree from the date the Offeree last declines to purchase the Subject Interest through the date on which the Subject Interest is transferred to the Purchaser, including, without limitation, legal and accounting fees, and pays all costs incurred by the Company, Venture Two and Venture Three, as the result of such transfer, including, without limitation, the cost of preparing and filing any and all tax returns which are required to be filed as a result of such sale;

                           (v)  If  required  by  the  Offeree,   the  Purchaser
delivers an opinion of counsel to the Company, which counsel and opinion are satisfactory to the Offeree, that an exemption from registration or qualification under the Securities Act of 1933, as amended, and under all applicable statutes, rules or laws of any state which may be applicable thereto is available; and

                           (vi) The Offeree takes any action  required to comply
with ERISA.

                  (e) In the event the Offeror proposes to consummate a sale of the Subject Interest to a Purchaser within the time specified and in a manner otherwise consistent with the requirements of Section 8.5.4(a) and (b) above, the Offeree shall deliver to the Offeror and Purchaser an estoppel certificate which shall certify (i) a true, correct and complete copy of this Agreement, the Development Activity Agreement and the Operating Property Activity Agreement, together with any and all amendments thereto; and (ii) whether to its knowledge any event of default exists under this Agreement, the Development Activity Agreement and the Operating Property Activity Agreement. Offeree may request that Offeror provide to Offeree a counterpart of such estoppel certificate executed by Offeror as a condition to its delivery thereof.

         8.5.5. Reinstatement of First Offer Procedure. In the event the Offeror fails within the time specified in Section 8.5.4 to consummate such proposed sale, the Offeror shall nonetheless reimburse the Offeree for its above-described costs and shall, prior to any subsequent proposed sale of the Subject Interest be required to extend to the Offeree, and the Offeree shall have, the rights of first offer set forth in this Section 8.5. Except as otherwise permitted by this Agreement, any sale, assignment or other transfer by either Member of its Member Interest or any portion thereof in violation of the restrictions and procedures set forth in this Section 8.5 shall be void.

         8.5.6. No Release of Liability. No Transfer by Prudential of its Member Interest shall relieve Prudential of its unconditional obligation to contribute the Prudential Contribution Amount in full, and Prudential shall remain unconditionally and primarily liable for the obligation to contribute the entire Prudential Contribution Amount to the Company in accordance with the terms of this Agreement as if such Transfer had never occurred.

         Section 8.6  Restraining Order.
                      -----------------
         If either Member shall at any time Transfer or attempt to Transfer its Member Interest or part thereof in violation of the provisions of this Agreement and any rights hereby granted, then the other Member shall, in addition to all rights and remedies at law and in equity, be entitled to a decree or order restraining and enjoining such Transfer and the offending Member shall not plead in defense thereto that there would be an adequate remedy at law; it being hereby expressly acknowledged and agreed that damages at law will be an inadequate remedy for a breach or threatened breach of the violation of the provisions concerning Transfer set forth in this Agreement.

         Section 8.7  No Termination.
                      --------------
         Neither Member shall Transfer all or any part of its Member Interest to any Person other than the other Member, whether or not the Transfer would otherwise be permitted hereunder, if the Transfer would result in a termination of the Company under the Code. At the request of the other Member and as a condition of the consummation of any Transfer of all or any part of a Member Interest to any Person other than the other Member, the Member proposing to Transfer all or any part of its Member Interest shall at its cost provide an unqualified opinion of counsel, which must be reasonably satisfactory to the other Member, that the Transfer would not result in such a termination and, in addition to the other Member's rights under Section 8.6, the Member proposing to Transfer all or any part of its Member Interest to any party other than the other Member shall indemnify and hold harmless the other Member from and against any and all loss, cost, liability or expense (including, but not limited to, reasonable attorneys' fees and court costs) which such other Member may suffer if the Transfer would, either by itself or together with any other prior Transfer of a Member Interest in the Company of which the transferring Member has knowledge at the time of the Transfer, cause such a termination.

         Section 8.8  CPI Redemption of Development Interest.
                      --------------------------------------
         At any time after the Effective Date, CPI shall have the right to cause the Company to redeem a portion of its Member Development Percentage in exchange for a number of Developer Units which would entitle the holder of such Units to an overall 1% interest in Venture Three. The Member Development Percentages shall be adjusted following such redemption so as to fairly and equitably reflect the remaining interests of the Members (and, if the Company owns Additional Capital Units, the Member Development Percentages may be different with respect to the Additional Capital Units). The Development Manager shall have the right to admit CPI as a member of Venture Three and the right to amend the Development Activity Agreement to reflect the admission of CPI to Venture Three in accordance with this Section 8.8.

         Section 8.9  Prudential Redemption of Operating Property Interest.
                      ----------------------------------------------------
         At any time after the Effective Date, Prudential shall have the right to cause the Company to redeem a portion of its Member Property Percentage in the Company in exchange for the distribution from the Company of an Operating Property Activity Interest in Venture Two which entitles Prudential to a 1% interest in Venture Two. The Member Property Percentages shall be adjusted following such redemption so as to fairly and equitably reflect the remaining interests of the Members. Operating Property Manager shall have the right to admit Prudential as a member of Venture Two and the right to amend the Operating Property Activity Agreement to reflect the admission of Prudential to Venture Two in accordance with this Section 8.9.


                                    ARTICLE 9
                                    ---------

                             DEFAULT AND DISSOLUTION
                             -----------------------

         Section 9.1  Events of Default.
                      -----------------
                  9.1.1 Definitions and Cure Periods. The occurrence of any of the following events shall constitute an event of default ("Event of Default") hereunder on the part of the Member with respect to whom such event occurs ("Defaulter") if within thirty (30) calendar days following notice of any non-monetary default and if within five (5) calendar days following notice of the non-payment of monies, the Defaulter fails to pay such monies or in the case of non-monetary defaults which can be cured, fails to commence substantial efforts to cure such default or, having commenced to cure, thereafter fails within a reasonable time to prosecute to completion with diligence and continuity the curing of such default; provided, however, that the occurrence of any of the events described in subparagraphs (c)-(j) and (l) below shall constitute an Event of Default immediately upon such occurrence without any requirement of notice or passage of time except as specifically set forth in any such subparagraph:

                  (a) the failure by a Member to make any capital contribution as required pursuant to the provisions of Article 3.

                  (b) the violation by a Member of any of the restrictions set forth in Article 8 of this Agreement upon the right of a Member to Transfer its Member Interest;

                  (c) institution by a Member of proceedings of any nature under any Laws of the United States or of any state, whether now existing or subsequently enacted or amended, for the relief of debtors wherein such Member is seeking relief as a debtor;

                  (d) a general assignment by a Member for the benefit of creditors;

                  (e) the institution by a Member of a case or other proceeding under any section or chapter of the Federal Bankruptcy Code as now existing or hereafter amended or becoming effective;

                  (f) the institution against a Member of a case or other proceeding under any section or chapter of the Federal Bankruptcy Code as now existing or hereafter amended or becoming effective, which proceeding is not dismissed, stayed or discharged within a period of sixty (60) calendar days after the filing thereof or if stayed, which stay is thereafter lifted without a contemporaneous discharge or dismissal of such proceeding;

                  (g) a proposed plan of arrangement or other action by a Member's creditors taken as a result of a general meeting of the creditors of such Member;

                  (h) the appointment of a receiver, custodian, trustee or like officer, to take possession of assets having a value in excess of $100,000 of a Member if the pendency of said receivership would reasonably tend to have a materially adverse effect upon the performance by said Member of its obligations under this Agreement, which receivership remains undischarged for a period of ninety (90) calendar days from the date of its imposition;

                  (i) admission by a Member in writing of its inability to pay its debts as they mature;

                  (j) attachment, execution or other judicial seizure of all or any substantial part of a Member's assets or of a Member's Member Interest, or any part thereof, such attachment, execution or seizure being with respect to an amount not less than $100,000 and remaining undismissed or undischarged for a period of fifteen (15) calendar days after the levy thereof, if the occurrence of such attachment, execution or other judicial seizure would reasonably tend to have a materially adverse effect upon the performance by said Member of its obligations under this Agreement; provided, however, that said attachment, execution or seizure shall not constitute an Event of Default hereunder if said Member posts a bond sufficient to fully satisfy the amount of such claim or judgment within fifteen (15) calendar days after the levy thereof and the Member's assets are thereby released from the lien of such attachment;

                  (k) material default in the performance of or failure to comply with any other material agreements, obligations or undertakings of a Member herein contained;

                  (l)      fraud committed by a Member; and

                  (m)   material   breach   of   fiduciary   duty  or   material
misrepresentation by a Member (other than any misrepresentation which would constitute a breach under the Contribution Agreement) by a Member.

         In determining what is "material" under this Agreement the standard of materiality and "Materiality Thresholds" under the Contribution Agreement shall not be of any relevance. In addition, notwithstanding the exception in subsection (m) of any misrepresentation which would constitute a breach under the Contribution Agreement, CPI and Prudential confirm that as to any such misrepresentation which would constitute a breach under the Contribution
Agreement, each Member shall have their respective rights and remedies as therein set forth, subject to the limitations therein set forth.

                  9.1.2  Act  of  Insolvency.   The  occurrence  of  any  events
described in subparagraphs (c)-(j) of Section 9.1.1 shall also constitute an "Act of Insolvency," as said term is used in this Agreement.

         Section 9.2  Causes of Dissolution and Termination.
         --------------------------------------------------
         Notwithstanding any contrary provision of the Act, except as set forth in this Article 9 and Article 8, neither Member shall have the right and each Member hereby agrees not to withdraw from the Company, nor to dissolve, terminate or liquidate, or to petition a court for the dissolution, termination or liquidation of the Company, except as provided in this Agreement, and neither Member at any time shall have the right to petition or to take any action to subject the Company's assets or any part thereof, to the authority of any court of bankruptcy, insolvency, receivership or similar proceeding. The Company shall be dissolved and terminated only upon the earlier occurrence of any of the following dates or events:

                  (a) December 31, 2028 or such later date as Approved by the Members;

                  (b) a dissolution of the Company is Approved by the Members;

                  (c) the sale or other disposition by the Company of all its interest in Venture Two and Venture Three.

         Section 9.3  Election of Non-Defaulting Member.
                      ---------------------------------
                  Upon the occurrence of an Event of Default, the non-defaulting
Member (a "Non-Defaulter") shall be entitled to exercise all rights and remedies against the Defaulter available at law and equity. In addition, the Non-Defaulter at any time following an Event of Default described in subparagraphs (b)-(j) or (l) of Section 9.1.1, and at any time after the seventh anniversary of the Effective Date following any Event of Default, may exercise such Non-Defaulter's Redemption Rights under Section 8.3.5 or 8.3.6, as the case may be, regardless of whether a Sale Notice has been given under Section 8.3.5 (in the event Prudential is the Defaulter) or Section 8.3.6 (in the event CPI is the Defaulter); provided, however, that in the event of any Event of Default at any time prior to the seventh anniversary of the Effective Date, the Non-Defaulter may exercise such Non-Defaulter's Redemption Rights under Section
8.3.5 or 8.3.6, as the case may be, only:

                  (a) if the Non-Defaulter is CPI or a CPI Affiliate or Prudential or a Prudential Affiliate (it being agreed that no Transferee other than such an Affiliate shall be entitled to exercise such right);

                  (b) after providing the Defaulter (after expiration of any applicable grace or cure periods provided in Section 9.1.1) with a written notice (the "Redemption Warning Notice") marked "Failure to Cure May Result In Exercise of Redemption Rights" in which the Non-Defaulter specifies the amount of damages it has suffered from the Event of Default and the basis therefore; and

                  (c)      if the Defaulter fails to either:

                           (i)      provide an adequate  remedy to such default
within thirty (30) days after receipt of the Redemption Warning Notice to the reasonable satisfaction of the Non-Defaulter, or

                           (ii) tender to the Non-Defaulter a proposal to remedy
such default by the payment of money to the Defaulter to cover damages actually suffered as a result of such Event of Default or such other tender as shall constitute a reasonably adequate remedy for such Event of Default (a "Remedy Proposal"); and thereafter, if a Remedy Proposal is tendered but the Non-Defaulter reasonably determines in good faith that the Remedy Proposal is insufficient, and the Defaulter and Non-Defaulter are not able to agree on an appropriate remedy within 30 days after such determination, the Non-Defaulter shall only have the right to exercise such Non-Defaulter's Redemption Rights under Section 8.3.5 or 8.3.6 if (x) the Non-Defaulter first brings an action at law and/or in equity against the Defaulter for such default and the Non-Defaulter receives final judgment (from which no further appeal may be taken) against the Defaulter for an amount of compensatory damages or, as applicable, other remedy, at least 10% in excess of the Remedy Proposal, and (y) the Defaulter fails to pay a penalty to the Non-Defaulter of 50% of the amount of such judgment, together with the judgment itself within ten (10) days after the date the Non-Defaulter receives final judgment (from which no further appeal may be taken). If pursuant to the foregoing the Non-Defaulter is not entitled to exercise such Non-Defaulter's Redemption Rights under Section 8.3.5 or 8.3.6, such determination shall not alter or impair the Non-Defaulter's other rights and remedies hereunder. In the event there is a litigation that results in the payment when due of such penalty and judgment by the Defaulter, and subsequent thereto there is another litigation against the same Defaulter over a Remedy Proposal arising out of a subsequent Event of Default by the Defaulter and a final judgment (from which no further appeal may be taken) is entered against the Defaulter that is at least 10% in excess of such subsequent Remedy Proposal, the Non-Defaulter shall have the option to reject the penalty payment described hereinabove and to elect to exercise its Redemption Rights. The right of the Non-Defaulter to institute the redemption procedures shall be exercisable by the giving of a redemption notice in accordance with Section 8.3.5 or 8.3.6, as the case may be. The "Closing" of any transactions for which such notice is given shall be consummated in accordance with Section 8.3.7. Further, the Non-Defaulter shall be entitled to recover on its own behalf and on behalf of the Company in enforcing the rights and remedies against the Defaulter reasonable attorneys fees and costs; provided, that in any litigation under this paragraph, the prevailing party shall be entitled to recover its reasonable attorney fees.

          Section 9.4  Procedure in Dissolution and Liquidation.
                       ----------------------------------------
                  9.4.1 Winding Up. Upon  dissolution of the Company pursuant to
Section 9.2 hereof, the Company shall immediately commence to wind up its affairs and the Members shall proceed with reasonable promptness to liquidate the business of the Company and (at least to the extent necessary to pay any debts and liabilities of the Company) to convert the Company's assets into cash. A reasonable time shall be allowed for the orderly liquidation of the business and assets of the Company in order to reduce any risk of loss that might otherwise be attendant upon such a liquidation.

                  9.4.2 Management Rights During Winding Up. During the period of the winding up of the affairs of the Company, the Members shall jointly manage the Company and shall make with due diligence and in good faith all decisions relating to the conduct of any business or operations during the winding up period and to the sale or other disposition of Company assets. Each Member hereby waives any claims it may have against the other that may arise out of the management of the Company by the other, pursuant to this Section 9.4.2, so long as such other Member and its representatives act in good faith.

                  9.4.3  [Intentionally Omitted].

                  9.4.4 Distributions in Liquidation. The assets of Company shall be applied or distributed in liquidation in the following manner and in the following order of priority:

                  (a) First, in payment of debts and obligations of the Company owed to third parties, which shall include either Member as the holder of any secured loan, and to the expenses of liquidation in the order of priority as provided by law; then

                  (b) Second, to the setting up of any reserves for a period of up to twelve (12) months which the Management Committee may deem necessary for any contingent or unforeseen liabilities or obligations of the Company; then

                  (c) Third, in payment of any unsecured debts or obligations of the Company to either Member;

                  (d) Fourth, to the Members pro rata in proportion to the positive balances in their respective Capital Accounts (after such Capital
Accounts have been adjusted to reflect any Net Profit, Development Activity Profit, Operating Property Activity Profit, Net Loss, Development Activity Loss or Operating Property Activity Loss, or items of income, gain or loss of the forgoing, to be allocated to the Members in connection with the dissolution and liquidation of the Company pursuant to Article 4 hereof, applied as if all the assets of the Company were sold at Fair Market Value and the proceeds thereof were distributed in accordance with Section 4.10, as modified by Section 9.4.6).

         Losses attributable to the expenditure of funds held under the reserve in Section 9.4.4(b) shall be allocated to each Member to the extent such expenditure will reduce the amount of cash eventually distributed to each Member.

                  9.4.5 Non-Cash Assets. Subject to the Approval of the Members, every reasonable effort shall be made to dispose of the assets of the Company, Venture Two and Venture Three so that the distribution may be made to the Members in cash. If at the time of the termination of the Company, the Company, Venture Two or Venture Three owns any assets in the form of work in progress, notes, mortgages, deeds of trust, deeds to secure debt or other non-cash assets, such assets, if any, shall be distributed in kind to the Members, in lieu of cash, proportionately to their right to receive the assets of the Company on an equitable basis reflecting the fair market value of the assets so distributed, which fair market value shall be determined by the applicable Manager, as Approved by the Members (and if not so Approved, by appraisal in the manner described in Section 10.3). In the alternative, the Members may cause the Company to distribute some or all of its non-cash assets to the Members as tenants-in-common, or in such other entity as the Member may agree, subject to such terms, covenants and conditions as the Members may adopt. Each Member's Capital Account shall be charged or credited, as the case may be, as if each non-cash asset of the Company had been sold for cash at its fair market value (as determined above) and the net gain or loss recognized thereby had been allocated to and among the Members in accordance with Article 4 hereof (as if the proceeds had been distributed in accordance with Section 4.10 as modified by
Section 9.4.6).

         9.4.6. Allocation Upon Liquidation. For purposes of the hypothetical sale of assets and distribution of proceeds described in Section 9.4.5 and for the purposes of Section 9.4.4(d), Section 4.10.1 shall be deemed to be modified to delete subsections (b), (c) and (d) thereof and to insert in lieu thereof the following:

                  "(b) Second, to Prudential, in an amount which would result in Prudential (and any successors and assigns to whom any portion of Prudential's Member Development Percentage has been assigned pursuant to Section 8.2.1 and
Section 8.5) having received an Internal Rate of Return of 11.5% on its investment in the Member Development Percentage of Prudential (exclusive of the portion of its interests related to Additional Capital Units) (w) using as its initial investment an amount equal to the product of its Member Development Percentage and the Prudential Contribution Amount, (x) with the amounts contributed under the immediately foregoing item "(w)" being treated as contributed at the times such amounts are in fact contributed by Prudential, (y) taking into account all cash distributions and receipts received by Prudential (or any Transferee thereof) in connection with such interest, including, without limitation, any amounts received prior to liquidating distributions under
Section  4.9.1(b),  4.9.1(e),  4.10.1(b),  4.10.1(c) and  4.10.1(g),  as well as
Operating Property Activity Cash Flow otherwise distributable to CPI but actually distributed to Prudential (or any Transferee thereof) under 4.9.2 and
(z) disregarding any changes in ownership of the interest, treating the investment as having commenced on the date of the first contribution by Prudential and ending on the date of the last distribution from the Company;

                  (c) Third, to CPI, in an amount which would result in CPI (and any successors and assigns to whom any portion of CPI's Member Development Percentage has been assigned pursuant to Sections 8.2.2 and Section 8.5) having received an Internal Rate of Return of 11.5% on its investment in the Member Development Percentage (exclusive of the portion of its interests related to Additional Capital Units), (x) using as its initial investment an amount equal to the product of its Member Development Percentage and the CPI Contribution Amount, (y) taking into account all cash distributions and receipts received by CPI (or any Transferees thereof) in connection with such interest, including without limitation, any amounts received prior to liquidating distributions under Section 4.9.1(c), Section 4.9.1(e) (excluding amounts otherwise distributable to Prudential but actually distributed to CPI as Unreturned CPI Development Valuation Amount), Section 4.10.1(b), Section 4.10.1(d) and Section 4.10.1(g) (but not any amounts received under Section 4.9.1(d), Section 4.9.1(e) (to the extent otherwise distributable to Prudential but actually distributed to CPI as Unreturned CPI Development Valuation Amount), Section 4.10.1(e) or
Section 4.10.1(f)), and (z) disregarding any changes in ownership of the interest, treating the investment as having commenced on the Effective Date and ending on the date of the last distribution from the Company.

                  (d)      [Intentionally Omitted]"

         Section 9.5  Disposition of Documents and Records.
                      ------------------------------------
         All Documents of the Company shall be retained by a party mutually acceptable to the Members upon termination of the Company for a period of not less than three (3) years after filing of the Company's final income tax return with the Internal Revenue Service. The costs and expenses of personnel and storage costs associated therewith shall be shared by the Members equally. The Documents shall be available during normal business hours to all Members for inspection and copying at such Member's cost and expense. If either Member for any reason ceases as provided herein to be a Member at any time prior to termination of the Company ("Non-Surviving Member"), and the Company is continued without the Non-Surviving Member, the other Member ("Surviving Member") agrees that the Documents of the Company up to the date of the termination of the Non-Surviving Member's interest shall be maintained by the Surviving Member, its successors and assigns, for a period of not less than three (3) years after the filing of the annual income tax return with the Internal Revenue Service for the last period that allocations of Company Net Profit or Loss are made to such Member; provided, however, that if there is an Internal Revenue Service examination or audit or any audit or examination under ERISA or under the New Jersey Commissioner of Insurance or other applicable governmental authority, or notice thereof, which requires access to the Documents, the Documents shall be retained until the examination or audit is completed and any tax liability finally determined, and provided further, the Non-Surviving Member shall reimburse the Surviving Member for one-half of personnel and storage costs associated herewith. The Documents shall be available for inspection, examination and copying by the Non-Surviving Member or its representatives upon reasonable notice in the same manner as herein provided during said three (3) year period.

         Section 9.6  Date of Termination.
                      -------------------
         The Company shall be terminated when its cash and other assets have been applied and distributed in accordance with the provisions of Section 9.4.4. The establishment of any reserves in accordance with the provisions of Section
9.4.4 shall not have the effect of extending the Term of the Company, but any unexpended reserve amount shall be distributed in the order and priority provided in such Section upon expiration of the period of such reserves.


                                   ARTICLE 10
                                   ----------

                                    APPRAISAL
                                    ---------

         Section 10.1  General.
                       -------
         Whenever this Agreement provides either (i) for the valuation of a Member's interest in the Company, Venture Two or Venture Three to be purchased or sold or (ii) for the Company's assets or those of Venture Two or Venture Three to be valued at fair market value, the value of such interest or assets shall be determined as follows. The parties shall first attempt to agree upon such Fair Market Value, and if the Fair Market Value is not Approved by the Members within thirty (30) days, then either Member may require by written notice to the other Member that each Member obtain and deliver to the other Member an appraisal of the Fair Market Value of such Asset, Project or other asset prepared by an MAI appraiser, investment banker, or other Person who shall have substantial experience in valuing commercial real estate and interests therein within thirty (30) days after such written request. Thereafter, if within thirty (30) days after the receipt of each Member's appraisal of such Asset, Project or other asset the Fair Market Value has not been Approved by the Members, the Fair Market Value shall be determined as set forth in Section 10.2. The "Fair Market Value" of the Company or all its assets shall mean the cash price which a purchaser would pay on the effective date of the appraisal for all assets of the Company in excess of the debts and liabilities of the Company, such valuation to be made on the assumption that such assets are subject to any applicable agreements relating to the assets, including leases and development, management and service agreements then in effect. The "Fair Market Value" of Venture Two or Venture Three or all of their respective assets shall mean the cash price which a purchaser would pay on the effective date of the appraisal for all assets of the particular entity in excess of the debts and liabilities of such entity, such valuation to be made on the assumption that such assets are subject to any applicable agreements relating to the assets, including leases and development, management and service agreements, then in effect. In any such process to determine "fair market value" or "Fair Market Value" by the Members, each Member shall provide to the other Member upon request, copies of or access to (including the right to make copies of), all such information in the possession or control of such Member or the Company, with respect to such matters as the other Member may reasonably request. The "Fair Market Value" of an interest in the Company, including any Investor Units, Developer Units, Additional Capital Units and any interest in Venture Two or Venture Three, shall mean the amount which would be distributed by the Company and/or Venture Two or Venture Three, as applicable, to the Member holding such interest pursuant to
Section 9.4.4 of this Agreement, and/or Section 9.4.4 of the Operating Property Activity Agreement or Development Activity Agreement, as applicable, were the
Company and/or Venture Two or Venture Three, as applicable, dissolved, liquidated and terminated as of the effective date of the determination based upon the Fair Market Value of the Company and/or Venture Two or Venture Three, as applicable, using such appraised Fair Market Value of the Company, and of the Assets or Projects of Venture Two or Venture Three, as applicable, as the amount available for distribution pursuant to said Section 9.4.4 of the applicable agreement. For purposes of implementing the provisions of Sections 8.3.5, 8.3.6 or 8.4, the Fair Market Value of an interest directly held in Venture Two or Venture Three shall be determined using the same methodology.

         Section 10.2  Appraisal Procedure.
                       -------------------
         If the Members are unable to mutually agree upon Fair Market Value within thirty (30) calendar days after the expiration of the time periods set forth in Section 10.1, such value shall be settled by arbitration in Atlanta, Georgia in accordance with the Real Estate Valuation Arbitration Rules of the American Arbitration Association. The arbitration shall be conducted by a single arbitrator who shall be mutually selected by CPI and Prudential and who shall be an MAI appraiser, investment banker, or other Person who shall have substantial experience in valuing commercial real estate and interests therein. Each Member shall be required as part of the arbitration of Fair Market Value to present its proposed Fair Market Value to the arbitrator, who, in making his decision, shall be required to select that proposal which is the closest to the arbitrator's view of Fair Market Value. If the Members are unable to agree upon an arbitrator within 30 days of notice by either party to the other, then at the written request of either party, the Members shall each select one arbitrator within 30 days of receipt of such request, and the two arbitrators so selected shall appoint the arbitrator to make the determination under this Section 10.2 within thirty (30) calendar days after so being appointed. In the event a party fails to appoint its arbitrator in accordance with the preceding sentence, the arbitrator appointed by the other party shall be the arbitrator for purposes of settling the dispute which is the subject of such arbitration. The determination by the arbitrator shall be final and binding on the Members and may be entered in any court having jurisdiction thereof. All fees and expenses of the arbitrators and all other expenses of the arbitration shall be paid by the party whose proposed Fair Market Value was not selected in such arbitration.

         Section 10.3  Appraisal of Non-Cash Assets.
                       ----------------------------
         The procedures set forth in Sections 10.1 and 10.2 for determining the Fair Market Value of the Company shall also be followed in determining the Fair Market Value of non-cash assets of the Company as described in Section 9.4.5; provided, however, that all references in Sections 10.1 and 10.2 to the Fair Market Value of the Company shall, for purposes of this Section 10.3, be deemed to be references to the Fair Market Value of such non-cash assets.


                                   ARTICLE 11
                                   ----------

                               GENERAL PROVISIONS
                               ------------------

         Section 11.1  Notices.
                       -------
         Any notice, consent, approval, or other communication which is provided for or required by this Agreement must be in writing and may be delivered in person to any party, or may be sent by Federal Express, UPS, or other reputable national courier service regularly providing evidence of delivery. Any such notice or other written communications shall be deemed received by the party to whom it is sent (i) in the case of personal delivery, on the date of delivery to the party to whom such notice is addressed as evidenced by a written receipt signed on behalf of such party, and (ii) in the case of courier delivery, the date receipt is acknowledged by the party to whom such notice is addressed as evidenced by a written receipt signed on behalf of such party. For purposes of notices, the addresses of the parties hereto shall be as follows, which addresses may be changed at any time by written notice given in accordance with this provision:

If to Prudential:                The Prudential Insurance Company of America
----------------
                                 Two Ravinia Drive, Suite 1400
                                 Atlanta, Georgia  30346-2110
                                 Attention:  Managing Director, Transactions
                                 (Dale H. Taysom)

With a copy to:                  The Prudential Insurance Company of America
--------------                   Two Ravinia Drive, Suite 1400
                                 Atlanta, Georgia  30346-2110
                                 Attention: Principal, Asset Management
                                 (Charles Miller)

With a copy to:                  The Prudential Insurance Company of America
---------------                  PAMG-RE Law Department
                                 Arbor Circle South, 8 Campus Drive, 4th Floor
                                 Parsippany, New Jersey  07054-4493
                                 Attention:  Assistant General Counsel
                                 (Ellen Towey Kendall, Esq.)

With a copy to:                  Alston & Bird LLP
--------------                   One Atlantic Center
                                 1201 West Peachtree Street
                                 Atlanta, Georgia  30309-3424
                                 Attention:  Albert E. Bender, Jr.

If to CPI:                       Cousins Properties Incorporated
---------                        2500 Windy Ridge Parkway
                                 Suite 1600
                                 Atlanta, Georgia  30339-5683
                                 Attention:  Corporate Secretary

With a copy to:                  Troutman Sanders LLP
--------------                   NationsBank Plaza
                                 600 Peachtree Street N.E.
                                 Suite 5200
                                 Atlanta, Georgia  30308-2216
                                 Attention:  Richard H. Brody

Failure of, or delay in delivery of any copy of a notice or other written communication shall not impair the effectiveness of such notice or written communication given to any party to this Agreement as specified herein.

         Section 11.2  Entire Agreement.
                       ----------------
         This Agreement (including all Exhibits referred to herein and attached hereto, which Exhibits are part of this Agreement for all purposes), the Development Activity Agreement, the Operating Property Activity Agreement, the Contribution Agreement and related written agreements contemporaneously entered into by the Members, the Company, Venture Two and Venture Three, contains the entire understanding between the Members and supersedes any prior understanding and agreements between them respecting the within subject matter. There are no representations, agreements, arrangements or understandings, oral or written, between the Members relating to the subject of this Agreement which are not fully expressed herein or in such agreements.

         Section 11.3  Severability.
                       ------------
         This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable Laws of the State of Delaware. If any provision of this Agreement, or the application thereof to any person or circumstances shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law; provided, however, that the above-described invalidity or unenforceability does not diminish in any material respect the ability of the Members to achieve the purposes for which this Company was formed.


         Section 11.4  Successors and Assigns.
                       ----------------------
         Subject to the restrictions on Transfer set forth in Article 8, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

         Section 11.5  Counterparts.
                       ------------
         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

         Section 11.6  Additional Documents and Acts.
                       -----------------------------
         In connection with this Agreement, as well as all transactions contemplated by this Agreement, each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement, and all such transactions.

         Section 11.7  Interpretation.
                       --------------
         This Agreement and the rights and obligations of the respective parties hereunder shall be governed by and interpreted and enforced in accordance with the Laws of the State of Delaware.

         Section 11.8  Terms.
                       -----
         Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular, and plural, as the identity of the person or persons, firm or corporation may in the context require. Any reference to the Code or Laws shall include all amendments, modifications, or replacements of the specific sections and provisions concerned.

         Section 11.9  Amendment.
                       ---------
         This Agreement may not be amended, altered or modified except by instrument in writing and signed by all of the Members.

         Section 11.10 References to this Agreement.
                       ----------------------------
         Numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated. The words "herein," "hereof," "hereunder," "hereby," "this Agreement" and other similar references shall be construed to mean and include this Agreement and all amendments thereof and Exhibits thereto unless the context shall clearly indicate or require otherwise.

         Section 11.11  Headings.
                        --------
         All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

         Section 11.12  No Third Party Beneficiary.
                        --------------------------
         This Agreement is made solely and specifically between and for the benefit of the parties hereto, and their respective successors and assigns subject to the express provisions hereof relating to successors and assigns, and no other Person whatsoever shall have any rights, interest, or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

         Section 11.13  No Waiver.
                        ---------
         No consent or waiver, either expressed or implied, by any Member to or of any breach or default by any other Member in the performance by such other Member of the obligations thereof under this Agreement shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Member of the same or any other obligations of such other Member under this Agreement. Failure on the part of any Member to complain of any act or failure to act of any other Member, failure on the part of any complaining Member to continue to complain or to pursue complaints with respect to any act or failure to act of any other Member, or failure on the part of any Member to declare any other Member in default, irrespective of how long such failure continues, shall not constitute a waiver by such Member of the rights and remedies thereof under this Agreement or otherwise at law or in equity.

         Section 11.14  Expenses; No Brokers.
                        --------------------
                  (a) Each Member shall pay for its own professional fees and due diligence expenditures in connection with this Agreement and the transactions contemplated hereby, including attorneys, accountants, advisors and engineers. CPI shall pay for any investment banking fees due Morgan Stanley Dean Witter and Lazard Freres. Closing and related costs shall be borne by the Members pursuant to the terms of the Contribution Agreement.

                  (b) Except as expressly provided herein, each of the Members hereto represents and warrants to each other Member that there are no brokerage commissions or finders' fees (or any basis therefor) resulting from any action taken by such Member or any Person acting or purporting to act on such Member's behalf upon entering into this Agreement or any transaction contemplated hereby. Each Member hereby indemnifies the other from and against any and all loss, cost, cost and expense (including reasonable attorneys' fees) arising from or related to claims for brokerage or similar fees by any Person claiming to have dealt with the indemnifying Member.

         Section 11.15  Time of Essence.
                        ---------------
         Time is of the essence of this Agreement.



         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized corporate offices, each on the day and year first above written.

                                            PRUDENTIAL:

                                            THE PRUDENTIAL INSURANCE COMPANY
                                                     OF AMERICA

                                            By:  _____________________________

                                            Title:  __________________________



                                           [CORPORATE SEAL]

                                            CPI: ____________________________

                                            COUSINS PROPERTIES INCORPORATED


                                            By:

                                            Title:   Senior Vice President



                                            [CORPORATE SEAL]

                                                                   Exhibit 10.2












                              AMENDED AND RESTATED

                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT

                              OF CP VENTURE TWO LLC







                                November 12, 1998

                                TABLE OF CONTENTS


ARTICLE 1 DEFINITIONS....................................................2

         Section 1.1  Definitions........................................2
         Section 1.2  Other Definitions.................................11
         Section 1.3  Exhibits..........................................11

ARTICLE 2 FORMATION.....................................................11

         Section 2.1  Formation of Company..............................11
         Section 2.2  Name..............................................11
         Section 2.3  Principal Place of Business; Resident Agent.......12
         Section 2.4  Purposes and Scope................................12
         Section 2.5  Certificate of Formation..........................12
         Section 2.6  Ownership and Waiver of Partition.................14
         Section 2.7  Limits of Company.................................14
         Section 2.8  No Individual Authority...........................15
         Section 2.9  Responsibility of Members.........................15
         Section 2.10  Term.............................................15
         Section 2.11  Investment Representations.......................16

ARTICLE 3 CAPITAL.......................................................17

         Section 3.1  Members' Percentage Interests.....................17
         Section 3.2 Capital Contributions..............................17
                  3.2.1  Debt Financing and Equity Capital..............17
                  3.2.2. Additional Capital Notice......................17
         Section 3.3  Dilution..........................................18
         Section 3.4  No Interest on Capital............................20
         Section 3.5  Reduction of Capital Accounts.....................20
         Section 3.6  Capital Accounts..................................20
         Section 3.7  Negative Capital Accounts.........................21
         Section 3.8  Resignations Withdrawals of Capital...............23
         Section 3.9  Limit on Contributions and Obligations of.........23
         Section 3.10 Pro Rations Related to Assets.....................23

ARTICLE 4 PROFITS, LOSSES, DISTRIBUTIONS, AND ALLOCATIONS...............24

         Section 4.1  Net Profit........................................24
         Section 4.2  Net Loss..........................................24
         Section 4.3  Limitation on Net Loss Allocations................24
         Section 4.4  Other Items.......................................24
         Section 4.5  Special Allocations...............................25
         Section 4.6  Curative Allocations..............................27
         Section 4.7  Other Allocation Rules............................27
         Section 4.8  Section 704(c) Allocation.........................27
         Section 4.9  Distribution of Cash Flow.........................28
         Section 4.10  Distribution of Capital Proceeds.................28

ARTICLE 5 COMPANY BOOKS; ACCOUNTING/FINANCIAL STATEMENTS................29

         Section 5.1  Books and Records.................................29
         Section 5.2  Tax Returns.......................................29
         Section 5.3  Reports...........................................30
         Section 5.4  Audits............................................30
         Section 5.5  Bank Accounts.....................................31
         Section 5.6  Tax Elections.....................................31
         Section 5.7  Tax Matters Member................................31

ARTICLE 6 MANAGEMENT OF THE COMPANY.....................................32

         Section 6.1  Management of the Company.........................32
                  6.1.1  General........................................32
                  6.1.2  Initial Managing Member........................32
                  6.1.3 Actions of Non-Managing Member..................32
                  6.1.4 CPI As Manager..................................32
         Section 6.2  Required Approval by Non-Managing Members.........33
                  6.2.1  Generally Not Required.........................33
                  6.2.2  Required Approval by Non-Managing Members......33
         Section 6.3  Powers and Duties of Managing Member..............35
         Section 6.4  Authorization for Expenditures....................37
         Section 6.5  Rights Not Assignable.............................38
         Section 6.6  Emergency Authority...............................38
         Section 6.7  Budgets...........................................38
         Section 6.8  Management and Leasing Agreement..................38
         Section 6.9  Actions to Maintain REIT Status...................39
         Section 6.10  Actions to Maintain REOC Status..................40
         Section 6.11  Liability of a Member for Conduct................41
         Section 6.12  Indemnity........................................41

ARTICLE 7 COMPENSATION; REIMBURSEMENTS; CONTRACTS WITH AFFILIATES.......41

         Section 7.1  Compensation, Reimbursements......................41
                  7.1.1 Compensation....................................41
                  7.1.2 Reimbursements..................................41
         Section 7.2 No Contracts with Affiliates.......................42

ARTICLE 8 TRANSFER AND SALE RESTRICTIONS................................42

         Section 8.1  General...........................................42
                  8.1.1 Required Consents...............................42
                  8.1.2  Indirect Transfers.............................42
         Section 8.2  Permitted Transfers by the Members................43
                  8.2.1 Transfers By CPI................................43
                  8.2.2  Transfers by CP Venture .......................43
                  8.2.3  Agreements with Transferees....................43
         Section 8.3  Right of First Offer..............................44
         Section 8.3  Restraining Order.................................44
         Section 8.4  Asset and Mortgage Restrictions...................44

ARTICLE 9 DEFAULT AND DISSOLUTION.......................................45

         Section 9.1  Events of Default.................................45
                  9.1.1  Definitions and Cure Periods...................45
                  9.1.2  Act of Insolvency..............................46
         Section 9.2  Causes of Dissolution and Termination.............47
         Section 9.3  Remedies..........................................48
         Section 9.4  Procedure in Dissolution and Liquidation..........48
                  9.4.1  Winding Up.....................................48
                  9.4.2  Management Rights During Winding Up............48
                  9.4.3  Work in Progress...............................48
                  9.4.4  Distributions in Liquidation...................48
                  9.4.5  Non-Cash Assets................................49
         Section 9.5  Disposition of Documents and Records..............49
         Section 9.6  Date of Termination...............................50
         Section 9.7  Fair Market Value.................................50

ARTICLE 10 GENERAL PROVISIONS...........................................51

         Section 10.1  Notices..........................................51
         Section 10.2  Entire Agreement.................................53
         Section 10.3  Severability.....................................53
         Section 10.4  Successors and Assigns...........................53
         Section 10.5  Counterparts.....................................53
         Section 10.6  Additional Documents and Acts....................53
         Section 10.7  Interpretation...................................54
         Section 10.8  Terms............................................54
         Section 10.9  Amendment........................................54
         Section 10.10  References to this Agreement....................54
         Section 10.11  Headings........................................54
         Section 10.12  No Third Party Beneficiary......................54
         Section 10.13  No Waiver.......................................54
         Section 10.14  Time of Essence.................................55

                                INDEX OF EXHIBITS
                                -----------------
                        Exhibit A           Assets
                        Exhibit B           Mortgages
                        Exhibit C           Management and Leasing Agreement
                        Exhibit D           ERISA Certificate
                        Schedule 5.6        Tax Elections and Decisions

                              AMENDED AND RESTATED
                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT
                                       OF
                               CP VENTURE TWO LLC

         THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT is made as of the 12th day of October, 1998 (the "Effective Date") by and between COUSINS PROPERTIES INCORPORATED, a Georgia corporation ("CPI"), and
CP VENTURE LLC, a Delaware limited liability company ("CP Venture").


                           W I T N E S S E T H T H A T
:

         WHEREAS, CPI formed the Company on October 28, 1998, pursuant to a Limited Liability Operating Agreement and by filing a Certificate of Formation with the Secretary of State of Delaware;

         WHEREAS, as of the Effective Date, CPI shall transfer to CP Venture a 99% interest in the Company capital and profits;

         WHEREAS, as of the Effective Date, CP Venture shall become a member of the Company;

         WHEREAS, in connection with CP Venture becoming a Member of the Company, CPI and CP Venture wish to amend and restate the limited liability company operating agreement of the Company and set forth their respective rights and obligations as members thereof;

--------------------------------------------------------------------------------

         THE INTERESTS IN CP VENTURE TWO LLC (THE "PERCENTAGE INTERESTS") ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN ARTICLE 8 OF THIS AGREEMENT. THE PERCENTAGE INTERESTS HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER (i) THE GEORGIA SECURITIES ACT OF 1973, AS AMENDED (THE "GEORGIA ACT") IN RELIANCE UPON THE EXEMPTION PROVIDED IN SECTION 9(13) THEREOF, (ii) UNDER ANY OTHER STATE SECURITIES LAWS, OR (iii) UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "FEDERAL ACT"). NEITHER THE PERCENTAGE INTERESTS, NOR ANY PART THEREOF, MAY BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF ARTICLE 8 OF THIS AGREEMENT AND PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE FEDERAL ACT, THE GEORGIA ACT, AND ANY OTHER APPLICABLE STATE SECURITIES LAWS OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER SUCH SECURITIES LAWS OR WHICH IS OTHERWISE IN COMPLIANCE WITH SUCH SECURITIES LAWS.

         NOW, THEREFORE, in consideration of the premises, the mutual promises, obligations and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of such consideration being hereby acknowledged, CPI and CP Venture, intending to be legally bound, do hereby amend and restate the limited liability company operating agreement of the Company in its entirety and agree as follows:

                                    ARTICLE 1
                                    ---------

                                   DEFINITIONS
                                   -----------

         Section 1.1  Definitions.
         ------------------------
         When used in this Agreement, the following terms will have the meanings set forth below:

                  (1) "Act" shall mean the Delaware Limited Liability Company Act, as the same may be amended from time to time.

                  (2) "Act of  Insolvency"  shall have the meaning  specified in
         Section 9.1.2.

                  (3) "Adjusted Capital Account Balance" shall mean with respect to any Member, the balance in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

                           (i) credit to such Capital  Account any amounts which
                  such Member is obligated to restore, because of a promissory note to the Company or otherwise, or is deemed to be obligated to restore pursuant to the penultimate sentence in each of Regulations Sections 1.704-2(g)(1)(ii) and 1.704-2(i)(5) and pursuant to Sections 4.5(a) and 4.5(b) of this Agreement; and

                           (ii)  debit  to  such   Capital   Account  the  items
                  described      in      Sections       1.704-1(b)(2)(ii)(d)(4),
                  1.704-1(b)(2)(ii)(d)(5)  and  1.704-1(b)(2)(ii)(d)(6)  of  the
                  Regulations.

         This definition of Adjusted Capital Account Balance is intended to comply with Section 1.704-1(b)(2)(ii)(d) of the regulations and shall be interpreted consistent with such Regulations.

                  (4) "Affiliate(s)" shall mean CPI, a CPI Affiliate, Prudential, a Prudential Affiliate, or a Person or Persons directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person(s) in question. The term "control", as used in the immediately preceding sentence, means, with respect to a Person that is a corporation, the right to exercise, directly or indirectly, more than 50% of the voting rights attributable to the shares of the controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled Person.

                  (5) "Affiliate Debt" shall mean a loan to the Company from a Member, or an Affiliate thereof pursuant to Section 3.2.1.

                  (6) "Agreed Value" shall mean with respect to each Asset listed on Exhibit A attached hereto, the gross fair market value of such Asset as listed on such Exhibit A.

                  (7) "Agreement" shall mean this Limited Liability Company Operating Agreement, as amended from time to time.

                  (8) "Approved by the Members" or "Approval of the Members" shall mean approval in writing by all of the Members acting through their duly authorized representatives.

                  (9) "Asset" shall mean any of the real property assets listed on Exhibit A attached hereto, and "Assets" shall mean all such real property.

                  (10) "Asset Operating Budget" shall have the meaning specified in (12) below.

                  (11)   "Bank"   shall  mean  a  banking  or  other   financial
         institution which from time to time are selected by the Managing Member to serve as the Company's principal funds depository.

                  (12) "Budgets" shall mean the following budgets of the Company from time to time:

                           (i) "Asset  Operating  Budget,"  which shall mean the
                  annual budget for each Asset of the Company as prepared by the Managing Member and which shall be comprised of: (A) an estimate of all receipts from and expenditures for the ownership, management, maintenance and operation of each Asset for each Fiscal Year and (B) an estimate of all capital replacements, substitutions and/or additions to any Asset, or any component thereof, which are to be accomplished during such Fiscal Year; and

                           (ii) "Company Operating Budget," which shall mean the
                  annual budget for the Company as prepared by the Managing Member and which shall be comprised of an estimate of all receipts from and expenditures for all activities of the Company other than matters covered by Asset Operating Budgets.

                  (13)  "Capital  Account"  shall have the meaning  specified in
         Section 3.6.

                  (14) "Capital Proceeds" shall mean the net proceeds from:

                           (i) loans to the  Company  in excess  of  current  or
                  reasonably anticipated Company needs (including reasonable reserves for Company debt obligations and working capital as determined by the Managing Member) or excess funds received from refinancing of any Company indebtedness (x) after the payment of, or provision for the payment of, all costs and expenses incurred by the Company in connection with such refinancing, and (y) after deduction or retention of such sums as are deemed necessary to be retained as a reserve for the conduct of the business of the Company; and

                           (ii)  any  sale,  exchange,   condemnation  or  other
                  disposition of any Asset, or any portion thereof or any interest therein, any equipment used thereon, or any other capital asset of the Company or from claims on policies of insurance maintained by the Company for damage to or destruction of capital assets of the Company or the loss of title thereto (to the extent that such proceeds exceed the actual or estimated costs of repairing or replacing the assets damaged or destroyed if, pursuant to this Agreement, such assets are repaired or replaced) (x) after the payment of, or provision for the payment of, all costs and expenses incurred by the Company in connection with such sale or other disposition or the receipt of such insurance proceeds, as the case may be, and (y) after deduction or retention of such sums as are deemed necessary to be retained as a reserve for the conduct of the business of the Company.

                  (15) "Cash Flow" shall mean for any period the Gross Receipts of the Company for such period less Operating Expenses for such period.

                  (16) "Closing Proration Date" shall have the meaning set forth in the Contribution Agreement.

                  (17) "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

                  (18) "Company" shall mean the limited liability company formed pursuant to the terms hereof for the limited purposes and scope set forth herein.

                  (19)  "Computation  Date" shall have the meaning  specified in
         Section 3.3.

                  (20) "Company Operating Budget" shall have the meaning specified in (12) above.

                  (21) "Contribution Agreement" shall mean the Contribution Agreement dated as of even date herewith by and among CPI, Cousins/Daniel, LLC, a Georgia limited liability company, Cousins MarketCenters Inc., a Georgia corporation, and Prudential.

                  (22) "CP Venture" shall mean CP Venture LLC, a Delaware limited liability company.

                  (23) "CP Venture Affiliate" shall mean, (i) any successor to CP Venture in connection with a bona fide reorganization, recapitalization, acquisition or merger, (ii) any Person which acquires all or substantially all of the assets of CP Venture and (iii) any other Person which, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with any of the aforesaid specifically identified CP Venture Affiliates. The term "control", as used in the immediately preceding sentence, means, with respect to a Person that is a corporation, the right to the exercise, directly or indirectly, of more than 50% of the voting rights attributable to the shares of the controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the controlled Person.

                  (24) "CP Venture Operating Agreement" means the operating agreement of CP Venture LLC between CPI and Prudential of even date herewith.

                  (25) "CPI" shall mean Cousins Properties Incorporated, a Georgia corporation

                  (26) "CPI Affiliate" shall mean (i) any successor to CPI in connection with a bona fide reorganization, recapitalization, acquisition or merger, (ii) Cousins Real Estate Corporation, a Georgia corporation ("CREC"), (iii) any Person which acquires all or substantially all of the assets of CPI or CREC and (iv) any other Person which, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with CPI or CREC or any of the aforesaid specifically identified CPI Affiliates. The term "control", as used in the immediately preceding sentence, means, with respect to a Person that is a corporation, the right to the exercise, directly or indirectly, of more than 50% of the voting rights attributable to the shares of the controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the controlled Person.

                  (27) "Defaulter" shall have the meaning specified in Section 9.1.1.

                  (28) "Depreciation" shall mean for each Fiscal Year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Member.

                  (29) "Documents" shall have the meaning specified in Section 5.1.

                  (30) "Effective Date" means the effective date of this Agreement as set forth on the first page hereof.

                  (31) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended

                  (32) "Event of Default"  shall have the meaning  specified  in
         Section 9.1.1.

                  (33) "Fiscal Year" shall mean the twelve month period ending December 31 of each year; provided that the first Fiscal Year shall be the period beginning on the Effective Date and ending on December 31, 1998, and the last Fiscal Year shall be the period beginning on January 1 of the calendar year in which the final liquidation and termination of the Company is completed and ending on the date such final liquidation and termination is completed (to the extent any computation or other provision hereof provides for an action to be taken on a Fiscal Year basis, an appropriate proration or other adjustment shall be made in respect of the first or final Fiscal Year to reflect that such period is less than a full calendar year period).

                  (34) "Gross Asset Value" shall mean with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                             (i) The  initial  Gross  Asset  Value of any  asset
                  contributed by a Member to the Company shall be the gross fair market value of such asset, as Approved by the Members;

                            (ii) Except as otherwise provided in this Agreement,
                  the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as Approved by the Members, at each of the following times: (a) the acquisition of an additional interest in the Company by any new or existing Member for more than a de minimis contribution; (b) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; and (c) the liquidation of the Company within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations; provided, however, that the adjustments pursuant to clauses (a) and (b) above shall be made only if the Members reasonably determine that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

                           (iii) The Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value of such asset on the date of distribution as Approved by the Members; and

                            (iv) The Gross Asset Values of Company  assets shall
                  be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining the Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and Section 4.5(g) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection to the extent the Members determine that an adjustment pursuant to subsection (ii) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection.

                             (v) If the Gross  Asset  Value of an asset has been
                  determined or adjusted  pursuant to paragraphs  (ii), (iii) or
                  (iv) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Profit and Net Loss.

         If the Members are unable to agree regarding any Gross Asset Value, such value shall be determined pursuant to the procedure of Section 9.7.

                  (35) "Gross Receipts" shall mean all receipts (other than Capital Proceeds), calculated on an accrual basis, from the conduct o the business of the Company from all sources, including, without limitation, all rent and other income and payments received by the Company.

                  (36) "Independent Accountants" shall mean the "Independent Accountants" so designated in the CP Venture Operating Agreement.

                  (37) "Laws" shall mean federal, state and local statutes, case law, rules, regulations, ordinances, codes and the like which are in full force and effect from time to time and which affect any Asset or the ownership or operation thereof.

                  (38)     "Lock-Out Period" shall have the meaning specified in
         Section 8.3.1 of the CP Venture Operating Agreement.

                  (39) "Management and Leasing Agreement" shall have the meaning specified in Section 6.8.

                  (40) "Managing  Member" shall mean CP Venture as designated in
         Section 6.1.2.

                  (41) "Member" shall mean CPI, CP Venture or any other Person from time to time owning a Percentage Interest.

                  (42) "Member Minimum Gain" shall mean an amount, with respect to each Member Nonrecourse Debt, equal to the Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(2) and (3) of the Regulations.

                  (43) "Member Nonrecourse Debt" shall have the meaning set forth in Section 1.704-2(b)(4) of the Regulations.

                  (44) "Member Nonrecourse Deductions" shall have the meaning set forth in Section 1.704-2(i)(1) and (2) of the Regulations. The amount of Nonrecourse Deductions with respect to a Member Nonrecourse Debt for any Fiscal Year equals the excess, if any, of the net increase, if any, in the amount of Member Minimum Gain attributable to such Member Nonrecourse Debt during that Fiscal Year over the aggregate amount of any distributions during that Fiscal Year to the Member that bears the economic risk of loss for such Member Nonrecourse Debt to the extent such distributions are from the proceeds of such Member Nonrecourse Debt and are allocable to an increase in Member Minimu Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(2) of the Regulations and Section 4.7(b).

                  (45) "Members" shall mean, collectively, CPI, CP Venture and any other Person from time to time owning a Percentage Interest.

                  (46) "Minimum Gain" shall have the meaning set forth in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

                  (47)  "Mortgages"   shall  mean  the  deeds  to  secure  debt,
         mortgages and deeds of trust encumbering certain of the Assets as set forth in Exhibit B.

                  (48) "Net Profit" or "Net Loss" shall mean for each Fiscal Year the Company's taxable income or taxable loss for such Fiscal Year, as determined under Section 703(a) of the Code, and Treasury Regulation
         Section 1.703-1, but with the following adjustments:

                             (i) Any tax exempt income,  as described in Section
                  705(a)(1)(B) of the Code, realized by the Company during such Fiscal Year shall be added to such taxable income or taxable loss;

                            (ii) Any  expenditures  of the Company  described in
                  Section  705(a)(2)(B)  of the  Code for  such  Fiscal  Year or treated as being so described in Regulations Section 1.704-1(b)(2)(iv)(1) and not otherwise taken into account in this subsection shall be subtracted from such taxable income or taxable loss;

                           (iii) Any item of  income,  gain,  loss or  deduction
                  that is required to be allocated to the Members  under Section
                  4.8 hereof shall not be taken into account in computing such taxable income or taxable loss; and

                            (iv) The amount of any gain or loss  required  to be
                  recognized by the Company during such Fiscal Year by reason of a sale or other disposition of Company property, and any depreciation or cost recovery reductions with respect to Company property to which the Company is entitled for any Fiscal Year, shall be computed as if the Company's adjusted basis in such property for income tax purposes were equal to the Gross Asset Value, and any adjustment to the Gross Asset Value shall be treated as a Net Profit or Net Loss.

          This definition is intended to comply with the Regulations and any and all other items which must be included in Net Profit or Net Loss in order for this Agreement to comply with said Regulations shall be included in such concept. Notwithstanding any other provision of this definition, any items of income, gain, deduction, loss or credit which are specially allocated shall not be taken into account in computing Net Profit or Net Loss. The intent of this definition is that no reference to Net Profit or Net Loss include such specially allocated items.

                  (49)  "Non-Defaulter"  shall  have the  meaning  specified  in
         Section 9.3.

                  (50) "Non-Managing Member" shall mean any Member which is not the Managing Member. The initial Non-Managing Member shall be CPI.

                  (51) "Nonrecourse Deductions" shall have the meaning set forth in Section 1.704-2(b)(1) of the Regulations. The amount of Nonrecourse Deductions for any of the Fiscal Years equals the excess, if any, of the net increase, if any, in the amount of Minimum Gain during that Fiscal Year over the aggregate amount of any distributions during that Fiscal Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Minimum Gain, determined according to the provisions of Section 1.704-2(c) of the Regulations and Section 4.7(b).

                  (52) "Nonrecourse Liability" shall have the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

                  (53) "Operating Expenses" shall mean all expenditures of any kind made with respect to the operations of the Company in the normal course of business including, but not limited to, debt service
         (principal and interest) payable on indebtedness of the Company, ad valorem taxes, insurance premiums, repair and maintenance expense, capital expenditures related to any Asset which is operational, management fees or salaries, advertising expenses, professional fees, wages, and utility costs, plus such sums as are deemed reasonably necessary as a reserve to be retained for the conduct of the business of the Company, and capital expenditures and investments in other assets. Such expenses shall be determined on the accrual basis but
         shall  not  include  any  non-cash  items  such  as depreciation   or
         amortization.

                  (54) "Operating Property Manager" shall mean the Person designated as the "Operating Property Manager" pursuant to Section
         6.1.3 of the CP Venture Operating Agreement.

                  (55) "Percentage Interest" shall mean the aggregate percentage interest(s) in the profits of the Company owned by each Member. The initial Percentage Interests are set forth opposite the name of each Member in Section 3.1.

                  (56) "Pension Investor" shall mean any investor with respect to which Prudential or Prudential Real Estate Investor ("PREI") is acting as a "Qualified Professional Asset Manager" as defined in Department of Labor Prohibited Transaction Class Exemptions 84-14; initially, the Pension Investor is the separate account for qualified pension trust investors formed and maintained by Prudential pursuant to the provisions of Section 17B:28-7 N.J.S.A. and known as Prudential Property Investment Separate Account ("PRISA").

                  (57)   "Person"   shall  mean  an   individual,   partnership,
         corporation, trust, unincorporated association, joint stock company or other entity or association.

                  (58) "Plan Asset Regulations" shall mean C.F.R. 82510.3-101, promulgated under ERISA.

                  (59) "Plan Violation"  shall mean a transaction,  condition or
         event  that would (i) constitute  a  nonexempt  (under   Prohibited
         Transaction Class Exemption 84-14, as it may be amended) or prohibited transaction under ERISA; or (ii) be subject to state statutes regulating investments of and fiduciary obligations with respect to any governmental Plan.

                  (60) "Prudential" shall mean The Prudential Insurance Company of America, a New Jersey corporation.

                  (61) "Prudential Affiliate" shall mean (i) any successor to Prudential in connection with a bona fide reorganization, recapitalization, acquisition or merger, (ii) any Person which acquires all or substantially all of the assets of Prudential, (iii) a Pension Investor, and (iv) any other Person which, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with any of the aforesaid specifically identified Prudential Affiliates. The term "control," as used in the immediately preceding sentence, means, with respect to a Person that is a corporation, the right to the exercise, directly or indirectly, of more than 50% of the voting rights attributable to the shares of the controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the controlled Person.

                  (62) "Regulations" shall mean those regulations promulgated under the Code.

                  (63) "Tax Matters Partner" shall have the meaning specified in
         Section 5.7.

                  (64) "Term" shall have the meaning specified in Section 2.10.

                  (65) "Transfer" shall have the meaning specified in Section 8.1.1.

                  (66) "Transferee" shall have the meaning specified in Section 8.2.3.

                  (67) "Transferor" shall have the meaning specified in Section 8.2.3.


         Section 1.2  Other Definitions.
         ------------------------------
         In addition to the terms defined in Section 1.1, other terms will have the definitions provided elsewhere in this Agreement.

         Section 1.3  Exhibits.
         ---------------------

         Attached hereto and forming an integral part of this Agreement are various exhibits which are listed in the Table of Contents for this Agreement or otherwise referenced in this Agreement, all of which are incorporated into this Agreement as fully as if the content thereof were set out in full herein at each point of reference thereto.


                                    ARTICLE 2
                                    ---------

                                    FORMATION
                                    ---------

         Section 2.1  Formation of Company.
         ---------------------------------
         CPI and CP Venture do hereby continue the Company as a limited liability company for the limited purposes and scope set forth in Section 2.4 and upon the terms, provisions and conditions set forth in this Agreement. The rights and obligations of the Members shall be governed by this Agreement and by the Act. If there is a conflict between the provisions of this Agreement and the Act, the provisions of the Act shall control (it being understood, however, that if the Act provides for a particular rule but allows the members of a limited liability company to provide to the contrary in their limited liability company operating agreement, and if the parties hereto have so provided hereunder, then such provisions shall not be deemed to constitute a conflict for purposes of the foregoing).

         Section 2.2  Name.
         -----------------
         The name of the Company shall be CP VENTURE TWO LLC or such other name as may be selected by the Managing Member under which all business and affairs of the Company shall be conducted.

         Section 2.3  Principal Place of Business; Resident Agent.
         --------------------------------------------------------
         The Company shall maintain a registered office in the State of Delaware at CT Corporation System, Wilmington, Delaware, and the registered agent at such address shall be CT Corporation System unless and until such registered office and agent are changed by the Managing Member, but only after prior written notice to all the Members. The principal place of business of the Company shall be located at CP Venture's address in Atlanta, Georgia set forth in Section 10.1 below or at such other place of business as the Managing Member may designate. The resident agent for the Company in Georgia shall be the Managing Member or such agent as may be designated by the Managing Member from time to time.

         Section 2.4  Purposes and Scope.
          ------------------------------
         Subject to the provisions of this Agreement and the CP Venture Operating Agreement, the purposes of the Company are limited and include only the following: (i) evaluating, selecting, acquiring or investing in, holding, owning, operating, maintaining, improving, leasing, selling as a means of recovering the Members' investment and a profit thereon, exchanging and otherwise using the Assets and such other properties as may be agreed upon by the Members; (ii) borrowing money in furtherance of the business of the Company, including issuing promissory notes or other evidences of indebtedness in connection therewith and securing the same by deeds to secure debt, mortgages, deeds of trust or other appropriate liens or security interests; (iii) conducting any other activity which is permissible for a "real estate operating company" within the meaning of the Plan Asset Regulations; and (iv) doing any and all other acts or things which may be incidental or necessary to carry on the business of the Company as herein contemplated. In furtherance of these purposes, the Company shall have all powers necessary, suitable or convenient for the accomplishment thereof. It is the intent of the Members that the Company be a "real estate operating company" within the meaning of the Plan Asset Regulations and the Managing Member shall have all power necessary to effectuate such intent.


         Section 2.5  Certificate of Formation.
         -------------------------------------
         The Company has filed a certificate of formation (the "Certificate") with the Secretary of State of Delaware pursuant to the Act and shall also execute and file such other certificates which may from time to time be necessary or appropriate to file in connection with the continuation and operation of the Company. The Members hereby agree to execute and file any required amendments to the Certificate and shall do all other acts requisite for the constitution of the Company as a limited liability company pursuant to the Act or any other applicable law.


         Section 2.6  Ownership and Waiver of Partition.
         ----------------------------------------------
         The interest of each Member in the Company shall be personal property for all purposes. All property and interests in property, real or personal, owned by the Company shall be held in the name of the Company and deemed owned by the Company as an entity, and no Member, individually, shall have any ownership of or interest in such property or interest owned by the Company except as a member of the Company. Each of the Members irrevocably waives, during the term of the Company and during any period of its liquidation following any dissolution, any right that it may have to seek or maintain any action for partition with respect to any of the assets of the Company.

         Section 2.7  Limits of Company.
         ------------------------------
                  (a) The relationship between and among the Members shall be limited to carrying on the business of the Company in accordance with the terms of this Agreement.

                  (b) The Members shall each devote such time to the Company as is reasonably necessary to carry out the provisions of this Agreement. Each of the Members understands that the other Member or its Affiliates and any Manager and its Affiliates, including the Managing Member and the Operating Property Manager, may be interested, directly or indirectly, in various other businesses and undertakings not included in the Company. Each Member also understands that the conduct of the business of the Company may involve business dealings with such other businesses or undertakings. The Members hereby agree that the creation of the Company and the assumption by each of the Members of their duties hereunder shall be without prejudice to their rights (or the rights of their members and Affiliates) to have such other interests and activities and to receive and enjoy profits or compensation therefrom, and each Member waives any rights it might otherwise have to share or participate in such other interests or activities of the other Member or its Affiliates and of the Managing Member, its members and its Affiliates. The Members and Managing Member, its members, and their Affiliates, may engage in or possess any interest in any other business venture of any nature or description independently or with others including, but not limited to, the ownership, financing, leasing, operation, management or development of real property and investments in real property. Such other ventures and investments may compete with the business and assets of the Company. Neither the Company nor any Member shall have any right by virtue of this Agreement in or to any such other venture or investment or the income or profits derived therefrom. Except as provided in the Contribution Agreement, none of CP Venture, Prudential and CPI shall have any obligation to offer or contribute any particular business opportunity or investment to the Company.


         Section 2.8  No Individual Authority.
         ------------------------------------
         Neither Member shall, without the express, prior written consent of the other Member, take any action for or on behalf of or in the name of the Company or other Member, or assume, undertake or enter into any commitment, debt, duty or obligation binding upon the Company except for (a) actions expressly provided for in this Agreement, (b) actions by a Member within the scope of its authority granted in this Agreement, and (c) actions Approved by the Members and any action taken in violation of the foregoing limitation shall be void. Each Member shall indemnify and hold harmless the other Member and the Company and their respective Affiliates from and against any and all claims, demands, losses, damages, liabilities, lawsuits and other proceedings, judgments and awards, and costs and expenses (including, but not limited to, reasonable attorneys' fees and all court costs) arising directly or indirectly, in whole or in part, out of any breach of the foregoing provisions by such Member, unless and to the extent such Member or Affiliate was acting in good faith. This provision shall survive dissolution of the Company.

         Section 2.9  Responsibility of Members.
         --------------------------------------
                  (a) The Company and each Member shall not be responsible or liable for any responsibility, indebtedness, or other obligation of any other Member incurred prior to, on the date of or after the execution of this Agreement, except for those which are undertaken or incurred expressly on behalf of the Company under or pursuant to the terms of this Agreement or the Contribution Agreement or assumed in writing by both Members, and each Member hereby indemnifies and agrees to hold the other Member and the Company harmless from all such obligations and indebtedness except as aforesaid.

                  (b) Each Member will notify the other Member as quickly as reasonably possible upon receipt of any notice (i) of the filing of any action in law or in equity naming the Company or any Member as a party relating in any way to the business of the Company; (ii) of any actions to impose liens of any kind whatsoever or of the imposition of any lien whatsoever against the Company; (iii) of any casualty, damage or injury to persons or property owned by the Company; or (iv) of the default by the Company of any of its respective obligations to creditors or other third parties. Each Member will endeavor to notify the other Member verbally promptly upon learning of any of the foregoing actions, or the threat thereof, which, in such Member's judgment, is material to the Company or the other Member.

         Section 2.10  Term.
         ------------------
         The term of the Company (the "Term") shall commence as of the date first above written and continue until the first to occur of the following:

                  (a) December 31, 2028 unless extended by the Approval of the Members; or

                  (b) The Company is dissolved and terminated as a result of the dissolution and winding up of the Company in accordance with Article 9 hereof.


         Section 2.11  Investment Representations.
         -----------------------------------------

               (a) Investment Intent. Each Member does hereby represent and warrant to the other and to the Company, and to each of them, that it has acquired its interest in the Company for investment solely for its own account with the intention of holding such interest for investment purposes only and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Federal Act").

               (b)   Unregistered   Interests.   Each   Member   does  hereby
acknowledge that it is aware that its interest in the Company has not been registered under the Federal Act or under any state securities laws. Each Member further understands and acknowledges that its representations and warranties contained in this Section 2.11 are being relied upon by the Company
and by the other Member as the basis for the exemption   of  the   Members'
interests in the Company from the registration requirements of the Federal Act and under all state securities laws. Each Member further acknowledges that the Company will not and has no obligation to recognize any sale, transfer, or assignment of a Member's interest in the Company to any person unless and until the provisions of Article 8 hereof have been fully satisfied.

               (c) Nature of Investment. Each Member does hereby acknowledge and agree that a legend reflecting the restrictions imposed upon the transfer of its interest in the Company under Article 8 hereof, under the Federal Act and under state securities laws shall be placed on the first page of this Agreement.

               (d) Indemnification. Each Member shall and does hereby agree to indemnify and save harmless the Company and the other Member, from any liability, loss, cost, damage and expense (including, without limitation, the costs of litigation and attorneys' fees) arising out of, resulting from, or in any way related to the breach of any representation or warranty of such Member set forth in this Section 2.11.


                                    ARTICLE 3
                                    ---------

                                     CAPITAL
                                     -------

         Section 3.1  Members' Percentage Interests.
         ------------------------------------------
         The Percentage Interests of the Members for purposes of applying the provisions of this Agreement are set forth below (subject to adjustment as provided herein):

                  Member                       Percentage Interests
                  ------                       --------------------

                  CPI                                   1%

                  CP Venture                           99%

         Section 3.2 Capital Contributions.
         ----------------------------------


                 3.2.1 Debt Financing and Equity Capital. In the event the Managing Member determines at any time or from time to time that the Company needs additional capital for any reason, the Managing Member shall have the right, power and authority on behalf of the Company to arrange debt financing for the Company, including loans from third party institutional lenders, and, subject to Section 3.2.2, loans from the Operating Property Manager or its Affiliates ("Affiliate Debt"), and, subject to Section 3.2.2, to raise additional equity capital. Any Affiliate Debt shall bear interest at an interest rate floating at 3% per annum over the monthly average of the Federal Funds rate published from time to time in Federal Reserve Statistical Release H.15, but in no event less than 10% per annum. The other terms and conditions of any Affiliate Debt shall be determined by the Manager Member in its sole discretion. Any personal guarantees or indemnities, required in connection with any financin shall be provided solely by the Company or the Operating Property Manager or an Affiliate thereof.

         3.2.2  Additional Capital Notice.
         ---------------------------------
                           (a) If the Managing Member in its sole discretion determines to seek equity capital or Affiliate Debt for the Company, it shall have the right to do so, subject to compliance with the terms of this Section 3.2.2. In the event the Managing Member determines to seek equity capital and/or Affiliate Debt, the Managing Member shall send a notice (a "Additional Capital Notice") to the Members setting forth (i) the purposes for which the additional equity or Affiliate Debt is needed, (ii) the amount of equity or Affiliate Debt sought by the Company, (iii) each Member's pro rata share of such additional equity or Affiliate Debt, which pro rata share shall be in the same proportion to the entire amount of equity or Affiliate Debt being sought by the Company as each Member's respective Percentage Interest bears to all Percentage Interests in the Company, and (iv) the date when the equity contribution or Affiliate Debt will be required, which date shall be not less than 20 Business Days after the date of the Additional Capital Notice.

                           (b) Following delivery of a Additional Capital Notice from the Managing Member, the Members shall have the right and option to elect to contribute the amount of equity or Affiliate Debt required from the Company pro rata in accordance with their respective Percentage Interests. In order to be valid, such election must be exercised by delivery of written notice of election to the Managing Member not later than the 10th Business Day after the date of the Additional Capital Notice. Failure of a Member to deliver such notice of election on or before the 10th Business Day after the date of the Additional Capital Notice shall be deemed to be an election of such Member not to make such contribution. Any election to make the equity contributions or Affiliate Debt shall be binding and irrevocable and obligate the Member making such election to contribute its pro rata share of the requested equity or Affiliate Debt amount to the Company in cash or immediately available funds on the date required by the Additional Capital Notice; provided, however, if CP Venture (as a result of CPI's refusal to fund its pro rata share of CP Venture debt or equity, as the case may be) and/or CPI does not elect to fund its pro rata share of the equity or Affiliate Debt sought by the Company, then Prudential, as Operating Property Manager, shall be entitled (but not required) to make (or cause its Affiliates to make) a capital contribution or lend Affiliate Debt directly to the Company in an amount equal to the Affiliate Debt or equity sought by the Company as specified in the Additional Capital Notice or such other amount as the Managing Member may approve. The Members acknowledge and agree that in the event Prudential (or a Prudential Affiliate) makes such equity contribution to the Company directly, the Percentage Interests shall be reduced or diluted in accordance with Section 3.3. Upon any such contribution the Managing Member shall have the right to amend this Agreement to reflect the admission of Prudential (or such Prudential Affiliate) to the Company.

         Section 3.3  Dilution.
         ----------------------

         (a) If CPI does not elect to fund its pro rata share of additional equity capital and equity capital is provided by Prudential or a Prudential Affiliate (the "Funding Member") pursuant to Section 3.2.2, the Percentage Interest of each Member shall thereupon be recalculated as of the effective date of such funding (the "Computation Date"). The Managing Member is hereby constituted and appointed as attorney-in-fact, such appointment being coupled with an interest, to execute, acknowledge and deliver all instruments and documents necessary to effect such recalculation of Percentage Interests as herein provided.

         (b) The recalculation of the Percentage Interests of the Members shall be made by first calculating the Percentage Interest of the Funding Member. Such Member's Percentage Interest (expressed as a decimal) shall be equal to a fraction, the numerator of which shall be the additional equity capital contributed by the Funding Member and the denominator of which shall be the sum of the Fair Market Value of the assets of the Company on the Computation Date net of all liabilities of the Company on the Computation Date, plus the amount of new equity contributed by the Funding Member. The remaining Percentage Interest (being equal to 1 minus the Funding Member's Percentage Interest (as so recalculated), all expressed as a decimal) shall be allocated among the remaining Members pro rata in accordance with their Percentage Interests just prior to the contribution of the new equity to fund the additional equity capital.


         Section 3.4  No Interest on Capital.
         ------------------------------------

         Interest earned on Company funds shall inure solely to the benefit of the Company, and except as specifically provided hereinabove, no interest shall be paid upon any contributions or advances to the capital of the Company nor upon any undistributed or reinvested income or profits of the Company.

         Section 3.5  Reduction of Capital Accounts.
         -------------------------------------------

         Any distribution to a Member, whether pursuant to Sections 4.9 or 4.10 or any other Section of this Agreement, shall reduce the amount of such Member's Capital Account in accordance with Section 3.6, but no adjustment in the Percentage Interest of any Member shall be made on account of any such distribution, except as otherwise specifically provided in this Agreement.

         Section 3.6  Capital Accounts.
         ------------------------------

         (a) "Capital Account" means an account that shall be maintained for each Member and which, as of any given date, shall be an amount equal to the sum of the following:

                           (i) The aggregate amount of cash that has been contributed to the capital of the Company as of such date by or on behalf of such Member; plus

                           (ii) The agreed upon Gross Asset Value (as of the date of contribution) of any property other than cash that has been contributed to the capital of the Company as of such date by such Member and the amount of liabilities assumed by any such Member under Regulations Section 1.752 or which is secured by any Company property distributed to such Member; plus

                           (iii) The aggregate amount of the Company's Net Profit that has been allocated to such Member as of such date pursuant to the provisions of Section 4.1 and any items of income or gain which are specially allocated to such Member or other positive adjustment required by the Regulations and which have not been previously taken into account in determining Capital Accounts; minus

                           (iv) The aggregate amount of the Company's Net Loss that has been allocated to such Member as of such date pursuant to Sections 4.2 and 4.3 and the amount of any item of expense deduction or loss which is specially allocated to such Member; and minus

                           (v) The aggregate amount of cash and the agreed upon Gross Asset Value of all other property (as of the date of distribution) that has been distributed to or on behalf of such Member and the amount of any liabilities of such Member assumed by the Company under Regulations Section 1.752 or which are secured by any property contributed by such Member to the Company.

         (b) Upon the sale, transfer, assignment or other disposition of an interest in the Company after the date of this Agreement, the Capital Account of the transferor Member that is attributable to the transferred interest will be carried over to the transferee Member.

         (c) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Members shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed property or that are assumed by the Company or the Members), are computed in order to comply with such Regulations, the Members may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Member pursuant to Section 9.4 hereof upon the dissolution of the Company.

         (d) In accordance with Section 5.1, each Member and its authorized representatives shall have the right at all reasonable times to have access to, inspect, audit and copy the books and records of the Company for the purpose of reviewing the allocations to and maintenance of Capital Accounts and ascertaining the correctness thereof and the Managing Member will cooperate in any such examination. In the event that at any time a Member discovers an error in the allocations to or computation of the Capital Accounts from that intended by the provisions of this Agreement, it shall promptly notify the Managing
Member of such error and the Members shall work together to correct any such error in allocations or computations in a manner having the least adverse effect on the Members. Each Fiscal Year, in conjunction with the preparation of the Company's annual federal income tax return, the Independent Accountants shall prepare a report detailing all adjustments to and the ending balances of the Capital Accounts of the Members for all Fiscal Years (a "Capital Account Report"). The Independent Accountants will deliver to the Members for their review the Capital Account Report at the same time the Company's tax or information returns are delivered to the Members pursuant to Section 5.2. Any Member shall raise any objection to the allocations and computations detailed in a Capital Account Report no later than sixty (60) days prior to the expiration of the period for filing an amended federal income tax return or information return with respect to any Fiscal Year for which an error may have occurred.

         Section 3.7  Negative Capital Accounts.
         ---------------------------------------

         Any Member having a deficit or negative balance in its Capital Account shall not be required to restore such deficit capital amount or otherwise to contribute capital to the Company to restore its Capital Account.


         Section 3.8  Resignations Withdrawals of Capital.
         -------------------------------------------------

         No Member shall have the right to resign or withdraw from the Company or to withdraw any portion of the capital of the Company at any time. Upon termination of the Company, the Members' capital shall be distributed pursuant to Section 9.4 hereof.

         Section 3.9  Limit on Contributions and Obligations of Members.
         ---------------------------------------------------------------

         Except as expressly provided in Sections 3.2 the Members shall have no liability or obligation to the Company or to the other Members (i) to make additional capital contributions to the Company, (ii) to make any loans to the Company or (iii) to endorse or guarantee the payment of any loan to the Company.

         Section 3.10  Pro Rations Related to Assets.
         --------------------------------------------

         Except as provided in the Contribution Agreement, the Members agree that the Company shall allocate on a pro rata basis all Operating Expenses and Gross Receipts attributable to the Assets as of the Closing Proration Date. For each such Asset, except as set forth in the Contribution Agreement, the Company shall be entitled to all such Gross Receipts and responsible for all such Operating Expenses of the Assets attributable to the period commencing on the Closing Proration Date, and CPI shall be entitled to all such Gross Receipts of and be responsible for all such Operating Expenses of the Assets attributable to the period ending immediately prior to the Closing Proration Date. Percentage rents, if any, collected by the Company from any tenant under such tenant's lease for the percentage rent accounting period in which the Closing Proration Date occurs, as, if, and when received by the Company, shall be prorated between the Company and CPI, such that CPI's pro rata share shall be an amount equal to the total percentage rentals paid for such percentage rent accounting period under the applicable lease multiplied by a fraction, the numerator of which shall be the number of days in such accounting period prior to the Closing Proration Date and the denominator of which shall be the total number of days in such accounting period; provided, however, that such proration shall be made only at such time as such tenant is current or, after application of a portion of such payment, will be current in the payment of all rental and other charges under such tenant's lease that accrue and become due and payable from and after the Closing Proration Date and in the payment of any other obligations of such tenant to the Company then due and payable by such tenant. Similarly, except as set forth in the Contribution Agreement as of each date of contribution of additional "Prudential Contribution Amount" (as defined in the CP Venture Operating Agreement), the Company shall allocate on a pro rata basis all Operating Expenses and Gross Receipts attributable to the Assets of the Company to the period before and the period after such date (so as to properly determine amounts allocable and distributable to the members of CP Venture in light of the changing "Member Property Percentages" (as such term is defined in the CP Venture Operating Agreement).


                                    ARTICLE 4
                                    ---------

                 PROFITS, LOSSES, DISTRIBUTIONS, AND ALLOCATIONS
                 -----------------------------------------------


         Section 4.1  Net Profit.
         ------------------------

         Except as otherwise provided in this Article 4, all Net Profit of the Company for each year shall be allocated to the Members as follows:

                  (i) First, to each Member, pro rata in accordance with their then respective Percentage Interests, until the cumulative Net Profit allocated to each Member pursuant to this clause (i) is equal to the cumulative Net Loss allocated to such Member pursuant to Section 4.2 and Section 4.3 (such Net Profit to be allocated first with respect to Net Loss allocated pursuant to Section 4.3 and thereafter in reverse chronological order of the allocation of the Net Loss which has not been previously offset by an allocation under this Section 4.1(i)); and

                  (ii) Thereafter, to the Members in accordance with their then respective Percentage Interests.

         Section 4.2  Net Loss.
         ----------------------

         Except as otherwise provided in this Agreement, all Net Loss of the Company for each year shall be allocated to the Members in accordance with their then respective Percentage Interests.

         Section 4.3  Limitation on Net Loss Allocations.
         ------------------------------------------------

         Notwithstanding any provision of this Agreement to the contrary, except as otherwise specifically provided in this Section 4.3, in no event shall Net Loss be allocated to a Member if such allocation would result in such Member's having a negative Adjusted Capital Account Balance at the end of any year. All Net Loss in excess of the limitation set forth in this Section 4.3 shall be allocated to any remaining Member with a positive Adjusted Capital Account Balance, and if all such Adjusted Capital Account Balances are zero or negative, to the Members pursuant to Section 4.2 above.

         Section 4.4  Other Items.
         -------------------------

         Except as provided herein, for tax purposes, all items of income, gain, loss, deduction or credit shall be allocated in the same manner as are Net Profit and Net Loss.

         Section 4.5  Special Allocations.
         ---------------------------------

         The following special allocations shall be made in the following order:

               (a) Minimum Gain Chargeback. Notwithstanding any other provision of this Article 4, if there is a net decrease in Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Minimum Gain, determined in accordance with Regulations Section 1.704-2(g)(2). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 4.5(a) is intended to comply with the minimum gain chargeback requirement in the Regulations and shall be interpreted consistently therewith.

               (b) Member Minimum Gain Chargeback. Notwithstanding any other provision of this Article 4 except Section 4.5(a), if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 4.5(b) is intended to comply with the Member Nonrecourse Debt Minimum Gain chargeback requirement in such Sections of the Regulations and shall be interpreted consistently therewith.

               (c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5),
         or 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the negative Adjusted Capital Account Balance of such Member as quickly as possible, provided that an allocation pursuant to this Section 4.5(c) shall be made if and only to the extent that such Member would have a negative Adjusted Capital Account Balance after all other allocations provided for in this Article have been tentatively made as if this
         Section 4.5(c) were not in the Agreement.

               (d) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Fiscal Year that is in excess of the sum of (i) the amount such Member is obligated to restore
         (pursuant to the terms of a promissory note to the Company or otherwise), and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentence of each of Regulations Sections 1.704-2(g)(1)(ii) and 1.704-2(i)(5) each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 4.5(d) shall be made if and only to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article 4 have been tentatively made as if Section 4.5(c) and this Section 4.5(d) were not in the Agreement.

               (e) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated to the Members in proportion to their then respective Percentage Interests.

               (f) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-1(i).

               (g) 754 Elections. In the event any Member is required to recognize any gain for income tax purposes with respect to an actual or constructive distribution of property by the Company and in the event the Company increases the tax basis of any of its assets under Sections 754, 734 and 755 of the Code by reason of such gain recognition by such Member, then any tax benefit to which the Company is entitled in any Fiscal Year as a result of such basis increase, whether in the form of a deduction for depreciation or amortization of any asset of the Company, a reduction in the gain to be recognized by the Company upon the sale of any asset of the Company, or otherwise, shall be allocated for income tax purposes to the Member who recognized such gain.

               (h) Make-Whole Allocations. All or part of the Net Profit, or items of gross income and gain thereof, remaining after application at Sections 4.5(a) - (g) shall be specially allocated to CP Venture to the extent of any amount otherwise distributable to CPI under this Agreement that is actually distributed to CP Venture pursuant to
         Section 8.3.4 of the CP Venture Operating Agreement; all of part of the Net Loss, or items of loss or deduction thereof, remaining after the application of Section 4.5(a) - (g) shall be specially allocated to CPI to the extent of any amount otherwise distributable to CPI under this Agreement that is actually distributed to CP Venture pursuant to
         Section 8.3.4 of the CP Venture Operating Agreement.

                  (i) Special Allocation of Depreciation and Chargeback. All of the Company's depreciation, amortization and similar items or deductions shall be specially allocated to the Members in accordance with their respective Percentage Interests. Any gain realized by the Company upon the sale, transfer, or other disposition of any asset of the Company shall be specially allocated among the Members to the extent of and in proportion to the excess, if any, of (A) the aggregate amount of depreciation, amortization and similar items allocated to each Member pursuant to this Section 4.5(i) hereof for the current and all prior Fiscal Years, over (B) the aggregate gain allocated to such Member pursuant to this Section 4.5(i) for all prior Fiscal Years.

         Section 4.6  Curative Allocations.
         ----------------------------------

         The allocations set forth in Sections 4.5(a) through 4.5(f) (the "Regulatory Allocations") are intended to comply with certain requirements of Regulations Sections 1.704-1(b) and 1.704-2(b). Notwithstanding any other provisions of this Agreement, other than the Regulatory Allocations, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred. CPI shall have reasonable discretion, with respect to each Fiscal Year, to apply the provisions of this Section 4.6 in whatever manner is likely to minimize the economic distortions that might otherwise result from the Regulatory Allocations, it being the basic economic understanding of the Members that they shall be returned their capital contributions (reduced, if at all, by their pro rata share of Net Loss as in effect at the time or times such Net Loss was allocated) plus their pro rata share (as adjusted from time to time) of Net Profit allocated to the Members (as reduced by Net Loss allocated in the inverse order of prior Net Profit).

         Section 4.7  Other Allocation Rules.
         ------------------------------------

         The following rules shall apply for purposes of making tax allocations:

               (a) "Excess nonrecourse liabilities" of the Company within the meaning of Regulations Section 1.752-3(a)(3) shall be allocated among the Members in accordance with the manner in which it is reasonably expected that the deductions attributable to those nonrecourse liabilities will be allocated.

               (b) To the extent permitted by Section 1.704-2(h) of the Regulations, CPI shall have complete discretion in determining whether a distribution shall be treated as being attributable to a Nonrecourse Liability or a Member Nonrecourse Liability and the increase in the Minimum Gain or Member Minimum Gain attributable to such liabilities.

         Section 4.8  Section 704(c) Allocation.
         ---------------------------------------

         Notwithstanding any other provision of this Agreement to the contrary, any gain or loss and any depreciation and cost recovery deductions recognized by the Company for income tax purposes in any Fiscal Year with respect to all or any part of the Company's property that is required or permitted to be allocated among the Members in accordance with Section 704(c) of the Code and any Regulations promulgated thereunder so as to take into account the variation, if any, between the adjusted tax basis of such property at the time of its contribution and the Gross Asset Value of such property at the time of its contribution, shall be allocated to the Members for income tax purposes using the traditional method described in Section 1.704-3(b) of the Regulations. If and when the Capital Accounts of the Members are required to be adjusted pursuant to Regulation Sections 1.704-1(b)(2)(iv)(f) or (g) with respect to a revaluation of any asset of the Company, then subsequent allocations of income, gain, loss, and deduction, including without limitation depreciation or deductions for cost recovery with respect to such asset, shall take into account any variation between the then existing adjusted basis of such asset for federal income tax purposes and the agreed value of such asset, as such computations may be required under Sections 704(b) and 704(c) of the Code and Regulation Section 1.704-1(b)(4)(i). Any elections or other decisions relating to such allocations, other than those specified in this Agreement or Schedule 5.6, shall be made by CPI, provided that CPI shall not make any election that would have a material adverse impact on either Member.

         Section 4.9  Distribution of Cash Flow.
         ---------------------------------------

         Except as provided in Section 9.4.4, the Managing Member shall distribute Cash Flow, as and when determined by the Managing Member, but not less frequently than quarterly, to the Members pro rata in proportion to their then respective Percentage Interests; provided, however, that amounts distributable to CPI under this Section 4.9 shall instead be distributed to CP Venture to the extent that the amounts distributed to Prudential under Section 4.9.1(b), Section 4.9.2 and Section 4.10.1(c) of the CP Venture Operating Agreement are less than the "Prudential Current Return" (as defined in the CP Venture Operating Agreement) until an amount equal to such Prudential Current Return has been distributed to Prudential pursuant to Section 4.9.1(b), Section
4.9.2 and Section 4.10.1(c) therein and from amounts otherwise distributable to CPI under this Section 4.9.; provided, further, distributions to CPI under this
Section 4.9 shall be subject to Section 8.3.4 of the CP Venture Operating Agreement and to the extent required thereunder distributed to CP Venture for distribution to Prudential.

         Section 4.10  Distribution of Capital Proceeds.
         -----------------------------------------------

         Except as provided in Section 9.4.4, the Managing Member shall distribute to the Members Capital Proceeds received by the Company within thirty
(30) calendar days after receipt to the Members pro rata in proportion to their then respective Percentage Interests provided, however, distributions to CPI under this Section 4.10 shall be subject to Section 8.3.4 of the CP Venture Operating Agreement and to the extent required thereunder distributed to CP Venture for distribution to Prudential.


                                    ARTICLE 5
                                    ---------

                 COMPANY BOOKS; ACCOUNTING/FINANCIAL STATEMENTS
                 ----------------------------------------------

         Section 5.1  Books and Records.
         -------------------------------

         The Managing Member shall keep books and records at the Company's principal place of business which are usually maintained by persons engaged in similar businesses setting forth a true, accurate and complete account of the Company's business and affairs including a fair presentation of all income, expenditures, assets and liabilities thereof. Such books and records shall be maintained, and its income, gain, losses and deductions shall be determined and accounted for on the accrual basis in accordance with generally accepted accounting principles consistently applied. Each Member and its authorized representatives shall have the right at all reasonable times to have access to, inspect, audit and copy the Company's books, records, files, securities, vouchers, canceled checks, employment records, bank statements, bank deposit slips, bank reconciliations, cash receipts and disbursement records, and other documents (the "Documents"). Each Member and its authorized representatives shall also have the right, in connection with an examination and audit of the Documents, to question, upon at least three (3) days' notice, the employees, if any, of the Company and to question during normal business hours, any other Person and the employees of such other Person having custody or control of any Documents, or responsibility for preparing the same. Each Member shall be entitled to any additional information necessary for the Member to adjust its financial basis statement to a tax basis as the Member's individual needs may dictate.

         Section 5.2  Tax Returns.
         -------------------------

         The Independent Accountants shall either prepare or review and sign, as requested by the Members, the initial federal, state and local income tax returns of the Company, and thereafter the Managing Member may prepare such tax returns or cause the Independent Accountants to prepare such returns, unless the Non-Managing Member requests that the Independent Accountants prepare such returns. The Managing Member shall cause such tax and information returns that the Company may be required to file to be filed on a timely basis at Company expense with the appropriate governmental authorities. No tax or information return shall be filed unless Approved by the Members. The Company's accountants are (i) to deliver all tax and information returns to the Members for their review, comment and reasonable approval at least thirty (30) days in advance of the required filing date therefor taking into account any extensions thereof, and (ii) upon the request of a Member, furnish such Member with a projection of the Company's taxable income or loss for a particular Fiscal Year of the Company by December 1 of such year to assist in year-end tax planning, all at Company expense.

         Section 5.3  Reports.
         ---------------------

               (a) The Managing Member shall prepare and send to each Member the following unaudited statements and reports (and Managing Member may require the property manager under the Management and Leasing Agreement to prepare and send such statements and reports):

                           (i) within  thirty (30)  calendar days after the last
               day of each calendar month during the Term, a statement of income and expense (x) showing the actual results of the operations of the Company for the calendar month then ended and cumulatively to date for the then elapsed portion of the current Fiscal Year and
               (y) comparing on an itemized basis, all costs and expenses incurred during such month and for such Fiscal Year with the Budgets for such month and such Fiscal Year, with a narrative explanation of any variations which are material to such Budgets; and

                           (ii) within  thirty (30) calendar days after the last
               day of each calendar month during the Term, a balance sheet showing the financial position of the Company as of such last day.

               (b) Each monthly report furnished to the Members by the Managing Member shall also state, to the best knowledge of the Managing Member, whether any default exists with respect to any material obligation of the Company and whether any litigation is pending against the Company or any Asset.

               (c) No later than ninety days prior to the commencement of each Fiscal Year, the Managing Member shall prepare and send to each Member (and Managing Member may require the property manager under the Management and Leasing Agreement to prepare and send such statements and reports): (i) an Asset Operating Budget for the Next Fiscal Year for each Asset in accordance with Section 6.7 and (ii) a Company Operating Budget for the Next Fiscal Year in accordance with Section 6.7.

         Section 5.4  Audits.
         --------------------

         After the end of each Fiscal Year the Managing Member at the request of either Member or as required to comply with leases or loans, shall cause an audit to be made by the Independent Accountants covering the assets, liabilities and net worth of the Company and its operations during such Fiscal Year, and all other matters customarily included in such audits. In the event of such request for audited statements, by April 30 of the subsequent Fiscal Year, the Managing Member shall direct the Independent Accountants to deliver the following financial statements with respect to the Company: a balance sheet and statement of income and expense, statement of cash flows of the Company, and the Company's capital position as of the end of and for such Fiscal Year, together with the report of the Independent Accountants covering the results of such audit and certifying such financial statements as having been prepared in accordance with generally accepted accounting principles consistently applied. A copy of such financial statements shall be provided to each Member.

         Section 5.5  Bank Accounts.
         ---------------------------

         All funds of the Company shall be deposited in its name in an account or accounts maintained with the Bank or other financial institution approved by the Managing Member. Funds of the Company shall not be commingled with funds of any other Person. Checks shall be drawn upon the Company account or accounts only for the purposes of the Company and shall be signed by respective duly authorized representatives of the Members.

         Section 5.6  Tax Elections.
         ---------------------------

         Any and all federal, state or local tax elections for the Company shall be made jointly by the Members except for those matters set forth on Schedule
5.6 hereto, which shall be made as indicated on Schedule 5.6. In making such elections, however, the appropriate Manager or Member shall take into account tax matters with respect to the Company that would adversely affect a Member and shall use its good faith efforts to consult with such Member and to make elections that have the least adverse effect on all of the Members. The Company shall elect to be treated as and shall qualify as a partnership for federal income tax purposes.

         Section 5.7  Tax Matters Member.
         --------------------------------

         Pursuant to Section 6231(a)(7)(A) of the Code, the Members hereby designate CPI as the Company's "Tax Matters Partner", and it shall serve as such at the expense of the Company with all powers granted to a tax matters partner under the Code. The Tax Matters Partner shall not enter into any settlement with any taxing authority (federal, state or local), or extend the statute of limitations, on behalf of the Company or the Members without the Approval of the Members.


                                    ARTICLE 6
                                    ---------

                            MANAGEMENT OF THE COMPANY
                            -------------------------

         Section 6.1 Management of the Company.
         --------------------------------------

                  6.1.1 General. Except as otherwise specifically set forth in this Agreement, the Managing Member (without the consent or approval of any other Member) shall have the sole and exclusive right, authority and power to control, direct, manage and administer the business and affairs of the Company and to do all things necessary to carry on the business and purposes of the Company. The Managing Member, at the expense of and on behalf of the Company shall conduct or cause to be conducted the management of the business and affairs of the Company in accordance with and as limited by this Agreement. The Managing Member is hereby authorized by all Members to execute and deliver on behalf of the Company any and all documents, contracts, certificates, agreements, promissory notes, guarantees, mortgages, deeds, and instruments, and to take any action of any kind and to do anything and everything the Managing Member deems necessary or appropriate in order to carry out the business of the Company in accordance with the provisions of this Agreement and applicable law. No person, firm, partnership, corporation or other entity shall be required to inquire into said authority of the Managing Member to execute and perform any document on behalf of the Company.

                  6.1.2 Managing Member. The Managing Member of the Company shall be CP Venture.

                  6.1.3 Actions of Non-Managing Member. Except as otherwise expressly provided in this Agreement, the Non-Managing Member shall not (and shall not have authority to), without the prior written approval of the Managing Member, bind or take any action on behalf of or in the name of the Company, or enter into any commitment or obligation binding upon the Company. Each Member covenants and agrees that it will comply in all respects with any contract or agreement approved by the Managing Member as permitted under this Agreement.

                  6.1.4 CPI As Manager. Pursuant to Section 6.1.3 of the CP Venture Operating Agreement, CPI shall be and become a Manager of the Company with respect to any "Make-Whole Asset" as defined in the CP Venture Operating Agreement, with the right and authority to take and exercise all actions, approvals, agreements and decisions on behalf of the Company with respect to such "Make-Whole Asset" so long as CPI is not a "Defaulter" under the CP Venture Operating Agreement with respect to any "Make-Whole Amount" for such Asset. As a Manager, CPI shall have the rights and responsibilities with respect to such "Make-Whole Asset" as provided in Section 6.1.3 and Section 8.3.4 of the CP Venture Operating Agreement. CPI shall remain a Manager of the Company with respect to such "Make-Whole Asset" until such Asset is disposed of by the Company.

         Section 6.2  Required Approval by Non-Managing Members.
         -------------------------------------------------------

                  6.2.1 Generally Not Required. Except as set forth in Section 6.2.2, the Managing Member shall be authorized to take (or permit an Affiliate of such Member to take) any action on behalf of the Company which it deems in good faith to be appropriate or advisable without the necessity of obtaining any consent or approval of any Non-Managing Member, notwithstanding any other provision of this Agreement, the Act or any applicable law, rule or regulation. The execution, delivery or performance by the Managing Member or the Company of any agreement authorized or permitted under this Agreement shall not constitute a breach by the Managing Member of any duty that the Managing Member may owe the Company or the Members or any other Persons under this Agreement or of any duty stated or implied by law or equity.

                  6.2.2  Required Approval by Non-Managing Members.

                  (a) The Managing Member shall not take (or permit to be taken by an Affiliate of such Member) any action on behalf of the Company within the scope of the following matters without the prior written direction or consent of all the Members:

                           (1) dissolve and wind-up the Company, except that the
                  written direction or consent of the Non-Managing Member shall not be required if the Non-Managing Member is a Defaulter under any of Subparagraphs 9.1.1(c)-(j) or (l) at such time and such dissolution is conducted in accordance with Article 9 hereof;

                           (2) institute proceedings to adjudicate the Company a
                  bankrupt, or consent to the filing of a bankruptcy proceeding against the Company, or file a petition or answer or consent seeking reorganization of the Company under the Bankruptcy Code or any other similar applicable federal, state or foreign law, or consent to the filing of any such petition against the Company, or consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or make an assignment for the benefit of creditors of the Company, or admit in writing the Company's inability to pay its debts generally as they become due;

                           (3) change the nature of the business of the Company;

                           (4) permit the Transfer by either Member of its Percentage Interest or other right or interest which was derived by it under the Agreement, or any part thereof or any interest therein, except as expressly permitted in the Agreement including, without limitation, Section 8.2;

                           (5) make any income tax  election or choice of method
                  for tax purposes or to take such other action as may affect or alter the federal income tax treatment of the Company as a partnership;

                           (6) acquire or invest in, directly or indirectly, any
                  real property, real estate project or venture other than the Assets or any asset acquired pursuant to a like-kind exchange of an Asset permitted under Article 8 of the CP Venture Operating Agreement; and

                           (7) terminate the  Management  and Leasing  Agreement
                  prior to the second anniversary of the Effective Date except due to "cause."

                  (b) The Managing Member may initiate a request that the Non-Managing Members consent to or approve any matter or take any other action respecting the business and affairs of the Company which is required for consent or approval of all of the Members pursuant to this Agreement. Such request shall be labeled "REQUEST FOR CONSENT OR APPROVAL" and must include a narrative explanation of the consent or action which is being requested. If pursuant to such a request the Managing Member desires to schedule a special meeting of the Members, such request must be received by the Non-Managing Members at least ten
         (10) calendar days prior to the proposed date for such special meeting.

                  (c) If there is a need for any consent or approval and no special meeting therefor is requested by the Managing Member, the Non-Managing Members shall use best efforts to respond within ten (10) days after the date notified of the need for such consent or approval. If such Members have not responded within said ten (10) day period, or if a special meeting has been properly requested with respect to such proposed consent or approval but has not been held within ten (10) days after the date requested for such special meeting, then the Managing Member may at any time thereafter notify the Non-Managing Members that failure of such Non-Managing Members to respond within fourteen (14) calendar days after such notice shall be deemed to be consent to and approval by such Non-Managing Member of the matter or action requested. Such notice must be labeled "FAILURE TO ACT ON REQUEST FOR CONSENT OR APPROVAL" and must include a narrative explanation of the consent or approval which is being requested. If such Non-Managing Member fails to respond within said 14-day period, such matter or action requested shall be deemed consented to and approved by such Non-Managing Member.


                  (d) Meetings of the Members may be held at the Company's principal place of business or at such other place as shall be selected by the Managing Member. Both regular and special meetings may be held by means of a conference telephone or similar equipment if all persons participating in the meeting can hear each other at the same time.

         Section 6.3  Powers and Duties of Managing Member.
         --------------------------------------------------

               (a) Without limiting the generality of the foregoing, the Managing Member shall have the following rights and powers, which it may exercise at the cost, expense and risk of the Company:

                  (i) To perform all acts necessary to operate, manage, protect, improve, sell, exchange or otherwise dispose of any Asset;

                  (ii) To incur  liabilities in the ordinary  course of business of the Company;

                  (iii) To name any Asset or change the name of any Asset, provided, that no Members name shall be used in such project name without the consent of such Member;

                  (iv) To cause the  Company to (a) to enter into  contracts  or agreements with any Person relating to the operation, management and financing of any Asset or other investment, and (b) to become a party to other related contracts, agreements and documents, and to exercise all rights, privileges and elections granted the Company under such documents;

                  (v) To borrow  money,  or commit to borrow  money,  from third parties, whether on a secured or unsecured basis, for any purpose and to modify, amend, prepay, increase, renew, extend or consolidate any borrowing (or loan document evidencing or securing the borrowing), and to refinance or otherwise replace or repay, in part or in full, any borrowing; and to place liens, mortgages and other security deeds, upon the Company's assets in connection with any of the foregoing;

                  (vi) To administer  all matters  pertaining to insurance  with respect to any Asset, or other asset of the Company, including obtaining and paying for policies of insurance insuring against
               (1) loss or damage by fire, windstorm, tornado and hail, and against loss or damage by such other, further and additional risks as now are or hereafter may be embraced by the standard extended coverage forms of endorsements, as may be required by the Company's lenders, and (2) liability to the public, tenants or any other person and risk to its properties incident to the operation of any Asset in such amounts and upon such terms as are customary for the protection against such risks of liability and loss;

                  (vii) To employ,  terminate the employment  of,  supervise and compensate such persons, firms or corporations for and in connection with the business of the Company as it may deem necessary or desirable;

                  (viii) To approve  and  implement  any  change,  improvements, repairs, alterations or changes or addition to or alteration of any Asset;

                  (ix) To acquire such tangible personal property and intangible personal property as may be necessary or desirable to carry on the business of the Company and sell, exchange or otherwise dispose of such personal properties in the ordinary course of business;

                  (x) To adopt leasing guidelines for any Asset and to negotiate and enter into leases or other arrangements involving the rental, use or occupancy of space in any Asset with prospective tenants;

                  (xi) To keep all books of account and other records of the Company;

                  (xii) To  negotiate  and contract  with all utility  companies servicing any Asset and to grant utility easements in the ordinary course;

                  (xiii) To pay all debts and other  obligations of the Company, including amounts due under the financing and other loans to the Company and costs of formation of the Company and of ownership, improvement, construction, operation and maintenance of any Asset;

                  (xiv) To determine  whether to repair,  rebuild or restore any
               Asset, or any part thereof, which has suffered damage as a result of fire or other casualty or the exercise of eminent domain, subject to the requirements of any loan, lease, or other agreement binding upon the Company and to determine whether to borrow or commit to borrow, from a third party, whether on a secured or unsecured basis, necessary financing for the repair or rebuilding of any part of any Asset which has been damaged by fire or other casualty or for the restoration of any part of any Asset which is required as a result of the exercise of the power of eminent domain;

                  (xv) Subject to the Non-Managing Member's approval (which approval shall not be unreasonably withheld), to prepare (or have prepared) and filed all tax returns for and on behalf of the Company (but not the tax returns or other reports of the individual Members) and to pay all taxes, levies, assessments, rents and other impositions applicable to the Company, using its good faith efforts to pay same before delinquency and prior to the addition thereto of interest or penalties and to undertake when appropriate any action or proceeding seeking to reduce such taxes, assessments, rents or other impositions;

                  (xvi) To deposit all monies  received  for or on behalf of the
               Company in the Bank or financial institution as may be selected by the Managing Member as a depository for the Company and to invest any excess funds and to disburse and pay all funds on deposit on behalf of and in the name of the Company in such amounts and at such times as the same are required in connection with the business of the Company;

                  (xvii) To establish the amount of cash reserves to be retained when calculating Cash Flow or Capital Proceeds;

                  (xviii)  To  defend,  adjust,  settle,  compromise  or pay any claim, obligation, debt, demand, suit, litigation or judgment by or against the Company, and to assert or initiate any claim, suit, litigation or other proceeding against any Person or any federal, state or local government, or agency or official thereof;

                  (xix) To prepare  Asset and Company  Operating  Budgets and to incur any costs in connection with the operation of any Asset and the Company; and

                  (xx) To admit  Prudential (or any  Prudential  Affiliate) as a
               Member pursuant to Section 3.2.2 hereof.

         (b) The Managing Member, at the expense of and on behalf of the Company shall conduct or cause to be conducted the management of the business and affairs of the Company in accordance with and as limited by this Agreement.

         (c) The Managing Member may delegate all or any of its duties hereunder to such other Person as it deems necessary or desirable for the transaction of the business of the Company, and in furtherance of any such delegation, shall have the right, on behalf of and at the expense of the Company, to appoint, employ or contract with and compensate any other Person, but in such event the Managing Member will not be released from its responsibilities hereunder. Such Persons may, under the supervision of the Managing Member, administer, or assist in the administration of the routine day-to-day management of the Company and its business and affairs; may serve as the Managing Member's advisors and consultants in connection with decisions made by the Managing Member; may act as consultants, accountants, correspondents, attorneys, brokers, escrow agents, or in any other capacity; and may perform such other acts or services for the Company as the Managing Member may reasonably and prudently approve.

         (d) The Managing Member shall prepare and deliver to the Members the Company Operating Budget for each Fiscal Year. The Managing Member will also make available on reasonable notice and during normal business hours such additional information pertaining to any Asset as may reasonably be requested from time to time by the Non-Managing Members.

         Section 6.4 Authorization for Expenditures. Without limitation of the rights of the Managing Member to manage the Company, the Managing Member shall be authorized to make any expenditure or incur any obligation on behalf of the Company that the Managing Member determines is in the best interest of the Company. In any event, the Managing Member shall not expend more than the amount that the Managing Member in good faith believes to be the fair and reasonable market value at the time and place of contracting for any goods purchased or services engaged on behalf of the Company.

         Section 6.5  Rights Not Assignable.
         -----------------------------------

         Except as provided in Article 8, the rights and obligations of the Managing Member under this Agreement shall not be assignable voluntarily or by operation of law by the Managing Member without the express prior written Approval of the Members, and any attempted assignment without such Approval shall be void.

         Section 6.6  Emergency Authority.
         ---------------------------------

         Notwithstanding the provisions of Sections 6.4 hereof, the Managing Member shall have the right to take such actions and make such emergency expenditures as it, in its reasonable judgment, deems necessary for the protection of life or health or the preservation of Company assets if, under the circumstances, in the good faith estimation of the Managing Member, there is insufficient time to allow the Managing Member to obtain any required Approval of the Members of such action and any delay would materially increase the risk to life or health or materially increase the magnitude or likelihood of property damage or other potential loss involved.

         Section 6.7  Budgets.
         ---------------------

               (a) No later than ninety (90) days prior to the commencement of each Fiscal Year, the Managing Member shall prepare an Asset Operating Budget for each Asset. Each Asset Operating Budget shall be provided to the Non-Managing Member as provided in Section 5.3(a). Each Asset Operating Budget may be modified by the Managing Member at any time and that the modifications thereof shall be delivered to the Non-Managing Member together with the next succeeding monthly report to be delivered pursuant to Section 5.3(a)(iii).

               (b) No later than ninety (90) days prior to the  commencement  of each Fiscal year, the Managing Member shall prepare a Company Operating Budget for the Next Fiscal Year. The Company Operating Budget shall be provided to the Non-Managing Member as provided in Section 5.3(a). Each Company Operating Budget may be modified by the managing Member at any time and the modifications thereof shall be delivered to the Non-Managing Member together with the next succeeding monthly report pursuant to Section 5.3(a)(iii).

         Section 6.8  Management and Leasing Agreement.
         ----------------------------------------------

         On the date hereof, the Company and CPI (or a CPI Affiliate) shall enter into the Alliance Management Agreement and the Alliance Leasing Agreement in the forms attached hereto as Exhibit C. Upon termination thereof, Managing Member shall determine the selection of any replacement manager and leasing agent and, as applicable, the terms of engagement for such manager and leasing agent. The agreements set forth on Exhibit C, together with any amendments thereto or replacement thereof, shall be referred to herein as the "Management and Leasing Agreement." CPI agrees to perform, or cause a CPI Affiliate to perform, the services required under the Management and Leasing Agreement for a period of 2 years from the Effective Date subject to the rights of the manager or leasing agent to terminate for cause under such agreement (in which case CPI shall have no obligation to perform, or cause a CPI Affiliate to perform, any management or leasing services). Provided that the property manager or leasing agent, as the case may be, is not in default under its respective agreement, CPI shall have the right from time to time for a period of two years from the Effective Date, and any time thereafter if CPI or a CPI Affiliate has not been terminated as property manager or leasing agent by the Company, to appoint and reappoint the manager or leasing agent, as the case may be, from among the group of CPI and its Affiliates so long as (a) the actual individuals, independent contractors or employees working with or for the manager and leasing agent are capable of and do in fact perform the relevant services to "Cousins" standards,
(b) such appointment or reappointment shall be at the sole cost and expense of CPI, (c) the terminated manager or leasing agent waives any claim for post-termination expenses in connection with such appointment or reappointment, and (d) the Company and the applicable manager or leasing agent enter into a contract on the same terms as the Management and Leasing Agreement.

         Section 6.9  Actions to Maintain REIT Status.
         ---------------------------------------------

         Notwithstanding any other provisions of this Agreement or the Act, during the period commencing on the Effective Date and ending on the seventh anniversary of the Effective Date, neither the Managing Member nor any other Member shall take any action on behalf of the Company if such action could reasonably be expected to jeopardize CPI's status as a real estate investment trust ("REIT") under the Code. The Managing Member shall take any action reasonably requested by any Member that such Member in good faith reasonably believes is necessary or advisable in order to protect the ability of CPI to continue to qualify as a "REIT," or to avoid CPI incurring any taxes under
Section 857 or Section 4981 of the Code. For example, no Manager or Member may cause the Company, without the express written consent of CPI, to (i) enter into any lease that provides for rental payments based upon the net profits of the tenant, (ii) purchase stock of another corporation, (iii) enter into a loan that provides for a participating interest in the net profits of the borrower, (iv) provide any services to tenants other than "customary services" as defined by the Code, or (v) become a dealer in property. The Managing Member and CPI agree to discuss any decision that could adversely impact CPI's "REIT" status prior to making a definitive determination and, upon the request of Prudential, CPI will provide the Company with an opinion of counsel reasonably satisfactory to Prudential that failure to take such actions reasonably could be expected to jeopardize CPI's status as a REIT prior to taking any such action. In the event such an opinion is provided, the Managing Member and the Company shall take any such action, while using its good faith efforts to avoid taking any action that is adverse to Prudential. In the event of any dispute between CPI and Prudential regarding any decision regarding CPI's "REIT" status as referenced in this
Section 6.9 which involves action which affects the status of the Company as a "real estate operating company" under the Plan Asset Regulations or compliance with ERISA as set forth in Section 6.10, each of CPI an Prudential shall meet with each other and their respective counsel in order to determine the nature of any issues relating to such dispute and determination, and in order to develop a plan for compliance which shall be mutually agreeable to each Member.

         Section 6.10  Actions to Maintain REOC Status.
         ----------------------------------------------

         Notwithstanding any other provisions of this Agreement or the Act, neither the Managing Member nor any other Member shall take any action on behalf of the Company if (a) such action would reasonably be expected to jeopardize the status of the Company as a "real estate operating company" under the Plan Asset Regulations, or (b) such action would constitute a Plan Violation under ERISA. In addition, the Managing Member shall take any action (and refrain from taking any action) reasonably requested by any Member that such Member in good faith believes is necessary or advisable in order to protect the status of the Company as a "real estate operating company" under the Plan Asset Regulations, or if such Member in good faith believes is necessary or advisable in order to avoid a Plan Violation under ERISA. Without limiting the foregoing, on or before thirty
(30) days prior to the end of the "annual valuation period" of the Company as defined in the Plan Asset Regulations (such date is referred to as the "Compliance Deadline") of each year during the term of this Agreement, in order to demonstrate compliance with the Plan Asset Regulations, Prudential shall deliver to the Members a certificate in the form attached as Exhibit D, for signature by both Members, together with such supplemental information as the Members may reasonably require, in order to establish that that the Company continues to qualify as a "real estate operating company" within the meaning of the Plan Asset Regulations and together with, subject to the Approval of the Members, such supplemental covenants and guidelines (with respect to pending transactions and/or any guidelines for the release of funds then held by CP Venture to the Company) as the Members may reasonably require in order to confirm that the Company continues to qualify as a "real estate operating company" within the meaning of the Plan Asset Regulations. Each Member agrees to discuss with the other Member any decision regarding such status prior to taking or requesting any such action. The Members agree to discuss with each other any proposed decision regarding such status and upon the request of a Member the Company shall obtain an opinion of counsel reasonably satisfactory to the Members that failure to take such actions reasonably could be expected to adversely affect such status prior to taking or requesting such action. In the event such an opinion is provided, the Managing Member shall take any appropriate action, while using its good faith efforts to avoid taking any action that is adverse to any Member. In the event of any dispute between CPI and Prudential regarding any decision regarding the status of the Company as a "real estate operating company" under the Plan Asset Regulations or compliance with ERISA as set forth in this Section 6.10 which involves action which affects CPI's "REIT" status as referenced in Section 6.9, each of CPI and Prudential shall meet with each other and their respective counsel in order to determine the nature of any issues relating to such dispute and determination, and in order to develop a plan for compliance which shall be mutually agreeable to each Member.

         Section 6.11 Liability of a Member for Conduct.
         -----------------------------------------------

         No Member (nor any director, shareholder, member, officer or employee of such Member, direct or indirect) shall be personally liable or personally accountable to the Company or to any of the Members, in damages or otherwise, for any error of judgment, for any mistake of fact or of law, or for any other act or thing which it may do or refrain from doing in connection with the business and affairs of the Company, except for claims and damages resulting from fraud, willful misconduct, bad faith, gross negligence or material breach of this Agreement.

         Section 6.12  Indemnity.
         ------------------------

         The Company (to the extent of its assets) does hereby agree to indemnify and to hold each Member and each member of the Members harmless from any loss, expense, or damage (including reasonable attorneys' fees and court costs) suffered by such Member by reason of anything the Company may do or refrain from doing or such Member may do or refrain from doing hereafter for and on behalf of the Company and in furtherance of its interests or by reason of such Member's status as a Member of the Company; provided, however, that the Company shall not indemnify such Member for any loss, expense, or damage which such Member may suffer as a result of any act or omission of such Member for which such Member would be liable under Section 6.11 hereinabove.


                                    ARTICLE 7
                                    ---------

             COMPENSATION; REIMBURSEMENTS; CONTRACTS WITH AFFILIATES
             -------------------------------------------------------

         Section 7.1  Compensation, Reimbursements.
         ------------------------------------------

               7.1.1 Compensation. Except as may be expressly provided for in this Agreement, including without limitation, Sections 6.8 and 7.2, or in another written agreement Approved by the Members, no payment will be made by the Company to either Member for the services of such Member or any member, shareholder, director or employee, or Affiliate of such Member.

               7.1.2 Reimbursements. Subject to the provisions of this Agreement, each of the Members shall be reimbursed promptly by the Company for all reasonable out-of-pocket costs and expenses incurred by each in connection with the performance of its respective duties to the Company during the Term.

         Section 7.2      No Contracts with Affiliates.
         ----------------------------------------------

         Except as provided in this Section 7.2 and Section 6.8, neither Member shall enter into any agreement or other arrangement for the furnishing to or by the Company of goods or services with any Person who is an Affiliate of the Managing Member unless such agreement or arrangement has been approved by the other Member after the nature of the relationship or affiliation has been disclosed. If an Affiliate of a Member is in the business of providing services of a kind needed by the Member, such Affiliate will have the right to provide those services to the Company at market terms and conditions approved by both Members. Notwithstanding anything to the contrary in this Section 7.2 or Section
7.1.1 nothing herein shall prevent or limit the right of the Company to engage CPI or any CPI Affiliate, or Prudential or any Prudential Affiliate to provide development, property management, leasing or administrative services to the Company or to any Asset or other asset of the Company, and to be compensated for such services at reasonable market rates.


                                    ARTICLE 8
                                    ---------

                         TRANSFER AND SALE RESTRICTIONS
                         ------------------------------

         Section 8.1  General.
         ---------------------

               8.1.1 Required Consents. Except as expressly permitted in this Agreement, neither Member shall directly or indirectly sell, assign, transfer, mortgage, convey, charge or otherwise encumber or contract to do or permit any of the foregoing, whether voluntarily or by operation of law (herein sometimes collectively called a "Transfer"), or suffer any Affiliate or other third party to Transfer, any part or all of its Percentage Interest or its share of capital, profits, losses, allocations or distributions hereunder without the express prior written consent of the other Members, which consent may be withheld for any or no reason whatsoever. Any attempt to Transfer in violation of this
Article 8 shall be null and void. The giving of consent in any one or more instances of Transfer shall not limit or waive the need for such consent in any other or subsequent instances.

               8.1.2 Indirect Transfers. In order to effectuate the purpose of this Section 8.1, each Member agrees that to the extent it desires that its Percentage Interest in the Company be at any time held by any other Person, such Member will Transfer its Percentage Interest, or part thereof, to such Person only through a direct Transfer in the manner contemplated in this Article 8, and that, except as expressly authorized in Section 8.2, no Transfer or other disposition of any stock, partnership or other beneficial interest in any Member or other such Person which holds any part of a Percentage Interest will be effected, directly or indirectly, unless Approved by the Members, provided that
(i) an initial issuance of shares in an underwritten public offering, (ii) transactions involving contributions of cash into, and withdrawals from, a Pension Investor, (iii) transactions involving the transfers of beneficial interest in a Pension Investor, and (iv) transactions in or transfers of shares of any Member whose shares are publicly traded shall be permitted and will not be deemed to violate the provisions of this Article 8. The Members acknowledge that neither of their Percentage Interests is now held by any other Person and agree that any subsequent Transfer of its Percentage Interest, or part thereof, to a Person which it desires to make shall, except as expressly authorized in
Section 8.2, require the express, prior written consent of the other Member.

         Section 8.2       Permitted Transfers by the Members.
         -----------------------------------------------------

               8.2.1 Transfers by CPI. Without the consent of CP Venture, CPI may from time to time Transfer its Percentage Interest, in whole or in part (a) to a CPI Affiliate, (b) from a CPI Affiliate to another Affiliate or (c) to Prudential or to CP Venture upon exercise of the "CPI Redemption Rights", the "Prudential Redemption Rights" or the "Prudential Put" pursuant to Sections 8.3.5, 8.3.6 and 8.4 of the CP Venture Operating Agreement. Any Transfer pursuant to this Section 8.2.1, other than a transfer to Prudential or to CP Venture, shall not relieve CPI of its obligations under this Agreement.

               8.2.2 Transfers by CP Venture. Without the consent of CPI, CP Venture may from time to time Transfer its Percentage Interest in the Company in whole or in part to Prudential or a Prudential Affiliate upon liquidation of CP Venture or upon exercise of the "Prudential Redemption Rights" or the "Prudential Put" pursuant to Sections 8.3.6 and 8.4 of the CP Venture Operating Agreement or upon exercise of the rights granted under Section 8.9 of the CP Venture Operating Agreement. Any Transfer pursuant to this Section 8.2.2, other than a transfer to Prudential or a Prudential Affiliate, shall not relieve CP Venture of its obligations under this Agreement.

               8.2.3         Agreements with Transferees.

                  (a) If pursuant to the provisions of this Section 8.2, any Member (the "Transferor") shall purport to make a Transfer of any part of its Percentage Interest to any Person ("Transferee"), no such Transfer shall entitle the Transferee to any benefits or rights hereunder until:

                            (i) the  Transferee  agrees in writing to assume and
               be bound by all the obligations of the Transferor and be subject to all the restrictions to which the Transferor is subject under the terms of this Agreement and any agreements with respect to any Asset to which the Transferor is then subject or is then required to be a party;

                            (ii) except with respect to Transfers to  Prudential
               or any Prudential Affiliate, the Transferor and Transferee enter into a written agreement with the other Member and the Company which provides (x) that the Transferor is irrevocably designated the proxy of the Transferee to exercise all voting and other approval rights appurtenant to the Percentage Interest acquired by the Transferee, (y) that the Transferor shall remain liable for all obligations arising under this Agreement prior to, and shall be liable for all obligations arising under this Agreement and any agreements with respect to any Asset to which the Transferor is then subject or is then required to be a party from and after, such Transfer in respect of the Percentage Interest so transferred; and (z) that the Transferee shall indemnify the Members from and against all claims, losses, liabilities, damages, costs and expenses (including reasonable attorneys' fees and court costs) which may arise as a result of any breach by the Transferee of its obligations hereunder;

                            (iii) the Transferee of such transfer  complies with
               ERISA to the satisfaction of the Members.

                  (b) No Transferee of any Percentage Interest shall make any further disposition except in accordance with the terms and conditions hereof.

                  (c) All costs and expenses incurred by the Company, or the non-transferring Member, in connection with any Transfer of a Percentage Interest, including any filing or recording costs and the fees and disbursements of counsel, shall be paid by the Transferor.

                  8.2.4  Right of First Offer.

                  The Members hereby agree and consent to the transfers of interests in the Company contemplated by and made in accordance with Section 8.5 of the CP Venture Operating Agreement.

         Section 8.3  Restraining Order.
         -------------------------------

         If either Member shall at any time Transfer or attempt to Transfer its Percentage Interest or part thereof in violation of the provisions of this Agreement and any rights hereby granted, then the other Member shall, in addition to all rights and remedies at law and in equity, be entitled to a decree or order restraining and enjoining such Transfer and the offending Member shall not plead in defense thereto that there would be an adequate remedy at law; it being hereby expressly acknowledged and agreed that damages at law will be an inadequate remedy for a breach or threatened breach of the violation of the provisions concerning Transfer set forth in this Agreement.

         Section 8.4  Asset and Mortgage Restrictions.
         ---------------------------------------------

         Notwithstanding anything to the contrary in this Agreement, the sale, transfer or other disposition of any Asset and the payment of any Mortgage shall be subject to the restrictions and conditions imposed by Section 8.3 of the CP Venture Operating Agreement.


                                    ARTICLE 9
                                    ---------

                             DEFAULT AND DISSOLUTION
                             -----------------------

         Section 9.1  Events of Default.
         -------------------------------

               9.1.1 Definitions and Cure Periods. The occurrence of any of the following events shall constitute an event of default ("Event of Default") hereunder on the part of the Member with respect to whom such event occurs ("Defaulter") if within thirty (30) calendar days following notice of any non-monetary default and if within five (5) calendar days following notice of the non-payment of monies, the Defaulter fails to pay such monies, or in the case of non-monetary defaults which can be cured, fails to commence substantial efforts to cure such default or, having commenced to cure, thereafter fails within a reasonable time to prosecute to completion with diligence and continuity the curing of such default; provided, however, that the occurrence of any of the events described in subparagraphs (c)-(j) and (l) below shall constitute an Event of Default immediately upon such occurrence without any requirement of notice or passage of time except as specifically set forth in any such subparagraph:

                  (a) the failure by a Member to make any capital contribution required pursuant to the provisions of Article 3;

                  (b) the violation by a Member of any of the restrictions set forth in Article 8 of this Agreement upon the right of a Member to Transfer its Percentage Interest;

                  (c) institution by a Member of proceedings of any nature under any Laws of the United States or of any state, whether now existing or subsequently enacted or amended, for the relief of debtors wherein such Member is seeking relief as a debtor;

                  (d) a general assignment by a Member for the benefit of creditors;

                  (e) the institution by a Member of a case or other proceeding under any section or chapter of the Federal Bankruptcy Code as now existing or hereafter amended or becoming effective;

                  (f) the institution against a Member of a case or other proceeding under any section or chapter of the Federal Bankruptcy Code as now existing or hereafter amended or becoming effective, which proceeding is not dismissed, stayed or discharged within a period of sixty (60) calendar days after the filing thereof or if stayed, which stay is thereafter lifted without a contemporaneous discharge or dismissal of such proceeding;

                  (g) a proposed plan of arrangement or other action by a Member's creditors taken as a result of a general meeting of the creditors of such Member;

                  (h) the appointment of a receiver, custodian, trustee or like officer, to take possession of assets having a value in excess of $100,000 of a Member if the pendency of said receivership would reasonably tend to have a materially adverse effect upon the performance by said Member of its obligations under this Agreement, which receivership remains undischarged for a period of ninety (90) calendar days from the date of its imposition;

                  (i) admission by a Member in writing of its inability to pay its debts as they mature;

                  (j) attachment, execution or other judicial seizure of all or any substantial part of a Member's assets or of a Member's Percentage Interest, or any part thereof, such attachment, execution or seizure being with respect to an amount not less than $100,000 and remaining undismissed or undischarged for a period of fifteen (15) calendar days after the levy thereof, if the occurrence of such attachment, execution or other judicial seizure would reasonably tend to have a materially adverse effect upon the performance by said Member of its obligations under this Agreement; provided, however, that said attachment, execution or seizure shall not constitute an Event of Default hereunder if said Member posts a bond sufficient to fully satisfy the amount of such claim or judgment within fifteen (15) calendar days after the levy thereof and the Member's assets are thereby released from the lien of such attachment;

                  (k) material default in the performance of or failure to comply with any other material agreements, obligations or undertakings of a Member herein contained;

                  (l)      fraud committed by a Member; and

                  (m)   material   breach   of   fiduciary   duty  or   material
         misrepresentation   (other   than  a   misrepresentation   which  would
         constitute a breach under the Contribution Agreement) by a Member.

In determining what is "material" under this Agreement the standard of materiality and "Materiality Threshold" under the Contribution Agreement shall not be of any relevance.

               9.1.2 Act of Insolvency. The occurrence of any events described in subparagraphs (c)-(j) of Section 9.1.1 shall also constitute an "Act of Insolvency," as said term is used in this Agreement.

         Section 9.2  Causes of Dissolution and Termination.
         ---------------------------------------------------

         Except as set forth in this Article 9 and Article 8, neither Member shall have the right and each Member hereby agrees not to withdraw from the Company, nor to dissolve, terminate or liquidate, or to petition a court for the dissolution, termination or liquidation of the Company, except as provided in this Agreement, and neither Member at any time shall have the right to petition or to take any action to subject the Company's assets or any part thereof, including any Asset, or any part thereof, to the authority of any court of bankruptcy, insolvency, receivership or similar proceeding. The Company shall be dissolved and terminated only upon the earlier occurrence of any of the following dates or events:

               (a) December 31, 2028 or such later date as Approved by the Members;

               (b) a dissolution of the Company is Approved by the Members; or

               (c) the sale or other disposition (exclusive of an exchange for other real property or the granting of a lien or security interest in any Asset) by the Company of all or substantially all of the Assets and other assets of the Company.


         Section 9.3  Remedies.
         ----------------------

         Upon the occurrence of an Event of Default, the non-defaulting Member shall be entitled to exercise all rights and remedies available at law and equity. Further, the non-defaulting Member shall be entitled to recover on its own behalf and on behalf of the Company in enforcing the rights and remedies against the Defaulter reasonable attorney fees and costs incurred in connection therewith.

         Section 9.4  Procedure in Dissolution and Liquidation.
         ------------------------------------------------------

               9.4.1  Winding Up. Upon  dissolution  of the Company  pursuant to
Section 9.2 hereof, the Company shall immediately commence to wind up its affairs and the Members shall proceed with reasonable promptness to liquidate the business of the Company and (at least to the extent necessary to pay any debts and liabilities of the Company) to convert the Company's assets into cash. A reasonable time shall be allowed for the orderly liquidation of the business and assets of the Company in order to reduce any risk of loss that might otherwise be attendant upon such a liquidation.

               9.4.2 Management Rights During Winding Up. During the period of the winding up of the affairs of the Company, the Managing Member shall manage the Company and shall make with due diligence and in good faith all decisions relating to the conduct of any business or operations during the winding up period and to the sale or other disposition of Company assets. Each Member hereby waives any claims it may have against the other that may arise out of the management of the Company by the other, pursuant to this Section 9.4.2, except to the extent provided in Section 6.12 so long as such other Member and its representatives act in good faith.

               9.4.3 Work in Progress. If the Company is dissolved for any reason while there is development or construction work in progress, winding up of the affairs and termination of the business of the Company may include completion of the work in progress to the extent the Managing Member may determine the same to be necessary to permit a sale or other disposition of any Asset or asset which is most beneficial to the Members.

               9.4.4 Distributions in Liquidation. The assets of Company shall be applied or distributed in liquidation in the following manner and in the following order of priority:

               (a) First, in payment of debts and obligations of the Company owed to third parties, which shall include either Member as the holder of any secured loan, and to the expenses of liquidation in the order of priority as provided by law; then

               (b) Second, to the setting up of any reserves for a period of up to twelve (12) months which the Managing Member may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company; then

               (c) Third, in payment of any unsecured debts or obligations of the Company to either Member or an Affiliate thereof, and then

               (d) Fourth, to the Members pro rata in proportion to the positive balances in their respective Capital Accounts (after such Capital Accounts have been adjusted to reflect any Net Profit or Net Loss, or items of income given or loss thereof, to be allocated to the Members in connection with the dissolution and liquidation of the Company pursuant to Article 4 hereof taking into account the provisions of
         Section 9.4.5).

         Losses attributable to the expenditure of funds held under the reserve in Section 9.4.4(b) shall be allocated to each Member to the extent such expenditure will reduce the amount of cash eventually distributed to each Member.

                  9.4.5 Non-Cash Assets. Every reasonable effort shall be made to dispose of the assets of the Company so that the distribution may be made to the Members in cash. If at the time of the termination of the Company, the Company owns any assets in the form of work in progress, notes, deeds to secure debt or other non-cash assets, such assets, if any, shall be distributed in kind to the Members, in lieu of cash, proportionately to their right to receive the assets of the Company on an equitable basis reflecting the fair market value of the assets so distributed, which fair market value shall be determined by the Managing Member, as Approved by the Members (and if not so Approved, by appraisal in accordance with Section 9.7). In the alternative, the Members may cause the Company to distribute some or all of its non-cash assets to the Members as tenants-in-common (or such other entity as the Members may select) subject to such terms, covenants and conditions as the Members may adopt. Each Member's Capital Account shall be charged or credited, as the case may be, as if each non-cash asset had been sold for cash at a fair market value (determined as above) and the net gain or loss recognized thereby had been allocated to and among the Members in accordance with Article 4 hereof.

         Section 9.5  Disposition of Documents and Records.
         --------------------------------------------------

         All Documents of the Company shall be retained by a party mutually acceptable to the Members upon termination of the Company for a period of not less than three (3) years following the filing of the Company's final federal income tax return with the Internal Revenue Service. The costs and expenses of personnel and storage costs associated therewith shall be shared by the Members pro rata based upon their Percentage Interests. The Documents shall be available during normal business hours to all Members for inspection and copying at such Member's cost and expense. If either Member for any reason ceases as provided herein to be a Member at any time prior to termination of the Company ("Non-Surviving Member"), and the Company is continued without the Non-Surviving Member, the other Member ("Surviving Member") agrees that the Documents of the Company up to the date of the termination of the Non-Surviving Member's interest shall be maintained by the Surviving Member, its successors and assigns, for a period of not less than three (3) years following the filing of the federal income tax return with the Internal Revenue Service for the last period during which income or loss is allocated to the Non-Surviving Member; provided, however, that if there is an Internal Revenue Service examination or audit, or notice thereof, which requires access to the Documents, the Documents shall be retained until the examination or audit is completed and any tax liability finally determined, and provided, further, the Non-Surviving Member shall reimburse the Surviving Member for its pro rata share of personnel and storage costs associated herewith. The Documents shall be available for inspection, examination and copying by the Non-Surviving Member or its representatives upon reasonable notice in the same manner as herein provided during said three (3) year period.

         Section 9.6  Date of Termination.
         ---------------------------------

         The Company shall be terminated when its cash and other assets have been applied and distributed in accordance with the provisions of Section 9.4.4. The establishment of any reserves in accordance with the provisions of Section
9.4.4 shall not have the effect of extending the Term of the Company, but any unexpended reserve amount shall be distributed in the order and priority provided in such Section upon expiration of the period of such reserves.

         Section 9.7  Fair Market Value.
         -------------------------------

         (a) Whenever this Agreement provides the Company's assets to be valued at Fair Market Value, the value of such assets shall be determined as follows. The parties shall first attempt to agree upon such Fair Market Value, and if the Fair Market Value is not Approved by the Members within thirty (30) days, then either Member may require by written notice to the other Member that each Member obtain and deliver to the other Member an appraisal of the Fair Market Value prepared by an MAI appraiser, investment banker, or other Person who shall have substantial experience in valuing commercial real estate and interests therein within thirty (30) days after such written request. Thereafter, if within thirty
(30) days after the receipt of each Member's appraisal the Fair Market Value has not been Approved by the Members, the Fair Market Value shall be determined as set forth in this Section 9.7. "Fair Market Value" of the Company or all of its assets shall mean the cash price which a purchaser would pay on the effective date of the appraisal for all such assets in excess of the liabilities of the Company then encumbering such assets, such valuation to be made on the assumption that such assets are subject to any applicable agreements relating to such assets including leases and development, management and service agreements, then in effect (and each Member shall provide to the other Member all such information in the possession or control of such Member or the Company, including copies of all such documentation, with respect to such matters as the other Member may reasonably request). The "Fair Market Value" of an entire interest in the Company shall mean the amount which would be distributed by the Company to the Member holding such interest pursuant to Section 9.4.4 were the Company dissolved, liquidated and terminated as of the effective date of the determination based upon the Fair Market Value of the Company, using such Fair Market Value of the Company as the amount available for distribution to said
Section 9.4.4.

         (b) If the Members are unable to mutually agree upon the Fair Market Value within thirty (30) calendar days after the expiration of the time periods set forth in Section 9.7(a), such value shall be settled by arbitration in Atlanta, Georgia in accordance with the Real Estate Valuation Arbitration Rules of the American Arbitration Association. The arbitration shall be conducted by a single arbitrator who shall be mutually selected by the Members and who shall be an MAI appraiser, investment banker, or other Person who shall have substantial experience in valuing commercial real estate and interests therein. Each Member shall be required as part of the arbitration of Fair Market Value to present its proposed Fair Market Value to the arbitrator, who, in making his decision, shall be required to select that proposal which is the closest to the arbitrator's view of Fair Market Value. If the Members are unable to agree upon an arbitrator within 30 days of notice by either party to the other, then at the written request of either party, the Members shall each select one arbitrator within 30 days of receipt of such request, and the two arbitrators so selected shall appoint the arbitrator to make the determination under this Section 9.7(b) within thirty (30) calendar days after so being appointed. In the event a party fails to appoint its arbitrator in accordance with the preceding sentence, the arbitrator appointed by the other party shall be the arbitrator for purposes of settling the dispute which is the subject of such arbitration. The determination by the arbitrator shall be final and binding on the Members and may be entered in any court having jurisdiction thereof. All fees and expenses of the arbitrator and all other expenses of the arbitration shall be paid by the party whose proposed Fair Market Value was not selected in such arbitration.


                                   ARTICLE 10
                                   ----------

                               GENERAL PROVISIONS
                               ------------------

         Section 10.1  Notices.
         ----------------------

         Any notice, consent, approval, or other communication which is provided for or required by this Agreement must be in writing and may be delivered in person to any party or may be sent by Federal Express, UPS or other reputable national courier service regularly providing evidence of delivery. Any such notice or other written communications shall be deemed received by the party to whom it is sent (i) in the case of personal delivery, on the date of delivery to the party to whom such notice is addressed as evidenced by a written receipt signed on behalf of such party, and (ii) in the case of courier delivery, the date receipt is acknowledged by the party to whom such notice is addressed as evidenced by a written receipt signed on behalf of such party. For purposes of notices, the addresses of the parties hereto shall be as follows, which addresses may be changed at any time by written notice given in accordance with this provision:

If to CP Venture:                c/o The Prudential Insurance Company of America
----------------                 Two Ravinia Drive, Suite 1400
                                 Atlanta, Georgia  30346-2110
                                 Attention:  Managing Director, Transactions
                                 (Dale H. Taysom)

      With a copy to:            The Prudential Insurance Company of America
      --------------             Two Ravinia Drive, Suite 1400
                                 Atlanta, Georgia  30346-2110
                                 Attention: Principal, Asset Management
                                 (Charles Miller)

      With a copy to:            The Prudential Insurance Company of America
      --------------             PAMG-RE Law Department
                                 Arbor Circle South, 8 Campus Drive, 4th Floor
                                 Parsippany, New Jersey  07054-4493
                                 Attention:  Assistant General Counsel
                                 (Ellen Towey Kendall, Esq.)

      With a copy to:            Alston & Bird LLP
      --------------             One Atlantic Center
                                 1201 West Peachtree Street
                                 Atlanta, Georgia  30309-3424
                                 Attention:  Albert E. Bender, Jr.

If to CPI:                       Cousins Properties Incorporated
---------                        2500 Windy Ridge Parkway
                                 Suite 1600
                                 Atlanta, Georgia  30339
                                 Attention:  Corporate Secretary


      With a copy to:            Troutman Sanders LLP
      --------------             Suite 5200
                                 600 Peachtree Street, N.E.
                                 Atlanta, Georgia 30308
                                 Attention:  Richard H. Brody

Failure of, or delay in delivery of any copy of a notice or other written communication shall not impair the effectiveness of such notice or written communication given to any party to this Agreement as specified herein.

         Section 10.2  Entire Agreement.
         -------------------------------

         This Agreement (including all Exhibits referred to herein and attached hereto, which Exhibits are part of this Agreement for all purposes), the CP Venture Operating Agreement, the Contribution Agreement and related written agreements contemporaneously entered into by the Members and their members contain the entire understanding between the Members and supersedes any prior understanding and agreements between them respecting the within subject matter. There are no representations, agreements, arrangements or understandings, oral or written, between the Members relating to the subject of this Agreement which are not fully expressed in the foregoing agreements. This Agreement amends and restates in its entirety the limited liability company operating agreement of the Company.

         Section 10.3  Severability.
         ---------------------------

         This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable Laws of the state of Delaware. If any provision of this Agreement, or the application thereof to any person or circumstances shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law; provided, however, that the above-described invalidity or unenforceability does not diminish in any material respect the ability of the Members to achieve the purposes for which this Company was formed.

         Section 10.4  Successors and Assigns.
         -------------------------------------

         Subject to the restrictions on Transfer set forth in Article 8, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

         Section 10.5  Counterparts.
         ---------------------------

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

         Section 10.6  Additional Documents and Acts.
         --------------------------------------------

         In connection with this Agreement, as well as all transactions contemplated by this Agreement, each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement, and all such transactions.

         Section 10.7  Interpretation.
         -----------------------------

         This Agreement and the rights and obligations of the respective parties hereunder shall be governed by and interpreted and enforced in accordance with the Laws of the State of Delaware.

         Section 10.8  Terms.
         --------------------

         Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular, and plural, as the identity of the person or persons, firm or corporation may in the context require. Any reference to the Code or Laws shall include all amendments, modifications, or replacements of the specific sections and provisions concerned.


         Section 10.9  Amendment.
         ------------------------

         This Agreement may not be amended, altered or modified except by instrument in writing and signed by all of the Members.

         Section 10.10 References to this Agreement.
         -------------------------------------------

         Numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated. The words "herein," "hereof," "hereunder," "hereby," "this Agreement" and other similar references shall be construed to mean and include this Agreement and all amendments thereof and Exhibits thereto unless the context shall clearly indicate or require otherwise.

         Section 10.11  Headings.
         ------------------------

         All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

         Section 10.12  No Third Party Beneficiary.
         ------------------------------------------

         This Agreement is made solely and specifically between and for the benefit of the parties hereto, and their respective members, successors and assigns subject to the express provisions hereof relating to successors and assigns, and no other Person whatsoever shall have any rights, interest, or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

         Section 10.13  No Waiver.
         -------------------------

         No consent or waiver, either expressed or implied, by any Member to or of any breach or default by any other Member in the performance by such other Member of the obligations thereof under this Agreement shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Member of the same or any other obligations of such other Member under this Agreement. Failure on the part of any Member to complain of any act or failure to act of any other Member, failure on the part of any complaining Member to continue to complain or to pursue complaints with respect to any act or failure to act of any other Member, or failure on the part of any Member to declare any other Member in default, irrespective of how long such failure continues, shall not constitute a waiver by such Member of the rights and remedies thereof under this Agreement or otherwise at law or in equity.

         Section 10.14  Time of Essence.
         -------------------------------

         Time is of the essence of this Agreement.




         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized corporate offices, each on the day and year first above written.

                                     CP VENTURE:
                                     -----------

                                     CP VENTURE LLC


                                     By:   THE PRUDENTIAL INSURANCE COMPANY OF
                                           AMERICA, as a manager

                                     By:  _______________________________
                                     Title:   _____________________________




                                                   [CORPORATE SEAL]


                                      CPI:
                                      ----

                                      COUSINS PROPERTIES INCORPORATED


                                      By:  _______________________________
                                      Title:   Senior Vice President






                                                   [CORPORATE SEAL]

                                                                 Exhibit 10.3














                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT

                             OF CP VENTURE THREE LLC







                                November 12, 1998

                                TABLE OF CONTENTS



ARTICLE 1  DEFINITIONS.....................................................2
         Section 1.1  Definitions.........................................14
         Section 1.2  Other Definitions...................................14
         Section 1.3  Exhibits............................................14


ARTICLE 2  FORMATION......................................................14
         Section 2.1  Formation of Company................................14
         Section 2.2  Name................................................14
         Section 2.3  Principal Place of Business; Resident Agent.........14
         Section 2.4  Purposes and Scope..................................15
         Section 2.5  Certificate of Formation............................15
         Section 2.6  Ownership and Waiver of Partition...................15
         Section 2.7  Limits of Company...................................15
         Section 2.8  No Individual Authority.............................16
         Section 2.9  Responsibility of Members...........................16
         Section 2.10  Term...............................................17
         Section 2.11  Investment Representations.........................17


ARTICLE 3  CAPITAL........................................................18
         Section 3.1  Original Capital Contributions......................18
                   3.1.1  Contributions...................................18
                   3.1.2  Balance of CP Venture Cash Contribution
                           Amount, Pro rata Prudential Contribution.......19
         Section 3.2  Additional Capital..................................22
                   3.2.1  Debt Financing and Equity Capital...............22
                   3.2.2  Additional Capital Notice.......................22
         Section 3.3  Intentionally Omitted...............................24
         Section 3.4  No Interest on Capital..............................24
         Section 3.5  Reduction of Capital Accounts.......................24
         Section 3.6  Capital Accounts....................................24
         Section 3.7  Negative Capital Accounts...........................25
         Section 3.8  Resignations Withdrawals of Capital.................26
         Section 3.9  Limit on Contributions and Obligations of...........26


ARTICLE 4  PROFITS, LOSSES, DISTRIBUTIONS, AND ALLOCATIONS................26
         Section 4.1  Net Profit..........................................26
         Section 4.2  Net Loss............................................27
         Section 4.3  Limitation on Net Loss Allocations..................27
         Section 4.4  Other Items.........................................27
         Section 4.5  Special Allocations.................................27
         Section 4.6  Curative Allocations................................30
         Section 4.7  Other Allocation Rules..............................30
         Section 4.8  Section 704(c) Allocation...........................31
         Section 4.9  Distribution of Cash Flow...........................31
         Section 4.10  Distribution of Capital Proceeds...................32
                   4.10.1  Order of Priority..............................32
                   4.10.2  Insufficient Balance...........................33
         Section 4.11  Loss on CPI Note or Company Guaranty...............33


ARTICLE 5  COMPANY BOOKS; ACCOUNTING/FINANCIAL STATEMENTS.................33
         Section 5.1  Books and Records...................................33
         Section 5.2  Tax Returns.........................................34
         Section 5.3  Reports.............................................34
         Section 5.4  Audits..............................................35
         Section 5.5  Bank Accounts.......................................35
         Section 5.6  Tax Elections.......................................37
         Section 5.7  Tax Matters Member..................................37


ARTICLE 6  MANAGEMENT OF THE COMPANY......................................37
         Section 6.1  Management of the Company...........................37
                   6.1.1  General.........................................37
                   6.1.2  Managing Member.................................38
                   6.1.3  Actions of Non-Managing Member..................38
         Section 6.2  Required Approval by Non-Managing Members...........38
                   6.2.1  Generally Not Required..........................38
                   6.2.2  Required Approval by Non-Managing Members.......38
         Section 6.3  Powers and Duties of Managing Member................39
         Section 6.4  Authorization for Expenditures......................43
         Section 6.5  Rights Not Assignable...............................43
         Section 6.6  Emergency Authority.................................44
         Section 6.7  Budgets.............................................44
         Section 6.8  Development Agreement...............................45
         Section 6.9  Management and Leasing Agreement....................45
         Section 6.10  Actions to Maintain REIT Status....................45
         Section 6.11  Actions to Maintain REOC Status....................45
         Section 6.12  Liability of a Member for Conduct..................46
         Section 6.13  Indemnity..........................................46


ARTICLE 7  COMPENSATION; REIMBURSEMENTS; CONTRACTS WITH AFFILIATES........47
                   7.1.1  Compensation....................................47
                   7.1.2  Reimbursements..................................47
         Section 7.2  No Contracts with Affiliates........................47


ARTICLE 8  TRANSFER AND SALE RESTRICTIONS.................................48
         Section 8.1  General.............................................48
                   8.1.1  Required Consents...............................48
                   8.1.2  Indirect Transfers..............................48
         Section 8.2  Permitted Transfers by the Members..................48
                   8.2.1 Transfers By Prudential..........................48
                   8.2.2  Transfers by CP Venture ........................49
                   8.2.3  Agreements with Transferees.....................49
         Section 8.3  Right of First Offer................................50
         Section 8.4  Restraining Order...................................50


ARTICLE 9  DEFAULT AND DISSOLUTION........................................50
         Section 9.1  Events of Default...................................50
                   9.1.1  Definitions and Cure Periods....................50
                   9.1.2  Act of Insolvency...............................52
         Section 9.2  Causes of Dissolution and Termination...............52
         Section 9.3  Remedies............................................52
         Section 9.4  Procedure in Dissolution and Liquidation............52
                   9.4.1  Winding Up......................................52
                   9.4.2  Management Rights During Winding Up.............53
                   9.4.3  Work in Progress................................53
                   9.4.4  Distributions in Liquidation....................53
                   9.4.5  Non-Cash Assets.................................54
                  9.4.6. Allocation Upon Liquidation......................54
         Section 9.5  Disposition of Documents and Records................55
         Section 9.6  Date of Termination.................................55
         Section 9.7  Fair Market Value...................................56


ARTICLE 10  GENERAL PROVISIONS...........................................57
         Section 10.1  Notices...........................................57
         Section 10.2  Entire Agreement..................................58
         Section 10.3  Severability......................................58
         Section 10.4  Successors and Assigns............................58
         Section 10.5  Counterparts......................................59
         Section 10.6  Additional Documents and Acts.....................59
         Section 10.7  Interpretation....................................59
         Section 10.8  Terms.............................................59
         Section 10.9  Amendment.........................................59
         Section 10.10  References to this Agreement.....................59
         Section 10.11  Headings.........................................59
         Section 10.12  No Third Party Beneficiary.......................60
         Section 10.13  No Waiver........................................60
         Section 10.14  Time of Essence..................................60


                                INDEX OF EXHIBITS
                                -----------------
Exhibit A         Development Agreement Terms
Exhibit B         Management and Leasing Agreement Terms
Exhibit C         ERISA Certificate

                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT
                                       OF
                              CP VENTURE THREE LLC


     THIS LIMITED LIABILITY COMPANY OPERATING AGREEMENT is made as of the 12th day of November, 1998 (the "Effective Date") by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Prudential"), and CP VENTURE LLC, a Delaware limited liability company ("CP Venture").


                          W I T N E S S E T H  T H A T :
                          -------------------  ---------


         WHEREAS, Prudential and CP Venture desire to form a limited liability company under the laws of the State of Delaware for the purposes of acquiring, developing, owning and operating, directly and indirectly, interests in real property;

         WHEREAS, in connection with the formation of such limited liability company, Prudential and CP Venture wish to set forth their respective rights and obligations as members thereof;

--------------------------------------------------------------------------------

         THE INTERESTS IN CP VENTURE THREE LLC (THE "INTERESTS") ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN ARTICLE 8 OF THIS AGREEMENT. THE INTERESTS HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER (i) THE GEORGIA SECURITIES ACT OF 1973, AS AMENDED (THE "GEORGIA ACT") IN RELIANCE UPON THE EXEMPTION PROVIDED IN SECTION 9(13) THEREOF, (ii) UNDER ANY OTHER STATE SECURITIES LAWS, OR (iii) UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "FEDERAL ACT"). NEITHER THE INTERESTS, NOR ANY PART THEREOF, MAY BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF ARTICLE 8 OF THIS AGREEMENT AND PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE FEDERAL ACT, THE GEORGIA ACT, AND ANY OTHER APPLICABLE STATE SECURITIES LAWS OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER SUCH SECURITIES LAWS OR WHICH IS OTHERWISE IN COMPLIANCE WITH SUCH SECURITIES LAWS.

         NOW THEREFORE, in consideration of the premises, the mutual promises, obligations and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of such consideration being hereby acknowledged, Prudential and CP Venture, intending to be legally bound, do hereby agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS
                                   -----------

         Section 1.1  Definitions.
         -------------------------

         When used in this Agreement, the following terms will have the meanings set forth below:

                  (1) "Act" shall mean the Delaware Limited Liability Company Act, as the same may be amended from time to time.

                  (2) "Act of  Insolvency"  shall have the meaning  specified in
         Section 9.1.2.

                  (3) "Additional Capital" shall mean the aggregate capital contributed by the Members to the Company pursuant to Section 3.2.

                  (4) "Additional Capital Member" shall mean those Members who contributed capital to the Company pursuant to Section 3.2 in exchange for Additional Capital Units.

                  (5)  "Additional   Capital  Notice"  shall  have  the  meaning
         specified in Section 3.2.2.

                  (6) "Additional Capital Percentage," as determined upon any contribution, shall mean a percentage which, when expressed as a decimal, is equal to a fraction the numerator of which is the number of Additional Capital Units, and the denominator of which is the total number of Units.

                  (7) "Additional Capital Unit" shall mean an interest in the Company issued pursuant to Section 3.2 as an Additional Capital Unit which has the rights to vote, to receive distributions and allocations, and other rights which are specified in this Agreement.

                  (8) "Adjusted Capital Account Balance" shall mean with respect to any Member, the balance in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

                           (i) credit to such Capital  Account any amounts which
                  such Member is obligated to restore, because of a promissory note to the Company or otherwise, or is deemed to be obligated to restore pursuant to the penultimate sentence in each of Regulations Sections 1.704-2(g)(1)(ii) and 1.704-2(i)(5) and pursuant to Sections 4.5(a) and 4.5(b) of this Agreement; and

                           (ii)  debit  to  such   Capital   Account  the  items
                  described      in      Sections       1.704-1(b)(2)(ii)(d)(4),
                  1.704-1(b)(2)(ii)(d)(5)  and  1.704-1(b)(2)(ii)(d)(6)  of  the
                  Regulations.

         This definition of Adjusted Capital Account Balance is intended to comply with Section 1.704-1(b)(2)(ii)(d) of the regulations and shall be interpreted consistent with such Regulations.

                  (9) "Affiliate(s)" shall mean CPI, a CPI Affiliate, Prudential, a Prudential Affiliate, or a Person or Persons directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person(s) in question. The term "control", as used in the immediately preceding sentence, means, with respect to a Person that is a corporation, the right to exercise, directly or indirectly, more than 50% of the voting rights attributable to the shares of the controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled Person.

                  (10) "Affiliate Debt" shall mean a loan to the Company from the Development Manager, or an Affiliate thereof pursuant to Section 3.2.1.

                  (11) "Agreement" shall mean this Limited Liability Company Operating Agreement, as amended from time to time.

                  (12) "Approved by the Members" or "Approval of the Members" shall mean approval in writing by all of the Members acting through their duly authorized representatives.

                  (13)   "Bank"   shall  mean  a  banking  or  other   financial
         institution which from time to time are selected by the Managing Member to serve as the Company's principal funds depository.

                  (14) "Budgets" shall mean the following budgets of the Company from time to time:

                           (i) "Development Budget," which shall mean the budget
                  of Total Project Costs estimated by the Managing Member to be incurred with respect to a Project;

                           (ii) "Project Operating Budget," which shall mean the
                  annual budget for each Project of the Company as prepared by the Managing Member and which shall be comprised of: (A) an estimate of all receipts from and expenditures for the ownership, management, maintenance and operation of each Project for each Fiscal Year and (B) an estimate of all capital replacements, substitutions and/or additions to any Project, or any component thereof, which are to be accomplished during such Fiscal Year; and

                           (iii) "Company Operating Budget," which shall mean the annual budget for the Company as prepared by the Managing Member and which shall be comprised of an estimate of all receipts from and expenditures for all activities of the Company other than matters covered by Development and Project Operating Budgets.

                  (15) "CP Venture" shall mean CP Venture LLC, a Delaware limited liability company.

                  (16) "CP Venture Affiliate" shall mean, (i) any successor to CP Venture in connection with a bona fide reorganization, recapitalization, acquisition or merger, (ii) any Person which acquires all or substantially all of the assets of CP Venture and (iii) any other Person which, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with any of the aforesaid specifically identified CP Venture Affiliates. The term "control", as used in the immediately preceding sentence, means, with respect to a Person that is a corporation, the right to the exercise, directly or indirectly, of more than 50% of the voting rights attributable to the shares of the controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the controlled Person.

                  (17) "CP Venture Development Contribution Amount" shall mean an amount equal to the "Prudential Contribution Amount" as defined in the CP Venture Operating Agreement.

                  (18) "CP Venture Operating Agreement" means the operating agreement of CP Venture LLC between CPI and Prudential of even date herewith.

                  (19)  "Capital  Account"  shall have the meaning  specified in
         Section 3.6.

                  (20) "Capital Proceeds" shall mean the net proceeds from:

                           (i) loans to the  Company  in excess  of  current  or
                  reasonably anticipated Company needs (including reasonable reserves for Company debt obligations and working capital as determined by the Managing Members) or excess funds received from refinancing of any Company indebtedness (x) after the payment of, or provision for the payment of, all costs and expenses incurred by the Company in connection with such refinancing, and (y) after deduction or retention of such sums as are deemed necessary to be retained as a reserve for the conduct of the business of the Company; and

                           (ii) any sale, exchange, condemnation or other disposition of any Project, or any portion thereof or any interest therein, any equipment used thereon, or any other capital asset of the Company or from claims on policies of insurance maintained by the Company for damage to or destruction of capital assets of the Company or the loss of title thereto (to the extent that such proceeds exceed the actual or estimated costs of repairing or replacing the assets damaged or destroyed if such assets are repaired or replaced)
                  (x) after the payment of, or provision for the payment of, all costs and expenses incurred by the Company in connection with such sale or other disposition or the receipt of such insurance proceeds, as the case may be, and (y) after deduction or retention of such sums as are deemed necessary to be retained as a reserve for the conduct of the business of the Company.

                  (21) "Cash Flow" shall mean for any period the Gross Receipts of the Company for such period less Operating Expenses for such period.

                  (22) "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

                  (23) "Company" shall mean the limited liability company formed pursuant to the terms hereof for the limited purposes and scope set forth herein.

                  (24) "Company Operating Budget" shall have the meaning specified in (13) above.

                  (25) "Contribution Agreement" shall mean the Contribution Agreement dated as of even date herewith by and among CPI, Cousins/Daniel LLC, a Georgia limited liability company, Cousins MarketCenters Inc., a Georgia corporation and Prudential.

                  (26) "CPI" shall mean Cousins Properties Incorporated, a Georgia corporation

                  (27) "CPI  Affiliate"  shall mean (i) any  successor to CPI in connection with a bona fide reorganization, recapitalization, acquisition or merger, (ii) Cousins Real Estate Corporation, a Georgia corporation ("CREC"), (iii) any Person which acquires all or substantially all of the assets of CPI or CREC and (iv) any other Person which, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with CPI or CREC or any of the aforesaid specifically identified CPI Affiliates. The term "control", as used in the immediately preceding sentence, means, with respect to a Person that is a corporation, the right to the exercise, directly or indirectly, of more than 50% of the voting rights attributable to the shares of the controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the controlled Person.

                  (28) "Defaulter" shall have the meaning specified in Section 9.1.1.

                  (29) "Depreciation" shall mean for each Fiscal Year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Member.

                  (30) "Developer Current Return" shall mean as of any particular date, an amount equal to nine and one-half percent (9.5%) per annum, compounded quarterly until paid, determined on the basis of a 365 day year for the actual number of days in the period for which the Developer Current Return is being determined, cumulative to the extent not distributed pursuant to Section 4.9(c) or Section 4.10.1(d) herein, on the Developer Unreturned Development Contribution (to the extent outstanding from time to time), commencing as of the Effective Date.

                  (31) "Developer Current Valuation Return" shall mean as of any particular date, an amount equal to nine and one-half percent (9.5%) per annum, compounded quarterly until paid, determined on the basis of a 365 day year for the actual number of days in the period for which the Developer Current Valuation Return is being determined, cumulative to the extent not distributed pursuant to Section 4.9(d) or Section 4.10.1(e) herein, on an amount equal to the Unreturned Developer Development Valuation Amount (to the extent outstanding from time to time), commencing as of the Effective Date.

                  (32) "Developer Development Valuation Amount" shall mean Three Million Dollars ($3,000,000).

                  (33) "Developer Member" shall mean CP Venture, to the extent of its Developer Units, or any permitted transferee of CP Venture's Developer Units.

                  (34) "Developer Unit" shall mean an interest in the Company issued as a Developer Unit pursuant to Section 3.1 hereof which has the right to vote, to receive distributions and allocations, and other rights which are specified in this Agreement.

                  (35) "Developer Unreturned Development Contribution" as to each Developer Member, shall mean an amount equal to the excess, if any, of (x) the amount contributed to the Company by the Developer Member with respect to the Developer Units pursuant to Section 3.1, less (y) the aggregate distributions to the Developer Member pursuant to Section 4.10.1(b) (excluding herefrom any distribution amount attributable to the 2% annual compounded increase).

                  (36) "Development Agreement" shall have the meaning specified in Section 6.8.

                  (37) "Development Budget" shall have the meaning specified in (14) above.

                  (38) "Development Manager" shall mean the Person designated as the "Development Manager" pursuant to Section 6.1.2 of the CP Venture Operating Agreement.

                  (39) "Documents" shall have the meaning specified in Section 5.1.

                  (40) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended

                  (41) "Event of Default"  shall have the meaning  specified  in
         Section 9.1.1.

                  (42) "Fiscal Year" shall mean the twelve month period ending December 31 of each year; provided that the first Fiscal Year shall be the period beginning on the Effective Date and ending on December 31, 1998, and the last Fiscal Year shall be the period beginning on January 1 of the calendar year in which the final liquidation and termination of the Company is completed and ending on the date such final liquidation and termination is completed (to the extent any computation or other provision hereof provides for an action to be taken on a Fiscal Year basis, an appropriate proration or other adjustment shall be made in respect of the first or final Fiscal Year to reflect that such period is less than a full calendar year period).

                  (43) "Gross Asset Value" shall mean with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                             (i) The  initial  Gross  Asset  Value of any  asset
                  contributed by a Member to the Company shall be the gross fair market value of such asset, as Approved by Members;

                            (ii) Except as otherwise provided in this Agreement,
                  the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as Approved by the Members at each of the following times: (a) the acquisition of an additional interest in the Company by any new or existing Member for more than a de minimis contribution; (b) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; and (c) the liquidation of the Company within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations; provided, however, that the adjustments pursuant to clauses (a) and (b) above shall be made only if the Members reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

                           (iii) The Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value of such asset on the date of distribution as Approved by the Members; and

                            (iv) The Gross Asset Values of Company  assets shall
                  be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining the Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and Section 4.5(g) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection to the extent the Members determines that an adjustment pursuant to subsection (ii) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection.

                             (v) If the Gross  Asset  Value of an asset has been
                  determined or adjusted  pursuant to paragraphs  (ii), (iii) or
                  (iv) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Profit and Net Loss.

         If the Members are unable to agree regarding any Gross Asset Value, such value shall be determined pursuant to the procedure of Section 9.7.

                  (44) "Gross Receipts" shall mean all receipts (other than Capital Proceeds), calculated on an accrual basis, from the conduct of the business of the Company from all sources including without limitation all rent and other income and payments received by the Company. Gross Receipts shall not include revenues received in connection with the development and construction of a Project, including without limitation revenues collected during the operating deficit period of a Project, to the extent taken into account in determining Total Project Costs, as reasonably determined by the Managing Member.

                  (45) "Independent Accountants" shall mean the "Independent Accountants" as so designated in the CP Venture Operating Agreement.

                  (46) "Investor Current Return" shall mean as of any particular date, an amount equal to nine and one-half percent (9.5%) per annum, compounded quarterly until paid, determined on the basis of a 365 day year for the actual number of days in the period for which the Investor Current Return is being determined, cumulative to the extent not distributed pursuant to Section 4.9(b) or Section 4.10.1(c) herein (or otherwise paid by CP Venture from other sources), on the Investor Unreturned Development Contribution; provided, however, that in the event an Investor Member becomes a Defaulter due to an Event of Default described in Section 9.1.1(a) (after giving effect to the applicable five (5) day grace period in Section 9.1.1) with respect to payment of the Prudential Development Contribution Amount or that portion of the Prudential Contribution Amount to be contributed by CP Venture in exchange for Investor Units and following the Managing Member giving the Investor Member a second notice marked "Failure to Cure will Result In Reduction of Current Return" and if an Investor Member fails to cure such default within five (5) days after receipt of such second notice, then the Investor Current Return shall be zero from and after and during the continuance of any such Event of Default.

                  (47) "Investor  Members" shall mean Prudential and CP Venture,
         to  the  extent  of  their  Investor   Units,   or  any  transferee  of
         Prudential's or CP Venture's Investor Units permitted hereunder.

                  (48) "Investor Unit" means an interest in the Company issued pursuant to Section 3.1 hereof as an Investor Unit which has the rights to vote, to receive distributions and allocations, and other rights which are specified in this Agreement.

                  (49) "Investor Unreturned Development Contribution", as to each Investor Member, shall mean an amount equal to the excess, if any, of (x) the amount contributed to the Company by the Investor Member with respect to their Investor Units pursuant to Section 3.1, less (y) the aggregate distributions to the Investor Member pursuant to Section 4.10.1(b) (excluding therefrom any distribution amount attributable to the 2% annual compounded increase).

                  (50) "Laws" shall mean federal, state and local statutes, case law, rules, regulations, ordinances, codes and the like which are in full force and effect from time to time and which affect any Project or the ownership or operation thereof.

                  (51) "Management and Leasing Agreement" shall have the meaning specified in Section 6.9.

                  (52) "Managing  Member" shall mean CP Venture as designated in
         Section 6.1.2.

                  (53) "Member" shall mean an Investor Member, Developer Member or an Additional Capital Member, or any other Person from time to time owning a Unit in the Company.

                  (54) "Member Minimum Gain" shall mean an amount, with respect to each Member Nonrecourse Debt, equal to the Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(2) and (3) of the Regulations.

                  (55) "Member Nonrecourse Debt" shall have the meaning set forth in Section 1.704-2(b)(4) of the Regulations.

                  (56) "Member Nonrecourse Deductions" shall have the meaning set forth in Section 1.704-2(i)(1) and (2) of the Regulations. The amount of Nonrecourse Deductions with respect to a Member Nonrecourse Debt for any Fiscal Year equals the excess, if any, of the net increase, if any, in the amount of Member Minimum Gain attributable to such Member Nonrecourse Debt during that Fiscal Year over the aggregate amount of any distributions during that Fiscal Year to the Member that bears the economic risk of loss for such Member Nonrecourse Debt to the extent such distributions are from the proceeds of such Member Nonrecourse Debt and are allocable to an increase in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(2) of the Regulations and Section 4.7(b).

                  (57)  "Members"  shall  mean,  collectively,   Prudential,  CP
         Venture and any other Person from time to time owning a Unit in the Company.

                  (58) "Minimum Gain" shall have the meaning set forth in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

                  (59) "Mortgages" shall have the meaning set forth in the CP Venture Operating Agreement.

                  (60) "Net Profit" or "Net Loss" shall mean for each Fiscal Year the Company's taxable income or taxable loss for such Fiscal Year, as determined under Section 703(a) of the Code, and Treasury Regulation
         Section 1.703-1, but with the following adjustments:

                             (i) Any tax exempt income,  as described in Section
                  705(a)(1)(B) of the Code, realized by the Company during such Fiscal Year shall be added to such taxable income or taxable loss;

                            (ii) Any  expenditures  of the Company  described in
                  Section  705(a)(2)(B)  of the  Code for  such  Fiscal  Year or treated as being so described in Regulations Section 1.704-1(b)(2)(iv)(1) and not otherwise taken into account in this subsection shall be subtracted from such taxable income or taxable loss;

                           (iii) Any item of  income,  gain,  loss or  deduction
                  that is required to be allocated to the Members  under Section
                  4.8 hereof shall not be taken into account in computing such taxable income or taxable loss; and

                            (iv) The amount of any gain or loss  required  to be
                  recognized by the Company during such Fiscal Year by reason of a sale or other disposition of Company property, and any depreciation or cost recovery reductions with respect to Company property to which the Company is entitled for any Fiscal Year, shall be computed as if the Company's adjusted basis in such property for income tax purposes were equal to the Gross Asset Value, and any adjustment to the Gross Asset Value shall be treated as a Net Profit or Net Loss.

         This definition is intended to comply with the Regulations and any and all other items which must be included in Net Profit or Net Loss in order for this Agreement to comply with said Regulations shall be included in such concept. Notwithstanding any other provision of this definition, any items of income, gain, deduction, loss or credit which are specially allocated shall not be taken into account in computing
         Net Profit or Net Loss. The intent of this definition is that no reference to Net Profit or Net Loss include such specially allocated items.

                  (61) "Non-Managing  Member" shall mean any Member which is not
         the  Managing  Member.  The  initial   Non-Managing   Member  shall  be
         Prudential.

                  (62) "Nonrecourse Deductions" shall have the meaning set forth in Section 1.704-2(b)(1) of the Regulations. The amount of Nonrecourse Deductions for any of the Fiscal Years equals the excess, if any, of the net increase, if any, in the amount of Minimum Gain during that Fiscal Year over the aggregate amount of any distributions during that Fiscal Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Minimum Gain, determined according to the provisions of Section 1.704-2(c) of the Regulations and Section 4.7(b).

                  (63) "Nonrecourse Liability" shall have the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

                  (64) "Operating Expenses" shall mean all expenditures of any kind made with respect to the operations of the Company in the normal course of business including, but not limited to, debt service
         (principal and interest) payable on indebtedness of the Company (whether to a third party or to a Member, including without limitation, any Affiliate Debt), ad valorem taxes, insurance premiums, indemnities given with respect to Projects or other assets of the Company or in the financing of the same (but only to the extent that proceeds of such financing were used to pay Operating Expenses or Total Project Costs, or otherwise transferred to and retained by the Company for use by the Company, or distributed to the Members), repair and maintenance expense, predevelopment, investigatory and other pre-acquisition costs incurred with respect to transactions that are not consummated, capital expenditures related to any Project which is operational, management fees or salaries, advertising expenses, professional fees, wages, and utility costs, plus such sums as are deemed reasonably necessary as a reserve to be retained for the conduct of the business of the Company, and capital expenditures and investments in other assets. Such expenses shall be determined on the accrual basis but shall not include any non-cash items such as depreciation or amortization. Operating Expenses shall not include costs incurred in connection with the construction and development of a Project (including operating expenses, to the extent taken into account in determining Total Project Costs), as reasonably determined by the Managing Member, such costs typically being of the type shown in the Development Budget for a Project.

                  (65) "Original Capital" shall mean the aggregate capital contributed by the Members to the Company pursuant to Section 3.1.

                  (66) "Original Capital Percentage" (expressed as a decimal) shall be one (1) minus the Additional Capital Percentage (expressed as decimal).

                  (67) "Pension Investor" shall mean any investor with respect to which Prudential or Prudential Real Estate Investors ("PREI") is acting as a "Qualified Professional Asset Manager" as defined in Department of Labor Prohibited Transaction Class Exemption 84-14; initially, the Pension Investor is the separate account for qualified pension trust investors formed and maintained by Prudential pursuant to the provisions of Section 17B:28-7 N.J.S.A. and known as Prudential Property Investment Separate Account ("PRISA").

                  (68)   "Person"   shall   mean  an   individual,   partnership
         corporation, trust, unincorporated association, joint stock company or other entity or association.

                  (69) "Plan Asset Regulations" shall mean C.F.R. 82510.3-101, promulgated under ERISA.

                  (70) "Plan Violation" shall mean a transaction, condition or event that would (i) constitute a nonexempt (under Prohibited Transaction Class Exemption 84-14, as it may be amended) or prohibited transaction under ERISA; or (ii) be subject to state statutes regulating investments of and fiduciary obligations with respect to any governmental Plan.

                  (71) "Project" shall mean each real estate investment or property developed, acquired, managed or undertaken by the Company, including an interest in another Person.

                  (72) "Project Operating Budget" shall have the meaning specified in (14) above.

                  (73) "Prudential" shall mean The Prudential Insurance Company of America, a New Jersey corporation.

                  (74) "Prudential Affiliate" shall mean (i) any successor to Prudential in connection with a bona fide reorganization, recapitalization, acquisition or merger, (ii) any Person which acquires all or substantially all of the assets of Prudential, (iii) a Pension Investor and (iv) any other Person which, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with any of the aforesaid specifically identified Prudential Affiliates. The term "control," as used in the immediately preceding sentence, means, with respect to a Person that is a corporation, the right to the exercise, directly or indirectly, of more than 50% of the voting rights attributable to the shares of the controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the controlled Person.

                  (75) "Prudential Development Contribution Amount" shall having the meaning ascribed to such term in the CP Venture Operating Agreement.

                  (76) "Regulations" shall mean those regulations promulgated under the Code.

                  (77) "Tax Matters Partner" shall have the meaning specified in
         Section 5.7.

                  (78) "Term" shall have the meaning specified in Section 2.10.

                  (79)  "Total  Project  Costs"  shall mean all costs which have been or are estimated by the Managing Member to be incurred by the Company with respect to the acquisition, design, development, construction, debt financing, leasing, and completion of any Project, less revenues received during the operating deficit period and plus expenses incurred during the operating deficit period in connection with the development and construction of the Project and which are therefore excluded from the definition of Gross Receipts and Operating Expenses, respectively.

                  (80) "Transfer" shall have the meaning specified in Section 8.1.1.

                  (81) "Transferee" shall have the meaning specified in Section 8.2.3.

                  (82) "Transferor" shall have the meaning specified in Section 8.2.3.

                  (83)  "Units"  shall  mean  the  aggregate   Investor   Units,
         Developer Units and Additional Capital Units of the Company outstanding at any given time.

                  (84) "Unreturned Developer Development Valuation Amount" shall mean the Developer Development Valuation Amount minus amounts distributable to Developer Members pursuant to Section 4.9(e), to the extent such amounts were otherwise distributable to Investor Members but were distributed to Developer Members in reduction of the Unreturned Developer Development Valuation Amount and minus amounts of Unreturned Developer Development Valuation Amount which have previously resulted in distributions under Section 4.10.1(f), with the net amount outstanding from time to time escalated at the rate of 2% per annum (compounded annually) from the Effective Date.

                  (85) "Unreturned Original Capital" shall mean, as to each Member, an amount equal to the cash contributed to the capital of the Company by a Member with respect to the Investor Units and Developer Units of such Member pursuant to Section 3.1 minus amounts distributed pursuant to Section 4.10.1(b), with the net amount outstanding from time to time escalated at the rate of 2% per annum (compounded annually).

         Section 1.2  Other Definitions.
         -------------------------------

         In addition to the terms defined in Section 1.1, other terms will have the definitions provided elsewhere in this Agreement.

         Section 1.3  Exhibits.
         ----------------------

         Attached hereto and forming an integral part of this Agreement are various exhibits which are listed in the Table of Contents for this Agreement or otherwise referenced in this Agreement, all of which are incorporated into this Agreement as fully as if the content thereof were set out in full herein at each point of reference thereto.


                                    ARTICLE 2

                                    FORMATION
                                    ---------

         Section 2.1  Formation of Company.
         ----------------------------------

         Prudential and CP Venture do hereby form the Company as a limited liability company for the limited purposes and scope set forth in Section 2.4 and upon the terms, provisions and conditions set forth in this Agreement. The rights and obligations of the Members shall be governed by this Agreement and by the Act. If there is a conflict between the provisions of this Agreement and the Act, the provisions of the Act shall control (it being understood, however, that if the Act provides for a particular rule but allows the members of a limited liability company to provide to the contrary in their limited liability company operating agreement, and if the parties hereto have so provided hereunder, then such provisions shall not be deemed to constitute a conflict for purposes of the foregoing).

         Section 2.2  Name.
         ------------------

         The name of the Company shall be CP VENTURE THREE LLC or such other name as may be selected by the Managing Member under which all business and affairs of the Company shall be conducted.

         Section 2.3  Principal Place of Business; Resident Agent.
         ---------------------------------------------------------

         The Company shall maintain a registered office in the State of Delaware at CT Corporation System, Wilmington, Delaware, and the registered agent at such address shall be CT Corporation System unless and until such registered office and agent are changed by the Managing Member, but only after prior written notice to all the Members. The principal place of business of the Company shall be located at CP Venture's address set forth in Section 10.1 below or at such other place of business as the Managing Member may designate. The resident agent for the Company in Georgia shall be the Managing Member or such agent as may be designated by the Managing Member from time to time.

         Section 2.4  Purposes and Scope.
         --------------------------------

         Subject to the provisions of this Agreement and the CP Venture Operating Agreement, the purposes of the Company are limited and include only the following: (i) evaluating, selecting, acquiring or investing in, holding, owning, developing, operating, maintaining, improving, leasing, selling as a means of recovering the Members' investment and a profit thereon, exchanging and otherwise using any real estate development, value added real estate acquisition or real estate acquisition that is associated with a development opportunity, as determined by the Managing Member; (ii) investigating or otherwise evaluating real estate investment opportunities and incurring predevelopment and pre-acquisition costs in connection with transactions that are not consummated;
(iii) borrowing money in furtherance of the business of the Company, including issuing promissory notes or other evidences of indebtedness in connection therewith and securing the same by deeds to secure debt, mortgages, deeds of trust or other appropriate liens or security interests; (iv) loaning excess capital to the extent consistent with the capital needs of the Company and not immediately necessary to carry on the business of the Company; (v) guarantee any line of credit financing of CPI (or any CPI Affiliate thereof); (vi) conducting any other activity which is permissible for a "real estate operating company" (within the meaning of the Plan Asset Regulation); and (vii) doing any and all other acts or things which may be incidental or necessary to carry on the business of the Company as herein contemplated. In furtherance of these purposes, the Company shall have all powers necessary, suitable or convenient for the accomplishment thereof. It is the intent of the Members that the Company be a "real estate operating company" within the meaning of the Plan Asset Regulations and the Managing Member shall have all power necessary to effectuate such intent.

         Section 2.5  Certificate of Formation.
         --------------------------------------

         The Company has filed a certificate of formation (the "Certificate") with the Secretary of State of Delaware pursuant to the Act and shall also execute and file such other certificates which may from time to time be necessary or appropriate to file in connection with the continuation and operation of the Company. The Members hereby agree to execute and file any required amendments to the Certificate and shall do all other acts requisite for the constitution of the Company as a limited liability company pursuant to the Act or any other applicable law.

         Section 2.6  Ownership and Waiver of Partition.
         -----------------------------------------------

         The interest of each Member in the Company shall be personal property for all purposes. All property and interests in property, real or personal, owned by the Company shall be held in the name of the Company and deemed owned by the Company as an entity, and no Member, individually, shall have any ownership of or interest in such property or interest owned by the Company except as a member of the Company. Each of the Members irrevocably waives, during the term of the Company and during any period of its liquidation following any dissolution, any right that it may have to seek or maintain any action for partition with respect to any of the assets of the Company.

         Section 2.7  Limits of Company.
         -------------------------------

                  (a) The relationship between and among the Members shall be limited to carrying on the business of the Company in accordance with the terms of this Agreement.

                  (b) The Members shall each devote such time to the Company as is reasonably necessary to carry out the provisions of this Agreement. Each of the Members understands that the other Member or its Affiliates and any Manager and its Affiliates, including the Managing Member and the Development Manager, may be interested, directly or indirectly, in various other businesses and undertakings not included in the Company. Each Member also understands that the conduct of the business of the Company may involve business dealings with such other businesses or undertakings. The Members hereby agree that the creation of the Company and the assumption by each of the Members of their duties hereunder shall be without prejudice to their rights (or the rights of their members or Affiliates) to have such other interests and activities and to receive and enjoy profits or compensation therefrom, and each Member waives any rights it might otherwise have to share or participate in such other interests or activities of the other Member or its Affiliates and of the Managing Member, its members and their Affiliates. The Members and Managing Member, its members and their Affiliates, may engage in or possess any interest in any other business venture of any nature or description independently or with others including, but not limited to, the ownership, financing, leasing, operation, management or development of real property and investments in real property. Such other ventures and investments may compete with the business and assets of the Company. Neither the Company nor any Member shall have any right by virtue of this Agreement in or to any such other venture or investment or the income or profits derived therefrom. Except as provided in the Contribution Agreement, none of CP Venture, Prudential and CPI shall have any obligation to offer or contribute any particular business opportunity or investment to the Company.

         Section 2.8  No individual Authority.
         -------------------------------------

         Neither Member shall, without the express, prior written consent of the other Member, take any action for or on behalf of or in the name of the Company or other Member, or assume, undertake or enter into any commitment, debt, duty or obligation binding upon the Company except for (a) actions expressly provided for in this Agreement, (b) actions by a Member within the scope of its authority granted in this Agreement, and (c) actions Approved by the Members and any action taken in violation of the foregoing limitation shall be void. Each Member shall indemnify and hold harmless the other Member and the Company and their respective Affiliates from and against any and all claims, demands, losses, damages, liabilities, lawsuits and other proceedings, judgments and awards, and costs and expenses (including, but not limited to, reasonable attorneys' fees and all court costs) arising directly or indirectly, in whole or in part, out of any breach of the foregoing provisions by such Member, unless and to the extent such Member or Affiliate was acting in good faith. This provision shall survive dissolution of the Company.

         Section 2.9  Responsibility of Members.
         ---------------------------------------

                  (a) The Company and each Member shall not be responsible or liable for any responsibility, indebtedness, or other obligation of any other Member incurred prior to, on the date of or after the execution of this Agreement, except for those which are undertaken or incurred expressly on behalf of the Company under or pursuant to the terms of this Agreement or assumed in writing by both Members, and each Member hereby indemnifies and agrees to hold the other Member and the Company harmless from all such obligations and indebtedness except as aforesaid.

                  (b) Each Member will notify the other Member as quickly as reasonably possible upon receipt of any notice (i) of the filing of any action in law or in equity naming the Company or any Member as a party relating in any way to the business of the Company; (ii) of any actions to impose liens of any kind whatsoever or of the imposition of any lien whatsoever against the Company; (iii) of any casualty, damage or injury to persons or property owned by the Company; or (iv) of the default by the Company of any of its respective obligations to creditors or other third parties. Each Member will endeavor to notify the other Member verbally promptly upon learning of any of the foregoing actions, or the threat thereof, which, in such Member's judgment, is material to the Company or the other Member.

         Section 2.10  Term.
         -------------------

         The term of the Company (the "Term") shall commence as of the date first above written and continue until the first to occur of the following:

                  (a) December 31, 2028 unless extended by the Approval of the Members; or

                  (b) The Company is dissolved and terminated as a result of the dissolution and winding up of the Company in accordance with Article 9 hereof.

         Section 2.11  Investment Representations.
         -----------------------------------------

                  (a) Investment Intent. Each Member does hereby represent and warrant to the other and to the Company, and to each of them, that it has acquired its interest in the Company for investment solely for its own account or, in the case of Prudential, solely on behalf of institutional clients for whom Prudential makes discretionary real estate investments that are held in a separate account of Prudential, with the intention of holding such interest for investment purposes only and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Federal Act").

                  (b) Unregistered Interests. Each Member does hereby acknowledge that it is aware that its interest in the Company has not been registered under the Federal Act or under any state securities laws. Each Member further understands and acknowledges that its representations and warranties contained in this Section 2.11 are being relied upon by the Company and by the other Member as the basis for the exemption of the Members' interests in the Company from the registration requirements of the Federal Act and under all state securities laws. Each Member further acknowledges that the Company will not and has no obligation to recognize any sale, transfer, or assignment of a Member's interest in the Company to any person unless and until the provisions of Article 8 hereof have been fully satisfied.

                  (c) Nature of Investment. Each Member does hereby acknowledge and agree that a legend reflecting the restrictions imposed upon the transfer of its interest in the Company under Article 8 hereof, under the Federal Act and under state securities laws shall be placed on the first page of this Agreement.

                  (d) Indemnification. Each Member shall and does hereby agree to indemnify and save harmless the Company and the other Member, from any liability, loss, cost, damage and expense (including, without limitation, the costs of litigation and attorneys' fees) arising out of, resulting from, or in any way related to the breach of any representation or warranty of such Member set forth in this Section 2.11.


                                    ARTICLE 3

                                     CAPITAL
                                     -------

         Section 3.1  Original Capital Contributions.
         --------------------------------------------

                  3.1.1 Contributions. As of the "Closing Proration Date", as defined in the Contribution Agreement, the Members shall contribute the following sums to the Company in cash:

                  Prudential            $   400,000
                  CP Venture            $39,600,000

         Provided, however, in accordance with Section 3.4 of the CP Venture Operating Agreement and the Contribution Agreement, Prudential may make such capital contribution to CP Venture, and CP Venture shall retain and invest such amounts in short term investments pending long term commitment permitted for "venture capital operating companies" under the Plan Asset Regulations until such time as CPI and Prudential agree in writing that the Company qualifies as a "real estate operating company" within the meaning of the Plan Asset Regulations. At such time as Managing Member believes that the Company qualifies as a "real estate operating company" within the meaning of the Plan Asset Regulations, it shall deliver to the Members a certificate in the form attached hereto as Exhibit C, together with such supplemental information as the Members may reasonably require in order to establish that that the Company qualifies as a "real estate operating company" within the meaning of the Plan Asset Regulations. Further, CP Venture shall retain and invest its capital contribution in short term investments until such time as CPI and Prudential agree in writing that the Company qualifies as a "real estate operating company" within the meaning of the Plan Asset Regulations with respect to such initial capital contribution and with respect to all succeeding capital contributions. Following such agreement and with respect to each capital contribution, in accordance with the CP Venture Operating Agreement, CP Venture will contribute such amounts, and the accrued income earned thereon, to the Company. Upon contribution to the
         Company, such amounts, shall be treated as capital contributed by Prudential and CP Venture as of the dates actually contributed to CP Venture for all purposes of this Agreement. In addition, upon contribution to the Company, the Company shall retain and invest such amounts in short term investments pending long term commitment permitted for "real estate operating companies" under the Plan Asset Regulations until such time as such amounts are applied to pay Total Project Costs or other costs or expenditures permitted for "real estate operating companies" under such Plan Asset Regulations. In exchange for its contribution, CP Venture shall receive 105 Investor Units and 885 Developer Units. In exchange for its contribution, Prudential shall receive 10 Investor Units. All initial contributions shall be deemed contributed pro rata among the Units: $400,000 with respect to Prudential's 10 Investor Units; $4,200,000 with respect to CP Venture's 105 Investor Units; and $35,400,000 with respect to CP Venture's 885 Developer Units.

                  3.1.2  Balance of CP Venture Cash Contribution Amount, Pro
                  ----------------------------------------------------------
        rata Prudential Contribution.
        -----------------------------


                  (a) CP Venture shall contribute to the Company the balance of the CP Venture Development Contribution Amount after its initial capital contribution described in Section 3.1.1 above, as and when it receives installments from Prudential of the "Prudential Contribution Amount" as defined in the CP Venture Operating Agreement. Such contributions to the Company shall be made not later than the second Business Day following the date of each contribution by Prudential to CP Venture, unless otherwise Agreed by the Members; provided, however, that CP Venture shall retain and invest such amount in short term investments pending long term commitment permitted for "real estate operating companies" under the Plan Asset Regulations until such time as CPI and Prudential agree in writing that the Company qualifies as a "real estate operating company" within the meaning of the Plan Asset Regulations. With respect to any such additional capital contribution, at such time as the Managing Member believes that the Company qualifies as a "real estate operating company" within the meaning of the Plan Asset Regulations, it shall deliver to the Members for signature a certificate in the form attached hereto as Exhibit C, together with such supplemental information as the Members may require in order to establish that that the Company qualifies as a "real estate operating company" within the meaning of the Plan Asset Regulations. Upon contribution to the Company, such amounts shall be treated as capital contributed by CP Venture as of the dates such amounts were actually received by CP Venture for all purposes of this Agreement. In addition, upon contribution to the Company, the Company shall retain and invest such amounts in short term investments pending long term commitment permitted for "real estate operating companies" under the Plan Asset Regulations until such time as such amounts are applied to pay Total Project Costs or other costs or expenditures permitted for "real estate operating companies" under such regulations. The total amounts contributed by CP Venture under Sections 3.1.1 and 3.1.2 shall be equal to the CP Venture Development Contribution Amount and the only Units issued for such contributions shall be the Units described in Section
         3.1.1. The Gross Asset Value of the Company assets shall not be adjusted upon the contribution of any part of the CP Venture Development Contribution Amount.

                  (b) Prudential shall contribute to the capital of the Company the balance of the Prudential Development Contribution Amount remaining after its initial capital contribution described in Section 3.1.1 above, pursuant to four (4) additional installments that shall be due and payable as of the dates specified below, or such earlier dates as may be Agreed by the Members, timely contribution being of the essence. Each additional installment shall be an amount which, when added to the previous amounts contributed by Prudential to the Company hereunder, equals the minimum cumulative contribution amount set forth below, or, if agreed in writing by CP Venture and Prudential with respect to any of the first three installment dates, exceeds such minimum cumulative contribution amount:

           Date                           Prudential Contribution
           ----                           -----------------------

         December 30, 1998       Minimum Cumulative Contribution of $ 1,050,000

         March 30, 1998          Minimum Cumulative Contribution of $ 1,550,000

         June 29, 1999           Minimum Cumulative Contribution of $ 2,050,000

         September 29, 1999      Minimum Cumulative Contribution equal to the
                                 Prudential Development Contribution Amount

                  Prudential shall be unconditionally and irrevocably obligated to contribute to the capital of the Company the minimum cumulative amount specified on each installment date, timely contribution being of the essence, and irrespective of any claim or breach or default or right of offset by any party arising under the Contribution Agreement or this Agreement or otherwise. All installments of the Prudential Development Contribution Amount shall be paid by wire transfer or immediately available federal funds to an account of the Company designated by the Managing Member.

                  In the event Prudential fails to pay in full any installment of the Prudential Development Contribution Amount as and when due and payable under this Section 3.1.2, which failure remains uncured after giving effect to the grace period set forth in Section 9.1.1(a), the Managing Member shall have all rights and remedies available at law or in equity including, without limitation, the right to pursue a suit for specific performance against Prudential, and the right to enforce on behalf of the Company any and all rights and remedies of the Company against Prudential. Prudential shall not be entitled to prepay in advance of the applicable contribution date any installment of the Prudential Development Contribution Amount without the consent of the Development Manager of CP Venture.

                  In accordance with Section 3.4.2 of the CP Venture Operating Agreement, Prudential may make any capital contribution required by this paragraph (b) to CP Venture until such time as CPI and Prudential agree that the Company is then a "real estate operating company" within the meaning of the Plan Asset Regulations. Following such agreement, in accordance with the CP Venture Operating Agreement, CP Venture shall contribute such amounts, and the accrued income earned thereon, to the Company on behalf of Prudential. Upon contribution to the Company, such amounts shall be treated as capital contributed by Prudential as of the dates actually contributed to CP Venture for all purposes of this Agreement. The total amounts contributed by Prudential under Sections
         3.1.1 and 3.1.2 shall be equal to the Prudential Development Contribution Amount and the only Units issued for such contributions shall be the Units described in Section 3.1.1. The Gross Asset Value of Company assets shall not be adjusted upon the contribution of any part of the Prudential Development Contribution Amount.

         (c) No breach or failure at any time of "Cousins' Express Representations and Warranties" or covenants under the Contribution Agreement or any of CPI's representations or covenants under the CP Venture Operating Agreement shall excuse Prudential's performance of its obligations to pay the Prudential Development Contribution Amount in full. Prudential's liability to pay the Prudential Development Contribution Amount in full shall not be subject to any limitation of liability or recourse in the Contribution Agreement or any other agreement or arising under law, nor shall Prudential's liability be subject to any claim or right of offset against CPI, the Company, Venture Two or CP Venture. The obligation of Prudential to pay the Prudential Development
Contribution Amount is the full faith and credit obligation of Prudential, provided, however, that liability for any failure of Prudential to pay the Prudential Development Contribution Amount in full when due shall be limited to an amount equal to the net asset value of those assets which are maintained in the PRISA Account of Prudential at the time of any such failure. Prudential represents to CPI and CP Venture that the PRISA Account is an open-end commingled insurance company separate account of Prudential that has a net asset value of not less than $2 billion as of the Effective Date. Prudential covenants and agrees with CPI and CP Venture that it shall at all times hereunder maintain investments (consisting of total investments in real estate assets and cash or cash equivalents) in such PRISA Account having a net asset value (i.e., total value of assets minus liabilities with respect thereto) not less than 200% of the outstanding balance of the sum of the Prudential Development Contribution Amount and the "Prudential Contribution Amount" as defined in the CP Venture Agreement, and such covenant and agreement in this Section shall constitute the full faith and credit obligation of Prudential. In the event Prudential becomes a Defaulter due to Prudential's failure to pay the Prudential Development Contribution Amount in full as and when due, or, unless Prudential shall agree that liability against it shall not be so limited, should at any time the net asset value of the PRISA Account be an amount less than 200% of the outstanding balance of the sum of the Prudential Development Contribution Amount and the "Prudential Contribution Amount" as defined in the CP Venture Operating Agreement, then CPI shall have the right to acquire the entire interest in the Company (including any Investor Units and Additional Capital Units) held by
Prudential (or any Prudential Affiliate), for an amount of cash (or wire transfer of immediately available Federal funds) equal to 90% of the Prudential Development Contribution Amount theretofore contributed, against delivery of transfer instruments with respect to such interests in form acceptable to CPI and otherwise in accordance with Section 8.3.7(b) of the CP Venture Operating Agreement. Such right to purchase shall be exercisable by CPI upon written notice to Prudential and shall be in addition to CPI's other rights and remedies. The "Closing" of any such acquisition for which such notice is given shall be consummated in accordance with Section 8.3.7 of the CP Venture Operating Agreement, except that the place and date of Closing shall be the place and date specified in any such notice of election from CPI. Until the Prudential Development Contribution Amount is paid in full, Prudential will provide CPI with quarterly and annual financial statements certifying as to the net asset value of the PRISA Account. Such quarterly financial statements will be provided not more than 45 days after the end of each calendar quarter and such annual financial statement not more than 90 days after the end of each calendar year.

         Section 3.2  Additional Capital.
         --------------------------------

                  3.2.1 Debt Financing and Equity Capital. In the event the Managing Member determines at any time or from time to time that the Company needs additional capital for any reason, the Managing Member shall have the right, power and authority on behalf of the Company to arrange debt financing for the Company, including loans from third party institutional lenders and loans from the Development Manager or its Affiliates ("Affiliate Debt"), and, subject to Section 3.2.2 below, to raise additional equity capital. Any Affiliate Debt from the Development Manager or any Affiliate of the Development Manger shall bear interest at an interest rate floating at 3% per annum over the monthly average of the Federal Funds rate published from time to time in Federal Reserve Statistical Release H.15, but in no event less than 10% per annum. The other terms and conditions of any Affiliate Debt shall be determined by the Managing Member in its sole discretion. Any personal guarantees or indemnities, required in connection with any financing shall be provided solely by the Company or the Development Manager or an Affiliate thereof.

                  3.2.2  Additional Capital Notice.
                  ---------------------------------

                           (a) If the Managing Member in its sole discretion determines to seek equity capital for the Company ("Additional Capital"), in lieu of or in addition to Affiliate Debt, it shall have the right to do so, subject to compliance with the terms or this Section and subject to an overall aggregate limit of $50 million of additional equity that may be contributed to the Company in exchange for Additional Capital Units without the approval of the Members. In the event the Managing Member determines to seek equity capital for the Company, the Managing Member shall send a notice (an "Additional Capital Notice") to the Members setting forth (i) the purposes for which the additional equity funds are needed, (ii) the amount of equity sought by the Company, (iii) each Member's pro rata share of such additional equity, which pro rata share shall be in the same proportion to the entire amount of equity being sought by the Company as each Member's respective Units bears to all Units in the Company, and (iv) the date when the equity contribution will be required, which date shall be not less than 20 Business Days after the date of the Additional Capital Notice.

                           (b) Following delivery of a Additional Capital Notice from the Managing Member, the Members shall have the right and option to elect to contribute the amount of equity required from the Company pro rata in accordance with their respective Units. In order to be valid, such election must be exercised by delivery of written notice of election to the Managing Member not later than the 10th Business Day after the date of the Additional Capital Notice. Failure of a Member to deliver such notice of election on or before the 10th Business Day after the date of the Additional Capital Notice shall be deemed to be an irrevocable election of such Member not to make such contribution. Any election to make the equity contributions shall be binding and irrevocable and obligate the Member making such election to contribute its pro rata share of the requested equity amount to the Company in cash or immediately available funds on the date required by the Additional Capital Notice; provided, however, if CP Venture and/or
         Prudential does not elect to fund its pro rata share of the equity sought by the Company then CPI, as Development Manager, shall be entitled (but not required) to make (or cause its Affiliates to make) a capital contribution directly to the Company in an amount equal to CP Venture's and/or Prudential's (as the case may be) pro rata share of the equity sought by the Company as specified in the Additional Capital Notice or such other amount as the Managing Member may approve. All equity capital raised under this Section 3.2 shall be in exchange for Additional Capital Units in the Company. The Members acknowledge and agree that in the event CPI, as Development Manager, (or any CPI Affiliate) makes such equity contribution to the Company directly, the Members' Original Capital interests in the Company shall be diluted as a result of the issuance of Additional Capital Units in the Company as set forth below. Upon any such contribution by CPI or a CPI Affiliate, CPI or the CPI Affiliate shall be admitted as a Member of the Company. The contributors of Additional Capital shall receive that number of Additional Capital Units which results in the ratio of such new Additional Capital Units to the total Units, including new Additional Capital Units, equaling the ratio of (x) new Additional Capital to (y) the adjusted Fair Market Value of all Company Projects and other assets (as Approved by the Members or determined under Section 9.7 if the Members do not agree), net of Company liabilities, plus the total of such new Additional Capital less liabilities of the Company. The Managing Member is hereby constituted and appointed as attorney-in-fact, such appointment being coupled with an interest, to execute, acknowledge and deliver all instruments and documents necessary to effect any admission of CPI (or the CPI Affiliate) as Member of the Company and the issuance of the Additional Capital Units.

         Section 3.3  Intentionally Omitted.
         -----------------------------------

         Section 3.4  No Interest on Capital.
         ------------------------------------

         Interest earned on Company funds shall inure solely to the benefit of the Company, and except as specifically provided hereinabove, no interest shall be paid upon any contributions or advances to the capital of the Company nor upon any undistributed or reinvested income or profits of the Company.

         Section 3.5  Reduction of Capital Accounts.
         -------------------------------------------

         Any distribution to a Member, whether pursuant to Sections 4.9 or 4.10 or any other Section of this Agreement, shall reduce the amount of such Member's Capital Account in accordance with Section 3.6, but no adjustment in the Units of any Member shall be made on account of any such distribution, except as otherwise specifically provided in this Agreement.

         Section 3.6  Capital Accounts.
         ------------------------------

         (a) "Capital Account" means an account that shall be maintained for each Member and which, as of any given date, shall be an amount equal to the sum of the following:

                           (i) The aggregate amount of cash that has been contributed to the capital of the Company as of such date by or on behalf of such Member; plus

                           (ii) The agreed upon Gross Asset Value (as of the date of contribution) of any property other than cash that has been contributed to the capital of the Company as of such date by such Member and the amount of liabilities assumed by any such Member under Regulations Section 1.752 or which is secured by any Company property distributed to such Member; plus

                           (iii) The aggregate amount of the Company's Net Profit that has been allocated to such Member as of such date pursuant to the provisions of Section 4.1 and any items of income or gain which are specially allocated to such Member or other positive adjustment required by the Regulations and which have not been previously taken into account in determining Capital Accounts; minus

                           (iv) The aggregate amount of the Company's Net Loss that has been allocated to such Member as of such date pursuant to Sections 4.2 and 4.3 and the amount of any item of expense deduction or loss which is specially allocated to such Member; and minus

                           (v) The aggregate amount of cash and the agreed upon Gross Asset Value of all other property (as of the date of distribution) that has been distributed to or on behalf of such Member and the amount of any liabilities of such Member assumed by the Company under Regulations Section 1.752 or which are secured by any property contributed by such Member to the Company.

         (b) Upon the sale, transfer, assignment or other disposition of an interest in the Company after the date of this Agreement, the Capital Account of the transferor Member that is attributable to the transferred interest will be carried over to the transferee Member.

         (c) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Managing Member shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed property or that are assumed by the Company or the Members), are computed in order to comply with such Regulations, the Managing Member may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Member pursuant to Section 9.4 hereof upon the dissolution of the Company.

         (d) In accordance with Section 5.1, each Member and its authorized representatives shall have the right at all reasonable times to have access to, inspect, audit and copy the books and records of the Company for the purpose of reviewing the allocations to and maintenance of Capital Accounts and ascertaining the correctness thereof and the Managing Member will cooperate in any such examination. In the event that at any time a Member discovers an error in the allocations to or computation of the Capital Accounts from that intended by the provisions of this Agreement, it shall promptly notify the Managing
Member of such error and the Members shall work together to correct any such error in allocations or computations in a manner having the least adverse effect on the Members. Each Fiscal Year, in conjunction with the preparation of the Company's annual federal income tax return, the Independent Accountants shall prepare a report detailing all adjustments to and the ending balances of the Capital Accounts of the Members for all Fiscal Years (a "Capital Account Report"). The Independent Accountants will deliver to the Members for their review the Capital Account Report at the same time the Company's tax or information returns are delivered to the Members pursuant to Section 5.2. Any Member shall raise any objection to the allocations and computations detailed in a Capital Account Report no later than sixty (60) days prior to the expiration of the period for filing an amended federal income tax return or information return with respect to any Fiscal Year for which an error may have occurred.

         Section 3.7  Negative Capital Accounts.
         ---------------------------------------

         Any Member having a deficit or negative balance in its Capital Account shall not be required to restore such deficit capital amount or otherwise to contribute capital to the Company to restore its Capital Account.


         Section 3.8  Resignations Withdrawals of Capital.
         -------------------------------------------------

         No Member shall have the right to resign or withdraw from the Company or to withdraw any portion of the capital of the Company at any time. Upon termination of the Company, the Members' capital shall be distributed pursuant to Section 9.4 hereof.

         Section 3.9  Limit on Contributions and Obligations of Members.
         ---------------------------------------------------------------

         Except as expressly provided in Sections 3.1 and 3.2 the Members shall have no liability or obligation to the Company or to the other Members (i) to make additional capital contributions to the Company, (ii) to make any loans to the Company or (iii) to endorse or guarantee the payment of any loan to the Company.


                                    ARTICLE 4

                 PROFITS, LOSSES, DISTRIBUTIONS, AND ALLOCATIONS
                 -----------------------------------------------


         Section 4.1 Net Profit. Except as otherwise provided in this Article 4, all Net Profit of the Company for each year shall be allocated to the Members as follows:

                  (i) First, to the Additional Capital Members, pro rata in proportion to their respective Additional Capital Units in an amount equal to, in total, the Additional Capital Percentage multiplied by Net Profit of the Company remaining after application of Sections 4.5(a)-(g), if any;

                  (ii) Second, to each Member, pro rata in accordance with their then respective Units, until the cumulative Net Profit allocated to each Member pursuant to this clause (ii) is equal to the cumulative Net Loss allocated to such Member pursuant to Section 4.2 and Section 4.3 (such Net Profit to be allocated first with respect to Net Loss allocated pursuant to Section 4.3 and thereafter in reverse chronological order of the allocation of the Net Loss which has not been previously offset by an allocation under this Section 4.1(ii));

                  (iii)  Third,  (A) except as provided in  subparagraph  (B) of this Section 4.1(iii) with respect to allocations to adjust the Capital Accounts of the Members immediately prior to liquidating distributions, to the Developer Members, pro rata in proportion to their respective Developer Units, to the extent of the sum of (x) the Developer Current Return distributions, the Developer Current Valuation Return distributions, the Developer Development Valuation Amount distributions and the residual distributions of Cash Flow, if any, that the Developer Members have received pursuant to Sections 4.9(c), 4.9(d), 4.9(e), 4.10.1(d), 4.10.1(e) and 4.10.1(f) hereof from the Effective Date to a date thirty (30) days after the end of such Fiscal Year and (y) the 2% escalation amount on the Developer Members' Unreturned Original Capital for all Fiscal Years, less the cumulative Company Net Profit allocated to the Developer Members pursuant to this paragraph (iii) for all prior Fiscal Years; and (B), for purposes of adjusting the Capital Accounts of the Members immediately prior to liquidating distributions, to the Developer Members, pro rata in proportion to their respective Developer Units, to the extent of the positive difference, if any, between (1)
         the sum of all distributions to the Developer Members under this Agreement with respect to Developer Units, including deemed distributions to the Developer Members pursuant to Section 9.4 from the Effective Date, and (2) the sum of (x) the amounts contributed with respect to their Developer Units and (y) the aggregate Net Profit or Loss, allocated to the Developer Members with respect to its Developer Units for all Fiscal Years, including the current Fiscal Year pursuant to Sections 4.1(i)-(iii)(A); and,

                  (iv) Thereafter, to the Investor Members and the Developer Members, pro rata in accordance with their then respective Investor and Developer Units.

         Section 4.2 Net Loss. Except as otherwise provided in this Agreement, all Net Loss of the Company for each year shall be allocated to the Members, pro rata in accordance with their then respective Units.

         Section 4.3 Limitation on Net Loss Allocations. Notwithstanding any provision of this Agreement to the contrary, except as otherwise specifically provided in this Section 4.3, in no event shall Net Loss be allocated to a Member if such allocation would result in such Member's having a negative Adjusted Capital Account Balance at the end of any year. All Net Loss in excess of the limitation set forth in this Section 4.3 shall be allocated to any remaining Member with a positive Adjusted Capital Account Balance, and if all such Adjusted Capital Account Balances are zero or negative, to the Members pursuant to Section 4.2 above.

         Section 4.4 Other Items. Except as provided herein, for tax purposes, all items of income, gain, loss, deduction or credit shall be allocated in the same manner as are Net Profit and Net Loss.

         Section 4.5  Special Allocations.
         ---------------------------------

         The following special allocations shall be made in the following order:

               (a) Minimum Gain Chargeback. Notwithstanding any other provision of this Article 4, if there is a net decrease in Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company gross income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Minimum Gain, determined in accordance with Regulations
         Section 1.704-2(g)(2). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 4.5(a) is intended to comply with the minimum gain chargeback requirement in the Regulations and shall be interpreted consistently therewith.

               (b) Member Minimum Gain Chargeback. Notwithstanding any other provision of this Article 4 except Section 4.5(a), if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company gross income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 4.5(b) is intended to comply with the Member Nonrecourse Debt Minimum Gain chargeback requirement in such Sections of the Regulations and shall be interpreted consistently therewith.

               (c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5),
         or 1.704-1(b)(2)(ii)(d)(6), items of Company gross income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the negative Adjusted Capital Account Balance of such Member as quickly as possible, provided that an allocation pursuant to this Section 4.5(c) shall be made if and only to the extent that such Member would have a negative Adjusted Capital Account Balance after all other allocations provided for in this Article have been tentatively made as if this Section 4.5(c) were not in the Agreement.

               (d) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Fiscal Year that is in excess of the sum of (i) the amount such Member is obligated to restore
         (pursuant to the terms of a promissory note to the Company or otherwise), and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentence of each of Regulations Sections 1.704-2(g)(1)(ii) and 1.704-2(i)(5) each such Member shall be specially allocated items of Company gross income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 4.5(d) shall be made if and only to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this
         Article 4 have been  tentatively  made as if  Section  4.5(c)  and this
         Section 4.5(d) were not in the Agreement.

               (e) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated to the Members pro rata in proportion to their relative respective Units.

               (f) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-1(i).

               (g) 754 Elections. In the event any Member is required to recognize any gain for income tax purposes with respect to an actual or constructive distribution of property by the Company and in the event the Company increases the tax basis of any of its assets under Sections 754, 734 and 755 of the Code by reason of such gain recognition by such Member, then any tax benefit to which the Company is entitled in any Fiscal Year as a result of such basis increase, whether in the form of a deduction for depreciation or amortization of any asset of the Company, a reduction in the gain to be recognized by the Company upon the sale of any asset of the Company, or otherwise, shall be allocated for income tax purposes to the Member who recognized such gain.

               (h)         Investor Priority Allocation.

                                    (1) Except as provided in  subparagraph  (2)
         of this Section 4.5(h) with respect to allocations to adjust the Capital Accounts of the Members immediately prior to liquidating distributions pursuant to Section 9.4.4, all or part of the Company Net Profit or items of gross income and gain thereof for the Fiscal Year remaining after the application of Sections 4.5(a)-(g), if any, shall be specially allocated to the Investor Members, pro rata in proportion to their respective Investor Units, to the extent of the sum of (x) the Investor Current Return distributions and the residual distributions of Cash Flow, if any, that the Investor Members have received pursuant to Sections 4.9(b), 4.9(e) and 4.10.1(c) hereof from the Effective Date to a date thirty (30) days after the end of such Fiscal Year and
         (y) the 2% escalation amount on the Investor Member's Unreturned Original Capital for all Fiscal Years, less the cumulative Company Net Profit or items of gross income and gain thereof allocated to the Investor Members pursuant to this Section 4.5(h)(1) for all prior Fiscal Years; provided, however, the aggregate amount allocated to the Investor Members pursuant to this paragraph (h) cannot exceed the product of (A) the Company Net Profit remaining after application of
         Section 4.5(a) - (g), if any, multiplied by (B) the Original Capital Percentage.

                                    (2)  For  purposes  of   adjusting   Capital
         Accounts of the Members immediately prior to liquidating distributions, all or part of the Company Net Profit or items of gross income or gain thereof for the Fiscal Year remaining after the application of
         Section 4.5(a)-(h)(1), if any, shall be specially allocated to the Investor Members, pro rata in proportion to their respective Investor Units, to the extent of the positive difference, if any, between (A) the sum of all distributions to Investor Members under this Agreement with respect to Investor Units, including deemed distributions to Investor Members pursuant to Sections 9.4, from the Effective Date, and (B) the sum of (x), the amounts contributed with respect to their Investor Units and (y) the aggregate Net Profit or Loss, or items of gross income, gain or loss thereof, allocated to the Investor Members with respect to their Investor Units for all Fiscal Years, including the current Fiscal Year pursuant to Sections 4.5(a)-(h)(1); provided, however, the aggregate amount allocated to the Investor Members pursuant to this paragraph (h) cannot exceed the product of (A) Net Profit remaining after application of Section 4.5(a)-(g), if any, multiplied by (B) the Original Capital Percentage.

         Section 4.6  Curative Allocations.
         ----------------------------------

         The allocations set forth in Sections 4.5(a) through 4.5(f) (the "Regulatory Allocations") are intended to comply with certain requirements of Regulations Sections 1.704-1(b) and 1.704-2(b). Notwithstanding any other provisions of this Agreement, other than the Regulatory Allocations, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred. The Managing Member shall have reasonable discretion, with respect to each Fiscal Year, to apply the provisions of this Section 4.6 in whatever manner is likely to minimize the economic distortions that might otherwise result from the Regulatory Allocations, it being the basic economic understanding of the Members that they shall be returned their capital contributions (reduced, if at all, by their pro rata share of Net Loss as in effect at the time or times such Net Loss was allocated) plus their pro rata share (as adjusted from time to time) of Net Profit allocated to the Members (as reduced by Net Loss allocated in the inverse order of prior Net Profit).

         Section 4.7  Other Allocation Rules.
         ------------------------------------

         The following rules shall apply for purposes of making tax allocations:

               (a) "Excess nonrecourse liabilities" of the Company within the meaning of Regulations Section 1.752-3(a)(3) shall be allocated among the Members in accordance with the manner in which its is reasonably expected that the deductions attributable to those nonrecourse liabilities will be allocated.

               (b) To the extent permitted by Section 1.704-2(h) of the Regulations, the Managing Member shall have complete discretion in determining whether a distribution shall be treated as being attributable to a Nonrecourse Liability or a Member Nonrecourse Liability and the increase in the Minimum Gain or Member Minimum Gain attributable to such liabilities. The Non-Managing Member recognizes that such decision may affect the tax treatment of certain deductions for a Fiscal Year and might offset after tax-returns of the Members.


         Section 4.8  Section 704(c) Allocation.
         ---------------------------------------

         Notwithstanding any other provision of this Agreement to the contrary, any gain or loss and any depreciation and cost recovery deductions recognized by the Company for income tax purposes in any Fiscal Year with respect to all or any part of the Company's property that is required or permitted to be allocated among the Members in accordance with Section 704(c) of the Code and any Regulations promulgated thereunder so as to take into account the variation, if any, between the adjusted tax basis of such property at the time of its contribution and the Gross Asset Value of such property at the time of its contribution, shall be allocated to the Members for income tax purposes using any method described in Section 1.704-3 of the Regulations as selected by the Managing Member in its sole discretion. If and when the Capital Accounts of the Members are required to be adjusted pursuant to Regulation Sections 1.704-1(b)(2)(iv)(f) or (g) with respect to a revaluation of any asset of the Company, then subsequent allocations of income, gain, loss, and deduction, including without limitation depreciation or deductions for cost recovery with respect to such asset, shall take into account any variation between the then existing adjusted basis of such asset for federal income tax purposes and the agreed value of such asset, as such computations may be required under Sections 704(b) and 704(c) of the Code and Regulation Section 1.704-1(b)(4)(i). Any elections or other decisions relating to such allocations shall be made by the Managing Member in its sole discretion.

         Section 4.9  Distribution  of Cash Flow.  Except as provided in Section
4.11 and Section 9.4.4, the Managing Member shall distribute Cash Flow to the Members as and when determined by the Managing Member, but not less frequently than quarterly, in the following order of priority:

                  (a) First, to the Additional Capital Members, pro rata in proportion to their relative Additional Capital Units, an amount equal to the product of (x) Cash Flow and (y) the Additional Capital Percentage;

                  (b) Second, to the Investor Members, pro rata in proportion to their respective Investor Units, in an amount, together with all amounts previously distributed to the Investor Members under this
         Section 4.9(b) and Section 4.10.1(c) below or otherwise paid from other sources by CP Venture, is equal to the Investor Current Return;

                  (c) Third, to the Developer Members, pro rata in proportion to their respective Developer Units, an amount together with all amounts previously distributed to the Developer Members under this Section 4.9(c) and Section 4.10.1(d) below, is equal to the Developer Current Return;

                  (d) Fourth, to the Developer Members, pro rata in proportion to their relative Developer Units, in an amount, together with all amounts previously distributed to the Developer Members under this
         Section 4.9(d) and Section 4.10.1(e) below, is equal to the Developer Current Valuation Return; and

                  (e) Fifth, to the Investor Members and the Developer Members, pro rata in proportion to their then respective relative Developer and Investor Units in the Company, provided that amounts otherwise distributable to the Investor Members shall be distributed to the Developer Members, pro rata in proportion to their respective Developer Units, to the extent of any Unreturned Developer Development Valuation Amount.

         Section 4.10  Distribution of Capital Proceeds.
         -----------------------------------------------

               4.10.1 Order of Priority.  Except as provided in Section 4.11 and
Section 9.4.4, the Managing Member shall distribute to the Members Capital Proceeds received by the Company within thirty (30) calendar days after receipt in the following order of priority:

                  (a) First, to the Additional Capital Members, pro rata in proportion to their relative Additional Capital Units, in an amount equal to the product of (x) Capital Proceeds and (y) the Additional Capital Percentage.

                  (b) Second, to the Investor Members and the Developer Members, pro rata in proportion to their respective Investor and Developer Units in the Company, in an amount equal to the total of the Investor Members' and the Developer Members' Unreturned Original Capital.

                  (c) Third, to the Investor Members, pro rata in proportion to their respective Investor Units, in an amount which, together with all amounts previously distributed to the Investor Members under this
         Section 4.10.1(c) and Section 4.9(b) or otherwise paid from other sources by CP Venture, is equal to the Investor Current Return;

                  (d) Fourth, to the Developer Members, pro rata in proportion to their Developer Units, in an amount which, together with all amounts previously distributed to the Developer Members under this Section 4.10.1(d) and Section 4.9(c), is equal to the Developer Current Return;

                  (e) Fifth, to the Developer Members, pro rata in proportion to their Developer Units, in an amount which, together with all amounts previously distributed to the Developer Members under this Section
         4.10.1(e) and Section 4.9(d), is equal to the Developer Current Valuation Return;

                  (f) Sixth, to the Developer Members, pro rata in proportion to their Developer Units, in an amount which is equal to the quotient of
         (i) the Unreturned  Developer  Development  Valuation Amount divided by
         (ii) a fraction, the numerator of which shall be the aggregate Investor Units of all Investor Members, and the denominator of which shall be the aggregate Units of all Investor Members and all Developer Members; and

                  (g) Seventh, the balance, if any, of Capital Proceeds shall be distributed to the Investor Members and Developer Members pro rata in proportion to their respective Investor and Developer Units in the Company.

               4.10.2 Insufficient Balance. If Capital Proceeds are insufficient to pay the total amount payable under any priority level in this Section, Capital Proceeds shall be distributed within such priority level to the Members in proportion to their claims under such priority level.

         Section 4.11  Loss on CPI Note or Company Guaranty.
         ---------------------------------------------------

         In the event (i) any asset of the Company (including cash) is transferred or paid to a creditor of CPI or any CPI Affiliate as a result of any guaranty pledge, mortgage, deed of trust, deed to secure debt, assignment, or other instrument given by the Company to secure an obligation of CPI or a CPI Affiliate to the extent that the proceeds of such obligation (1) were not incurred to pay, finance or re-finance an obligation, Operating Expense or Total Project Cost or asset of the Company or (2) were not distributed by the Company to the Members, or (ii) any note from CPI to the Company that is pledged as collateral for any obligation of CPI or any CPI Affiliate is transferred to the pledgee; then such transfer or payment shall be treated as if such asset or note, as the case may be, had been sold by the Company at its fair market value, (but in the case of a Project or other asset, in no event less than the cost of such Project or asset, as reflected by the Total Project Costs incurred in connection therewith), and in the case of any note from CPI or an Affiliate of CPI, in no event less than the outstanding amount of such note, and the proceeds of sale (net of liabilities encumbering such asset) distributed pursuant to
Section 4.10.1 of this Agreement; provided, however, to the extent such amounts, had they actually been received by the Company as aforesaid, should have been distributed to Prudential under this Agreement (and for purposes of this Section
4.11 it shall be deemed that such entire amount determined above should have been distributed without any deduction, retention, reserve or set-aside to other purposes which would have been permitted in the event of a voluntary disposition of such asset), Prudential shall be entitled to a distribution of all future amounts otherwise distributable with respect to the Developer Member Units under this Agreement until Prudential has received the amounts that should have been distributed to it from the sale of such asset or note out of such amounts otherwise distributable to the Developer Members had such sale occurred as aforesaid. For purposes of this Section 4.11, fair market value shall be Agreed by the Members and if they are unable to agree such value shall be determined pursuant to the procedure of Section 9.7 herein.


                                    ARTICLE 5

                 COMPANY BOOKS; ACCOUNTING/FINANCIAL STATEMENTS
                 ----------------------------------------------

         Section 5.1  Books and Records.
         -------------------------------

         The Managing Member shall keep books and records at the Company's principal place of business which are usually maintained by persons engaged in similar businesses setting forth a true, accurate and complete account of the Company's business and affairs including a fair presentation of all income, expenditures, assets and liabilities thereof. Such books and records shall be maintained, and its income, gain, losses and deductions shall be determined and accounted for on the accrual basis in accordance with generally accepted accounting principles consistently applied. Each Member and its authorized representatives shall have the right at all reasonable times to have access to, inspect, audit and copy the Company's books, records, files, securities, vouchers, canceled checks, employment records, bank statements, bank deposit slips, bank reconciliations, cash receipts and disbursement records, and other documents (the "Documents"). Each Member and its authorized representatives shall also have the right, in connection with an examination and audit of the Documents, to question, upon at least three (3) days' notice, the employees, if any, of the Company and to question during normal business hours, any other Person and the employees of such other Person having custody or control of any Documents, or responsibility for preparing the same. Each Member shall be entitled to any additional information necessary for the Member to adjust its financial basis statement to a tax basis as the Member's individual needs may dictate.

         Section 5.2  Tax Returns.
         -------------------------

         The Independent Accountants shall either prepare or review and sign, as requested by the Managing Member, the initial federal, state and local income tax returns of the Company, and thereafter the Managing Member may prepare such tax returns or cause the Independent Accountants to prepare such returns, unless the Non-Managing Member requests that the Independent Accountants prepare such returns. The Managing Member shall cause such tax and information returns that the Company may be required to file to be filed on a timely basis at Company expense with the appropriate governmental authorities. No tax or information return shall be filed unless Approved by the Members (which approval will not be unreasonably withheld). The Company's accountants are (i) to deliver all tax and information returns to the Members for their review, comment and reasonable approval at least thirty (30) days in advance of the required filing date therefor taking into account any extensions thereof, and (ii) upon the request of a Member, furnish such Member with a projection of the Company's taxable income or loss for a particular Fiscal Year of the Company by December 1 of such year to assist in year-end tax planning, all at Company expense.

         Section 5.3  Reports.
         ---------------------

               (a) The Managing Member shall prepare and send to each Member the following unaudited statements and reports:

                           (i) within  thirty (30)  calendar days after the last
               day of each calendar month during the Term, a statement of income and expense (x) showing the actual results of the operations of the Company for the calendar month then ended and cumulatively to date for the then elapsed portion of the current Fiscal Year and
               (y) comparing on an itemized basis, all costs and expenses incurred during such month and for such Fiscal Year with the Budgets for such month and such Fiscal Year, with a narrative explanation of any variations which are material to such Budgets;

                           (ii) within  thirty (30) calendar days after the last
               day of each calendar month during the Term, a balance sheet showing the financial position of the Company as of such last day; and

                           (iii) within  forty-five (45) calendar days after the
               last day of each calendar quarter, a report on the development activities of the Company in narrative form for such quarter period, including, but not limited to, information on the status of acquisitions, zoning and permitting, construction and development, leasing, financing and sales, and together with any new (or modified) Development Budgets prepared in accordance with
               Section 6.7.

               (b) Each monthly report furnished to the Members by the Managing Member shall also state, to the best knowledge of the Managing Member, whether any default exists with respect to any material obligation of the Company and whether any litigation is pending against the Company or any Project.

               (c) No later than ninety days prior to the commencement of each Fiscal Year, the Managing Member shall prepare and send to each Member (and Managing Member may require the property manager under any Management and Leasing Agreement to prepare and send such statements and reports): (i) a Project Operating Budget for the next Fiscal Year for each Project in accordance with Section 6.7 (provided that there shall be no requirement for a Project Operating Budget for any project until thirty (30) days prior to the rent commencement date for such Project), and (ii) a Company Operating Budget for the Next Fiscal Year in accordance with Section 6.7.

         Section 5.4  Audits.
         --------------------

         After the end of each Fiscal Year the Managing Member at the request of either Member or as required to comply with leases or loans, shall cause an audit to be made by the Independent Accountants covering the assets, liabilities and net worth of the Company and its operations during such Fiscal Year, and all other matters customarily included in such audits. In the event of such request for audited statements, by April 30 of the subsequent Fiscal Year, the Managing Member shall direct the Independent Accountants to deliver the following financial statements with respect to the Company: a balance sheet and statement of income and expense, statement of cash flows of the Company, and the Company's capital position as of the end of and for such Fiscal Year, together with the report of the Independent Accountants covering the results of such audit and certifying such financial statements as having been prepared in accordance with generally accepted accounting principles consistently applied. A copy of such financial statements shall be provided to each Member.

         Section 5.5  Bank Accounts.
         ---------------------------

         All funds of the Company shall be deposited in its name in an account or accounts maintained with the Bank or other financial institution selected by the Managing Member. Funds of the Company shall not be commingled with funds of any other Person. Checks shall be drawn upon the Company account or accounts only for the purposes of the Company and shall be signed by respective duly authorized representatives of the Members.


         Section 5.6  Tax Elections.
         ---------------------------

         Any and all federal, state or local tax elections for the Company shall made by the Managing Member in its sole discretion. In making such elections, however, the Managing Member shall take into account tax matters with respect to the Company that would adversely affect a Member and shall use its good faith efforts to consult with such Member and to make elections that have the least adverse effect on all of the Members. Except as specifically provided in Section 6.3(f), the Company shall elect to be treated as and shall qualify as a partnership for federal income tax purposes. Without limiting the generality of the foregoing, the Managing Member shall specifically have the authority to make any election that is permitted to classify the Company as a "partnership" or, subject to section 6.3(f), as "corporation" for federal income tax purposes.

         Section 5.7  Tax Matters Member.
         --------------------------------

         Pursuant to Section 6231(a)(7)(A) of the Code, the Members hereby designate the Managing Member as the Company's "Tax Matters Partner", and it shall serve as such at the expense of the Company with all powers granted to a tax matters partner under the Code. Each Member shall give prompt notice to each other Member of any and all notices it receives from the Internal Revenue Service concerning the Company, including any notice of audit, any notice of a deficiency in tax concerning the Company's federal income tax return.


                                    ARTICLE 6

                            MANAGEMENT OF THE COMPANY
                            -------------------------

         Section 6.1 Management of the Company.
         --------------------------------------

                  6.1.1 General. Except as otherwise specifically set forth in this Agreement, the Managing Member (without the consent or approval of any other Member) shall have the sole and exclusive right, authority and power to control, direct, manage and administer the business and affairs of the Company and to do all things necessary to carry on the business and purposes of the Company. The Managing Member, at the expense of and on behalf of the Company shall conduct or cause to be conducted the management of the business and affairs of the Company in accordance with and as limited by this Agreement. The Managing Member is hereby authorized by all Members to execute and deliver on behalf of the Company any and all documents, contracts, certificates, agreements, promissory notes, guarantees, mortgages, deeds, and instruments, and to take any action of any kind and to do anything and everything the Managing Member deems necessary or appropriate in order to carry out the business of the Company in accordance with the provisions of this Agreement and applicable law. No person, firm, partnership, corporation or other entity shall be required to inquire into said authority of the Managing Member to execute and perform any document on behalf of the Company.

                  6.1.2 Managing Member. The Managing Member of the Company shall be CP Venture.

                  6.1.3 Actions of Non-Managing Member. The Non-Managing Members shall not (and shall not have authority to), without the prior written approval of the Managing Member, bind or take any action on behalf of or in the name of the Company, or enter into any commitment or obligation binding upon the Company. Each Member covenants and agrees that it will comply in all respects with any contract or agreement approved by the Managing Member as permitted under this Agreement.

         Section 6.2  Required Approval by Non-Managing Members.
         -------------------------------------------------------

                  6.2.1 Generally Not Required. Except as set forth in Section 6.2.2, the Managing Member shall be authorized to take (or permit an Affiliate of such Member to take) any action on behalf of the Company which it deems in good faith to be appropriate or advisable without the necessity of obtaining any consent or approval of any Non-Managing Member, notwithstanding any other provision of this Agreement, the Act or any applicable law, rule or regulation. The execution, delivery or performance by the Managing Member or the Company of any agreement authorized or permitted under this Agreement shall not constitute a breach by the Managing Member of any duty that the Managing Member may owe the Company or the Members or any other Persons under this Agreement or of any duty stated or implied by law or equity.

                  6.2.2  Required Approval by Non-Managing Members.
                  -------------------------------------------------

                  (a) The Managing Member shall not take (or permit to be taken by an Affiliate of such Member) any action on behalf of the Company within the scope of the following matters without the prior written direction or consent of all of the Members:

                           (1) dissolve and wind-up the Company, except that the
                  written direction or consent of the Non-Managing Member shall not be required if the Non-Managing Member is a Defaulter under any of subparagraphs 9.1.1(c)-(j) or (l) at such time and such dissolution is conducted in accordance with Article 9 hereof;

                           (2) institute proceedings to adjudicate the Company a
                  bankrupt, or consent to the filing of a bankruptcy proceeding against the Company, or file a petition or answer or consent seeking reorganization of the Company under the Bankruptcy Code or any other similar applicable federal, state or foreign law, or consent to the filing of any such petition against the Company, or consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or make an assignment for the benefit of creditors of the Company, or admit in writing the Company's inability to pay its debts generally as they become due;

                           (3) change the nature of the business of the Company;

                           (4) permit the Transfer by either Member of any Units
                  or other right or interest which was derived by it under the Agreement, or any part thereof or any interest therein, except as expressly permitted in the Agreement including, without limitation, Article 8.

                  (b) The Managing Member may initiate a request that the Non-Managing Members consent to or approve any matter or take any other action respecting the business and affairs of the Company which is required for consent or approval of all of the Non-Managing Members pursuant to this Agreement. Such request shall be labeled "REQUEST FOR CONSENT OR APPROVAL" and must include a narrative explanation of the consent or action which is being requested. If pursuant to such a request the Managing Member desires to schedule a special meeting of the Members, such request must be received by the Non-Managing Members at least ten (10) calendar days prior to the proposed date for such special meeting.

                  (c) If there is a need for any consent or approval and no special meeting therefor is requested by the Managing Member, the Non-Managing Members shall use best efforts to respond within ten (10) days after the date notified of the need for such consent or approval. If such Members have not responded within said ten (10) day period, or if a special meeting has been properly requested with respect to such proposed consent or approval but has not been held within ten (10) days after the date requested for such special meeting, then the Managing Member may at any time thereafter notify the Non-Managing Members that failure of such Non-Managing Members to respond within fourteen (14) calendar days after such notice shall be deemed to be consent to and approval by such Non-Managing Member of the matter or action requested. Such notice must be labeled "FAILURE TO ACT ON REQUEST FOR CONSENT OR APPROVAL" and must include a narrative explanation of the consent or approval which is being requested. If such Non-Managing Member fails to respond within said 14-day period, such matter or action requested shall be deemed consented to and approved by such Non-Managing Member.

                  (d) Meetings of the Members may be held at the Company's principal place of business or at such other place as shall be selected by the Managing Member. Both regular and special meetings may be held by means of a conference telephone or similar equipment if all persons participating in the meeting can hear each other at the same time.

         Section 6.3  Powers and Duties of Managing Member.
         --------------------------------------------------

               (a) Without limiting the generality of the foregoing, the Managing Member shall have the following rights and powers, which it may exercise at the cost, expense and risk of the Company:

                  (i)  To  perform  all  acts  necessary  to  evaluate,  select,
               acquire,   improve,  develop,  operate,  manage,  protect,  sell,
               exchange or otherwise dispose of any Project or Company asset;

                  (ii) To incur  liabilities in the ordinary  course of business of the Company and to acquire other Projects and assets on behalf of the Company;

                  (iii) To name any  Project or change the name of any  Project, provided that no Member's name shall be used in such Project name without the consent of such Member;

                  (iv) To cause the  Company  to (a)  become a general  partner, joint  venture,  shareholder  or holder  of any other  beneficial interest in any partnership or other venture entered into in connection with the ownership, development or financing of any Project or other investment, (b) to enter into contracts or agreements with any Person relating to the development, improvement, operation, management and financing of any Project or other investment, and (c) to become a party to other related contracts, agreements and documents, and to exercise all rights, privileges and elections granted the Company under such documents;

                  (v) To borrow money,  or commit to borrow money,  whether on a secured or unsecured basis, for any purpose and to modify, amend, prepay, increase, renew, extend or consolidate any borrowing (or loan document evidencing or securing the borrowing), and to refinance or otherwise replace or repay, in part or in full, any borrowing; and to place liens, mortgages and other security deeds, upon the Company's assets in connection with any of the foregoing;

                  (vi) To administer  all matters  pertaining to insurance  with respect to any Project, or other asset of the Company, including obtaining and paying for policies of insurance insuring against
               (1) loss or damage by fire, windstorm, tornado and hail, and against loss or damage by such other, further and additional risks as now are or hereafter may be embraced by the standard extended coverage forms of endorsements, as may be required by the Company's lenders (including the Managing Member or an Affiliate thereof, or the Development Manager, as a lender), and
               (2) liability to the public, tenants or any other person and risk to its properties incident to the operation of any Project in such amounts and upon such terms as are customary for the protection against such risks of liability and loss;

                  (vii) To employ,  terminate the employment  of,  supervise and compensate such persons, firms or corporations for and in connection with the business of the Company as it may deem necessary or desirable;

                  (viii) To approve  and  implement  any  change,  improvements, repairs, alterations or changes or addition to or alteration of any Project or other asset of the Company;

                  (ix) To acquire such tangible personal property and intangible personal property as may be necessary or desirable to carry on the business of the Company and sell, exchange or otherwise dispose of such personal properties in the ordinary course of business;

                  (x) To adopt leasing guidelines for any Project and to negotiate and enter into leases or other arrangements involving the rental, use or occupancy of space in any Project with prospective tenants;

                  (xi) To keep all books of account and other records of th Company;

                  (xii) To  negotiate  and contract  with all utility  companies servicing any Project and to grant utility easements in the ordinary course;

                  (xiii) To pay all debts and other  obligations of the Company, including amounts due under the financing and other loans to the Company and costs of formation of the Company and of ownership, improvement, construction, operation and maintenance of any Project;

                  (xiv) To determine  whether to repair,  rebuild or restore any
               Project, or any part thereof, which has suffered damage as a result of fire or other casualty or the exercise of eminent domain, subject to the requirements of any loan, lease, or other agreement binding upon the Company and to determine whether to borrow or commit to borrow, whether on a secured or unsecured basis, necessary financing for the repair or rebuilding of any part of any Project which has been damaged by fire or other casualty or for the restoration of any part of any Project which is required as a result of the exercise of the power of eminent domain;

                  (xv) To prepare (or have  prepared)  and filed all tax returns for and on behalf of the Company (but not the tax returns or other reports of the individual Members) and to pay all taxes, levies, assessments, rents and other impositions applicable to the Company, using its good faith efforts to pay same before delinquency and prior to the addition thereto of interest or penalties and to undertake when appropriate any action or proceeding seeking to reduce such taxes, assessments, rents or other impositions;

                  (xvi) To deposit all monies  received  for or on behalf of the
               Company in the Bank or financial institution as may be selected by the Managing Member as a depository for the Company and to invest any excess funds and to disburse and pay all funds on deposit on behalf of and in the name of the Company in such amounts and at such times as the same are required in connection with the business of the Company;

                  (xvii) To establish the amount of cash reserves to be retained when calculating Cash Flow or Capital Proceeds;

                  (xviii) To temporally  invest excess Company funds,  including temporarily loaning such funds on an arms length basis to any Member, member of a Member or Affiliate thereof;

                  (xix) To defend, adjust, settle,  compromise or pay any claim, obligation, debt, demand, suit, litigation or judgment by or against the Company, and to assert or initiate any claim, suit, litigation or other proceeding against any Person or any federal, state or local government, or agency or official thereof;

                  (xx) To guarantee  any line of credit  financing of CPI or any
               CPI Affiliate;

                  (xxi) To incur costs in  connection  with  predevelopment  and pre-acquisition investigations of potential Projects and to write-off any such costs incurred with respect to any such Projects which are abandoned;

                  (xxii) To prepare  Development  Budgets  for  Projects  and to incur costs with respect to Projects;

                  (xxiii) To prepare Project and Company  Operating  Budgets and to incur any costs in connection with the operation of any Project and the Company; and

                  (xxiv) To admit CPI (or any CPI Affiliate) as a Member pursuant to Section 3.2.2 hereof.

                  (b) The Managing Member, at the expense of and on behalf of the Company shall conduct or cause to be conducted the management of the business and affairs of the Company in accordance with and as limited by this Agreement.

                  (c) The Managing Member may delegate all or any of its duties hereunder to such other Person as it deems necessary or desirable for the transaction of the business of the Company, and in furtherance of any such delegation, shall have the right, on behalf of and at the expense of the Company, to appoint, employ or contract with and compensate any other Person, but in such event the Managing Member will not be released from its responsibilities hereunder. Such Persons may, under the supervision of the Managing Member, administer, or assist in the administration of the routine day-to-day management of the Company and its business and affairs; may serve as the Managing Member's advisors and consultants in connection with decisions made by the Managing Member; may act as consultants, accountants, correspondents, attorneys, brokers, escrow agents, or in any other capacity; and may perform such other acts or services for the Company as the Managing Member may reasonably and prudently approve.

                  (d) The Managing Member shall prepare and deliver to the Members the Company Operating Budget for each Fiscal Year. The Managing Member will also make available on reasonable notice and during normal business hours such additional information pertaining to any Project as may reasonably be requested from time to time by the Non-Managing Members.

                  (e) The Members acknowledge and agree that the Managing Member may cause the Company to guarantee CPI's line of credit financing and that CPI or a CPI Affiliate may temporarily borrow amounts from the Company on an arms' length basis (as a short term investment pending long term commitment permitted for "real estate operating companies" under the Plan Asset Regulations) to the extent such a loan is not inconsistent with the capital needs of the Company. For this purpose, the interest rate charged on CPI's line of credit from time to time shall be deemed to be arms' length. Any such transactions are expressly authorized hereby and shall not be a violation of any duty or obligation to the Company (including, but not limited to, any fiduciary duty).

                  (f) The Managing Member shall have the right from time to time to select or change the form of entity for the Company (e.g., a partnership, corporation or trust, including a real estate investment trust as defined in the Code) for tax and legal purposes, provided no change shall be made to the form of entity without the consent of Prudential if such change would have a material adverse economic impact on Prudential, as reasonably determined by Prudential. In the event of any dispute between the Managing Member and Prudential regarding whether such change would have a material adverse economic impact on Prudential, each of the Managing Member and Prudential shall meet with each other and their respective counsel in order to determine the nature of any issues relating to such dispute and determination, and in order to develop a plan for avoidance of such material adverse economic impact which shall be mutually agreeable to each Member. Pursuant to the CP Venture Operating Agreement, CPI shall upon demand reimburse Prudential for all of Prudential's reasonably incurred costs (including, but not limited to, the actual and reasonable costs of Prudential's attorneys and accountants, including in-house attorneys and accountants provided that the costs of such in-house attorneys and accountants is not in excess of $5,000.00 in the aggregate based on actual time and cost) in connection with any proposal of the Managing Member under this Section 6.3(f).

         Section 6.4 Authorization for Expenditures. Without limitation of the rights of the Managing Member to manage the Company, the Managing Member shall be authorized to make any expenditure or incur any obligation on behalf of the Company that the Managing Member determines is in the best interest of the Company. In any event, the Managing Member shall not expend more than the amount that the Managing Member in good faith believes to be the fair and reasonable market value at the time and place of contracting for any goods purchased or services engaged on behalf of the Company.

         Section 6.5  Rights Not Assignable.
         -----------------------------------

         Except as provided in Article 8, the rights and obligations of the Managing Member under this Agreement shall not be assignable voluntarily or by operation of law by the Managing Member without the express prior written Approval of the Members, and any attempted assignment without such Approval shall be void.

         Section 6.6  Emergency Authority.
         ---------------------------------

         Notwithstanding the provisions of Sections 6.4 hereof, the Managing Member shall have the right to take such actions and make such emergency expenditures as it, in its reasonable judgment, deems necessary for the protection of life or health or the preservation of Company assets if, under the circumstances, in the good faith estimation of the Managing Member, there is insufficient time to allow the Managing Member to obtain any required Approval of the Members of such action and any delay would materially increase the risk to life or health or materially increase the magnitude or likelihood of property damage or other potential loss involved.

         Section 6.7  Budgets.
         ---------------------

               (a) Prior to undertaking  any Project,  the Managing Member shall prepare a Development Budget for such Project (a "Development Budget"). Each Development Budget shall be provided to the Non-Managing Member together with the next succeeding report on the development activities of the Company to be delivered pursuant to Section 5.3(a)(iii). Each Development Budget may be modified by the Managing Member from time to time and the modifications thereof shall be delivered to the Non-Managing Member together with the next succeeding report on the development activities of the Company to be delivered pursuant to
         Section 5.3(a)(iii).

               (b) No later than thirty (30) calendar days prior to the rent commencement date of a Project, the Managing Member shall prepare an Project Operating Budget for such Project for the then remaining Fiscal Year covering anticipated expenses of the Company in owning, operating and maintaining the Project. No later than ninety days prior to the commencement of each Fiscal Year, the Managing Member shall prepare a Project Operating Budget for each Project. Each Project Operating Budget shall be provided to the Non-Managing Member as provided in
         Section 5.3(a). Each Project Operating Budget may be modified by the Managing Member at any time, and the modifications thereof shall be delivered to the Non-Managing Member together with the next succeeding monthly report to be delivered pursuant to Section 5.3(a)(iii).

               (c) No later than ninety (90) days prior to the commencement of each Fiscal year, the Managing Member shall prepare a Company Operating Budget for the Next Fiscal Year. The Company Operating Budget shall be provided to the Non-Managing Member as provided in Section 5.3(a). Each Company Operating Budget may be modified by the managing Member at any time, and the modifications thereof shall be delivered to the Non-Managing Member together with the next succeeding monthly report to be delivered pursuant to Section 5.3(a)(iii).


         Section 6.8  Development Agreement.
         -----------------------------------

         The Members hereby consent and agree that the Company and CPI (or a CPI Affiliate) may enter into Development Agreements with terms consistent with those enumerated in Exhibit A. CPI shall have the right from time to time during the term of such agreement to designate the developer from among the group of CPI and its Affiliates.

         Section 6.9  Management and Leasing Agreement.
         ----------------------------------------------

         The Members hereby consent and agree that the Company and CPI (or a CPI Affiliate) may enter into Management and Leasing Agreements with terms consistent with those enumerated in Exhibit B and provided that the compensation for such services shall be at reasonable market rates. CPI shall have the right from time to time during the term of such agreement to designate the manager and leasing agent from among the group of CPI and its Affiliates.

         Section 6.10  Actions to Maintain REIT Status.
         ----------------------------------------------

         Notwithstanding any other provisions of this Agreement or the Act, during the period commencing on the Effective Date and ending on the seventh anniversary of the Effective Date, neither the Managing Member nor any other Member shall take any action on behalf of the Company if such action could reasonably be expected to jeopardize CPI's status as a real estate investment trust ("REIT") under the Code. The Managing Member is hereby authorized on behalf of the Company to take any action in good faith that it believes is necessary or advisable in order to protect the ability of CPI to continue to qualify as a "REIT," or to avoid CPI incurring any taxes under Section 857 or
Section 4981 of the Code. If the Managing Member is not otherwise authorized to take a particular action under this Agreement, the Managing Member agrees to discuss with the Non-Managing Member such action regarding CPI's REIT status prior to making a definitive determination. In the event of any dispute between the Managing Member and the Non-Managing Member regarding any decision regarding CPI's "REIT" status as referenced in this Section 6.10 which involves action which affects the status of the Company as a "real estate operating company" under the Plan Asset Regulations or compliance with ERISA as set forth in
Section 6.11 each of the Managing Member and the Non-Managing Member shall meet with each other and their respective counsel in order to determine the nature of any issues relating to such dispute and determination, and in order to develop a plan for compliance which shall be mutually agreeable to each Member.

         Section 6.11  Actions to Maintain REOC Status.
         ----------------------------------------------

         Notwithstanding any other provisions of this Agreement or the Act, neither the Managing Member nor any other Member shall take any action on behalf of the Company if (a) such action would reasonably be expected to jeopardize the status of the Company as a "real estate operating company" under the Plan Asset Regulations, or (b) such action would constitute a Plan Violation under ERISA. In addition, the Managing Member shall take any action (and refrain from taking any action) reasonably requested by any Member that such Member in good faith believes is necessary or advisable in order to protect the status of the Company as a "real estate operating company" under the Plan Asset Regulations, or if such Member in good faith believes is necessary or advisable in order to avoid a Plan Violation under ERISA. Without limiting the foregoing, on or before thirty
(30) days prior to the end of the "annual valuation period" of the Company as defined in the Plan Asset Regulations (such date is referred to as the "Compliance Deadline") of each year during the term of this Agreement, in order to demonstrate compliance with the Plan Asset Regulations, the Managing Member shall deliver to the Members a certificate in the form attached as Exhibit C, for signature by both Members, together with such supplemental information as the Members may require, in order to establish that that the Company qualifies as a "real estate operating company" within the meaning of the Plan Asset Regulations, and together with, subject to the Approval of the Members, such supplemental covenants and guidelines (with respect to pending transactions and/or any guidelines for the release of funds then held by CP Venture to the Company) as the Members may reasonably require in order to confirm that the Company continues to qualify as a "real estate operating company" within the meaning of the Plan Asset Regulations. Each Member agrees to discuss with the other Member any decision regarding such status prior to taking or requesting any such action. The Members agree to discuss with each other any proposed decision regarding such status and upon the request of a Member the Company shall obtain an opinion of counsel reasonably satisfactory to the Members that failure to take such actions reasonably could be expected to adversely affect such status prior to taking or requesting such action. In the event such an opinion is provided, the Managing Member shall take any appropriate action, while using its good faith efforts to avoid taking any action that is adverse to any Member. In the event of any dispute between the Members regarding any decision regarding the status of the Company as a "real estate operating company" under the Plan Asset Regulations or compliance with ERISA as set forth in this Section 6.11 which involves action which affects CPI's "REIT" status as referenced in Section 6.10, the Members shall meet with each other and their respective counsel in order to determine the nature of any issues relating to such dispute and determination, and in order to develop a plan for compliance which shall be mutually agreeable to each Member.

         Section 6.12 Liability of a Member for Conduct.
         -----------------------------------------------

         No Member (nor any director, shareholder, member, officer or employee of such Member, direct or indirect) shall be personally liable or personally accountable to the Company or to any of the Members, in damages or otherwise, for any error of judgment, for any mistake of fact or of law, or for any other act or thing which it may do or refrain from doing in connection with the business and affairs of the Company, except for claims and damages resulting from fraud, willful misconduct, bad faith, gross negligence or material breach of this Agreement.

         Section 6.13  Indemnity.
         ------------------------

         The Company (to the extent of its assets) does hereby agree to indemnify and to hold each Member and each member of the Members harmless from any loss, expense, or damage (including reasonable attorneys' fees and court costs) suffered by such Member by reason of anything the Company may do or refrain from doing or such Member may do or refrain from doing hereafter for and on behalf of the Company and in furtherance of its interests or by reason of such Member's status as a Member of the Company; provided, however, that the Company shall not indemnify such Member for any loss, expense, or damage which such Member may suffer as a result of any act or omission of such Member for which such Member would be liable under Section 6.12 hereinabove.


                                    ARTICLE 7

             COMPENSATION; REIMBURSEMENTS; CONTRACTS WITH AFFILIATES
             -------------------------------------------------------

               7.1.1 Compensation. Except as may be expressly provided for in this Agreement, including without limitation, Sections 6.8, 6.9 and 7.2, or in another written agreement Approved by the Members, no payment will be made by the Company to either Member for the services of such Member or any member, shareholder, director or employee, or Affiliate of such Member.

               7.1.2 Reimbursements. Subject to the provisions of this Agreement, each of the Members shall be reimbursed promptly by the Company for all reasonable out-of-pocket costs and expenses incurred by each in connection with the performance of its respective duties to the Company during the Term.

         Section 7.2      No Contracts with Affiliates.
         ----------------------------------------------

         Except as provided in this Section 7.2 and Sections 6.8 and 6.9, neither Member shall enter into any agreement or other arrangement for the furnishing to or by the Company of goods or services with any Person who is an Affiliate of the Managing Member unless such agreement or arrangement has been approved by the other Member after the nature of the relationship or affiliation has been disclosed. If an Affiliate of a Member is in the business of providing services of a kind needed by the Member, such Affiliate will have the right to provide those services to the Company at market terms and conditions approved by both Members. Notwithstanding anything to the contrary in this Section 7.2 or
Section 7.1.1 nothing herein shall prevent or limit the right of the Company to engage CPI or any CPI Affiliate to provide development, property management, leasing or administrative services to the Company or to any Project or other asset of the Company, and to be compensated for such services at reasonable market rates. Further, the Company may at any time enter into a partnership, limited liability company or other joint venture with CPI or any CPI Affiliate, provided that the relative interests of the Company and CPI (and/or the CPI Affiliate) in such venture are based upon the relative fair market values of their respective capital contributions to the venture.





                                    ARTICLE 8

                         TRANSFER AND SALE RESTRICTIONS
                         ------------------------------

         Section 8.1  General.
         ---------------------

               8.1.1 Required Consents. Except as expressly permitted in this Agreement, neither Member shall directly or indirectly sell, assign, transfer, mortgage, convey, charge or otherwise encumber or contract to do or permit any of the foregoing, whether voluntarily or by operation of law (herein sometimes collectively called a "Transfer"), or suffer any Affiliate or other third party to Transfer, any part or all of its Units or its share of capital, profits, losses, allocations or distributions hereunder without the express prior written consent of the other Members, which consent may be withheld for any or no reason whatsoever. Any attempt to Transfer in violation of this Article 8 shall be null and void. The giving of consent in any one or more instances of Transfer shall not limit or waive the need for such consent in any other or subsequent instances.

               8.1.2 Indirect Transfers. In order to effectuate the purpose of this Section 8.1, each Member agrees that to the extent it desires that its Units in the Company be at any time held by any other Person, such Member will Transfer its Units, or part thereof, to such Person only through a direct Transfer in the manner contemplated in this Article 8, and that, except as expressly authorized in Section 8.2, no Transfer or other disposition of any stock, partnership or other beneficial interest in any Member or other such Person which holds any part of a Unit will be effected, directly or indirectly, unless Approved by the Members, provided that (i) an initial issuance of shares in an underwritten public offering, (ii) transactions involving contributions of cash into, and withdrawals from, a Pension Investor, (iii) transactions involving transfers of beneficial interest in a Pension Investor or Prudential, and (iv) transactions in or transfers of shares of any Member whose shares are publicly traded shall be permitted and will not be deemed to violate the provisions of this Article 8. The Members acknowledge that none of their Units are now held by any other Person and agree that any subsequent Transfer of any of its Units to a Person which it desires to make shall, except as expressly authorized in Section 8.2, require the express, prior written consent of the other Member.

         Section 8.2       Permitted Transfers by the Members.
         -----------------------------------------------------

               8.2.1 Transfers by Prudential. Without the consent of CP Venture, Prudential may from time to time Transfer its Investor Units or its Additional Capital Units in whole or in part (a) to a Prudential Affiliate, (b) from a Prudential Affiliate to another Prudential Affiliate, or (c) to CP Venture or to CPI or a CPI Affiliate upon exercise of the "Prudential Redemption Rights", the "Prudential Put" or the "CPI Redemption Rights" described in Sections 8.3.5,
8.3.6 and 8.5 of the CP Venture Operating Agreement. Any Transfer pursuant to this Section 8.2.1, other than a transfer to CPI or to CP Venture, shall not relieve Prudential of its obligations under this Agreement.

               8.2.2 Transfers by CP Venture. Without the consent of Prudential, CP Venture may from time to time Transfer its Investor Units, its Developer Units or its Additional Capital Units in whole or in part to CPI or a CPI Affiliate upon liquidation of CP Venture, upon exercise of the "CPI Redemption Rights," the "Prudential Redemption Rights" and the "Prudential Put" as described in Section 8.3.5, 8.3.6 and 8.5 of the CP Venture Operating Agreement or upon exercise of the rights granted under Section 8.8 of the CP Venture Operating Agreement. Any Transfer pursuant to this Section 8.2.2, other than a transfer to CPI or a CPI Affiliate, shall not relieve CP Venture of its obligations under this Agreement.

               8.2.3       Agreements with Transferees.
               ----------------------------------------

                  (a) If pursuant to the provisions of this Section 8.2, any Member (the "Transferor") shall purport to make a Transfer of any of its Units to any Person ("Transferee"), no such Transfer shall entitle the Transferee to any benefits or rights hereunder until:

                            (i) the  Transferee  agrees in writing to assume and
               be bound by all the obligations of the Transferor and be subject to all the restrictions to which the Transferor is subject under the terms of this Agreement and any agreements with respect to any Project to which the Transferor is then subject or is then required to be a party; and

                            (ii) except with  respect to Transfers to CPI or any
               CPI Affiliate, the Transferor and Transferee enter into a written agreement with the other Member and the Company which provides
               (x) that the Transferor is irrevocably designated the proxy of the Transferee to exercise all voting and other approval rights appurtenant to the Units acquired by the Transferee, (y) that the Transferor shall remain liable for all obligations arising under this Agreement prior to, and shall be liable for all obligations arising under this Agreement and any agreements with respect to any Project to which the Transferor is then subject or is then required to be a party from and after, such Transfer in respect of the Units so transferred; and (z) that the Transferee shall indemnify the Members from and against all claims, losses, liabilities, damages, costs and expenses (including reasonable attorneys' fees and court costs) which may arise as a result of any breach by the Transferee of its obligations hereunder; and

                           (iii) the  Transferee of such transfer  complies with
               ERISA to the satisfaction of the Members

                  (b)  No   Transferee  of  any  Unit  shall  make  any  further
         disposition except in accordance with the terms and conditions hereof.

                  (c) All costs and expenses incurred by the Company, or the non-transferring Member, in connection with any Transfer of a Unit, including any filing or recording costs and the fees and disbursements of counsel, shall be paid by the Transferor.

               8.2.4  Right of First Offer.

         The Members hereby agree and consent to the transfers of interests in the Company contemplated by and made in accordance with Section 8.5 of the CP Venture Operating Agreement.

         Section 8.3  Restraining Order.
         -------------------------------

         If either Member shall at any time Transfer or attempt to Transfer any of its Units in violation of the provisions of this Agreement and any rights hereby granted, then the other Member shall, in addition to all rights and remedies at law and in equity, be entitled to a decree or order restraining and enjoining such Transfer and the offending Member shall not plead in defense thereto that there would be an adequate remedy at law; it being hereby expressly acknowledged and agreed that damages at law will be an inadequate remedy for a breach or threatened breach of the violation of the provisions concerning Transfer set forth in this Agreement.

                                    ARTICLE 9

                             DEFAULT AND DISSOLUTION
                             -----------------------

         Section 9.1  Events of Default.
         -------------------------------


               9.1.1 Definitions and Cure Periods. The occurrence of any of the following events shall constitute an event of default ("Event of Default") hereunder on the part of the Member with respect to whom such event occurs ("Defaulter") if within thirty (30) calendar days following notice of any non-monetary default and if within five (5) calendar days following notice of the non-payment of monies, the Defaulter fails to pay such monies, or in the case of non-monetary defaults which can be cured, fails to commence substantial efforts to cure such default or, having commenced to cure, thereafter fails within a reasonable time to prosecute to completion with diligence and continuity the curing of such default; provided, however, that the occurrence of any of the events described in subparagraphs (c)-(j) and (l) below shall constitute an Event of Default immediately upon such occurrence without any requirement of notice or passage of time except as specifically set forth in any such subparagraph:

                  (a) the failure by a Member to make any capital contribution as required pursuant to the provisions of Article 3;

                  (b) the violation by a Member of any of the restrictions set forth in Article 8 of this Agreement upon the right of a Member to Transfer its Units;

                  (c) institution by a Member of proceedings of any nature under any Laws of the United States or of any state, whether now existing or subsequently enacted or amended, for the relief of debtors wherein such Member is seeking relief as a debtor;

                  (d) a general assignment by a Member for the benefit of creditors;

                  (e) the institution by a Member of a case or other proceeding under any section or chapter of the Federal Bankruptcy Code as now existing or hereafter amended or becoming effective;

                  (f) the institution against a Member of a case or other proceeding under any section or chapter of the Federal Bankruptcy Code as now existing or hereafter amended or becoming effective, which proceeding is not dismissed, stayed or discharged within a period of sixty (60) calendar days after the filing thereof or if stayed, which stay is thereafter lifted without a contemporaneous discharge or dismissal of such proceeding;

                  (g) a proposed plan of arrangement or other action by a Member's creditors taken as a result of a general meeting of the creditors of such Member;

                  (h) the appointment of a receiver, custodian, trustee or like officer, to take possession of assets having a value in excess of $100,000 of a Member if the pendency of said receivership would reasonably tend to have a materially adverse effect upon the performance by said Member of its obligations under this Agreement, which receivership remains undischarged for a period of ninety (90) calendar days from the date of its imposition;

                  (i) admission by a Member in writing of its inability to pay its debts as they mature;

                  (j) attachment, execution or other judicial seizure of all or any substantial part of a Member's assets or of a Member's Units, or any part thereof, such attachment, execution or seizure being with respect to an amount not less than $100,000 and remaining undismissed or undischarged for a period of fifteen (15) calendar days after the levy thereof, if the occurrence of such attachment, execution or other judicial seizure would reasonably tend to have a materially adverse effect upon the performance by said Member of its obligations under this Agreement; provided, however, that said attachment, execution or seizure shall not constitute an Event of Default hereunder if said Member posts a bond sufficient to fully satisfy the amount of such claim or judgment within fifteen (15) calendar days after the levy thereof and the Member's assets are thereby released from the lien of such attachment;

                  (k) material default in the performance of or failure to comply with any other material agreements, obligations or undertakings of a Member herein contained;

                  (l)      fraud committed by a Member; and

                  (m) material breach of fiduciary duty or a material misrepresentation (other than a misrepresentation by a Member which would constitute a breach under the Contribution Agreement) by a Member.

In determining what is "material" under this Agreement the standard of materiality and "Materiality Threshold" under the Contribution Agreement shall not be of any relevance.

               9.1.2 Act of Insolvency. The occurrence of any events described in subparagraphs (c)-(j) of Section 9.1.1 shall also constitute an "Act of Insolvency," as said term is used in this Agreement.

         Section 9.2  Causes of Dissolution and Termination.
         ---------------------------------------------------

         Except as set forth in this Article 9 and Article 8, neither Member shall have the right and each Member hereby agrees not to withdraw from the Company, nor to dissolve, terminate or liquidate, or to petition a court for the dissolution, termination or liquidation of the Company, except as provided in this Agreement, and neither Member at any time shall have the right to petition or to take any action to subject the Company's assets or any part thereof, including any Project, or any part thereof, to the authority of any court of bankruptcy, insolvency, receivership or similar proceeding. The Company shall be dissolved and terminated only upon the earlier occurrence of any of the following dates or events:

               (a) December 31, 2028 or such later date as Approved by the Members;

               (b) a dissolution of the Company is Approved by the Members; or

               (c) the sale or other disposition (exclusive of an exchange for other real property or the granting of a lien or security interest in any Project) by the Company of all or substantially all of the Projects and other assets of the Company.

         Section 9.3  Remedies.
         ----------------------

         Upon the occurrence of an Event of Default, the non-defaulting Member shall be entitled to exercise all rights and remedies available at law and equity. Further, the non-defaulting Member shall be entitled to recover on its own behalf and on behalf of the Company in enforcing the rights and remedies against the Defaulter reasonable attorneys fees and costs incurred in connection therewith.

         Section 9.4  Procedure in Dissolution and Liquidation.
         ------------------------------------------------------

               9.4.1  Winding Up. Upon  dissolution  of the Company  pursuant to
Section 9.2 hereof, the Company shall immediately commence to wind up its affairs and the Members shall proceed with reasonable promptness to liquidate the business of the Company and (at least to the extent necessary to pay any debts and liabilities of the Company) to convert the Company's assets into cash. A reasonable time shall be allowed for the orderly liquidation of the business and assets of the Company in order to reduce any risk of loss that might otherwise be attendant upon such a liquidation.

               9.4.2 Management Rights During Winding Up. During the period of the winding up of the affairs of the Company, the Managing Member shall manage the Company and shall make with due diligence and in good faith all decisions relating to the conduct of any business or operations during the winding up period and to the sale or other disposition of Company assets. Each Member hereby waives any claims it may have against the other that may arise out of the management of the Company by the other, pursuant to this Section 9.4.2, except to the extent provided in Section 6.12 so long as such other Member and its representatives act in good faith.

               9.4.3 Work in Progress. If the Company is dissolved for any reason while there is development or construction work in progress, winding up of the affairs and termination of the business of the Company may include completion of the work in progress to the extent the Managing Member may determine the same to be necessary to permit a sale or other disposition of any Project or asset which is most beneficial to the Members.

               9.4.4 Distributions in Liquidation. The assets of Company shall be applied or distributed in liquidation in the following manner and in the following order of priority:

               (a) First, in payment of debts and obligations of the Company owed to third parties, which shall include either Member as the holder of any secured loan, and to the expenses of liquidation in the order of priority as provided by law; then

               (b) Second, to the setting up of any reserves for a period of up to twelve (12) months which the Managing Member may deem necessary for any contingent or unforeseen liabilities or obligations of the Company; then

               (c) Third, in payment of any unsecured debts or obligations of the Company to either Member or an Affiliate thereof, and then

               (d) Fourth, to the Members pro rata in proportion to the positive balances in their respective Capital Accounts (after such Capital Accounts have been adjusted to reflect any Net Profit or Net Loss, or items of income gain or loss thereof, to be allocated to the Members in connection with the dissolution and liquidation of the Company pursuant to Article 4 hereof, applied as if all the assets of the Company were sold at Fair Market Value and the proceeds thereof were distributed in accordance with Section 4.10, as modified by Section 9.4.6.

         Losses attributable to the expenditure of funds held under the reserve in Section 9.4.4(b) shall be allocated to each Member to the extent such expenditure will reduce the amount of cash eventually distributed to each Member.

                  9.4.5 Non-Cash Assets. Subject to the Approval of the Members,
every reasonable effort shall be made to dispose of the assets of the Company so that the distribution may be made to the Members in cash. If at the time of the termination of the Company, the Company owns any assets in the form of work in progress, notes, deeds to secure debt or other non-cash assets, such assets, if any, shall be distributed in kind to the Members, in lieu of cash, proportionately to their right to receive the assets of the Company on an equitable basis reflecting the fair market value of the assets so distributed, which fair market value shall be determined by the Managing Member, as Approved by the Members (and if not so Approved, by appraisal in the manner described in
Section  9.7).  In the  alternative,  the  Members  may  cause  the  Company  to distribute some or all of its non-cash assets to the Members as tenants-in-common (or such other entity as the Members may select) subject to such terms, covenants and conditions as the Members may adopt. Each Member's Capital Account shall be charged or credited, as the case may be, as if each non-cash asset had been sold for cash at fair market value as described above and the net gain or loss recognized thereby had been allocated to and among the Members in accordance with Article 4 hereof (applied as if the proceeds had been distributed in accordance with Section 4.10.1, as modified by Section 9.4.6).

                  9.4.6. Allocation Upon Liquidation. For purposes of the hypothetical sale of assets and distribution described in Section 9.4.5 and for purposes of Section 9.4.4(d), Section 4.10.1 shall be treated as if subsections
(b), (c) and (d) thereof were deleted and the following were substituted in lieu thereof:

               "(b) Second, to the Investor Members, pro rata in proportion to their respective Investor Units, in an amount which would result in the Investor Members (and any successors and assigns to whom any Investor Units have been assigned pursuant to Article 8) having received an internal rate of return of 11.5% per annum on their investment in the Units, (w) using as their initial investments the amounts contributed with respect to such Units pursuant to Section 3.1, (x) with the amounts contributed under the immediately foregoing item "(w)" being treated as contributed at the times such amounts were in fact contributed by the Members, (y) taking into account all cash distributions and receipts received by them (or their successors or assigns) with respect to such Units including, without limitation, any amounts received prior to liquidating distributions, under Section 4.9(b), 4.9(e), 4.10.1(b), 4.10.1(c) and 4.10.1(g), as well as amounts paid with respect to the Investor Current Return by CP Venture from other sources, and (z) disregarding any changes in ownership of the Units, treating the investment as having commenced on the date of the first contribution to the Company by the Member with respect to such Units and ending on the date of the last distribution from the Company with respect to such Units.

               (c) Third, to the Developer Members, pro rata in proportion to their respective Developer Units, in an amount which would result in the Developer Members (and any successors and assigns to whom any Developer Units have been assigned pursuant to Article 8) having received an internal rate of return of 11.5% per annum on their investments in the Units, (x) using as their initial investments the amounts contributed with respect to such Units pursuant to Section 3.1,
         (y) taking into account all cash distributions and receipts received by them (or their successors or assigns) with respect to such Units including, without limitation, any amounts received prior to liquidating distributions, under Section 4.9(c), 4.9(e) (but excluding amounts otherwise distributable to the Investor Members but distributed to the Developer Members as Unreturned Developer Development Valuation Amount), Section 4.10.1(b), Section 4.10.1(d) and Section 4.10.1(g), but not any amounts received under Section 4.9(d), Section 4.9(e) (to the extent otherwise distributable to Investor Members but actually distributed to Developer Members as Unreturned Developer Development Valuation Amount), Section 4.10.1(e) or Section 4.10.1(f), and (z) disregarding any changes in ownership of the Units, treating the investment as having commenced on the Effective Date and ending on the date of the last distribution from the Company with respect to such Units.

               (d)[Intentionally Omitted]"

         Section 9.5  Disposition of Documents and Records.
         --------------------------------------------------

         All Documents of the Company shall be retained by a party mutually acceptable to the Members upon termination of the Company for a period of not less than three (3) years following the filing of the Company's final federal income tax return with the Internal Revenue Service. The costs and expenses of personnel and storage costs associated therewith shall be shared by the Members pro rata, based upon respective Units owned. The Documents shall be available during normal business hours to all Members for inspection and copying at such Member's cost and expense. If either Member for any reason ceases as provided herein to be a Member at any time prior to termination of the Company ("Non-Surviving Member"), and the Company is continued without the Non-Surviving Member, the other Member ("Surviving Member") agrees that the Documents of the Company up to the date of the termination of the Non-Surviving Member's interest shall be maintained by the Surviving Member, its successors and assigns, for a period of not less than three (3) years following the filing of the federal income tax return with the Internal Revenue Service for the last period during which allocations of Company Net Profit or Loss are made to such Member; provided, however, that if there is an Internal Revenue Service examination or audit, or notice thereof, which requires access to the Documents, the Documents shall be retained until the examination or audit is completed and any tax liability finally determined, and provided, further, the Non-Surviving Member shall reimburse the Surviving Member for its pro rata share of personnel and storage costs associated herewith. The Documents shall be available for inspection, examination and copying by the Non-Surviving Member or its representatives upon reasonable notice in the same manner as herein provided during said three (3) year period.

         Section 9.6  Date of Termination.
         ---------------------------------

         The Company shall be terminated when its cash and other assets have been applied and distributed in accordance with the provisions of Section 9.4.4. The establishment of any reserves in accordance with the provisions of Section
9.4.4 shall not have the effect of extending the Term of the Company, but any unexpended reserve amount shall be distributed in the order and priority provided in such Section upon expiration of the period of such reserves.

         Section 9.7  Fair Market Value.
         -------------------------------

         (a) Whenever this Agreement provides that the Company's assets shall be valued at Fair Market Value, the value of such assets shall be determined as follows. The parties shall first attempt to agree upon such Fair Market Value, and if the Fair Market Value is not Approved by the Members within thirty (30) days, then either Member may require by written notice to the other Member that each Member obtain and deliver to the other Member an appraisal of the Fair Market Value prepared by an MAI appraiser, investment banker, or other Person who shall have substantial experience in valuing commercial real estate and interests therein within thirty (30) days after such written request.
Thereafter, if within thirty (30) days after the receipt of each Member's appraisal the Fair Market Value has not been Approved by the Members, the Fair Market Value shall be determined as set forth in this Section 9.7. The "Fair Market Value" of the Company or all of its assets shall mean the cash price which a purchaser would pay on the effective date of the appraisal for all such assets in excess of the liabilities of the Company, such valuation to be made on the assumption that such assets are subject to any applicable agreements relating to such assets including leases and development, management and service agreements, then in effect (and each Member shall provide to the other Member all such information in the possession or control of such Member or the Company, including copies of all such documentation, with respect to such matters as the other Member may reasonably request). The "Fair Market Value" of an interest in the Company shall mean the amount which would be distributed by the Company to the Member holding such interest pursuant to Section 9.4 were the Company dissolved, liquidated and terminated as of the effective date of the determination based upon the Fair Market Value of the Company, using such appraised Fair Market Value of the Company as the amount available for distribution under said Section 9.4.

         (b) If the Members are unable to mutually agree upon the Fair Market Value within thirty (30) calendar days after the expiration of the time periods set forth in Section 9.7(a), such value shall be settled by arbitration in Atlanta, Georgia in accordance with the Real Estate Valuation Arbitration Rules of the American Arbitration Association. The arbitration shall be conducted by a single arbitrator who shall be mutually selected by the Members and who shall be an MAI appraiser, investment banker, or other Person who shall have substantial experience in valuing commercial real estate and interests therein. Each Member shall be required as part of the arbitration of Fair Market Value to present its proposed Fair Market Value to the arbitrator, who, in making his decision, shall be required to select that proposal which is the closest to the arbitrator's view of Fair Market Value. If the Members are unable to agree upon an arbitrator within 30 days of notice by either party to the other, then at the written request of either party, the Members shall each select one arbitrator within 30 days of receipt of such request, and the two arbitrators so selected shall appoint the arbitrator to make the determination under this Section 9.7(b) within thirty (30) calendar days after so being appointed. In the event a party fails to appoint its arbitrator in accordance with the preceding sentence, the arbitrator appointed by the other party shall be the arbitrator for purposes of settling the dispute which is the subject of such arbitration. The determination by the arbitrator shall be final and binding on the Members and may be entered in any court having jurisdiction thereof. All fees and expenses of the arbitrators and all other expenses of the arbitration shall be paid by the party whose proposed Fair Market Value was not selected in such arbitration.


                                   ARTICLE 10

                               GENERAL PROVISIONS
                               ------------------

         Section 10.1  Notices.
         ----------------------

         Any notice, consent, approval, or other communication which is provided for or required by this Agreement must be in writing and may be delivered in person to any party or may be sent by Federal Express, UPS or other reputable national courier service regularly providing evidence of delivery. Any such notice or other written communications shall be deemed received by the party to whom it is sent (i) in the case of personal delivery, on the date of delivery to the party to whom such notice is addressed as evidenced by a written receipt signed on behalf of such party and (ii) in the case of courier delivery, the date receipt is acknowledged by the party to whom such notice is addressed as evidenced by a written receipt signed on behalf of such party. For purposes of notices, the addresses of the parties hereto shall be as follows, which addresses may be changed at any time by written notice given in accordance with this provision:

If to Prudential:                        The Prudential Insurance Company of
----------------                         America
                                         Two Ravinia Drive, Suite 1400
                                         Atlanta, Georgia  30346-2110
                                         Attention:  Managing Director, T
                                         ransactions (Dale H. Taysom)

      With a copy to:                    The Prudential Insurance Company of
      --------------                     America
                                         Two Ravinia Drive, Suite 1400
                                         Atlanta, Georgia  30346-2110
                                         Attention: Principal, Asset Management
                                         (Charles Miller)

      With a copy to:                    The Prudential Insurance Company of
      --------------                     America
                                         PAMG-RE Law Department
                                         Arbor Circle South, 8 Campus Drive,
                                         4th Floor
                                         Parsippany, New Jersey  07054-4493
                                         Attention:  Assistant General Counsel
                                         (Ellen Towey Kendall, Esq.)

      With a copy to:                    Alston & Bird LLP
      --------------                     One Atlantic Center
                                         1201 West Peachtree Street
                                         Atlanta, Georgia  30309-3424
                                         Attention:  Albert E. Bender, Jr.

If to CP Venture LLC:                    c/o Cousins Properties Incorporated
--------------------                     2500 Windy Ridge Parkway
                                         Suite 1600
                                         Atlanta, Georgia  30339-5683
                                         Attention:  Corporate Secretary

      With a copy to:                    Troutman Sanders LLP
      ---------------                    NationsBank Plaza
                                         600 Peachtree Street N.E.
                                         Suite 5200
                                         Atlanta, Georgia  30308-2216
                                         Attention:  Richard H. Brody


Failure of, or delay in delivery of any copy of a notice or other written communication shall not impair the effectiveness of such notice or written communication given to any party to this Agreement as specified herein.

         Section 10.2  Entire Agreement.
         -------------------------------

         This Agreement (including all Exhibits referred to herein and attached hereto, which Exhibits are part of this Agreement for all purposes), the CP Venture Operating Agreement and the Contribution Agreement and all other written agreements contemporaneously entered into by and among the Members and CPI contain the entire understanding between the Members and supersedes any prior understanding and agreements between them respecting the within subject matter. There are no representations, agreements, arrangements or understandings, oral or written, between the Members relating to the subject of this Agreement which are not fully expressed in the foregoing agreements.

         Section 10.3  Severability.
         ---------------------------

         This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable Laws of the state of Delaware. If any provision of this Agreement, or the application thereof to any person or circumstances shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law; provided, however, that the above-described invalidity or unenforceability does not diminish in any material respect the ability of the Members to achieve the purposes for which this Company was formed.

         Section 10.4  Successors and Assigns.
         -------------------------------------

         Subject to the restrictions on Transfer set forth in Article 8, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

         Section 10.5  Counterparts.
         ---------------------------

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

         Section 10.6  Additional Documents and Acts.
         --------------------------------------------

         In connection with this Agreement, as well as all transactions contemplated by this Agreement, each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement, and all such transactions.

         Section 10.7  Interpretation.
         -----------------------------

         This Agreement and the rights and obligations of the respective parties hereunder shall be governed by and interpreted and enforced in accordance with the Laws of the State of Delaware.

         Section 10.8  Terms.
         --------------------

         Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular, and plural, as the identity of the person or persons, firm or corporation may in the context require. Any reference to the Code or Laws shall include all amendments, modifications, or replacements of the specific sections and provisions concerned.

         Section 10.9  Amendment.
         ------------------------

         This Agreement may not be amended, altered or modified except by instrument in writing and signed by all of the Members.

         Section 10.10 References to this Agreement.
         -------------------------------------------

         Numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated. The words "herein," "hereof," "hereunder," "hereby," "this Agreement" and other similar references shall be construed to mean and include this Agreement and all amendments thereof and Exhibits thereto unless the context shall clearly indicate or require otherwise.

         Section 10.11  Headings.
         ------------------------

         All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.


         Section 10.12  No Third Party Beneficiary.
         ------------------------------------------

         This Agreement is made solely and specifically between and for the benefit of the parties hereto, and their respective members, successors and assigns subject to the express provisions hereof relating to successors and assigns, and no other Person whatsoever shall have any rights, interest, or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

         Section 10.13  No Waiver.
         -------------------------

         No consent or waiver, either expressed or implied, by any Member to or of any breach or default by any other Member in the performance by such other Member of the obligations thereof under this Agreement shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Member of the same or any other obligations of such other Member under this Agreement. Failure on the part of any Member to complain of any act or failure to act of any other Member, failure on the part of any complaining Member to continue to complain or to pursue complaints with respect to any act or failure to act of any other Member, or failure on the part of any Member to declare any other Member in default, irrespective of how long such failure continues, shall not constitute a waiver by such Member of the rights and remedies thereof under this Agreement or otherwise at law or in equity.

         Section 10.14  Time of Essence.
         -------------------------------

         Time is of the essence of this Agreement.



         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized corporate offices, each on the day and year first above written.

                                   CP VENTURE:
                                   ----------
                                   CP VENTURE LLC


                                   By: COUSINS PROPERTIES INCORPORATED,
                                       as manager

                                   By:  _______________________________
                                   Title:   Senior Vice President




                                            [CORPORATE SEAL]


                                   PRUDENTIAL:
                                   ----------
                                   THE PRUDENTIAL INSURANCE COMPANY
                                       OF AMERICA


                                   By:  _______________________________
                                   Title: _____________________________




                                             [CORPORATE SEAL]

                                                                   Exhibit 10.4


                      CONTRIBUTION AND FORMATION AGREEMENT
                      ------------------------------------



                                 by and between


                         Cousins Properties Incorporated


                                       and


                   The Prudential Insurance Company of America




                                November 12, 1998


         Property                                     Location
         --------                                     --------

 First Union Tower                             Greensboro, North Carolina
 100-200 North Point Center East               Alpharetta, Georgia
 Grandview II                                  Birmingham, Alabama
 Presbyterian Medical Plaza                    Charlotte, North Carolina
 North Point MarketCenter                      Alpharetta, Georgia
 Greenbrier MarketCenter                       Chesapeake, Virginia
 Los Altos MarketCenter                        Long Beach, California
 Mansell Crossing II                           Alpharetta, Georgia

                                TABLE OF CONTENTS
                                -----------------

1.       Definitions.........................................................2

2.       Formation and Transfer Documentation...............................17

         2.1      Closing Date..............................................17

                  A.       Venture Two Formation............................18

                  B.       Venture Two Conveyance...........................18

                  C.       Venture Formation................................18

                  D.       Venture Three Formation..........................18

                  E.       Venture Two Modification and Restatement.........18

                  F.       Contribution by Cousins; Obligations
                           Unconditional....................................19

         2.2      Closing Proration Date....................................19

                  A.       Formation Closing Statement......................19

                  B.       Investment by Prudential.........................19

3.       Prudential Investment..............................................19

         3.1      Obligations of Prudential Unconditional...................19

         3.2      Initial Prudential Investment.............................20

         3.3      Remainder of Prudential Investment........................20

4.       Prudential's Due Diligence and Inspections.........................20

         4.1      Delivery and Review of Property Documents.................20

         4.2      Title and Survey Results..................................20

         4.3      Disclaimer of Warranties..................................21

         4.4      As-Is Contribution........................................22

5.       Conditions to Closing..............................................22

         5.1      Of Prudential.............................................22

                  A.       Accuracy of Representations; No Default..........22

                  B.       Environmental Condition..........................22

                  C.       ERISA............................................23

                  D.       Title Updates....................................23

                  E.       Approval by Prudential's Investment Committees...23

         5.2      Of Cousins................................................24

                  A.       Accuracy of Representations; No Default..........24

                  B.       ERISA............................................24

                  C.       Title Updates....................................24

6.       Closing............................................................24

7.       Prorations, Credits and Closing Costs..............................25

         7.1      Proration Items...........................................25

                  A.       Real Estate Taxes and Assessments................25

                  B.       Rents............................................26

                  C.       Security Deposits/Advance Rent...................27

                  D.       Utility Expenses and Payments; Existence of
                           Consolidated Utility Contract....................27

                  E.       Utility Deposits.................................27

                  F.       Service Contract Payments........................28

                  G.       Lease-Up Costs and Commissions...................28

                  H.       Ground Rent......................................28

                  I.       New Lease Expenses...............................28

                  I.       Other Adjustments................................28

                  K.       100/200 Repairs..................................29

                  L.       Costs and Liabilities Related to Certain
                           Representation Exceptions........................29

                  M.       Post Closing Documents...........................30

         7.2      Proration Closing Statement and Schedules.................31

         7.3      Reproration after Closing Proration Date..................31

         7.4      Cousins'Closing Costs.....................................31

         7.5      Prudential's Closing Costs................................31

8.       Conveyances and Deliveries at Closing..............................32

         8.1      Contribution Conveyance Agreements........................32

                  A.       Deed.............................................32

                  B.       Bill of Sale.....................................32

                  C.       Assignment of Leases.............................32

                  D.       Assignment of Service Contracts, Warranties
                           and Other Interests..............................32

                  E.       Assignment of Ground Lease.......................33

                  F.       Notices of Assignment and Assumption.............33

                  G.       Transfer of Permits and Approvals................33

                  H.       Transfer Tax Declaration.........................33

                  I.       Other Instruments................................33

         8.2      Cousins'Other Deliveries..................................33

                  A.       Ground Lease Estoppel............................33

                  B.       Lease Estoppels..................................34

                  C.       Delivery of Keys and Property Documents..........34

                  D.       Termination of Management Agreement and
                           Leasing Agreement................................34

                  E.       Affidavit of Title...............................34

                  F.       Non-Imputation Affidavit and Endorsement.........35

                  G.       Evidence of Authority............................35

                  H.       Loan Assumption Documents........................35

                  I.       Existing Lender Estoppels........................35

                  J.       Reaffirmation....................................35

                  K.       Intentionally Omitted............................36

                  L.       Formation Closing Statement......................36

                  M.       Opinion of Cousins'Counsel.......................36

                  N.       Non-Foreign Affidavit............................36

                  O.       Georgia Residency Certificate....................36

                  P.       Opinion of ERISA Counsel.........................36

                  Q.       Management and Leasing Agreement.................36

                  R.       Landlord Estoppels...............................36

                  S.       Service Contract, Warranty and Title Estoppels...37

                  T.       Master Lease.....................................37

                  U.       Environmental Indemnity Agreement................37

                  V.       Other Instruments................................37

         8.3      Prudential's Deliveries...................................37

                  A.       Formation Closing Statement......................37

                  B.       Evidence Of Authority............................37

                  C.       Reaffirmation....................................37

                  D.       Intentionally Omitted............................37

                  E.       Opinion of Prudential's Counsel..................37

                  F.       Other Instruments................................38

         8.4      Venture Two's Deliveries..................................38

                  A.       Assignment of Leases.............................38

                  B.       Assignment of Service Contracts, Warranties
                           and Other Interests..............................38

                  C.       Ground Lease Assignment..........................38

                  D.       Loan Assumption Documents........................38

                  E.       Management and Leasing Agreement.................38

9.       Representations and Warranties.....................................38

         9.1      Cousins'Representations and Warranties....................38

                  A.       Space Leases.....................................38

                           (i)      Title...................................38

                           (ii)     Rent....................................39

                           (iii)    Rent Roll...............................39

                           (iv)     Space Lease Defaults....................39

                           (v)      Guarantees of Space Leases..............39

                           (vi)     Copies of Space Leases and Commission
                                    Agreements..............................39

                           (vii)    No Lease Offsets........................39

                           (viii)   Space Tenant Status.....................40

                           (ix)     Leasing Commissions.....................40

                  B.       Organization, Power and Authority................40

                  C.       No Other Leases or Occupancies...................40

                  D.       No Undisclosed Contracts.........................41

                  E.       Defaults under Service Contracts.................41

                  F.       Accuracy of Operating Statements.................41

                  G.       No Violation of Land Use Requirements............41

                  H.       Environmental Matters............................41

                           (i)      Existing Reports........................42

                           (ii)     No Known Litigation or Violation........42

                           (iii)    Uses....................................42

                           (iv)     No Asbestos; No PCBs....................42

                  I.       Condemnation Proceedings.........................42

                  J.       Litigation Proceedings...........................42

                  K.       Bankruptcy.......................................42

                  L.       Trade Name.......................................43

                  M.       ERISA............................................43

                  N.       Ground Lease.....................................43

                  O.       Existing Indebtedness............................44

                  P.       Building Systems Hardware and Software...........44

                  Q.       Plans and Specifications and Soils Reports.......44

                  R.       Assessments......................................44

                  S.       Insurance Violations.............................45

                  T.       Knowledgeable Parties............................45

         9.2      Modifications, Reaffirmation at Closing...................45

         9.3      Survival..................................................45

         9.4      Remedies Prior To Closing.................................45

         9.5      Cousins'Representations Deemed Modified...................45

         9.6      Cousins'Representations and Warranties....................46

                  A.       Organization, Power and Authority................46

                  B.       No Bankruptcy....................................46

                  C.       ERISA............................................46

                  D.       Litigation Proceedings...........................47

                  E.       Modifications; Reaffirmation at Closing..........47

                  F.       Survival.........................................47

10.      Cousins'Covenants..................................................47

         10.1     No Alteration of Title....................................47

         10.2     Standard of Operation and Maintenance.....................48

         10.3     New Space Leases and Modifications to Existing
                  Space Leases..............................................48

         10.4     Service Contracts.........................................48

         10.5     Representations and Warranties............................49

         10.6     More Greenbrier Land......................................49

11.      Notices............................................................49

12.      Casualty and Condemnation..........................................50

         12.1     Casualty..................................................51

         12.2     Condemnation..............................................51

13.      Brokers............................................................51

14.      Default and Remedies...............................................51

         14.1     Default Prior To Closing..................................51

         14.2     Cure Periods for Default Subsequent to Closing............51

         14.3     Default by Cousins or Prudential Subsequent to
                  Closing; Liability and Limitation of Liability............52
15.      General Provisions.................................................54

         15.1     Execution Necessary.......................................54

         15.2     Counterparts..............................................54

         15.3     Successors and Assigns....................................54

         15.4     Entire Agreement..........................................54

         15.5     Time is of the Essence....................................54

         15.6     Governing Law.............................................54

         15.7     Survival..................................................54

         15.8     Further Assurances........................................55

         15.9     Exclusive Application.....................................55

         15.10    Partial Invalidity........................................55

         15.11    Interpretation............................................55

         15.12    Waiver Rights.............................................55

         15.13    No Implied Waiver.........................................56

         15.14    Attorney's Fees...........................................56

         15.15    Exhibits and Schedules....................................56

         15.16    Confidentiality...........................................56

                              SCHEDULE OF EXHIBITS
                              --------------------


    EXHIBIT                  TITLE
    -------                  -----

       A.          Legal Description of Land
       B.          Space Leases
       C.          Existing Loan Documents
       D.          Ground Lease
       E.          Personal Property
       F.          Record Exceptions
       G.          Rent Roll
       H.          Representation Exceptions Schedule
       I.          Service Contracts
       J.          Commission Agreements
       K.          Tenant Estoppel Certificate Form
       L.          Initial Venture Two Agreement
       M.          Venture Agreement
       N.          Venture Three Agreement
       O.          Venture Two Agreement
       P.          Title Cure Items
       Q.          Warranty Deed
       R.          Bill of Sale
       S.          Assignment and Assumption of Leases
       T.          Assignment of Service Contracts and Other Interests
       U.          Assignment of Ground Lease
       V.          Notices of Transfer:
                   -1:  To Space Tenants
                   -2:  To Contract Parties
       W.          Ground Lease Estoppel
       X.          Affidavit of Title
       Y.          Non-Imputation Affidavit
       Z.          Loan Assumption Agreement
       AA.         Existing Lender Estoppel
       BB.         Reaffirmation of Representations
       CC.         100/200 North Point Center East Property Engineering Report
       DD.         Schedule of Operating Statements
       EE.         Schedule of Subleases
       FF.         Environmental Reports
       GG.         Building System Hardware and Software
       HH.         Schedule of Outstanding Lease-Up Costs and Commissions
       II.         Additional Adjustment Payment Details
       JJ.         Target Estoppel/Greenbrier MarketCenter
       KK.         Target Estoppel/North Point MarketCenter
       LL.         Additional Greenbrier MarketCenter Property
       MM.         First Union Environmental Indemnity
       NN.         Non-Foreign Affidavit
       OO.         Georgia Residency Certificate
       PP.         Cousins Estoppel Certificate
       QQ.         Master Lease (Best Buy Space)
       RR          Plans and Specifications
       SS          Soils Reports

                      CONTRIBUTION AND FORMATION AGREEMENT
                      ------------------------------------

         THIS CONTRIBUTION AND FORMATION AGREEMENT (this "Agreement") is made and entered into as of November 12, 1998, by and between Cousins Properties Incorporated, a Georgia corporation ("Cousins"), Cousins/Daniel, L.L.C., a Georgia limited liability company ("C/D") and Cousins MarketCenters, Inc., a Georgia corporation ("CMC"), as to the Properties owned by C/D and CMC as shown on Schedule A attached hereto and made a part hereof (C/D and CMC are referred to individually and collectively as the context may require as the "Other Owners"), and The Prudential Insurance Company of America, a New Jersey corporation ("Prudential").

                                R E C I T A L S:
                                ----------------

         WHEREAS, Cousins and the Other Owners are the owners of the respective Properties (as hereinafter defined) identified beside their respective names on Schedule A attached hereto and made a part hereof, and of the respective tracts or parcels of land more particularly described on Schedule A-1 through Schedule A-8 attached to and made a part of said Exhibit A (the "Land"); and

         WHEREAS, the Properties and the Assets (as hereinafter defined) owned by Cousins (or the applicable Other Owner) consist of office and retail properties located in Alpharetta, Georgia, Charlotte, North Carolina, Greensboro, North Carolina, Chesapeake, Virginia, Birmingham, Alabama and Long Beach, California; and,

         WHEREAS, Cousins has formed CP Venture Two LLC (the "Venture Two"), a Delaware limited liability company wholly owned by Cousins; and

         WHEREAS, Cousins desires to contribute the Assets to Venture Two upon the terms and conditions hereinafter set forth; and

         WHEREAS, Cousins and Prudential intend to form CP Venture LLC (the "Venture"), a to be formed Delaware limited liability company whose members shall be Cousins and Prudential; and

         WHEREAS, Cousins and Prudential desire to admit Venture as the majority owner of Venture Two, upon the terms and conditions hereinafter set forth; and

         WHEREAS, Cousins and Prudential intend to form CP Venture Three LLC (the "Venture Three"), a to be formed Delaware limited liability company whose members shall be Venture and Prudential, upon the terms and conditions hereinafter set forth; and

         WHEREAS, Prudential desires to invest monies in Venture and Venture Three upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, for and in consideration of the promises, covenants, representations and warranties hereinafter set forth, the sum of One Hundred Dollars ($100.00) and other good and valuable consideration in hand paid by Cousins to Prudential and by Prudential to Cousins upon the execution of this Agreement, the receipt and sufficiency of which are hereby acknowledged by each of Cousins and Prudential, Prudential and Cousins hereby agree as follows:

         1. Definitions. Wherever used in this Agreement, the following terms shall have the meanings set forth below:

         "Affiliate" shall mean, (a) as to Cousins, (i) a corporation, partnership, limited liability company, or other entity owned (in whole or in part) or controlled by Cousins, and (ii) a corporation, partnership, limited liability company, or other entity owning or controlling, or under common ownership or control with, Cousins, and (b) as to Prudential, (i) any investor (individually and collectively, the "Investor") with respect to which Prudential or Prudential Real Estate Advisors ("PREI") is acting as an advisor or representing in connection with this Transaction, (ii) any of the officers, members or partners of Prudential or an Investor, (iii) a corporation, partnership, limited liability company, individual or other entity owned (in whole or in part) or controlled by Prudential, the Investor or any of the officers, members or partners of Prudential or the Investor, (iv) a corporation, partnership, limited liability company, individual or other entity owning or controlling, or under common ownership or control with, Prudential, the Investor or any of such other officers, members or partners of Prudential or the Investor.

         "Agreement" shall mean this Contribution and Formation Agreement between Cousins and Prudential with respect to the Assets.

         "Alliance Management Agreement" shall mean, collectively, the Alliance Management Agreement and the Alliance Leasing Agreement to be executed by Cousins and Venture Two with respect to the Assets.

         "Approved New Lease" is defined in Paragraph 7.1 (I). There are no Approved New Leases which have been executed and delivered as of the date of this Agreement.

         "Approved New Tenant" shall mean a tenant under an Approved New Lease; collectively, all tenants under the Approved New Leases are referred to as the "Approved New Tenants".

         "Assets" shall mean all of the Properties in the aggregate, as described on Schedule A attached hereto and made a part hereof; the Assets shall include, with respect to each Property, the Real Property, the Improvements, the Space Leases, the Tenant Deposits, the Service Contracts, the Personal Property, and the Other Interests applicable to each such Property.

         "Building Systems" shall mean systems and facilities which are owned or leased by Cousins or the Other Owners, or pursuant to which Cousins or the Other Owners has an interest as a party to a Service Contract, and which are situated on the Land with respect to the Assets, including, but not limited to, elevators, security systems, HVAC, telephone facilities (including any cellular or digital facilities), cable or satellite television systems and broadcast facilities.

         "Business Day" shall mean Monday through Friday excluding holidays recognized by the state government of the State of Georgia.

         "Closing" shall mean the consummation and closing of the Transaction.

         "Closing Date" shall mean the date on which the Closing occurs, which shall be on or before the Closing Deadline.

         "Closing Deadline" shall mean the date hereof.

         "Closing Proration Date" shall mean November 13, 1998, as of 12:01AM.

         "Commissions" shall mean all leasing commissions, referral fees, payments and obligations to make payments to agents, leasing agents, leasing brokers or other parties under the Commission Agreements.

         "Commission Agreements" shall mean all obligations to pay all leasing commissions, referral fees, payments and obligations to make payments to agents, leasing agents, leasing brokers or other parties with respect to the Space Leases contained in a Space Lease or in the commission agreements described on Exhibit J hereof. Notwithstanding the foregoing, however, when the term
"Commission Agreements" is used by implication in connection with a single Property, the term "Commission Agreements" shall be a reference only to the Commission Agreements applicable to such Property.

         "Concession" shall mean any discount, concession, "free rent", payment, gift, allowance, promise, incentive, inducement or other agreement whereby any item or consideration of value (other than the right of occupancy of such Space Tenant's demised premises) is granted to, extended to or provided to or for the benefit of any Space Tenant.

         "Condemnation Proceeding" shall mean any proceeding in condemnation, eminent domain or any conveyance in lieu thereof against any portion of the Assets.

         "Contribution Conveyance Agreements" shall mean all those deeds, assignments and instruments described in Paragraph 8.1 hereof evidencing and relating to the contribution and conveyance by Cousins (or the applicable Other Owner, as the case may be with respect to certain of the Properties owned by an Affiliate of Cousins) of the Assets to Venture Two.

         "Cousins" shall mean the entity referenced and defined in the first paragraph of this Agreement.

         "Cousins Estoppels" shall mean lease estoppel certificates in the form of Exhibit PP executed by Cousins.

         "Cousins' Express Representations and Warranties" is defined in Section 4.3.

         "Cousins' Knowledge" shall mean the actual, as distinguished from implied, imputed or constructive, knowledge on the date that the representation or warranty is made, without inquiry or investigation or any duty to so inquire or investigate, of the following individuals: Tom G. Charlesworth, Jack A. LaHue, Dara J. Nicholson, Robert S. Wordes, Kelly Barrett, Terry M. Hampel and Rox Green (the "Knowledgeable Parties"), and shall not be construed to refer to the knowledge of any other Cousins Related Party or to impose or have imposed upon the Knowledgeable Parties any duty to investigate the matters to which such knowledge, or the absence thereof, pertains, including, but not limited to, the contents of the files, documents and materials made available to or disclosed to Prudential or the contents of files maintained by Cousins, any Affiliate of Cousins, any Cousins Related Party or the Knowledgeable Parties. There shall be no personal liability on the part of the Knowledgeable Parties arising out of any representations or warranties made herein.

         "Cousins Property Contribution" shall mean the contribution by Cousins of the Assets into Venture Two, consisting of the conveyance by Cousins (or the applicable Other Owner) of all of Cousins' or, as applicable, the Other Owners' right, title and interest in and to the Assets pursuant to this Agreement.

         "Cousins' Property Manager" shall mean Cousins or such other party or parties which has provided, or is now or hereafter providing, property management and/or leasing services with respect to the Assets, including any Affiliate of Cousins which provides any such services to or for the benefit of Cousins.

         "Cousins Related Parties" shall mean any partner, shareholder, officer, director, employee, agent, contractor, person or other representative acting or purporting to act on behalf of Cousins or any Affiliate of Cousins.

         "Cousins Venture Contribution" shall mean the contribution by Cousins of a 99% member interest in Venture Two into Venture, including the admission of Venture as the managing member of Venture Two.

         "Environmental Matter" shall mean any issue related to (i) the disposal or release of solid, liquid or gaseous waste into the environment, (ii) the treatment, storage or other handling of any Hazardous Substance, (iii) the placement of structures or materials into waters of the United States, or (iv) the presence of any Hazardous Substance in any building, structure or workplace.

         "Environmental Laws" shall mean any applicable local, state or federal law with respect to the release of Hazardous Substances, the regulation of the discharge of solid, liquid or gaseous waste into the environment or the placement of structures or materials into the waters of the United States, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), 42 U.S.C. ss.9601 et seq.; the Resource Conservation and Recovery Act, as amended ("RCRA") 42 USC ss.6901 et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. ss.1801, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.1251, et seq.; and any other applicable law or regulation.

         "Environmental Litigation" shall mean any claims, actions, suits, proceedings or investigations related to Environmental Matters with respect to the ownership, use, condition, or operation of the Assets in any court or before or by any federal, state or other governmental agency or private arbitration tribunal.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Existing Indebtedness" shall mean those certain loans evidenced by the Existing Loan Documents.

         "Existing Lender" shall mean, as to the North Point MarketCenter Property, The State of California Public Employee's Retirement System ("CALPERS"), and, as to the 100/200 North Point Center East Property, The Northwestern Mutual Life Insurance Company ("Northwestern"). Notwithstanding the foregoing, however, when the term "Existing Lender" is used by implication in connection with a single Property, the term "Existing Lender" shall be a reference only to the Existing Lender applicable to such Property.

         "Existing Loan Documents" shall mean the loan documents with respect to the North Point MarketCenter Property described on Schedule C-1 to Exhibit C attached hereto and made a part hereof and the loan documents with respect to the 100/200 North Point Center East Property described on Schedule C-2 to Exhibit C hereof. Notwithstanding the foregoing, however, when the term "Existing Loan Documents" is used by implication in connection with a single Property, the term "Existing Loan Documents" shall be a reference only to the Existing Loan Documents applicable to such Property.

         "First Union Tower Property" shall mean the portion of the Land described on Schedule A-1 to Exhibit A, together with all Appurtenances thereto and all Improvements thereon.

         "Future Active Commissions" shall mean obligations to pay leasing commissions, referral fees, payments and obligations to make payments to agents, leasing agents, leasing brokers or other parties with respect to the Space
Leases, whether such agreements are contained in a Space Lease or in any separate commission agreement, which (i) result from an agreement made on or prior to the Closing Date, and (ii) arise with respect to the extension or renewal of a Space Lease or the expansion of the original premises demised under the Space Lease, where such extension, renewal or expansion, as the case may be, occurs after the Closing Date, but only as to which the leasing agent or leasing broker is the sole broker to be paid on behalf of the Space Tenant in connection therewith (other than the leasing agent for the owner of the respective Asset).

         "Future Commissions" shall mean obligations to pay leasing commissions, referral fees, payments and obligations to make payments to agents, leasing agents, leasing brokers or other parties with respect to the Space Leases, whether such agreements are contained in a Space Lease or in any separate commission agreement, which (i) result from an agreement made on or prior to the Closing Date and (ii) arise with respect to the extension or renewal of a Space Lease or the expansion of the original premises demised under the Space Lease, where such extension, renewal or expansion, as the case may be, occurs after the Closing Date.

         "Future Cousins Commissions" shall mean Future Commissions which are not Future Active Commissions.

         "Grandview II Property" shall mean the portion of the Land described on Schedule A-3 to Exhibit A, together with all Appurtenances thereto and all Improvements thereon.

         "Greenbrier MarketCenter Property" shall mean the portion of the Land described on Schedule A-6 to Exhibit A, together with all Appurtenances thereto and all Improvements thereon.

         "Ground Lease" shall mean that certain ground lease described on Exhibit D.

         "Hazardous Substance" shall mean any hazardous or toxic substance or waste as those terms are defined by any applicable Environmental Law, together with (if not so defined by such Environmental Laws), petroleum, petroleum products, oil, PCBs and asbestos.

         "Improvements" shall mean the buildings, structures (surface and subsurface) and other improvements owned by Cousins (or the applicable Other Owner) now or hereafter situated on or attached to any parcel of the Land. Notwithstanding the foregoing, however, when the term "Improvements" is used by implication in connection with a single Property, the term "Improvements" shall be a reference only to the Improvements applicable to such Property.

         "Initial Commissions" shall mean (i) all leasing commissions, referral fees, payments and obligations to make payments to agents, leasing agents, leasing brokers or other parties with respect to the Space Leases, whether such agreements are contained in a Space Lease or in any separate commission agreement, with respect to the procuring of the original term of the Space Leases (and for the original premises demised under the Space Leases), and (ii) any leasing commissions, referral fees, payments and obligations to make payments to agents, leasing agents, leasing brokers or other parties with respect to the Space Leases, whether such agreements are contained in a Space Lease or in any separate commission agreement, payable upon any extension or renewal of the Space Lease or any expansion of the original premises demised under the Space Leases, where such extension, renewal or expansion, as the case may be, has occurred prior to the Closing Date. "Initial Commissions" shall exclude any Future Commissions.

         "Initial Prudential Venture Investment" is defined in Paragraph 3.1.

         "Initial Prudential Venture Three Investment" is defined in Paragraph 3.1.

         "Initial Venture Two Agreement" is defined in Paragraph 2.

         "Knowledgeable Parties" is defined in the definition of Cousins' Knowledge.

         "Land" shall mean those certain tracts or parcels of land, more particularly described on Schedule A-1 through Schedule A-8 to Exhibit A. Notwithstanding the foregoing, however, when the term "Land" is used by implication in connection with a single Property, the term "Land" shall be a reference only to the Land applicable to such Property.

         "Land Use Requirements" shall mean all deed restrictions and restrictive covenants contained in any Record Exception and all building codes, zoning restrictions and other law, ordinance or regulation affecting the Real Property or Improvements.

         "Lease-Up Costs" shall mean the costs of executing, delivering and complying with the initial construction and inducement obligations (relating to tenant occupancy, but not ongoing obligations, such as maintenance, operations or utilities) of the "landlord" or "lessor" under a Space Lease, which shall include, without limitation, the costs and expenses of (i) Tenant Improvements,
(ii) legal fees for services in connection with the preparation and negotiation of documents and other services rendered in connection with the effectuation of the Space Lease transaction, and (iii) expenses incurred for the purpose of satisfying or terminating the obligations of a Space Tenant under a Space Lease to the landlord under another lease (whether or not such other lease covers space in the Assets), but which exclude the costs of all leasing commissions, referral fees, payments and obligations to make payments to agents, leasing agents, leasing brokers or other parties with respect to the Space Leases, whether such agreements are contained in a Space Lease or in any separate commission agreement.

         "Lien" shall mean any mortgage, deed of trust, security deed, lien, judgment, pledge, conditional sales contract, security interest, past-due taxes, past-due assessments, contractor's lien, materialmen's lien, judgment or similar encumbrance against the Assets of a monetary nature, other than the Existing Loan Documents.

         "Los Altos MarketCenter Property" shall mean the portion of the Land described on Schedule A-7 to Exhibit A, together with all Appurtenances thereto and all Improvements thereon.

         "Loss" shall mean any and all direct or indirect payments, obligations, actions or causes of action, assessments, losses, liabilities, costs and expenses, including, without limitation, penalties, interest on any amount payable to a third party as a result of the foregoing, lost income and profits, and any legal or other expenses (including, without limitation, reasonable attorneys' fees and expenses) reasonably incurred in connection with investigating or defending any claims or actions, whether or not resulting in any liability.

         "Major Tenant" shall mean any Space Tenant leasing 10,000 square feet or more.

         "Mansell Crossing II Property" shall mean the portion of the Land described on Schedule A-8 to Exhibit A, together with all Appurtenances thereto and all Improvements thereon.

         "New Lease Commissions" shall mean all leasing commissions, referral fees, payments and obligations to make payments to agents, leasing agents, leasing brokers or other parties under the Approved New Leases.

         "New Lease-Up Costs" shall mean the costs of executing, delivering and complying with the initial construction and inducement obligations (relating to tenant occupancy, but not ongoing obligations, such as maintenance, operations or utilities) of the "landlord" or "lessor" under the Approved New Leases, which shall include, without limitation, the costs and expenses of (i) New Lease Tenant Improvements , (ii) legal fees for services in connection with the preparation and negotiation of documents and other services rendered in connection with the effectuation of the Approved New Lease transaction, and
(iii) expenses incurred for the purpose of satisfying or terminating the obligations of an Approved New Tenant under an Approved New Lease to the landlord under another lease (whether or not such other lease covers space in the Assets), but which exclude New Lease Commissions.

         "New Lease Tenant Improvements" shall mean all construction work, repairs, improvements, equipment, painting, decorating, partitioning, and other work and obligations to satisfy the Approved New Tenant's requirements with regard to initial occupancy under an Approved New Lease, which are required to be completed by and/or paid for by the "lessor" or "landlord" under the Approved New Lease, including payment of all construction allowances.

         "North Point MarketCenter Property" shall mean the portion of the Land described on Schedule A-5 to Exhibit A, together with all Appurtenances thereto and all Improvements thereon.

         "Operating Statements" shall mean the operating statements identified on Exhibit DD hereof.

         "Other Documents" shall mean all documents, other than the Property Documents, relating to the ownership, operation, leasing, development and management of the Assets in the possession or control of Cousins or the Other Owners, including, but not limited to, (a) lease applications, and credit information for both signed and proposed Space Leases, (b) all of Cousins' files relating to the original construction of the Improvements, replacements made to such Improvements, Tenant Improvements, and any additional improvements after construction, (c) all environmental assessments, tests, investigations and inspection reports, with respect to Hazardous Substances or Environmental Matters, together with all written communications and documents relating to such reports sent or received by Cousins, (d) all written communications and documents relating to all soils reports and engineering studies relating to the Assets, (e) all tenant prospect lists and other mailing lists which are directly related to the leasing and promotion of the Assets, (f) all other files and correspondence pertaining to the development, construction, operation, maintenance, leasing and management of the Assets, specifically including, but not limited to, all data contained in computer records with respect thereto (and, if and to the extent assignable and subject to any license agreements with respect thereto, all such computer records pertaining to the development, construction, operation, maintenance, leasing and management of the Assets being contributed, including the Building Systems, and the software and manuals with respect to the operation thereof, but expressly excluding software and manuals for the software operated on the Cousin's network), all files concerning litigation relating to the Assets, and any items, instruments or documents comprising, documenting or relating to any of the Other Interests, and (g) all guaranties, work letter agreements, improvement agreements and other agreements with Space Tenants, subleases, default letters or notices, estoppel letters, rental adjustment notices, escalation notices and other correspondence in regard to the Space Leases, and other documents relating to the Space Leases and all credit reports and accounting records in regard thereto, together with all amendments to, modifications of, renewals and extensions thereof.

         "Other Interest" shall mean any other (without duplication of any interests described in any other definition set forth herein) interest of Cousins (or the applicable Other Owner) in and to the Real Property and the Improvements or pertaining thereto, including, without limitation, all of the right, title and interest of the Cousins in and to:

                  (i) All Property Documents (and Other Documents, but without duplication of any other assignment or transfer hereunder);

                  (ii) All entitlement of Cousins in and to any award to be made in exchange for any of Cousins' interests in the Assets to be conveyed, including any award or payment to be made (a) for any taking in any Condemnation Proceeding of land lying in the bed of any street, road, highway or avenue, open or proposed, in front of or adjoining all or any part of the Land, (b) for damage to the Assets or any part thereof by reason of change of grade or closing of any such street, road, highway or avenue, and (c) for any taking in a Condemnation Proceeding of any part of the Assets;

                  (iii) Any name or trade name by which the Improvements or the Real Property or any part thereof may be known, if any, including, but not limited to the Project Name and all other fictitious names used on the date hereof in connection with the ownership and operation of the Assets and all registrations for such names, subject to the provisions of Paragraph 8.1 (D) of this Agreement regarding the name "MarketCenter";

                  (iv) The right to the use of any telephone number located under the Project Name and the right to list telephone numbers under the Project Name ), subject to the provisions of Paragraph 8.1 (D) of this Agreement regarding the name "MarketCenter";

                  (v) All entitlement of Cousins and the Other Owners in and to any casualty insurance proceeds due Cousins or the Other Owners with respect to the Assets arising after the date hereof less, however, (a) subject to part (b) below, the amount of any expenditures by Cousins and the Other Owners with respect to any such casualty, which shall be reimbursed to Cousins and the Other Owners from such casualty insurance proceeds, provided, however, that (b) Cousins or the Other Owner, as applicable, shall contribute to Venture Two the amount (but in no event greater than the amount of such casualty loss) which the insurer is entitled pursuant to the terms of the applicable insurance policy to deduct from the proceeds otherwise payable to Cousins on account of any such casualty loss occurring on or prior to the Closing Date as a deductable or coinsurance payment, as applicable, to the extent not theretofore paid to the insurer; and

                  (vi) All of the right, title, interest, powers, privileges, benefits and options of Cousins and the Other Owners, or otherwise accruing to the owner of the Assets, in and to (i) any development rights (including the benefit of any impact fee payments previously made with respect to the Properties for the construction of the existing Improvements on the Properties, but excluding any impact fee credits remaining with respect to the Properties and/or any land in the vicinity of the Properties, all of which shall be retained by Cousins), allocations of development density or other similar rights allocated to or attributable to the Land or the Improvements, and (ii) any utility capacity allocated to or attributable to the Land or the Improvements, whether the matters described in the preceding clauses (i) and (ii) arise under or pursuant to governmental requirements, administrative or formal action by governmental authorities, or agreement with governmental authorities or third parties.

Notwithstanding the foregoing, however, when the term "Other Interests" is used by implication in connection with a single Property, the term "Other Interests" shall be a reference only to the Other Interests applicable to such Property.

         "Other Owners" shall mean the entities referenced and defined in the first paragraph of this Agreement, which entities are Affiliates of Cousins; as used herein, when the term "Other Owner" is used it shall be a reference only to the Property owned by such Other Owner.

         "Permits and Approvals" shall mean all licenses, certificates (including certificates of occupancy), consents, variances, waivers, authorizations, permits and similar approvals issued with respect to the construction, ownership, operation or occupancy of the Assets by governmental authorities having jurisdiction over the Assets ("Permits") or by private parties or associations pursuant to any of the Permitted Title Exceptions or otherwise in connection with any Land Use Requirement ("Approvals"). Notwithstanding the foregoing, however, when the term "Permits and Approvals" is used by implication in connection with a single Property, the term "Permits and Approvals" shall be a reference only to the Permits and Approvals applicable to the Improvements located on such Property.

         "Permitted Title Exceptions" shall mean the following:

                  (a) The Space Leases and any Approved New Lease entered into between the date hereof and the Closing Date in accordance with the terms of this Agreement; and the Ground Lease.

                  (b) All real estate taxes and assessments not yet due and payable as of the Closing Date.

                  (c) The terms and conditions of all Permits and Approvals and all local, state and federal (if applicable) zoning and building laws, ordinances and regulations.

                  (d) The Record Exceptions, including the Existing Loan Documents but excluding any Liens.

                  (e) Any existing utility easements serving the Real Property.

                  (f) The state of facts disclosed by the Surveys.

         "Personal Property" shall mean all personal property and fixtures owned by Cousins or the Other Owners and located on the Property and used or usable in connection with any present or future occupation or operation of all or any part of the Real Property or the Improvements or both, but excluding any personal property owned by Cousins which is located on the Property and used or usable by Cousins' Property Manager in the provision of property management services to the Property (the "Excluded Personal Property"), which Excluded Personal Property is listed on Schedule E-9 of Exhibit E, which personal property shall include (to the extent not constituting a portion of the Excluded Personal Property on the Property) all fixtures, furniture, furnishings, carpeting, draperies, fittings, equipment, machinery, apparatus, building materials, and wall partitions, appliances and articles, all Building Systems, building drawings, plans and specifications, sprinkler and well systems, electrical equipment, fire prevention and extinguishing apparatus, engineering, maintenance and housekeeping supplies and materials. An inventory of the Personal Property is shown on Exhibit E. Notwithstanding the foregoing, however, when the term "Personal Property" is used by implication in connection with a single Property, the term "Personal Property" shall be a reference only to the Personal Property applicable to the Improvements located on such Property.

         "Plan Assets Regulations" shall mean C.F.R ss. 2510.3-101, promulgated under ERISA.

         "Plans and Specifications" shall mean the schedule of plans and specifications for the Improvements set forth on Exhibit RR hereof.

         "Presbyterian Medical Plaza Property" shall mean the portion of the Land described on Schedule A-4 to Exhibit A, together with all Appurtenances thereto and all Improvements thereon.

         "Project Name" shall mean Cousins' and the Other Owners' right, title, and interest, if any, in the names of each of the Properties set forth on Schedule A attached hereto and made a part hereof, subject to the provisions of Paragraph 8.1 (D) hereof regarding the name "MarketCenter". Notwithstanding the foregoing, however, when the term "Project Name" is used by implication in connection with a single Property, the term "Project Name" shall be a reference only to the Project Name applicable to the Improvements located on such Property.

         "Property" shall mean the Real Property, the Ground Lease, the Improvements, the Space Leases, the Tenant Deposits, the Service Contracts, the Personal Property and the Other Interests. Notwithstanding the foregoing, however, when the term "Property" is used by implication in connection with a single parcel or group of parcels of Land as identified in Schedule A-1 through Schedule A-8 of Exhibit A, the term "Property" shall be a reference only to such Property.

         "Property Documents" shall mean the following documents owned by Cousins or the Other Owners relating to the Assets [but in each case only to the extent such document is in the possession or control of Cousins or the Other Owners or Cousins' Property Manager];

         (1) all leasing activity records, lease files and other records pertaining to the Space Tenants or any proposed tenants;

         (2)      Cousins' standard form of lease for the Assets;

         (3)      the most recent real estate tax bills for each Property;

         (4) copies of Cousins' existing owner's title insurance policies, as endorsed;

         (5)      copies  of  all  title   documents   relating  to  the  Assets
                  (including all amendments and modifications thereto) and operating files related thereto, if any;

         (6)      all existing surveys of the Assets;

         (7)      all plans and specifications pertaining to the Assets;

         (8) all Warranties (or copies thereof if originals are unavailable);

         (9) all soils reports and engineering studies relating to the Assets and the Environmental Reports;

         (10) all Permits and Approvals (or copies thereof if originals are unavailable);

         (11)     the current Rent Roll for each Property;

         (12) all catalogs, booklets, manuals, files, records, correspondence, leasing brochures and materials, advertising materials and other items which are directly related to the leasing and promotion of the Assets; and

         (13)     the Operating Statements.

Notwithstanding the foregoing, however, when the term "Property Documents" is used by implication in connection with a single Property, the term "Property Documents" shall be a reference only to the Property Documents applicable to such Property.

         "Prudential" shall mean the entity referenced and defined in the first paragraph of this Agreement.

         "Prudential Express Representations and Warranties" shall mean the representations and warranties of Prudential set forth herein.

         "Prudential Investment" shall mean the investment by Prudential into Venture and Venture Three of an amount equal to (i) Two Hundred Eighty-Three Million Seven Hundred Fifty Thousand and No/100 Dollars ($283,750,000.00), minus
(ii) the unpaid principal balance of the Existing Indebtedness as of the Closing Date. The current balance of the Existing Indebtedness is $53,281,219.40 as of the Closing Date, as follows: (a) $24,581,670.20, as to the North Point MarketCenter Property and the Existing Indebtedness held by CALPERS, and (b) $28,699,549.20, as to the 100/200 North Point Center East Property and the Existing Indebtedness held by Northwestern. The Prudential Investment shall be equal to $230,468,780.60.

         "Prudential Venture Investment" shall mean the investment by Prudential into Venture of an amount equal to 99% of the Prudential Investment.

         "Prudential Venture Three Investment" shall mean the investment by Prudential into Venture Three of an amount equal to 1% of the Prudential Investment.

         "Real Estate Operating Company" shall mean a real estate operating company under the Plan Assets Regulations.

         "Real Property" shall mean the Land and the Improvements located thereon, including, without limitation, (a) all easements appurtenant to the Land and other easements, grants of right, licenses, privileges or other agreements for the benefit of, belonging to or appurtenant to the Land whether or not situate upon the Land, including, without limitation, signage rights and parking rights or agreements, all whether or not specifically referenced on Exhibit A, (b) all mineral, oil and gas rights, riparian rights, water rights, sewer rights and other utility rights allocated to the Land, (c) all right, title and interest, if any, of Cousins in and to any and all strips and gores of land located on or adjacent to the Land, (d) all right, title and interest of the owner of the Land in and to any roads, streets and ways, public or private, open or proposed, in front of or adjoining all or any part of the Land and serving the Land, and (e) all rights to development of the Land granted by governmental entities having jurisdiction over the Land (except only as limited with respect to certain impact fee credits as set forth in the definition of Other Interests) (collectively, the "Appurtenances"). Notwithstanding the foregoing, however, when the term "Real Property" is used by implication in connection with a single Property, the term "Real Property" shall be a reference only to the Real Property applicable to such Property.

         "Record Exceptions" shall mean all instruments recorded in the real estate records of the County (or City, as the case may be) in which the Land is located which affect the status of title to the Real Property, including, but not limited to, those items described on Exhibit F.

         "Rent Roll" shall mean the rent rolls with respect to the Property set forth on Exhibit G, each of which show (a) the names of all Space Tenants, and
(b) the portion of the Improvements and total number of square feet covered by each Space Lease.

         "Rental Payments" shall mean all payments received by or on behalf of Cousins or the Other Owners or Venture Two from Space Tenants and Approved New Tenants with respect to the Space Leases and Approved New Leases for items such as minimum or base rent, additional rent, percentage rent, termination or cancellation charges, reimbursement for real estate taxes, utilities, operating and maintenance expenses and insurance, as well as any other reimbursements or charges received thereunder.

         "Representation Exception Schedule" shall mean the exceptions to the representations and warranties of Cousins set forth on Exhibit H.

         "Service Contracts" shall mean the agreements listed on Exhibit I and made a part hereof. Notwithstanding the foregoing, however, when the term "Service Contracts" is used by implication in connection with a single Property, the term "Service Contracts" shall be a reference only to the Service Contracts applicable to the Improvements located on such Property.

         "Service Contract Estoppel" is defined as an estoppel certificate executed by each contractor party to a Service Contract which is not cancelable upon thirty (30) days after written notice from the owner of the Assets, which estoppel certificates shall be in the form reasonably approved by Prudential.

         "Service Contract Records" shall mean all operating files relating to the Service Contracts, including, but not limited to, all repair and maintenance files with respect to the Improvements and all Building Systems, including all operating manuals relating to the Building Systems and all data contained in software programs and manuals with respect to such installation, operation and maintenance.

         "Soils Reports" shall mean the soils reports and soils engineering studies, tests, and investigations for the Land set forth on Exhibit SS hereof.

         "Space Leases" shall mean the leases listed on Exhibit B hereof. Notwithstanding the foregoing, however, when the term "Space Leases" is used by implication in connection with a single Property, the term "Space Leases" shall be a reference only to the Space Leases applicable to such Property.

         "Space Tenant" shall mean a tenant under a Space Lease; collectively, all tenants under the Space Leases are referred to as the "Space Tenants".

         "Survey" shall mean the current as-built plat of surveys of the Land and Improvements obtained by Cousins and approved by Prudential as provided in Paragraph 4.2 hereof.

         "Surviving Commissions" shall mean those Commissions listed on Exhibit J, which shall be the only leasing commissions, referral fees, payments and obligations to make payments to agents, leasing agents, leasing brokers or other parties with respect to the Space Leases or Approved New Lease, whether such agreements are contained in a Space Lease or Approved New Lease or in any separate commission agreement which will be binding on Prudential or the Assets as of and after the Closing Date with respect to the Space Leases and the Approved New Leases, all of which are either (a) Future Active Commissions; or
(b) Initial Commissions for Space Leases or Approved New Leases as to which the Initial Commission has not been earned on account of the status of completion of Tenant Improvements or occupancy by the Space Tenant or Approved New Tenant.

         "Tenant Deposits" shall mean all security deposits and other deposits made with respect to the Space Leases and Approved New Leases (including cleaning deposits, pet deposits and redecorating deposits).

         "Tenant Estoppels" shall mean the estoppel certificates executed by the Space Tenants.

         "Tenant Estoppel Certificate Form" shall mean the estoppel certificate in the form set forth on Exhibit K.

         "Tenant Estoppel  Requirement"  shall mean Tenant Estoppels executed by
(i) the Major Tenants, and (ii) ninety percent (90%) of the remaining Space Tenants (and such percentage shall calculated on a rentable square footage basis of the Improvements so leased).

         "Tenant Improvements" shall mean all construction work, repairs, improvements, equipment, painting, decorating, partitioning, and other work and obligations to satisfy the Space Tenant's requirements with regard to occupancy under the currently effective term (whether initial or renewal) of each Space Lease, which are required to be completed by and/or paid for by the "lessor" or "landlord" under the Space Lease, including payment of all construction allowances.

         "Title Commitment" shall mean, for each Property, the commitment of the Title Company to issue the Title Policy.

         "Title Company" shall mean Stewart Title Guaranty Company, or such other title insurance company selected by Prudential to insure Venture Two's title to the Real Property and Improvements.

         "Title Cure Items" is defined in Paragraph 4.

         "Title Estoppel" is defined as an estoppel certificate executed by parties relating to Approvals or in connection with covenants, conditions and restrictions, reciprocal easement agreements encumbering the Assets, which estoppel certificates shall be in the form reasonably approved by Prudential.

         "Title Policy" shall mean, for each Property, the full coverage, standard, revised ALTA-1987 Owner's Policy of Title Insurance, Form B issued by the Title Company in favor of Venture Two in the aggregate amount of the Prudential Investment, and containing, unless prohibited by applicable statutes or regulations, the following endorsements: (a) "same land as survey" (Survey legal matches title legal); (b) access (right of vehicular access over driveways); (c) land abuts physically open street; (d) separately assessed tax parcel; (e) owner's comprehensive; (f) zoning (ALTA 3.1); (g) tax foreclosure subordinate to easement (if applicable); and (h) such other endorsements as are reasonably required by Prudential. The Title Policy shall insure as separate insured parcels any easement rights running to the benefit of the Assets, including, without limitation, easements for storm and sewer lines, storm drainage and detention, and other utilities which are required in connection with the operation of the Assets. If required by Prudential, the Title Policy shall include fully executed facultative reinsurance agreements with direct access from other title insurance companies for all amounts of liability under the Title Policy in excess of such amounts as Prudential shall determine prior to Closing.

         "Transaction" shall mean the contribution and formation transaction contemplated by this Agreement.

         "UCC Certifications" shall mean Uniform Commercial Code and other relevant searches from the State and County (or City, as the case may be) in which the Land is located, and in which each of Cousins, Cousins/Daniel LLC, and Cousins MarketCenters, Inc.
maintains its chief executive office or its principal business office.

         "Venture" shall mean CP Venture LLC, a to be formed Delaware limited liability company to be owned by Cousins and Prudential as the sole members thereof pursuant to the Venture Agreement.

         "Venture Agreement" is defined in Paragraph 2.

         "Venture Capital Operating Company" shall mean a venture capital operating company under the Plan Assets Regulations.

         "Venture Three" shall mean CP Venture Three LLC, a to be formed Delaware limited liability company to be owned by Venture (as to a 99% interest as managing member) and Prudential (as to a 1% interest as non-managing member) pursuant to the Venture Three Agreement.

         "Venture Three Agreement" is defined in Paragraph 2.

         "Venture Two" shall mean CP Venture Two LLC, a to be formed Delaware limited liability company to be wholly owned by Cousins upon formation pursuant to the Initial Venture Two Agreement, but which Delaware limited liability company shall be reconstituted so as to be owned by Venture (as to a 99% interest) and Cousins (as to a 1% interest) pursuant to the Venture Two Agreement.

         "Venture Two Agreement" is defined in Paragraph 2.

         "Venture Two Contribution Documents" shall mean the formation and conveyance documents to be executed and/or delivered by Cousins or the Other Owners pursuant to Paragraph 8.

         "Warranties" shall mean each and every now existing and outstanding bond and warranty concerning the Real Property, the Improvements located thereon or the Personal Property, including, but not limited to, any and all bonds and warranties, if any, now or hereafter in effect, arising out of, made, given or issued, whether express or implied, in conjunction with any construction contracts and any other contracts between Cousins (or any predecessors in title of Cousins) and any third party relative to the construction, operation and/or maintenance of the Improvements on the Real Property or related to the Personal Property, or otherwise arising out of, made, given or issued by any such third party under each of the construction contracts (or by a subcontractor performing any of the work which inures to the benefit of Cousins), all in conjunction with the construction, operation and/or maintenance of the Improvements made pursuant to the construction contracts, or arising out of, made, given or issued, by manufacturers or suppliers, in conjunction with the Improvements or the Personal Property, together with all claims in contract or quasi-contract and any similar chose-in-action arising out of or resulting therefrom; the Warranties shall include, without limitation, any roofing, air conditioning, heating, elevator or other bond or warranty relating to construction of the Improvements, subject to any applicable express limitations contained in each such bond or warranty. Notwithstanding the foregoing, however, when the term "Warranties" is used by implication in connection with a single Property, the term "Warranties" shall be a reference only to the Warranties applicable to the Improvements located on such Property.

         "Warranty Estoppel" is defined as an estoppel certificate executed by each warrantor or guarantor under a Warranty, which estoppel certificates shall be in the form reasonably approved by Prudential.

         "100/200 North Point Center East Property" shall mean the portion of the Land described on Schedule A-2 to Exhibit A, together with all Appurtenances thereto and all Improvements thereon.

         2. Formation and Transfer Documentation. The formation of Venture Two, Venture and Venture Three, and the investment of the Prudential Investment and the contribution of the Assets by Cousins shall be upon the following terms and conditions.

                  2.1 Closing Date. On the Closing Date, the following actions shall occur in the following order:

                           A.       Venture Two Formation.  Cousins shall enter
into an Operating Agreement (the "Initial Venture Two Agreement") for Venture Two in the form attached hereto as Exhibit L, which Initial Venture Two Agreement shall be the governing agreement for Venture Two upon formation and acquisition of the Assets by Venture Two. In connection therewith, Cousins shall execute and file all other agreements, instruments and filings deemed necessary or desirable to secure Venture Two's compliance with all applicable laws, including a Certificate of Formation filed with the Secretary of State of the State of Delaware and such local filings as Prudential and Cousins may deem necessary or desirable.

                           B.       Venture Two Conveyance.  Cousins shall
convey all of Cousins' right, title and interest in and to the Assets into Venture Two by the Venture Two Contribution Conveyance Documents, and Venture Two shall acquire fee simple title to the Assets, subject to the Permitted Exceptions. Cousins agrees to cause those of the Assets which are owned by the Other Owners to be conveyed to Venture Two at the Closing simultaneous with the conveyance by Cousins to Venture Two of those of the Assets which are owned by Cousins.

                           C.       Venture Formation.  Cousins and Prudential
shall enter into an Operating Agreement (the "Venture Agreement") for Venture in the form attached hereto as Exhibit M, which Venture Agreement shall be the governing agreement for Venture. In connection therewith, Cousins and Prudential shall execute and file all other agreements, instruments and filings deemed necessary or desirable to secure Venture's compliance with all applicable laws, including a Certificate of Formation filed with the Secretary of State of the State of Delaware and such local filings as Prudential and Cousins may deem necessary or desirable.

                           D.       Venture Three Formation.  Venture and
Prudential shall enter into an Operating Agreement (the "Venture Three Agreement") for Venture Three in the form attached hereto as Exhibit N, which Venture Three Agreement shall be the governing agreement for Venture Three. In connection therewith, Venture and Prudential shall execute and file all othe agreements, instruments and filings deemed necessary or desirable to secure Venture Three's compliance with all applicable laws, including a Certificate of Formation filed with the Secretary of State of the State of Delaware and such local filings as Prudential and Cousins may deem necessary or desirable.

                           E.       Venture Two Modification and Restatement.
Cousins, Venture and Prudential shall enter into a modification, amendment and restatement of the Initial Venture Two Agreement for Venture Two in the form attached hereto as Exhibit O (the "Venture Two Agreement"), which Venture Two Agreement shall be the governing agreement for Venture Two and shall amend and restate in its entirety the Initial Venture Two Agreement. In connection therewith, Cousins, Venture and Prudential shall execute and file all other agreements, instruments and filings deemed necessary or desirable to secure Venture Two's compliance with all applicable laws.

                           F.       Contribution by Cousins; Obligations
Unconditional. Cousins shall contribute to Venture all of Cousins' right, title and interest in and to a ninety-nine percent (99%) interest in Venture Two pursuant to the terms hereof and of the Venture Agreement.
On the Closing Date, Cousins' obligation to transfer the Assets to Venture Two and Cousins' obligation to contribute to Venture a ninety-nine percent (99%) interest in Venture Two pursuant to the terms of the Venture Agreement shall be absolute, unconditional, and irrevocable as of the Closing Date. In the event Cousins shall default in its obligations as of the Closing Date to cause such transfer of the Assets and the contribution to Venture and shall fail to cure such default within five (5) days of receipt of written notice of such default from Prudential, Prudential shall thereafter have all rights and remedies available at law or in equity including, without limitation, the right to pursue a suit for specific performance against Cousins with respect to its obligations to cause such transfer and contribution as of the Closing Date.

                  2.2 Closing Proration Date. On the Closing Proration Date, the following actions shall occur in the following order:

                           A.       Formation Closing Statement.  Cousins and
Prudential shall execute the Proration Closing Statement.

                           B.       Investment by Prudential.  Prudential shall
make the Prudential Venture Investment in Venture and the Prudential Venture Three Investment in Venture Three pursuant to the terms of Paragraph 3 hereof.

         3. Prudential Investment. The Prudential Investment shall be due and payable as follows:

                  3.1 Obligations of Prudential Unconditional. On the Closing Date, (a) Prudential's obligation to make the initial portion of the Prudential Venture Investment in the amount of $39,600,000.00 to Venture (the "Initial Prudential Venture Investment") and the initial portion of the Prudential Venture Three Investment in the amount of $400,000.00 to Venture Three or Venture, as set forth below (the "Initial Prudential Venture Three Investment") pursuant to the terms of this Agreement, the Venture Agreement and the Venture Three Agreement shall be absolute, unconditional and irrevocable, without credit and without offset or delay, and (b) Prudential's obligation to make the remainder of the Prudential Investment pursuant to the terms of the Venture Agreement and the Venture Three Agreement shall be absolute, unconditional and irrevocable in accordance with the terms thereof. In the event that Prudential shall fail to pay as of the Closing Proration Date, absolutely and unconditionally, the Initial Prudential Venture Investment or the Initial Prudential Venture Three Investment, and if such failure shall continue for five
(5) days after receipt by Prudential from Cousins of written notice of such default, Cousins shall have all rights and remedies available at law or in equity including, without limitation, the right to pursue a suit for specific performance against Prudential. In addition to all other rights and remedies at law or in equity, in the event Prudential fails to make the payments required of Prudential on the Closing Proration Date, Cousins shall have the right to cause the 99% interest of Venture in Venture Two to be transferred to Cousins.

                  3.2 Initial Prudential Investment. On the Closing Proration Date, Prudential shall pay to Venture the Initial Prudential Venture Investment in cash by federal reserve bank wire transfer to such account and bank as Venture shall designate in writing to Prudential at or prior to Closing. On the Closing Proration Date, Prudential shall contribute the Initial Prudential
Venture Three Investment to Venture Three payable in cash by federal reserve bank wire transfer to such account and bank as the "Development Manager" under the Venture Agreement shall designate in writing to Prudential at or prior to the Closing Proration Date; provided, however, if Venture Three is not a Real Estate Operating Company as of the Closing Proration Date, such amount shall be paid to Venture in accordance with the provisions of Section 3.4.2 of the Venture Agreement.

                  3.3 Remainder of Prudential Investment. The remainder of the Prudential Venture Investment shall be contributed by Prudential in accordance with the Venture Agreement, and the remainder of the Prudential Venture Three Investment shall be contributed by Prudential in accordance with the Venture Three Agreement and, as applicable, the Venture Agreement.

         4.       Prudential's Due Diligence and Inspections.

                  4.1 Delivery and Review of Property Documents. Cousins has made available, and shall continue to make available, to Prudential copies of the Property Documents and such other documents relating to the Assets as Prudential shall reasonably require and shall make originals of the Property Documents and such other documents relating to the Assets as Prudential shall reasonably require available to Prudential for its inspection. To the extent that any Property Documents are updated or that any other documents material to the use, operation, maintenance, occupancy or ownership of the Assets are created or received by Cousins, Cousins shall deliver such items to Prudential promptly after such items become available. Prudential agrees that it will indemnify and hold harmless Cousins and the Other Owners from and against any and all loss, cost or expenses (including reasonable attorneys' fees) arising from any wrongful or negligent acts or omissions in the conduct of the inspection activities by Prudential, its Affiliates and their respective employees, agents and contractors, including, but not limited to, any failure to pay any such agents and contractors or to remove any liens filed by such parties, or any failure to restore and repair any damage to the Assets during such inspection; provided, however, that Prudential shall not have any liability for mere discovery of facts that may trigger obligations of Cousins. This indemnity by Prudential shall expressly survive any termination of this Agreement and the Closing.

                  4.2 Title and Survey Results. Prudential has received the Title Commitment for each Property and the Survey obtained by Cousins for each Property. Subject to the cure, correction or conveyance of the matters listed on Exhibit P (the "Title Cure Items"), Prudential hereby confirms its approval of the Title Commitment and the Surveys. At Closing, the Title Company shall issue to Venture Two the Title Policy, in the amounts set forth on Schedule A, insuring that fee simple title (or, as to the Presbyterian Medical Plaza Property, leasehold title) to the Real Property and fee simple title to the Improvements is vested in Venture Two subject only to the Permitted Title Exceptions. Prudential shall be entitled to request that the Title Company provide such further endorsements (or amendments) to the Owner's Title Policy as Prudential may reasonably require, provided that (a) such endorsements (or amendments) shall be at no cost to, and shall impose no additional liability on, Cousins, except as and to the extent listed in the Title Cure Items or addressed in Paragraph 7, (b) Prudential's obligations under this Agreement shall not be conditioned upon Prudential's ability to obtain such endorsements, except as and to the extent listed in the Title Cure Items, and, if Prudential is unable to obtain such endorsements, Prudential shall nevertheless be obligated to proceed to close the Transaction, and (c) the Closing shall not be delayed as a result of Prudential's request.

                  4.3 Disclaimer of Warranties. Except for the representations and warranties expressly set forth herein or in the Contribution Conveyance Agreements (collectively, "Cousins' Express Representations and Warranties"), Prudential expressly acknowledges and agrees that Cousins has not made and shall not make any representation or warranty, express or implied, of any kind or nature whatsoever with respect to the Assets, and any and all such representations and/or warranties (except for Cousins' Express Representations and Warranties) are hereby disclaimed. To the extent that Cousins has provided to Prudential any documents, reports, studies, materials, information or data relating to the Assets, including, without limitation, the Commission Agreements, the Existing Loan Documents, the Environmental Reports, the Ground Lease, the Operating Statements, the Property Documents, the Rent Roll, the Service Contracts, the Space Leases and the Warranties (collectively, "Due Diligence Materials") to assist Prudential with its inspection of and due diligence with respect to the Assets, Prudential acknowledges and agrees that, except for Cousins' Express Representations and Warranties, Cousins makes no (and hereby disclaims any) representation or warranty, express or implied, of any kind or nature whatsoever with respect to the accuracy, completeness, methodology of preparation or otherwise concerning the contents of the Due Diligence Materials. Without limiting the generality of the foregoing, except for Cousins' Express Representations and Warranties, Cousins makes, and shall make, no express or implied warranty as to matters of title (other than the limited warranty of title set forth in the limited and/or special warranty deeds to be delivered at Closing), zoning, tax consequences, physical or environmental conditions, compliance with laws (including, without limitation, laws, rules, regulations, orders and requirements pertaining to the use, handling, generation, treatment, storage or disposal of any Hazardous Materials or any toxic or hazardous waste or toxic, hazardous or regulated substance), valuation, the expense of operation of the Assets, the income potential of the Assets, governmental approvals, governmental regulations, the Due Diligence Materials, or any other matter or thing relating to or affecting the Assets (hereinafter, except for Cousins' Express Representations and Warranties, collectively called the "Disclaimed Matters"). Prudential acknowledges and agrees that, with respect to the Assets, Prudential has not relied upon and will not rely upon, either directly or indirectly, any representation or warranty of Cousins other than Cousins' Express Representations and Warranties. Prudential has conducted and will conduct such inspections and investigations of the Assets (including, but not limited to, the physical and environmental condition thereof) as it deems necessary or desirable and shall rely upon the same and, upon closing, shall assume the risk that adverse matters including, but not limited to, the Disclaimed Matters, may not have been revealed by Prudential's inspections and investigations.

                  4.4 As-Is Contribution. Except for Cousins' Express Representations and Warranties and the limited warranty set forth in the limited and/or special warranty deeds to be delivered by Cousins or the Other Owners at Closing, Cousins shall contribute to Venture Two, and Venture Two shall accept, the Assets "As Is", "Where Is", and "With All Faults", and Prudential shall acquire its interest in Venture and its interest in Venture Development on such basis. Except as set forth in (and limited by) Paragraph 14.3 hereof with respect to a breach by Cousins of Cousins' Express Representations and Warranties, Prudential hereby waives, releases and discharges any claim it has, might have had or may have against Cousins, any Affiliate of Cousins and any Cousins Related Parties with respect to the Disclaimed Matters and Disclosed Matters (as hereinafter defined). The terms and conditions of this Paragraph 4.4 shall expressly survive the delivery of the limited and/or special warranty deeds by Cousins or the Other Owners to Venture Two, the acquisition by Prudential of its interest in Venture and the acquisition by Prudential of its interest in Venture Three.

         5.       Conditions to Closing.

                  5.1 Of Prudential. The obligation of Prudential to consummate the Closing hereunder shall be further subject to the satisfaction at or prior to Closing of the following conditions precedent all of which shall be deemed satisfied upon the consummation of the Closing by Cousins and Prudential (and, in the event that the aforesaid conditions have not been satisfied by the Closing Date, Prudential shall be entitled to, at Prudential's option, terminate this Agreement or to extend the Closing Date by not more than thirty (30) days):

                           A.       Accuracy of Representations; No Default.
All of Cousins' Express Representations and Warranties contained in this Agreement shall be true in all material respects (without regard to any knowledge qualification set forth with respect thereto) on the Closing Date with the same effect as if they had been made on the Closing Date, except as modified in a manner permitted by the Agreement, and Cousins shall have complied in all material respects with and performed in all material respects all covenants of Cousins under this Agreement.

                           B.       Environmental Condition.  On the Closing
Date, the Assets shall be free of any and all Hazardous Substances either within the Improvements or on or under the surface of the Assets, except for (a) Hazardous Substances used in the ordinary course of business by Cousins or the Other Owners or Space Tenants, which uses are in compliance with all Environmental Laws, and (b) matters revealed in the Environmental Reports or in the environmental assessment obtained by Prudential in connection with Prudential's due diligence evaluation of the Assets, provided that there have been no new Environmental Matters which arose after the date of Prudential's environmental assessment reports and which were not disclosed in such reports and no material change to the matters which were disclosed in such reports on account of matters arising after the dates thereof. In the event that any environmental assessment or report prepared after the date hereof recommends further investigation of Environmental Matters which arose after the date of Prudential's environmental assessment reports, the Closing Date shall be extended by not more than thirty (30) days in order to permit such further tests. In the event that any such environmental assessment or report is unsatisfactory to Prudential in its reasonable determination on account of the matters set forth in the first sentence of this Paragraph, then Prudential shall have the right, at Prudential's option, by notice to Cousins, to terminate this Agreement and, in such event, neither Party shall have any further rights or obligations hereunder.

                           C.       ERISA.  This Transaction is subject to
ERISA. Unless and until Prudential shall be satisfied that the Assets, the Space Leases, the Space Tenants and this Transaction comply with ERISA, Prudential shall not be obligated to consummate the Transaction. In the event that prior to Closing Prudential determines that this Transaction will fail to comply with ERISA, then Prudential shall have the right, at Prudential's option, by notice to Cousins, to terminate this Agreement and, in such event, neither Party shall have any further rights or obligations hereunder. Prudential has heretofore provided to Cousins a list of the employee benefit plans whose assets are 10% or more of the total assets in the pooled separate account which will be invested in the Assets and the plan sponsors of such employee benefit plans. Cousins represents and warrants to Prudential that Cousins is not a party in interest (as defined in Section 3(14) of ERISA) to any of the 10% plans disclosed by Prudential on such list (provided that such representation and warranty is given to Cousins' best knowledge with respect to the plan of Prudential disclosed on such list).

                           D.       Title Updates.  At the time of Closing,
Venture Two shall have received a "marked" Title Commitment, endorsed by the Title Company to (i) remove all references to payment of premium and charges for the policy and all references to expiration of the Title Commitment;
(ii) indicate that all requirements have been satisfied; (iii) delete any general survey exception (and replace with a reference to the specific matters shown on the current Survey), any exception relating to rights of parties in possession, and easements, liens, taxes or assessments not shown by the public records; and (iv) delete any exception for any matters first appearing of record after the date of the Commitment and prior to the effective date of the final policy.

                           E.       Approval by Prudential's Investment
Committees. Prudential's obligation to consummate the Transaction shall not be binding unless and until both (i) the appropriate officers in Prudential's corporate office in their sole discretion, and (ii) the Investment Committee of Prudential Real Estate Investors and the Investment Committee of The Prudential Insurance Company of America ("Prudential's Approval Committee") in its sole discretion have approved the Transaction, without qualification or condition. Cousins hereby acknowledges that Prudential shall have no obligation to present any proposal for approval of this Transaction or this Agreement to said corporate officers or Prudential's Approval Committee for such requisite approvals unless and until Prudential shall have completed its due diligence investigations of the Assets as authorized by this Agreement. Should said corporate officers or Prudential's Approval Committee fail to give the requisite approvals to this Transaction by the date prior to the date hereof either Cousins or Prudential may terminate this Agreement by written notice to the other party and in such event thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement.

                  5.2 Of Cousins. The obligation of Cousins to consummate the Closing hereunder shall be further subject to the satisfaction at or prior to Closing of the following conditions precedent all of which shall be deemed satisfied upon the consummation of the Closings by Cousins and Prudential (and, in the event that the aforesaid conditions have not been satisfied by the Closing Date, Cousins shall be entitled to, at Cousins option, terminate this Agreement or to extend the Closing Date, but not more than thirty (30) days):

                           A.       Accuracy of Representations; No Default. All
of the warranties and representations of Prudential contained in this Agreement shall be true in all material respects (without regard to any knowledge qualification set forth with respect thereto) on the Closing Date with the same effect as if they have been made on the Closing Date, except as modified in a manner permitted by this Agreement, and Prudential shall have complied in all material respects with and performed in all material respects all covenants of Prudential under this Agreement.

                           B.       ERISA.  This Transaction is subject to
ERISA. Unless and until Cousins shall be satisfied that the Transaction complies with ERISA, Cousins shall not be obligated to consummate the Transaction. In the event that prior to Closing Cousins determines that this Transaction will fail to comply with ERISA, then Cousins shall have the right, at Cousins' option, by notice to Prudential, to terminate this Agreement and, in such event, neither Party shall have any further rights or obligations hereunder. Prudential has heretofore provided to Cousins a list of the employee benefit plans whose assets are 10% or more of the total assets in the pooled separate account which will be invested in the Assets and the plan sponsors of such employee benefit plans. Prudential represents and warrants that such schedule is true, correct and complete as of the date hereof.

                           C.       Title Updates.  At the time of Closing,
Venture Two shall have received a "marked" Title Commitment in the manner required by 5.1 (D), above.

         6. Closing. The exact day, time and place of Closing shall be agreed upon by Prudential and Cousins not less than three (3) Business Days prior to the date so selected. If no such selection is timely made, the Closing shall be held at 9:00 a.m. local Atlanta, Georgia time on the Closing Deadline at the offices of Alston & Bird LLP, One Atlantic Center, 1201 West Peachtree Street, N.E., Atlanta, Georgia 30309-3424. Closing may, at Prudential's election, be either by a so-called "New York style" closing or through escrow. In addition, Cousins and Prudential shall conduct a "pre-closing" on the day preceding the Closing Date, in order to finalize and execute (but not deliver, pending the Closing) the documents to be executed and delivered at Closing. At Closing, Cousins shall deliver to Prudential and Venture Two the items required of Cousins as elsewhere set forth herein and Prudential shall deliver the items required of Prudential as elsewhere set forth herein. Cousins shall deliver possession of the Assets, subject only to the Permitted Title Exceptions, to Venture Two at the time of Closing. The parties agree to execute and deliver into escrow the day prior to the Closing Date all documents required for Closing release of the escrow to occur on the Closing Date.

         7.       Prorations, Credits and Closing Costs.

                  7.1 Proration Items. In each such proration set forth below, the portion thereof allocable to periods beginning as of the Closing Proration Date shall be credited to Venture Two, or charged to Venture Two, as applicable, and the portion thereof allocable to periods ending as of the Closing Proration Date shall be credited to Cousins, or charged to Cousins, as applicable, all of which prorations shall be made on the Closing Proration Date or, in the case of allocations to be made after the Closing Proration Date, upon receipt of such payments or payment of such expenses. If there is a net amount due to Venture Two after the direct transfers and payments described below in this Paragraph 7, such amount shall not be a credit against the Prudential Investment, but Cousins shall pay such amount directly to Venture Two on the Closing Proration Date. If there is a net amount due to Cousins, Prudential shall pay such amount to Cousins on the Closing Proration Date or at such other time as is set forth herein. Cousins and Prudential acknowledge and agree that twelve (12) days of income for the month of November, 1998 shall belong to Cousins and eighteen (18) days of expenses for the month of November, 1998 shall be the responsibility of Cousins. Cousins and Prudential agree that the Closing Proration Statement will not reflect a credit for income for November 1 through 12, 1998 or a charge for expenses for November 1 through 12, 1998, and Cousins and Prudential agree that, upon finalizing the books of account for the Assets for the month of November, 1998, Venture Two shall pay to Cousins 12/30th of the net income of the Assets for the month of November, 1998. Such amount shall be paid as soon as Venture Two shall finalize its books of account for such month, but in all events not later than December 20, 1998. The following items shall be prorated between Venture Two and Cousins or credited to Venture Two or Cousins, and the provisions of this Paragraph shall survive Closing hereunder:

                           A.       Real Estate Taxes and Assessments.  All ad
valorem real estate taxes and assessments and personal property taxes with respect to the Assets for the current calendar year shall be prorated as of the Closing Proration Date (including any which may become payable in the future in the event of any reassessment or re-billing thereof). Cousins shall pay all installments of assessments levied upon the Assets which are due prior to the Closing Proration Date. In the event that tax bills for the current year's taxes are not available on the Closing Proration Date, taxes shall be prorated based upon the tax bills for the previous year, or, if available, based upon the current assessed valuation and current millage rates, and, in such event (or in the event of any reassessment or re-billing thereof), Cousins and Venture Two shall reprorate the taxes when actual tax bills for the current year are available. All ad valorem real estate taxes and assessments and personal property taxes with respect to the Assets for periods prior to the current calendar year (which may become payable in the event of any reassessment or re-billing thereof, or in the event of any failure of any tax contest maintained by Cousins with respect thereto) shall remain the obligation of Cousins (and Cousins shall be entitled to receive any refund or rebate on any ad valorem real estate taxes and assessments and personal property taxes with respect to the Assets for periods prior to the current calendar year).

                           B.       Rents.  All Rental Payments received by
Cousins prior to the Closing Proration Date shall be prorated as of the Closing Proration Date. Any checks for Rental Payments received after the Closing
Proration Date by Cousins or its agents shall be promptly endorsed to Venture Two by the payee thereof and promptly transmitted to Venture Two; if any of such Rental Payments belong in part to Cousins and in part to Venture Two, upon such endorsement and transmittal (and receipt of collected funds), such checks shall be promptly deposited by Venture Two or its agent and the part thereof belonging to Cousins shall be promptly paid to Cousins and the balance shall be retained by Venture Two.

                           (i) Past Due Rents. Any Rental Payments which, as of the Closing Proration Date, are past due and unpaid and which are received subsequent to the Closing Proration Date by Venture Two or its agents or Cousins or its agents with respect to any Space Leases shall be applied first to pay the current portion of all Rental Payments due Venture Two under such Space Lease, and then, to pay to Cousins any portion of such Rental Payments applicable to the period ending as of the Closing Proration Date. Upon any payment of such amounts to Cousins, a proportionate share of any costs of collection actually incurred by Venture Two in connection therewith shall be deducted from such payment.

                           (ii) Post-Closing Adjustment Payments. In the event that on the Closing Proration Date there shall be any Rental Payments under any Space Lease which, although relating to a period prior to the Closing Proration Date, do not become due and payable until after the Closing Proration Date (such as year-end common area expense reimbursements, percentage rents, and the like), then any Rental Payments of such type received by Venture Two or its agents or Cousins or its agents subsequent to the Closing Proration Date shall, to the extent applicable to a period extending through the Closing Proration Date, be prorated upon receipt thereof between Cousins and Venture Two as of the Closing Proration Date, and Cousins' portion thereof shall be remitted promptly to Cousins by Venture Two without regard to whether any other type of Rental Payment is currently due Venture Two under such Space Lease. Percentage rents received by Venture Two shall be prorated in accordance with Section 3.3 of the Venture Agreement. Upon any payment of such amounts to Cousins, a proportionate share of any costs of collection actually incurred by Venture Two in connection therewith shall be deducted from such payment.

                           (iii) Cousins' Collection Rights. Cousins shall not have the option to collect any Rental Payments after Closing, except as agent of Venture Two. Venture Two shall use its reasonable efforts in the normal course of its business operations to collect and to enforce collection of all such Rental Payments.

                           C.       Security Deposits/Advance Rent.  Cousins
shall transfer to the account of Venture Two at Closing an amount equal to all Tenant Deposits then outstanding under the Space Leases and for all Rental Payments made in advance (to the extent not prorated as set forth above). With respect to any Tenant Deposits which are letters of credit, certificates of deposit or other non-cash Tenant Deposits ("Non-Cash Tenant Deposits"), Cousins shall, at Cousins' expense (i) deliver to Venture Two at the Closing such Non-Cash Tenant Deposits, and (ii) execute and deliver such other instruments as are necessary to cause such Non-Cash Tenant Deposits to be payable to Venture Two upon presentation in accordance with their terms. If such transfer to Venture Two's name cannot be accomplished simply by Cousins' assignment at Closing, Cousins shall have such time as is reasonably necessary to deliver the necessary transfer documents so long as Cousins promptly commences, after the Closing Date, the action necessary to accomplish such transfer and diligently pursues it to completion. If, prior to the date Cousins properly transfers the Non-Cash Tenant Deposits to Venture Two, Venture Two notifies Cousins that Venture Two requires a Non-Cash Tenant Deposit to be drawn or cashed, Cousins will promptly, as agent for Venture Two, take the required action and deliver all proceeds to Venture Two, provided that Venture Two indemnifies Cousins from any loss on account of such action taken at the direction of Venture Two.

                           D.       Utility Expenses and Payments; Existence of
Consolidated Utility Contract. Water, sewer, gas, waste fee, fire protection, electric and all other utility expenses and payments due or made with respect to the Assets shall be prorated as of the Closing Proration Date. At Venture Two's option, all such utility accounts shall be transferred to new accounts in Venture Two's name or retained in the name of Venture Two's designated management agent as of the Closing Date. Cousins shall cooperate with Venture Two's efforts to transfer such accounts and continue uninterrupted utility service to the Assets. Prudential has received and reviewed a copy of the electrical service contract with Georgia Power Company for service to the 100/200 North Point Center East Property, and acknowledges that the contract was entered into for electrical service to both the 100/200 North Point Center East Property and the 333 North Point Center East Property (such contract is identified on Exhibit I hereof as the "100/200 North Point Center East Electrical Contract"). One bill for all 3 buildings is issued by Georgia Power Company for the Improvements on the 100/200 North Point Center East Property and the building known as 333 North Point Center East and a single contract is required in order to obtain a favorable rate. However, the buildings are separately sub-metered by Cousins. The 100/200 North Point Center East Electrical Contract shall remain in place and, therefore, the utility service will remain in the name of Cousins.

                           E.       Utility Deposits.  Cousins shall receive a
credit on the Closing Proration Date for the amount of any utility deposits made by Cousins which are not refundable to Cousins by the holder thereof and which deposits are transferred to Venture Two at Closing and are reasonably documented to Venture Two by either Cousins or the holder thereof. Except as aforesaid, Cousins shall not assign to Venture Two any deposits which Cousins has with any of the utility services or companies servicing the Assets.

                           F.       Service Contract Payments.  All payments due
or owing under any Service Contracts assumed by Venture Two at Closing shall be prorated as of the Closing Proration Date. The blanket insurance policies for liability coverages shall be assumed by Venture Two, and such blanket insurance policies for liability coverages shall be prorated as of the Closing Proration Date. The blanket insurance policies for casualty coverages shall not be assumed by Venture Two, and such blanket insurance policies for casualty coverages shall not be prorated as of the Closing Proration Date, and if Cousins elects to continue such coverages, such coverages shall be at the sole cost and expense of Cousins.

                                    G.      Lease-Up Costs and Commissions.
Except as set forth as a cost of CP Venture Two on Exhibit HH attached hereto,
(i) Lease-Up Costs shall not be prorated or assumed, and all Lease-Up Costs for Space Leases shall be paid in full by Cousins as and when due, (ii) with respect to Space Leases as to which an Initial Commission has not yet been earned as of Closing, Venture Two will not assume the obligation to pay such Initial Commissions and Cousins shall be responsible for payment, in full, of such Initial Commissions, (iii) with respect to Future Active Commissions, Venture Two will assume the obligation, if any so arises, to pay such Future Active Commission, without reimbursement from Cousins, and (iv) with respect to Future Cousins Commissions, Venture Two will not assume the obligation, if any so arises, to pay such Future Cousins Commissions, and Cousins shall retain such obligation. Exhibit HH sets forth a Schedule of Cousins' calculation or current estimates of such Lease-Up Costs and Commission costs described in this subparagraph G. Amounts which are the responsibility of Cousins shall be paid by Cousins (or, at Venture Two's option, paid to Venture Two) promptly upon written request from Venture Two. Venture Two further agrees to pay the amounts with respect to the Monarch Bank Space Lease if and when due, in accordance with Exhibit II.

                           H.       Ground Rent.  Rent paid or payable under the
Ground Lease shall be prorated as of the Closing Proration Date.

                           I.       New Lease Expenses.  Except as set forth on
Exhibit HH, in the event that any new leases are entered into by Cousins after the date of this Agreement, and provided that Prudential has approved every such lease (any such approved new lease being herein referred to as an "Approved New Lease"), then in the event the Closing occurs, Venture Two shall pay the New Lease Commissions and pay all New Lease-Up Costs.

                           J.       Other Adjustments. Cousins shall pay (i)
with respect to the Space Lease with Monarch Bank at the Greenbrier MarketCenter Property the amounts set forth in Exhibit II on the payment dates set forth on Exhibit II hereof (the "Monarch Valuation Bank Adjustment"), (ii) with respect to the Space Lease with Solutions Plus at the Grandview II Property the amounts set forth on Exhibit II on the payment dates set forth on Exhibit II hereof (the "Solutions Plus Valuation Adjustment") and (iii) with respect to the Space Lease with Paychex at the Grandview II Property the amounts set forth on Exhibit II on the payment dates set forth on Exhibit II hereof (the "Paychex Valuation Adjustment"). Cousins has also agreed to pay certain amounts with respect to the Space Lease with Best Buy Stores L.P. at the Greenbrier MarketCenter Property in the amounts and upon the terms and conditions set forth in the Master Lease (the "Best Buy Rentals"). Notwithstanding an other provision of this Agreement, the Venture Agreement or the Venture Two Agreement to the contrary, Cousins and Prudential acknowledge and agree that the Monarch Bank Valuation Adjustment, the Solutions Plus Valuation Adjustment, the Paychex Valuation Adjustment and the Best Buy Rentals shall constitute "Gross Receipts" (as defined in the Venture Two Agreement) for the periods in which such amounts are paid for the purposes of determining "Cash Flow" (as defined in the Venture Two Agreement"). Notwithstanding any other provision of this Agreement, the Venture Agreement or the Venture Two Agreement to the contrary, Cousins and Prudential acknowledge and agree that the Lease-Up Costs and Commissions shown on Exhibit HH as the responsibility of Venture Two shall be paid by Venture Two when due and shall thereupon constitute Operating Expenses (as defined in the Venture Two Agreement) when paid. The provisions of this Section 7.1L shall expressly survive the Closing.

                           K.       100/200 Repairs.  Cousins shall repair the
defects described on Exhibit CC as and to the extent on, and on the schedule set forth on, said Exhibit CC with respect to the 100/200 North Point Center East Property, on or before July 31, 1999, at the sole cost and expense of Cousins, which work must be completed in a fashion reasonably satisfactory to Prudential and its engineers. Prior to commencement of such repair work, Cousins shall deliver to Prudential a contract from a reputable and licensed contractor outlining the specifications and work to be undertaken to complete such repair, which specifications and contract shall be subject to Prudential's approval, which shall not be unreasonably withheld or delayed. Cousins shall complete such work in such fashion as shall minimize the interruption of tenant activities at such Property, including scheduling work on weekends as necessary to minimize loss of use of parking spaces, and in no event shall Cousins undertake such work in such fashion as shall violate in any material respect the Space Leases of such Property. Upon completion of such work, but in any event on or before such deadline, Cousins shall deliver written notice to Prudential certifying the completion of such work, which notice shall include
a certification of completion   and  lien  waiver  signed  by  the contractor(s
 performing such work.

                           L.       Costs and Liabilities Related to Certain
Representation Exceptions. Cousins shall indemnify and hold harmless Prudential from and against any and all claims, demands, causes of action, debts,
liabilities,   judgments  and  damages  (including  costs  and reasonable attorneys' fees incurred in connection with the enforcement of this indemnity) which may be asserted or recovered against the indemnified party on account of or arising from the matters set forth in Item 3 of Exhibit H (Rent Credit claim by "Linens N Things"), Item 5 of Exhibit H (default claim by Bloeser, to the extent uncured or to the extent Bloeser may dispute such cure or allege failure to cure), Item 6 of Exhibit H (lien claim by "Standard Concrete"), and Item 7 of Exhibit H (Los Altos past due tax claim), and as to claims in the estoppel certificates by Bed, Bath & Beyond (Mansell II) and Office Max (Greenbrier) as to defaults relating to roof leaks. Cousins, at its sole cost and expense, shall pay any amounts due from the owner of the Property with respect to such matters, and, subject to the prior written approval of Prudential, which shall not be unreasonably withheld or delayed, shall take such action as Cousins may describe to Prudential in writing on behalf of the owner of the Property with respect to such claims. This indemnity and agreement by Cousins and agreement by Prudential shall expressly survive any termination of this Agreement and the Closing.

                           M.       Post Closing Documents.  Subsequent to
Closing, Cousins shall use commercially reasonable efforts to obtain from GTE (or the holder thereof) a modification or vacation of the easement held by
GTE  under  the  Target   improvements   at  the  Greenbrier MarketCenter
Property, so that the easement no longer encumbers the portion of the Greenbrier MarketCenter Property on which the Target improvements are located. In the event GTE (or such holder) is unwilling to deliver such modification or vacation in recordable form, Cousins shall use commercially reasonable efforts to obtain a letter agreement from GTE consenting to the Target improvements or otherwise clarifying that GTE has not constructed or installed any utility facilities beneath the Target improvements, and that GTE does not intend to exercise any such right to so utilize any portion of the easement which may extend beneath the Target improvements. If requested by Prudential, Cousins shall, upon receipt of any such letter agreement, record an Affidavit Regarding Real Property attaching such letter agreement and setting forth the facts regarding same. Cousins shall use commercially reasonable efforts to obtain such modification or vacation on or before December 15, 1998. If Cousins fails to obtain such modification or vacation, Cousins shall secure for Venture Two on or before December 20, 1998 affirmative insurance to the title insurance policy of Venture Two which shall set forth coverage against the enforced removal of the Target improvements which are located over such easement. In addition, Cousins shall indemnify and hold harmless Prudential and Venture Two from and against any and all claims, demands, causes of action, debts, liabilities, judgments and damages (including costs and reasonable attorneys' fees incurred in connection with the enforcement of this indemnity) which may be asserted or recovered against the indemnified party on account of or arising from the enforcement of such easement by GTE (or such holder) on the portion of the Greenbrier MarketCenter Property on which the Target improvements are located. Cousins, at its sole cost and expense, shall pay any amounts due to GTE (or such holder) or Target (or its successors or assigns) from the owner of the Property with respect to such matters, and, subject to the prior written approval of Prudential, which shall not be unreasonably withheld or delayed, shall be permitted to take such action as Cousins may describe to Prudential in writing on behalf of the owner of the Property with respect to such claims. This indemnity and agreement by Cousins and agreement by Prudential shall expressly survive any termination of this Agreement and the Closing. The indemnity and obligations of Cousins set forth in this paragraph shall expire and be deemed satisfied upon receipt and recordation of such modification or vacation or upon receipt and delivery to Prudential of such letter agreement, as the case may be, and the endorsement of the title policy of Venture Two to reflect such modification or vacation.

                  7.2 Proration Closing Statement and Schedules. On or before five (5) days prior to the Closing Proration Date, Prudential shall prepare and deliver to Cousins a draft Proration Closing Statement for the Transaction, and Cousins shall deliver to Prudential a current schedule of the items and amounts to be prorated or credited as set forth in this Paragraph 7.

                  7.3 Reproration after Closing Proration Date. The provisions of this Paragraph 7 shall survive the Closing. In the event that the actual amounts of any of the aforesaid proration items are unavailable as of the Closing Proration Date, then such proration shall be made on the basis of an amount reasonably estimated by Prudential and Cousins on the Closing Proration Date and Prudential and Cousins shall thereupon reprorate such items at such times as the exact amounts for such proration items become available; provided however, that no reproration adjustment shall be made if the net amount due is $100 or less.

                  7.4 Cousins' Closing Costs. Cousins shall pay the following closing costs, fees, charges and expenses in regard to this Agreement and the consummation of the Transaction: (a) one half of any transfer, stamp or recording tax due in connection with the Transaction in the State of Alabama and all of the grantor tax applicable in the State of Virginia, (b) one half of any title examinations and premiums for the Title Policy in the States of Alabama, California and North Carolina, (c) one-half of any surveys of the Real Property obtained by or for the benefit of Cousins and Prudential in connection with this Transaction in the States of Alabama, California, North Carolina and Virginia,
(d) any transfer, stamp or recording tax due in connection with the Transaction in the States of Georgia, North Carolina and California, (e) one half of any escrow agent fees (if any are charged in connection with this Transaction), (f) one half of any loan transfer fees and costs (including lenders' attorneys' fees), (g) all costs and recording charges due on recordation of any documents required to cure Title Cure Items, (h) all "per page" recording costs due on recordation of any documents required to convey the Assets, (i) the fees and expenses of Cousins' attorneys and accountants, and (j) the fees and expenses of Cousins' investment advisors and investment bankers.

                  7.5 Prudential's Closing Costs. Prudential shall pay the following closing costs, fees, charges and expenses in regard to this Agreement and the consummation of the Transaction: (a) one half of any transfer, stamp or recording tax due in connection with the Transaction in the State of Alabama and all of the grantee tax in the State of Virginia, (b) one half of any title examinations and premiums for the Title Policy in the States of Alabama, California and North Carolina, (c) one-half of any surveys of the Real Property obtained by or for the benefit of Cousins and Prudential in connection with this Transaction in the States of Alabama, California, North Carolina and Virginia,
(c) title examinations and premiums for owner's title insurance in the States of Georgia and Virginia, (d) any surveys of the Real Property obtained by or for the benefit of Cousins and Prudential in the State of Georgia in connection with this Transaction, (e) one half of any escrow agent fees (if any are charged in connection with this Transaction), (f) one half of any loan transfer fees and costs (including lenders' attorneys' fees), (g) the fees and expenses of Prudential's attorneys and accountants, if any, and (h) any other investigations, studies and appraisals conducted by or for the benefit of Prudential.

         8. Conveyances and Deliveries at Closing. In addition to the documents to be delivered at Closing pursuant to Paragraph 2, the following conveyances and deliveries shall be made at Closing:

                  8.1 Contribution Conveyance Agreements. At the Closing, Cousins shall deliver or cause to be delivered to Venture Two the following (which, as to documents to be executed by Cousins or any Affiliate of Cousins, shall be duly executed and delivered):

                           A.       Deed.  For each Real Property (other than
the Presbyterian Medical Plaza Property), a Limited Warranty Deed in the form of Exhibit Q, subject only to the Permitted Title Exceptions.

                           B.       Bill of Sale.  For each Property, a Bill of
Sale (with a limited warranty of title) in the form of Exhibit R, to which shall be attached a current inventory of all Personal Property.

                           C.       Assignment of Leases.  For each Property, an
Assignment and Assumption of Leases in the form of Exhibit S (the "Assignment of Leases"), to which shall be attached a true, correct and complete list of all Space Leases and, if applicable, any Commission Agreements.

                           D.       Assignment of Service Contracts, Warranties
and Other Interests. For each Property, an Assignment and Assumption of Service Contracts, Warranties and Other Interests in the form of Exhibit T (the "Assignment of Contracts and Interests") with respect to Cousins' interest in the Service Contracts (except those which Cousins is obligated to terminate pursuant to this Agreement) and the Other Interests, to which shall be attached true, correct and complete lists of all Service Contracts and Warranties to be assigned at Closing. Except as otherwise provided in this Agreement, Venture Two shall assume in writing the due and full performance of all of Cousins' covenants and obligations accruing on and after the Closing Date under the Service Contracts. Cousins shall execute a separate assignment instrument for the Service Contract identified on Exhibit I as the 100/200 North Point Center East Electrical Service Contract, the form of which is attached to Exhibit T as Schedule T-1. Further, it is acknowledged and agreed by Prudential that the Assignment and Assumption of Service Contracts, Warranties and Other Interests shall grant only a non-exclusive license, to be held in common with Cousins and its Affiliates and their respective successors and assigns, to use the name "MarketCenter". In addition, the license to use the name "MarketCenter" shall terminate in the event the Alliance Management Agreement between Cousins and Venture Two is terminated or upon the earlier termination of any direct or indirect ownership interest of Cousins in Venture Two, such termination to be effective upon 180 days after such event (in order to provide the owner of such Properties sufficient time to implement a new Project Name, signage and other necessary changes).

                           E.       Assignment of Ground Lease.  With respect to
the Presbyterian Medical Plaza Property, Cousins shall convey all right, title and interest in and to the Ground Lease, together with any easements appurtenant thereto and any Improvements thereon, to Venture Two by an Assignment of Ground Lease in the form of Exhibit U attached hereto and made
a  part  hereof  (hereinafter   referred  to  as  the  "Ground  Lease
Assignment"), subject only to the Permitted Title Exceptions. In the Ground Lease Assignment, Venture Two shall assume in writing the due and full performance of all of Cousins' obligations accruing on and after the Closing Date under such Ground Lease.

                           F.       Notices of Assignment and Assumption.  A
written notice in the form of Exhibit V-1, a copy of which shall be sent to each Space Tenant under a Space Lease (the "Tenant Notice"), and a written notice in the form of Exhibit V-2 to each party to a Service Contract (the "Contract Notices"), which notices shall include a request for a new insurance certificate naming Venture Two as an additional insured.

                           G.       Transfer of Permits and Approvals.  If
applicable and if requested by Prudential, Cousins shall execute all applications and instruments required in connection with the transfer of all Permits and Approvals, to the extent transferable, in order to transfer the benefits of each such Permit and Approval to Venture Two.

                           H.       Transfer Tax Declaration.  If applicable, a
duly completed real estate transfer tax declaration or return.

                           I.       Other Instruments.  Such other instruments
or documents as may be reasonably requested by Prudential or the Title Company, or reasonably necessary, to effect or carry out the purposes of this Agreement (which instruments or documents shall be subject to Cousins' prior approval thereof, which approval shall not be unreasonably withheld or delayed).

                  8.2 Cousins' Other Deliveries. At the Closing, Cousins shall deliver or cause to be delivered to Prudential the following (which, as to documents to be executed by Cousins or any Affiliate, shall be duly executed and delivered):

                           A.       Ground Lease Estoppel.  As a condition
precedent to Prudential's obligations at Closing, Cousins shall deliver to Prudential at or prior to Closing an estoppel certificate executed by the lessor under the Ground Lease, which estoppel certificate (the "Ground Lessor Estoppel") shall be substantially in the form of Exhibit W attached hereto and made a part hereof; the Ground Lessor Estoppel shall be dated no earlier than thirty (30) days prior to Closing, nor shall the Ground Lessor Estoppel indicate any material defaults or material discrepancies in information
previously  made  available  to  Prudential.   Notwithstanding  the foregoing,
Cousins shall not have any obligation to incur any expenditures in order to obtain the Ground Lessor Estoppel. Cousins shall forward a copy of the Ground Lessor Estoppel to Prudential upon receipt by Cousins. Subsequent to Closing, Cousins shall use commercially reasonable efforts to obtain a ground lessor estoppel substantially in the form of Exhibit W-1 attached hereto and made a part hereof. Notwithstanding the foregoing, Cousins shall not have any obligation to incur any expenditures in order to obtain the Ground Lessor Estoppel. Cousins shall forward a copy of the Ground Lessor Estoppel to Prudential upon receipt by Cousins.

                           B.       Tenant Estoppels.  Any and all Tenant
Estoppels received by Cousins. Cousins shall use its commercially reasonable efforts to deliver to Prudential at or prior to Closing Tenant Estoppels from each of the Space Tenants substantially in the form of the Tenant Estoppel Form or, if the Space Lease includes a different form, substantially in the form required by the Space Lease (which shall, for the purposes of this Agreement, satisfy the Tenant Estoppel Requirement if the Tenant so uses the form attached to its Space Lease). Notwithstanding the foregoing to the contrary, the form of Tenant Estoppel to be obtained from Dayton Hudson Corporation ("Target") with respect to the Greenbrier MarketCenter Property shall be substantially as set forth on Exhibit JJ hereof, and the form of Tenant Estoppel to be obtained from Target with respect to the North Point MarketCenter Property shall be substantially as set forth on Exhibit KK hereof. As a condition precedent to Prudential's obligations at Closing, Cousins shall deliver to Prudential at or prior to Closing Tenant Estoppels executed by such number of the Space Tenants as is necessary to comply with the Tenant Estoppel Requirement. Notwithstanding the foregoing, Cousins shall not have any obligation to incur any expenditures in order to obtain such estoppel certificates.

                           C.       Delivery of Keys and Property Documents. The
Ground Lease, the Operating Statements, the Commission Agreements, the Existing Loan Documents, the Environmental Reports, the Rent Roll, the Service Contracts, the Service Contract Records, the Space Leases, the Warranties, the Property Documents and all Other Documents, together with all keys to the Assets shall, at the option of Prudential, remain in the possession of Cousins upon Closing but shall be the property of Venture Two upon Closing, and the right of possession thereof by Cousins shall exist solely under the Alliance Management Agreement to be entered into at Closing between Cousins and Venture Two.

                           D.       Termination of Management Agreement and
Leasing Agreement. An executed original copy of the agreement terminating, as of the Closing Date, the Daniel Management and Leasing Agreement, as such document is defined and described on Exhibit I.

                           E.  Affidavit  of Title.  An  Affidavit of Title with
respect to Liens in the form of Exhibit X.

                           F.       Non-Imputation Affidavit and Endorsement.
At Closing, Cousins shall execute and deliver to the Title Company a Non-Imputation Affidavit in the form of Exhibit Y attached hereto and made a part hereof.

                           G.       Evidence of Authority.  Evidence that
Cousins has the requisite power and authority to execute and deliver, and perform under, this Agreement and all documents to be signed by Cousins in connection herewith, consisting of a Certificate of Existence from the State of Georgia, an incumbency certificate duly executed by the secretary or assistant secretary of Cousins with respect to the offices held by the persons who at Closing execute documents on behalf of Cousins, and a certificate (duly certified by the secretary or assistant secretary of such corporation) with respect to the resolution of the Board of Directors of such corporation authorizing Cousins to enter into this Transaction, which certificate shall also recite that the resolution has been duly adopted at a meeting of the Board of Directors and remains in full force and effect. With respect to any Asset which is owned by the Other Owners, Cousins shall cause to be delivered evidence of authority of such Affiliate to transfer the respective Property to Venture Two as is reasonably required by the Title Company and Prudential.

                           H.       Loan Assumption Documents.  Venture Two
shall assume and agree to pay the Existing Loans in accordance with their respective terms and shall assume and agree to comply with all of the covenants, terms and obligations of the Existing Loan Documents, and to deliver the assumption agreements and indemnity agreements required by the Existing Loan Documents, which assumption agreements and indemnity agreements shall be in the form set forth on Exhibit Z (the "Loan Assumption Documents"). Venture Two shall not assume nor incur any personal liability under the Existing Loan Documents except as and to the extent that Cousins had, prior to the transfer, liability under the Existing Loan Documents. Prudential shall not assume or incur any personal liability or obligations under the Existing Loan Documents.

                           I.       Existing Lender Estoppels.  As a condition
precedent to Prudential's obligation to consummate the Transaction at Closing, Cousins shall obtain and deliver to Venture Two at Closing estoppel certificates executed by the Existing Lenders, which estoppel certificates shall be in the form set forth on Exhibit AA; no estoppel certificate shall be dated earlier than thirty (30) days prior to Closing nor shall the estoppel certificate indicate any material defaults or material discrepancies in information previously made available to Prudential. Notwithstanding the foregoing, Cousins shall not have any obligation to incur any expenditures in order to obtain such estoppel certificates. Cousins shall forward a copy of the estoppel certificates to Prudential upon receipt of the estoppel certificates by Cousins.

                           J.       Reaffirmation.  A reaffirmation of the
representations, warranties and covenants set forth in Paragraph 9 hereof in the form of Exhibit BB and made a part hereof, to which shall be attached a current Rent Roll, a Representation Exception Schedule (which shall include a current delinquency report), and, true, correct and complete lists of (i) all
Personal  Property,  (ii) all Space  Leases  and, if applicable,   Commission
Agreements, and (iii) all Service Contracts and Warranties to be assigned at Closing.

                           K.       Intentionally Omitted.

                           L.       Formation Closing Statement.  A Formation
Closing Statement (the "Closing Statement") which shall, among other items, set forth the Initial Prudential Venture Investment, the Initial Prudential
Venture  Three  Investment,   all  cash  contributions  and transfers made by
Cousins, and all disbursements made at Closing on behalf of Prudential and Cousins.

                           M. Opinion of Cousins' Counsel.  On the Closing Date,
Prudential shall have received the opinion of Cousins' counsel dated as of the Closing Date, in form reasonably satisfactory to Prudential, that Cousins is a corporation duly created, validly existing and in good standing under the laws of the State of its organization; the Cousins has the power and authority to enter into and perform this Agreement; and that the execution, delivery and performance of this Agreement and of all instruments to be executed and delivered by Cousins hereunder have been duly authorized by all necessary action on the part of Cousins and have been duly executed and delivered.

                           N.       Non-Foreign Affidavit.  A certificate in the
form of Exhibit NN.

                           O.       Georgia Residency Certificate.  A
certificate in the form of Exhibit OO evidencing that Cousins is a resident of the State of Georgia pursuant to O.C.G.A. 48-7-128.

                           P.  Opinion of ERISA  Counsel.  On the Closing  Date,
Prudential shall have obtained, at the sole cost and expense of Cousins (not to exceed $7,500, with Prudential to pay any costs in excess of such amount), an opinion from its counsel in form acceptable to Prudential that Venture is a Venture Capital Operating Company and that Venture Two is a Real Estate Operating Company.

                           Q.       Management and Leasing Agreement.
The Alliance Management Agreement.

                           R.       Landlord Estoppels. If Cousins shall be
unable to deliver to Prudential at or prior to Closing Tenant Estoppels executed by one hundred percent (100%) of all Space Tenants under the Space Leases, as a condition precedent to Prudential's obligation to consummate the Transaction at Closing, Cousins shall have the obligation to deliver to Prudential at Closing a Cousins Estoppel for each Space Lease sufficient to comprise, together with the Tenant Estoppels executed by Space Tenants, one hundred percent (100%) of the Space Leases as aforesaid.

                           S.       Service Contract, Warranty and Title
Estoppels. Any and all Service Contract Estoppels, Warranty Estoppels and Title Estoppels received by Cousins.

                           T.       Master  Lease.  The  Master  Lease in the
form of Exhibit QQ (the "Master Lease").

                           U.       Environmental Indemnity Agreement.  The
Environmental Indemnity Agreement  in the form of Exhibit MM.

                           V.       Other Instruments.  Such other instruments
or documents as may be reasonably requested by Prudential or the Title Company, or reasonably necessary, to effect or carry out the purposes of this Agreement (which instruments or documents shall be subject to Cousins' prior approval thereof, which approval shall not be unreasonably withheld or delayed).

                  8.3 Prudential's Deliveries. At the Closing, Prudential shall deliver or cause to be delivered to Cousins the following:

                           A.       Formation Closing Statement.  An executed
counterpart of the Formation Closing Statement.

                           B.       Evidence of Authority.  Evidence that
Prudential has the requisite power and authority to execute and deliver, and perform under, this Agreement and all documents to be signed by Prudential in connection herewith, consisting of a Certificate of Existence from the State of New Jersey, an incumbency certificate duly executed by the secretary or assistant secretary of Prudential with respect to the offices held by the persons who at Closing execute documents on behalf of Prudential, and a certificate (duly certified by the secretary or assistant secretary of such corporation) with respect to the approval of Prudential authorizing Prudential to enter into this Transaction, which certificate shall also recite that the resolution has been duly adopted by the Investment Committee of Prudential and remains in full force and effect.

                           C.       Reaffirmation.  A reaffirmation of the
representations, warranties and covenants set forth in paragraph 9 hereof in the form of Schedule BB-1 Attached to Exhibit BB hereof.

                           D.       Intentionally Omitted.

                           E.       Opinion of Prudential's Counsel.  On the
Closing Date, Cousins shall have received the opinion of Prudential's   counsel
dated as of the Closing Date, in form reasonably satisfactory to Cousins, that Prudential is a corporation duly created, validly existing and in good standing under the laws of the State of its organization; the Prudential has the power and authority to enter into and perform this Agreement; and that the execution, delivery and performance of this Agreement and of all instruments to be executed and delivered by Prudential hereunder have been duly authorized by all necessary action on the part of Prudential and have been duly executed and delivered.

                           F.       Other Instruments.  Such other instruments
or documents as may be reasonably requested by Cousins or the Title Company, or reasonably necessary, to effect or carry out the purposes of this Agreement (which instruments or documents shall be subject to Prudential's prior approval thereof, which approval shall not be unreasonably withheld or delayed).

                  8.4 Venture Two's Deliveries. At the Closing, Venture Two shall deliver or cause to be delivered to Cousins the following:

                           A.       Assignment of Leases.  For each Property, an
Assignment and Assumption of Leases.

                           B.       Assignment of Service Contracts, Warranties
and Other Interests. For each Property, an Assignment and Assumption of Contracts and Other Interests (including the form attached as Schedule T-1).

                           C.       Ground Lease Assignment.  An executed
counterpart of the Ground Lease Assignment.

                           D.       Loan Assumption Documents.  Executed
counterparts of the Loan Assumption Documents.

                           E.       Management and Leasing Agreement.  The
Alliance Management Agreement.

         9.       Representations and Warranties.

                  9.1 Cousins' Representations and Warranties. Cousins, as of the date of the execution of this Agreement by Cousins, represents and warrants to Prudential, and covenants with Prudential, subject to the matters on the Representation Exception Schedule, as follows:

                           A.       Space Leases:

                           (i) Title. Cousins is the lessor or landlord or the successor lessor or landlord under the Space Leases. Except as set forth in the Existing Loan Documents, no rent reserved in the Space Leases has been assigned by Cousins and, except as set forth in the Existing Loan Documents, Cousins has not otherwise assigned its rights, title or interest in and to the Space Leases.

                           (ii) Rent. To Cousins' Knowledge (and without limiting Prudential's rights under Paragraph 7 hereof), except as set forth on the Representation Exception Schedule, no Rental Payments have been collected in advance of the time when the same becomes due under the terms of the Space Leases, except only for Rental Payments paid not more than thirty (30) days in advance. Except as set forth in the Space Leases, Cousins has not granted to any Space Tenant any Concessions which would be binding upon Venture Two after the Closing Date. Except as set forth in the Space Leases and on the Representation Exception Schedule, no Concession has been granted to a Space Tenant prior to the date hereof which resulted in the waiver of the obligation of such Space Tenant to pay base monthly rent.

                           (iii) Rent Roll. The Rent Roll is, in all material respects, accurate and not misleading.

                           (iv) Space Lease Defaults. Except as set forth on the Representation Exception Schedule, there are no monetary defaults on the part of any Space Tenant and no conditions or facts which, with the passage of time or the giving of notice, or both, would constitute a monetary default by any Space Tenant. To Cousins' Knowledge, except as set forth on the Representation Exception Schedule, there are no material defaults under or with respect to the Space Leases on the part of the landlord thereunder, no material non-monetary defaults on the part of any Space Tenant and no conditions or facts which, with the passage of time or the giving of notice, or both, would constitute such a material non-monetary default, and there have been no waivers of any material non-monetary defaults by Cousins or the Other Owners under the Space Leases except as set forth in writings constituting the Space Lease.

                           (v)   Guarantees   of  Space   Leases.   To  Cousins'
         Knowledge, all guarantees (if any) of the obligations of the Space Tenants under the Space Leases are in full force and effect.

                           (vi) Copies of Space Leases and Commission Agreements. Cousins has made available to Prudential true, correct and complete copies of the Space Leases and Commission Agreements. To Cousins' Knowledge, there are no understandings, Concessions, promises or agreements between Cousins or the Other Owners and any Space Tenant except as set forth in the Space Leases and the Commission Agreements.

                           (vii) No Lease Offsets. Except as set forth on the Representation Exception Schedule, neither Cousins nor the Other Owners has received notice by a Space Tenant asserting, and to Cousins' Knowledge, no Space Tenant has (A) any current right to off-set rent by reason of Cousins' or the Other Owners' failure, in any material respect, to perform its obligations pursuant to any Space Lease, (B) a claim against Cousins or the Other Owners, or (C) a right to abate rent.

                           (viii) Space Tenant Status. Except as set forth on the Representation Exception Schedule, neither Cousins nor the Other Owners has received written notice that any Space Tenant has (A) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (B) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, or
         (C) made an assignment for the benefit of creditors. To Cousins' Knowledge, except as set forth on Exhibit EE, no Space Tenant has executed a written sublease for all or part of its demised premises or a written assignment of its Space Lease.

                           (ix) Leasing Commissions. Except for the Surviving Commissions, there are no leasing commissions, referral fees, payments and obligations to make payments to agents, leasing agents, leasing brokers or other parties with respect to the Space Leases, whether such agreements are contained in a Space Lease or in any separate commission agreement, due or payable now or hereafter with respect to the Space Leases.

                           B.       Organization, Power and Authority.  Cousins
is a Georgia corporation duly organized, validly existing and in good standing under the laws of the State of its organization or incorporation, is, to the extent required by law, duly qualified to do business in the States in which the Assets are located and has all necessary power to execute and deliver this Agreement and perform all its obligations hereunder. Cousins has the full power and authority to enter into and perform this Agreement and the execution, delivery and performance of this Agreement by Cousins (i) has been duly and validly authorized by all necessary action on the part of Cousins,
(ii) does not conflict with or result in a violation of Cousins' articles of incorporation (or charter or by-laws) or partnership agreement or operating agreement, or any judgment, order or decree of any court or arbiter in any proceeding to which Cousins is a party, and (iii) does not conflict with or constitute a material breach of, or constitute a material default under, any contract, agreement or other instrument by which Cousins is bound or to which it is a party.

                           C.       No Other Leases or Occupancies.  Cousins has
not entered into any, and to Cousins' Knowledge there are no, leases or other agreements granting to any party any right to occupy any of the Assets, except for the Space Leases. To Cousins' Knowledge, except for any subleases set forth on Exhibit EE or as permitted under the Space Leases, no party other than the Space Tenants is actually occupying any portion of the Real Property or the Improvements.

                           D.       No Undisclosed Contracts.  To Cousins'
Knowledge, there are no management, real estate, leasing or rental commission, service, maintenance, employment, union or other contracts of any kind or description in existence relating to the Assets, and no options to purchase, deeds, or other documents conveying any ownership or possessory interest in or to the Assets, except for the Ground Lease, the Venture Agreement, the Venture Two Agreement, the Permitted Title Exceptions, the Commission Agreements (for Surviving Commissions), the Space Leases, the Service Contracts, the Permits and Approvals and the Warranties, the terms of which will survive the Closing or would constitute an obligation upon Venture Two after the Closing Date.

                           E.       Defaults under Service Contracts.  To
Cousins' Knowledge, there are no material defaults under or with respect to the Service Contracts on the part of Cousins, and to Cousins' Knowledge there are no material defaults on the part of any other party to any Service Contract, and no conditions or facts exist which, with the passage of time or the giving of notice, or both, would constitute such a material default on the part of Cousins or any such other party to any Service Contract, and there have been no waivers of any material defaults except as set forth in writings constituting the Service Contracts. Cousins has made available to Prudential true, correct and complete copies of the Service Contracts. To Cousins' Knowledge, there are no understandings, concessions, promises or agreements between Cousins or the Other Owners and any party to the Service Contracts except as set forth in the Service Contracts.

                           F.       Accuracy of Operating Statements.  Cousins
has delivered to Prudential true, correct and complete copies of the Operating Statements. The Operating Statements are prepared in accordance with generally accepted accounting principles, excluding footnotes, and fairly represent in all material respects the results of operations of the Assets for the periods indicated, exclusive of any footnote disclosure.

                           G.       No Violations of Land Use Requirements.  To
Cousins' Knowledge, the Assets and all Improvements are not in violation, in any material respect, of the Land Use Requirements. Cousins has not received and, to Cousins' Knowledge, Cousins is not aware of, any notification from any governmental or public authority that the Assets are not in compliance in all material respects with any Land Use Requirements.

                           H.       Environmental Matters.  With respect to the
matters set forth in subsections (ii) through (vi) of this Subparagraph, Cousins' Knowledge is based solely on those certain environmental reports listed on Exhibit FF attached hereto, which list includes all supplements, amendments and modifications (if any)to such reports (the "Environmental Reports"). To Cousins' Knowledge, Cousins has not conducted or received from any third party any other environmental investigations with respect to Environmental Matters in the Assets, except for the Environmental Reports.

                           (i)      Existing Reports.  Cousins has made
         available to Prudential true, correct and complete copies of the Environmental Reports.

                           (ii) No Known Litigation or Violation. To Cousins' Knowledge, there is no Environmental Litigation pending or threatened with respect to the Assets. Except as may be referenced in the Environmental Reports identified in Exhibit FF, Except as disclosed in the environmental report prepared for the First Union Tower Property identified on Exhibit FF and addressed in Exhibit MM, Cousins has received no notice of existing violations of applicable Environmental Laws with respect to the ownership, use, condition, or operation of the Assets.

                           (iii) Uses. To Cousins' Knowledge, Cousins has not used the Assets for the treatment, storage, or disposal of any Hazardous Substance in a manner which would violate, in any material respect, any applicable Environmental Laws. To Cousins' Knowledge, no Space Tenant has used the Assets for the treatment, storage or disposal of any Hazardous Substance in a manner which would violate, in any material respect, any applicable Environmental Laws.

                           (iv) No Asbestos; No PCBs. Except as set forth in the applicable Environmental Reports, to Cousins' Knowledge, no Improvement contains any asbestos or asbestos-containing materials in material violation of any applicable Environmental Law. To Cousins' Knowledge, no electrical transformers installed or located on the Assets contain polychlorinated biphenyls in material violation of any applicable Environmental Law.

                           I.       Condemnation Proceedings.  To Cousins'
Knowledge, Cousins has received no written notice of pending or threatened Condemnation Proceedings which would affect the Assets, or any part thereof, or any written request for a conveyance in lieu thereof.

                           J.       Litigation Proceedings.  To Cousins'
Knowledge, there are no judgments unsatisfied against Cousins with respect to the Assets or consent decrees or injunctions to which the Assets are subject, and, to Cousins' Knowledge, there is no litigation, claim or proceeding pending against or relating to the Assets. There is no criminal investigation concerning Cousins which will have a material adverse effect on its ability to perform under this Agreement or the Assets.

                           K.       Bankruptcy.  Cousins has not (A) commenced a
voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (B) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, (C) made an assignment for the benefit of creditors.

                           L.       Trade Name.  Cousins has received no notice
from any other party who claims that Cousins' use of the Project Name violates or infringes upon such party's rights.

                           M.       ERISA.  To Cousins' Knowledge:

                           (i) Neither Cousins nor any of its affiliates (within the meaning of Part V(c) of Prohibited Transaction Exemption 84-14 granted by the U.S. Department of Labor ("PTE 84-14") has, or during the immediately preceding year has exercised, the authority to appoint or terminate Prudential as investment manager of any assets of the employee benefit plans whose assets are held by Prudential or to negotiate the terms of any management agreement with Prudential on behalf of any such plan;

                           (ii) The Transaction is not specifically excluded by Part I(b) of PTE 84-14;

                           (iii) Cousins is not a related party of Prudential (as defined in Part V(h) of PTE 84-14); and

                           (iv)  The   terms  of  the   Transaction   have  been
         negotiated and determined at arm's length, as such terms would be negotiated and determined by unrelated parties.

Cousins hereby agrees to execute such documents or provide such information as Prudential may reasonably require in connection with the Transaction or to otherwise reasonably assure Prudential that: (a) this is not a prohibited transaction under ERISA, (ii) that the Transaction is otherwise in compliance in all respects with ERISA and (iii) that Prudential is not in violation of ERISA by compliance with this Agreement and by closing the Transaction.

                           N.       Ground Lease.  With respect to the Ground
Lease,

                           (i) Cousins is the owner and holder of the lessee's interest in the Ground Lease and of the leasehold estate created thereby.

                           (ii) To Cousins' Knowledge, neither Cousins nor the lessor under the Ground Lease is in material default under any of the terms, covenants or conditions thereof nor does there exist any event of material default or any state of facts or condition which would, with the passage of time or the giving of notice, or both, constitute a material default or event of material default on the part of said lessor or Cousins under any of said terms, covenants or conditions of the Ground Lease.

                           (iii) The copy of the Ground Lease made available by Cousins to Prudential is a true, correct and complete copy thereof. To Cousins' Knowledge, there are no understandings, concessions, promises or agreements between Cousins and any party to the Ground Lease except as set forth in the Ground Lease.

                           O.       Existing Indebtedness.  With respect to the
Existing Indebtedness, Cousins represents and warrants as follows:

                           (i) The copies of the Existing Loan Documents made available by Cousins to Prudential are true, correct and complete copies thereof.

                           (ii) To Cousins' Knowledge, no material default or events which would, upon the passage of time or the giving of notice or both, ripen into a material default exist under the Existing Loan Documents.

                           P.       Building Systems Hardware and Software.  To
Cousins' Knowledge, based on a review of Building System records and requests for information from parties to Service Contracts, the "make" of each item of computer driven or assisted equipment related to Building Systems (including type of hardware equipment, manufacturer, product name, and product number, if available to Cousins after making commercially reasonable and diligent inquiry of the parties to the applicable Service Contracts and manufacturers of the Building Systems, as applicable), and the "brand" of software used to operate such equipment used with Building Systems (including type of software, manufacturer, product name, product number, version, and other relevant identifying information), are as set forth on Exhibit GG attached hereto.

                           Q.       Plans and Specification and Soils Reports.
To Cousins' Knowledge, the copies of the Plans and Specifications made available to Prudential by Cousins are the final plans and specifications for the Improvements and are true, correct and complete copies thereof (except for changes to the Plans and Specifications which may have occurred during the construction of the Improvements and which do not materially adversely affect the Improvements). To Cousins' Knowledge, the copies of the Soils Reports made available to Prudential by Cousins are true, correct and complete copies thereof. To Cousins' Knowledge, there are no other soils reports or soils engineering studies, tests or investigations which are within the possession or control of Cousins and which contain materially different information from that contained in the Soils Reports.

                           R.       Assessments.  To Cousins' Knowledge, Cousins
has not received notice of any contemplated or actual reassessments of the Assets or any part thereof for general real estate tax purposes except as set forth in the Representation Exception Schedule. To Cousins' Knowledge, except as set forth on the Representation Exception Schedule, no assessments for public improvements, impact fees or similar exactions have been made against the Assets which remain unpaid.

                           S.       Insurance Violations.  To Cousins'
Knowledge, Cousins has not received any notice from any insurance company insuring the Assets stating that Cousins or the Other Owners is in violation of the terms and conditions of any insurance policy issued with respect to the Assets.

                           T.       Knowledgeable Parties.   The individuals
identified as Knowledgeable Parties are the officers or employees of Cousins and the Other Owners who have had responsibility for the ownership, development, leasing, management and operation of the Assets.

                  9.2 Modifications, Reaffirmation at Closing. All of the foregoing representations and warranties of Cousins shall be reaffirmed by Cousins in writing at Closing. In the event that there shall be any material change to any of the representations and warranties made herein by Cousins, Cousins agrees to give prompt written notice thereof to Prudential in order to reflect the accurate state of facts with respect to the foregoing (hereinafter such modifications are referred to as "Representation Exceptions").

                  9.3 Survival. The representations and warranties set forth above shall survive Closing hereunder for the earlier of (i) a period of seven
(7) years after the date hereof or (ii) with respect to any Asset, the sale of such Asset by Venture Two (the "Survival Period") and shall not be merged with the execution and delivery of the deeds and other Closing documents. Cousins shall have no liability for a breach or inaccuracy of any of the aforesaid representations and warranties unless Prudential has delivered to Cousins written notice of such breach or inaccuracy on or prior to the expiration of the Survival Period.

                  9.4      Remedies Prior To Closing.  Intentionally Omitted.

                  9.5 Cousins' Representations Deemed Modified. Notwithstanding any other term or provision of the Venture Agreement, the Venture Two Agreement, the Venture Three Agreement or this Agreement to the contrary, Prudential expressly acknowledges and agrees that the liability of Cousins for any breach, failure or default of the Cousins' Express Representations and Warranties set forth in this Agreement shall not extend to, and shall in all events exclude therefrom, (i) any matter known to Prudential's Representatives as of the date of Closing ("Prudential's Representatives" are those employees of Prudential who have been engaged in review of due diligence matters for Prudential in this Transaction, namely, Dale H. Taysom, Mark Seedorff, Charles Miller, Thomas Barker and John Stevens), (ii) any matter disclosed by and specifically noted as an exception to the Cousins' Express Representations and Warranties in this Agreement, the Venture Agreement, or the Venture Two Agreement, and (iii) any matter disclosed by the Space Leases, the Ground Lease, the Permits and Approvals, the Warranties, the Tenant Estoppels, the Title Commitment, the Title Policy, the UCC Certifications, the Rent Roll, the Commission Agreements, the Service Contracts, the Environmental Reports, the Existing Loan Documents, the Existing Lender Estoppels, the Ground Lease Estoppel, the Service Contract Estoppels, the Covenant Estoppels, the Warranty Estoppels, the Permitted Exceptions, the Operating Statements, and any other Property Documents actually delivered by Cousins to Prudential and the Closing Documents (the information in Clauses (i), (ii) and (iii) being collectively, the "Disclosed Matters"). In the event Prudential elects to consummate the Closing and not to terminate this Agreement upon discovery of any inaccuracy of any of Cousins' Express
Representations and Warranties, it is expressly acknowledged and agreed by Prudential that Cousins' Express Representations and Warranties shall be deemed modified so as to include such information as is required to correct any such inaccuracy and Prudential shall be deemed to have accepted and approved such modification.

                  9.6 Prudential's Representations and Warranties. Prudential, as of the date of the execution of this Agreement by Prudential, represents and warrants to Cousins as follows and, as a condition precedent to Cousins' obligation to consummate the Transaction at Closing under this Agreement, the following representations of Prudential shall be true and correct in all material respects as of the Closing Date:

                           A.       Organization, Power and Authority.
Prudential is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, is, or will by the Closing
  Date be, to the extent required by law, duly qualified to do business in the States in which the Assets are located and has all necessary power to execute and deliver this Agreement and perform all its obligations hereunder. Prudential has the full power and authority to enter into this Agreement and the execution and delivery of this Agreement by Prudential (i) has been duly and validly authorized by all necessary action on the part of Prudential, (ii) does not conflict with or result in a violation of Prudential's Articles of Incorporation or By-Laws or any judgment, order or decree of any court or arbiter in any proceeding to which Prudential is a party, and (iii) does not conflict with or constitute a material breach of, or constitute a material default under, any contract, agreement or other instrument by which Prudential is bound or to which it is a party.

                           B.       No Bankruptcy.  Prudential has not (A)
commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (B) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial
proceeding,   to  hold,   administer   and/or  liquidate  all  or substantially
all of its assets,  or (C) made an assignment  for the benefit of creditors.

                           C.       ERISA.  To Prudential's knowledge:

                  (i) The Transaction is not specifically excluded by Part I (b) of PTE 84-14;

                  (iii) Prudential is not a related party of Cousins (as defined in Part V (h) of PTE 84-14);

                  (iii) The terms of the Transaction have been negotiated and determined at arms length, as such terms would be negotiated and determined by unrelated parties; and

                  (iv) Prudential is a qualified professional asset manager as defined in Part V (a) of PTE 84-14.

         Prudential hereby agrees to execute such documents or provide such information as Cousins may reasonably require in connection with the Transaction or to otherwise reasonably assure Cousins that: (i) this is not a prohibited Transaction under ERISA, (ii) that the Transaction is otherwise in compliance with ERISA, and (iii) that Cousins is not in violation of ERISA by compliance with this Agreement and by closing this Transaction.

                           D.       Litigation Proceedings.  To Prudential's
knowledge, there are no judgments unsatisfied against Prudential and no litigation, claim or proceeding pending or, to Prudential's knowledge, threatened against Prudential which would have a material adverse impact on the Transaction. There is no criminal investigation concerning Prudential which will have a material adverse affect on its ability to perform under this Agreement.

                           E.       Modifications; Reaffirmation at Closing.
All of the foregoing representations and warranties of Prudential shall be reaffirmed by Prudential in writing at Closing. In the event that there shall be any material change to any of the representations and warranties made herein by Prudential, Prudential agrees to give prompt written notice thereof to Cousins in order to reflect the accurate state of facts with respect to the foregoing.

                           F.       Survival.  The representations and
warranties set forth above shall survive Closing hereunder for a period of seven
(7) years after the date hereof (the "Survival Period") and shall not be merged with the execution and delivery of the deeds and other Closing documents. Prudential shall have no liability for a breach or inaccuracy of any of the aforesaid representations and warranties unless Cousins has delivered to Prudential written notice of such breach or inaccuracy on or prior to the expiration of the Survival Period.

         10. Cousins' Covenants. Cousins agrees that between the date hereof and the Closing Date:

                  10.1 No Alteration of Title. Cousins shall not, so long as this Agreement remains in effect, further alter or encumber in any way Cousins' title to the Assets after the date hereof without the prior written consent of Prudential, which consent shall not be unreasonably withheld.

                  10.2 Standard of Operation and Maintenance. Cousins shall operate, manage and maintain the Assets substantially in the same manner as the Assets have been operated by Cousins to the date hereof.

                  10.3 New Space Leases and Modifications to Existing Space Leases. Cousins shall not (i) cancel, modify, amend, extend or renew any existing Space Lease, (ii) waive any material default under or accept any surrender of any Space Lease, or (iii) accept any prepayment of rent thereunder (more than thirty (30) days in advance), without in each case the prior written consent of Prudential, which consent will not be unreasonably withheld or delayed (and if no response by Prudential is made within ten (10) Business Days after such request, such consent shall be deemed to have been granted); upon delivery of such written consent, such modification of any Space Lease shall thereupon be included within the definition of "Space Leases" set forth herein. Cousins shall not enter into any leases, subleases, rental agreements and other occupancy agreements, whether oral or written and whether or not of record, for the use or occupancy of any portion of the Assets, without in each case the prior written consent of Prudential, which consent will not be unreasonably withheld or delayed (and if no response by Prudential is made within ten (10) Business Days after such request, such consent shall be deemed to have been granted); upon delivery of such written consent, such modification of any Space Lease shall thereupon be included within the definition of "Space Leases" set forth herein. Except for space occupied by Cousins in its role as property manager of the Assets, no space in the Assets shall at Closing be occupied by Cousins or any Affiliate of Cousins on a rent free basis, for rent less than fair market rent, or on terms which are not fair market terms.

                  10.4 Service Contracts. Prudential shall have the right to reject any or all of the Service Contracts by the delivery of written notice to Cousins of such election on or before the Closing Date, and, as to such Service Contracts so rejected or not accepted, Cousins shall terminate such Service Contracts at Closing (and the effective date of termination shall be governed by the terms of the respective Service Contracts so terminated, if any) and Venture Two shall not receive an assignment of, assume or take title to the Assets subject to, such Service Contracts. However, to the extent that the effective date of termination of any Service Contract is after the Closing Proration Date, Venture Two will pay all amounts payable under the Service Contract from and after the Closing Proration Date. After execution of this Agreement by Prudential, Cousins shall not enter into any new service, maintenance, or other contracts respecting leasing, management, maintenance or operation of the Real Property or the Improvements, including, but not limited to, equipment leases, construction contracts, maintenance contracts, contracts and agreements with respect to Building Systems, equipment rental agreements, brokerage agreements, annuity and Commission Agreements and management agreements which cannot be terminated, without penalty, upon thirty (30) days (or less) written notice from the owner of the Assets; and Cousins shall promptly notify Prudential if any Service Contracts are entered into and shall provide Prudential by written notice with true, correct and complete copies thereof. If any proposed Service Contract cannot be terminated, without penalty, upon thirty (30) days (or less) written notice from the owner of the Assets, Cousins shall not enter into such Service Contract without the prior written consent of Prudential. In addition, Cousins shall not cancel, modify, extend or renew any Service Contract, nor waive any material default under or accept any surrender of the Service Contracts, without in each case the prior written consent of Prudential, which consent will not be unreasonably withheld or delayed.

                  10.5 Representations and Warranties. Cousins shall not take any action which makes any of Cousins' Express Representations and Warranties materially untrue or materially inaccurate in a manner which would produce a material adverse impact on the Assets or fail to take any action which would ordinarily be taken by Cousins in the normal course of business to prevent any of the Cousins' Express Representations and Warranties from becoming materially untrue or materially inaccurate in a manner which would produce a material adverse impact on the Assets.

                  10.6 More Greenbrier Land. Cousins agrees that, in the event the Best Buy Conditions (as defined in the Master Lease) are satisfied and the resubdivision plat for the Greenbrier MarketCenter Property is recorded, Cousins and CMC shall promptly (and within ten days after written demand from Prudential or such earlier date as shall be required by the Space Lease to Best Buy) contribute to Venture Two that certain parcel of land described on Exhibit LL hereof (the "Additional Greenbrier MarketCenter Property") promptly after the date of recordation of such resubdivision plat. Such contribution of the Additional Greenbrier MarketCenter Property shall be on the same terms and conditions as the contribution of the Assets under this Agreement, and shall, for the purposes of this Agreement, be deemed to have been a part of the Greenbrier MarketCenter Property.

         11. Notices. All notices, consents, approvals and other communications which may be or are required to be given by either Cousins or Prudential under this Agreement shall be properly given only if made in writing and sent by (a) hand delivery, or (b) certified mail, return receipt requested, or (c) a nationally recognized overnight delivery service (such as Federal Express, UPS Next Day Air, Purolator Courier or Airborne Express), or (d) by telecopying to the telecopy number listed below (provided that a copy of such notice is also delivered within 24 hours to the party by one of the other methods listed herein), with all postage and delivery charges paid by the sender and addressed to the Prudential or Cousins, as applicable, as follows, or at such other address (or telecopy number) as each may request in writing. Such notices delivered by hand, by telecopy, or overnight delivery service shall be deemed received on the date of delivery and, if mailed, shall be deemed received upon the earlier of actual receipt or two days after mailing. Said notice addresses are as follows (and Cousins and Prudential shall have the right to designate changes to their respective notice addresses, effective five (5) days after the delivery of written notice thereof):

If to Cousins:                           Cousins Properties Incorporated
-------------                            2500 Windy Ridge Parkway, Suite 1600
                                         Atlanta, Georgia  30339-5683
                                         Attention: Corporate Secretary
                                         Telephone No.: (770) 955-2200
                                         Telecopy No.: (770) 857-2360

         With a copy to:                 Troutman Sanders LLP
         --------------                  5200 NationsBank Plaza,
                                         600 Peachtree Street, N.E.
                                         Atlanta, Georgia 30308-2216
                                         Attention: John W. Griffin
                                         Telephone No.: (404) 885-3150
                                         Telecopy  No.: (404) 885-3900

If to Prudential:                        The Prudential Insurance Company of
----------------                         America
                                         Two Ravinia Drive, Suite 1400
                                         Atlanta, Georgia  30346-2110
                                         Attention:  Managing Director,
                                         Transactions (Dale H. Taysom)
                                         Telephone No.: (770) 395-8654
                                         Telecopy No.: (770) 396-9246

         With a copy to:                 The Prudential Insurance Company of
         ---------------                 America
                                         Two Ravinia Drive, Suite 1400
                                         Atlanta, Georgia  30346-2110
                                         Attention:  Principal, Asset Management
                                         (Charles Miller)
                                         Telephone No.: (770) 395-8655
                                         Telecopy No.: (770) 399-5363

         With a copy to:                 The Prudential Insurance Company of
         ---------------                 America
                                         PAMG-RE Law Department
                                         Arbor Circle South, 8 Campus Drive,
                                         4th Floor
                                         Parsippany, New Jersey  07054-4493
                                         Attention:  Assistant General Counsel
                                         (Ellen Towey Kendall, Esq.)
                                         Telephone No.: (973) 683-1696
                                         Telecopy No.: (973) 683-1788

         With a copy to:                 Alston & Bird LLP
         ---------------                 One Atlantic Center
                                         1201 West Peachtree Street
                                         Atlanta, Georgia  30309-3424
                                         Attention: Albert E. Bender, Jr.
                                         Telephone No.: (404) 881-7385
                                         Telecopy No.: (404) 881-7777


         12.      Casualty and Condemnation.

                  12.1 Casualty. In the event that prior to the Closing Date any portion of the Improvements is damaged or destroyed by fire or other casualty, then Cousins shall assign to Venture Two all insurance proceeds payable under Cousins' insurance policies on account of such damage or destruction or pay to Venture Two all such insurance proceeds previously paid and not applied to the restoration of the applicable Improvements, together with an amount equal to the amount (but in no event greater than the amount of such casualty loss) which the insurer is entitled pursuant to the terms of the applicable insurance policy to deduct from the proceeds otherwise payable to Contributor on account of such casualty loss.

                  12.2 Condemnation. In the event that prior to the Closing Date there shall be commenced or instituted against an Asset any Condemnation Proceeding or Cousins or any Other Owner shall receive any written request for a conveyance in lieu thereof, (i) the conveyance of the Assets shall be less such portion of the Asset so taken in (or shall be subject to, as applicable) said Condemnation Proceeding without adjustment of the Prudential Investment, and
(ii) Cousins shall assign or pay to Venture Two all of Cousins' right, title and interest in any award payable on account of such Condemnation Proceeding or pay to Venture Two all such awards previously paid and not applied to the restoration of the applicable Improvements.

         13. Brokers. Other than as to the investment bankers engaged by Cousins as disclosed herein by Cousins, Cousins and Prudential each hereby represent and warrant to the other that it has not employed, retained or consulted any broker, agent, or finder in carrying on a negotiation in connection with this Agreement or the Transaction. Cousins and Prudential each hereby indemnify and agree to hold the other harmless from and against any and all claims, demands, causes of action, debts, liabilities, judgments and damages (including costs and reasonable attorneys' fees incurred in connection with the enforcement of this indemnity) which may be asserted or recovered against the indemnified party on account of any brokerage fee, commission or other compensation arising by reason of the indemnitor's breach of this representation and warranty. This Paragraph shall survive the Closing or any termination of this Agreement.

         14.      Default and Remedies.

                  14.1     Default Prior to Closing.  Intentionally Omitted.

                  14.2 Cure Periods for Default Subsequent to Closing. No action, suit or proceeding shall be pursued or taken by Prudential as a result of any alleged breach, failure or default by Cousins under this Agreement, or, except for the failure of Prudential to make the Initial Prudential Venture Investment and Initial Prudential Venture Three Investment on the Closing Proration Date (for which there shall be only a five (5) day notice and cure period), by Cousins as a result of any alleged breach, failure or default by Prudential under this Agreement, unless written notice of such breach, failure or default hereunder has been given to the defaulting party by the non-defaulting party and such breach, failure or default is not cured within thirty (30) days after the giving of such notice; provided, however, if any such breach, failure or default is curable but will reasonably require more than thirty (30) days to cure, no such action, suit or proceeding shall be pursued or taken by the non-defaulting party if the defaulting party shall commence its efforts to cure such breach, failure or default within such thirty (30) pay period and shall thereafter diligently and continuously pursue such cure to completion, which cure must, in any event, be completed within ninety (90) days. In the event such breach, failure or default is not cured as aforesaid, then the non-defaulting party shall be entitled to exercise any and all rights and remedies at law or in equity, subject to the limitations set forth in Paragraph
14.3. Notwithstanding the foregoing, Cousins and Prudential acknowledge and agree that the terms and provisions relating to the payment of any portion of the Prudential Investment other than the Initial Prudential Venture Investment and the Initial Prudential Venture Three Investment, including the cure periods applicable in the event that Prudential shall fail to pay such amounts as and when due and payable, shall, as set forth in the provisions of Paragraph 3.1 and
3.3 hereof, be as set forth in the Venture Agreement and the Venture Three Agreement, and not in this Paragraph 14.2.

                  14.3 Default by Cousins or  Prudential  Subsequent to Closing;
Liability and Limitation of Liability. Subject to any express provision of the Venture Agreement, the Venture Two Agreement, the Venture Three Agreement or this Agreement to the contrary (which Venture Agreement, for example, permits assignment to Affiliates of Cousins, and as set forth below in this Agreement, which permits offset from the Alliance Management Agreement), in no event shall any of the Cousins Related Parties or any Affiliate of Cousins, have any liability (personal or otherwise) under this Agreement with respect to claims for any breach, failure or default of Cousins' Express Representations and Warranties or otherwise, and in no event shall any Affiliate of Prudential have any liability (personal or otherwise) under this Agreement with respect to claims for any breach, failure or default of the Prudential Express Representations and Warranties or otherwise, and Cousins shall be responsible for all liability of the Other Owners under this Agreement with respect to claims for any breach, failure or default of Cousins' Express Representations and Warranties and otherwise.

         With respect to the liability of Cousins under this Agreement subsequent to Closing, Prudential expressly acknowledges and agrees that, notwithstanding any provision of the Venture Agreement, the Venture Two Agreement, the Venture Three Agreement or this Agreement to the contrary, (i) in no event shall Cousins have any obligation to make payment with respect to claims for any breach, failure or default of the Cousins' Express Representations and Warranties under this Agreement unless and until such claims shall exceed an amount which Prudential agrees is no longer an immaterial loss under this Agreement, such amount being $20,000.00 (the "Materiality Threshold") in the aggregate (exclusive of matters set forth in Paragraph 7 hereof), in which event the full amount of such claims shall be actionable, and (ii) any obligations or liability of Cousins which may arise at any time under this Agreement (exclusive of matters set forth in Paragraph 7 hereof) shall be satisfied only (x) from the member interests of Cousins or any Affiliate of Cousins in Venture, Venture Two and Venture Three, and (y) from distributions payable to Cousins relating to the member interests of Cousins in Venture, Venture Two and Venture Three, and (z) by offset from the Alliance Management Agreement.

         With respect to the liability of Prudential under this Agreement subsequent to Closing, Cousins expressly acknowledges and agrees that, notwithstanding any provision of the Venture Agreement, the Venture Two Agreement, the Venture Three Agreement or this Agreement to the contrary, except for Prudential's obligations to pay the Initial Prudential Venture Investment and Initial Prudential Venture Three Investment which shall be absolute and unconditional as of the Closing Date and shall not be subject to the Materiality Threshold nor be limited to satisfaction from the interests described in (x),
(y) and (z) below, (i) in no event shall Prudential have any obligation to make payment with respect to claims for any breach, failure or default of any of the Prudential Express Representations and Warranties unless and until such claims shall exceed the Materiality Threshold, in the aggregate (exclusive of matters set forth in Paragraph 7 hereof), in which event the full amount of such claims shall be actionable, and (ii) any obligations or liability of Prudential which may arise at any time under this Agreement for a breach of Prudential's Express Representations and Warranties (exclusive of matters set forth in Paragraph 7 hereof) shall be satisfied only (x) from the member interest of Prudential or any Affiliate of Prudential in Venture, Venture Two and Venture Three, and (y) from distributions payable to Prudential relating to the member interest of Prudential in Venture, Venture Two and Venture Three. In the event that Prudential fails to pay any portion of the Initial Prudential Venture Investment and Initial Prudential Venture Three Investment pursuant to Paragraph 3 of this Agreement as and when the same is due and payable, and if such failure continues unremedied after giving effect to any cure period provided in Paragraph 3.1 of this Agreement (as to the Initial Prudential Venture Investment and the Initial Prudential Venture Three Investment), Cousins shall have the rights and remedies specified in Paragraph 3.1 hereof. In addition to the rights and remedies of Cousins in Paragraph 3.1 hereof (which relate to the failure of Prudential to pay the Initial Prudential Venture Investment and the Initial Prudential Venture Three Investment, and not to the payment of any portion of the Prudential Investment other than the Initial Prudential Venture Investment and the Initial Prudential Venture Three Investment), Cousins and Prudential acknowledge and agree that the terms and provisions relating to the payment of any portion of the Prudential Investment, including those relating to the liability of Prudential for failure to make any such payment and the rights and remedies of Cousins with respect thereto, shall be as set forth in the Venture Agreement and the Venture Three Agreement. No breach or failure of Cousins' Express Representations and Warranties on or subsequent to the Closing Date shall excuse Prudential's performance of its obligations to make the Initial Prudential Venture Investment and Initial Prudential Venture Three Investment, nor, as set forth in the Venture Agreement and the Venture Three Agreement, shall any such breach or failure of Cousins' Express Representations and Warranties on or subsequent to the Closing Date excuse Prudential's performance of its obligations to make the remainder of the Prudential Venture Investment and the remainder of the Prudential Venture Three Investment pursuant to the Venture Agreement and the Venture Three Agreement; provided, however, that no such performance by Prudential shall alter, impair or waive any of Prudential's rights against Cousins for such breach or failure of Cousins' Express Representations and Warranties on or subsequent to the Closing Date.

         Nothing set forth in this Agreement shall prohibit or impair the right of either Cousins or Prudential to exercise any rights or remedies under the Venture Agreement, the Venture Three Agreement or the Venture Two Agreement as the case may be, including, but not limited to, any right to require contributions or additional capital contributions.

         15.      General Provisions.

                  15.1 Execution Necessary. This Agreement shall not be binding upon Cousins or Prudential until fully executed and delivered by an authorized officer of each of Cousins and Prudential.

                  15.2 Counterparts. This Agreement may be executed in separate counterparts. It shall be fully executed when each party whose signature is required has signed at least one counterpart even though no one counterpart contains the signatures of all of the parties to this Agreement.

                  15.3 Successors and Assigns. Neither Cousins nor Prudential shall have the right to assign or delegate any of its rights, duties or obligations under this Agreement to any other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

                  15.4 Entire Agreement. This Agreement, the Venture Agreement, the Venture Two Agreement and the Venture Three Agreement, all the exhibits referenced herein and annexed hereto, and all agreements entered into on the Closing Date or otherwise contemporaneously herewith, contain the entire agreement of the parties hereto with respect to the Transaction, and no prior agreement or understanding (including without limitation the Term Sheet between Prudential and Cousins dated September 4, 1998) pertaining to any of the matters connected with this Transaction shall be effective for any purpose. Except as may be otherwise provided herein, the agreements embodied herein may not be amended except by an agreement in writing signed by the parties hereto.

                  15.5 Time is of the Essence. TIME IS OF THE ESSENCE of the Transaction.

                  15.6 Governing Law. This Agreement shall be governed by the laws of the State of Georgia.

                  15.7 Survival. All covenants, agreements, indemnities, representations and warranties contained herein shall survive the Closing Date for the terms, as applicable, specified herein, except for those covenants and agreements which are actually performed at Closing and except as may be otherwise specifically provided in this Agreement. In addition, in the event of a termination of this Agreement prior to the Closing Date, the covenants, agreements, indemnities, representations and warranties contained herein which relate to obligations incurred prior to such termination (and excluding any obligation to consummate the Transaction) shall survive the Closing Date, except as otherwise expressly set forth herein.

                  15.8 Further Assurances. Each party agrees to execute and deliver to the other such further documents or instruments as may be reasonable and necessary in furtherance of the performance of the terms, covenants and conditions of the within Agreement. This covenant shall survive the Closing.

                  15.9 Exclusive Application. Nothing in this Agreement is intended or shall be construed to confer upon or to give to any person, firm or corporation other than Prudential and Cousins hereto any right, remedy or claim under or by reason of this Agreement.

                  15.10 Partial Invalidity. If all or any portion of any of the provisions of this Agreement shall be declared invalid by laws applicable thereto, then the performance of said offending provision shall be excused by the parties hereto; provided, however, that, if the performance of such excused provision materially affects any material aspect of this Transaction and the other party does not promptly enter into a modification or separate agreement which sets forth in valid fashion the covenants of such offending provision in a manner which counsel to both parties determine is valid, then the party hereto for whose benefit such excused provision was inserted in this Agreement shall have the right, exercisable by written notice given to the other party within ten (10) days after such provision is so declared invalid, to terminate this Agreement; thereupon this Agreement shall be null and void.

                  15.11 Interpretation. The titles, captions and paragraph headings are inserted for convenience only and are in no way intended to interpret, define, limit or expand the scope or content of this Agreement or any provision hereof. If any party to this Agreement is made up of more than one person or entity, then all such persons and entities shall be included jointly and severally, even though the defined term for such party is used in the singular in this Agreement. If any time period under this Agreement ends on a day other than a Business Day, then the time period shall be extended until the next Business Day. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. If any words or phrases in this Agreement shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Agreement and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated.

                  15.12 Waiver Rights. Prudential reserves the right to waive, in whole or in part, any provision hereof which is for the benefit of Prudential. Cousins reserves the right to waive, in whole or in part, any provision hereof which is for the benefit of Cousins.

                  15.13 No Implied Waiver. Unless otherwise expressly provided herein, no waiver by Cousins or Prudential of any provision hereof shall be deemed to have been made unless expressed in writing and signed by such party. No delay or omission in the exercise of any right or remedy accruing to Cousins or Prudential upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by Cousins or Prudential of any breach of any term, covenant or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant or condition herein contained.

                  15.14 Attorney's Fees. Should either party employ an attorney or attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement, or to recover damages for breach of this Agreement, the non-prevailing party in any action pursued in a court of competent jurisdiction (the finality of which is not legally contested) agrees to pay to the prevailing party all reasonable costs, damages and expenses, including reasonable attorney's fees, expended or incurred in connection therewith.

                  15.15 Exhibits and Schedules. All exhibits and schedules referred to in, and attached to, this Agreement are hereby incorporated herein in full by this reference.

                  15.16 Confidentiality. Cousins and Prudential agree that the subject matter of this Agreement and the Term Sheet between Cousins and Prudential dated September 4, 1998, and all negotiations related thereto will remain confidential until November 12, 1998 (the "Disclosure Date") and until such Disclosure Date neither party shall disclose any terms of this Agreement or the Term Sheet without the prior written approval of the other party. Prior to the Disclosure Date, Cousins and Prudential will disclose such information only to those parties required to know it, including, without limitation, employees of either of the parties, consultants, attorneys engaged by either Cousins or Prudential and prospective or existing investors and lenders, and the Investor of Prudential with respect to this investment. This Paragraph 15.16 shall survive the termination of this Agreement. Cousins and Prudential shall cooperate with one another to prepare and release press statements on or after the Disclosure Date, and thereafter Cousins and Prudential shall be free to disclose the Transaction to third parties. Notwithstanding the foregoing, Cousins and Prudential shall each be free to make such disclosures of the Agreement and the Transaction contemplated hereby as may be required or appropriate under applicable laws or regulations including, without limitation, the rules and regulations of the Securities Exchange Commission.

         IN WITNESS WHEREOF, Prudential and Cousins and the Other Owners have executed this Agreement under seal as of the day and year first above written.


                                       Cousins Properties
                                       Incorporated, a Georgia
                                       corporation

                                       By:______________________________________
                                          Name:_________________________________
                                          Title:________________________________



                                       Cousins/Daniel, L.L.C., a Georgia
                                       limited liability company

                                       By:  Cousins, Inc., an Alabama
                                            corporation, as a managing member
                                            thereof

                                       By:______________________________________
                                          Name:_________________________________
                                          Title:________________________________



                                       Cousins MarketCenters, Inc.,
                                       a Georgia corporation

                                       By:______________________________________
                                          Name:_________________________________
                                          Title:________________________________



                                       The Prudential Insurance Company of
                                       America, a New Jersey corporation

                                       By:______________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                   Schedule A
                                   ----------

                  (attached to and made a part of that certain
               Contribution and Formation Agreement by and between
                Cousins Properties Incorporated, as Cousins, and
           The Prudential Insurance Company of America, as Prudential,
                         dated as of November 12, 1998)

         The following is the Schedule of each of the Properties, as more particularly defined in the within Agreement and the other Schedules and Exhibits attached hereto. Properties shown as owned by parties other than Cousins shall be conveyed by such parties to Cousins at or prior to Closing.

                                                                                  Allocated
 Property                  Owner                        Location      Type          Value
 --------                  -----                        --------      ----        ---------

First Union       Cousins Properties Incorporated,      Greensboro    Office     $53,000,000
Tower             a Georgia corporation                 North
Property                                                Carolina

100-200
North Point       Cousins Properties Incorporated,      Alpharetta,   Office     $46,050,000
Center East       a Georgia corporation                 Georgia
Property

Grandview II      Cousins/Daniel, L.L.C., a Georgia     Birmingham,   Office     $23,000,000
Property          limited liability company             Alabama

Presbyterian      Cousins Properties Incorporated,      Charlotte     Office      $8,600,000
Medical Plaza     a Georgia corporation                 North
Property                                                Carolina
(Leasehold)

North Point       Cousins Properties Incorporated,      Alpharetta,   Retail     $56,750,000
MarketCenter      a Georgia corporation                 Georgia
Property

Greenbrier        Cousins MarketCenters, Inc., a        Chesapeake,   Retail     $51,200,000
MarketCenter      Georgia corporation and Cousins       Virginia
Property          Properties Incorporated, a
                  Georgia corporation

Los Altos         Cousins Properties Incorporated,      Long Beach,   Retail     $32,800,000
MarketCenter      a Georgia corporation                 California
Property

Mansell II        Cousins Properties Incorporated,      Alpharetta,   Retail     $12,350,000
Property          a Georgia corporation                 Georgia

